EXHIBIT A

[KEPCO Logo]


                       KOREA ELECTRIC POWER CORPORATION


              INFORMATION PACK FOR THE FIRST BONDHOLDERS' MEETING
                                      FOR
         KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS OF 1995 -
                                FOURTH SERIES

                                                             October 15th, 2003

Dear Bondholders:

Enclosed is Reference Material, with Presentation material to KEPCO's Samurai Bondholders - Debt Restructuring of KEPCO's Samurai Bonds dated October 2003, Information Release dated October 15th, 2003 and Invitation to Presentation to Samurai Bondholders of Korea Electric Power Corporation attached thereto.

Above information was prepared solely for the First Bondholders' Meeting in relation to the Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series. We highly appreciate your sincere concern on this matter, and hope that you carefully read through the document for information about your voting right.



Sincerely Yours
Korea Electric Power Corporation


 -----------------------------------------------------------------------------
|   This exchange  offer is made for securities of a non-U.S.  company.  The  |
|   offer is  subject  to  disclosure  requirements  of a  country  that are  |
|   different from those of the United States. Financial statements included  |
|   in  the  document,  if  any,  have  been  prepared  in  accordance  with  |
|   accounting  standards  that  may  not be  comparable  to  the  financial  |
|   statements of United States companies.                                    |
|                                                                             |
|   It may be difficult for you to enforce your rights and any claim you may  |
|   have arising  under the federal  securities  laws of the United  States,  |
|   since Korea Electric Power  Corporation and The Korea  Development  Bank  |
|   are located in a country  outside of the United States,  and some or all  |
|   of their respective officers and directors may be residents of a country  |
|   outside  of the  United  States.  You may not be able to sue a  non-U.S.  |
|   company or its officers or directors in a non-U.S.  court for violations  |
|   of the U.S.  securities  laws.  It may be difficult to compel a non-U.S.  |
|   company  and its  affiliates  to subject  themselves to a U.S. court's    |
|   judgment.                                                                 |
|                                                                             |
|   To the best of our  knowledge,  we  hereby  represent  that the  English  |
|   translation documents enclosed herein and any other documents translated  |
|   in English  filed with the U.S.  Securities  and Exchange  Commission as  |
|   part of Form CB in connection with the transaction  contemplated  hereby  |
|   are fair and accurate English  translation of any required  documents to  |
|   be filed therewith in all material respect.                               |
------------------------------------------------------------------------------

                                                                 -------------
                                                                |     #4      |
                                                                 -------------

                                                            October 15th, 2003


  Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series

             REFERENCE MATERIAL FOR THE FIRST BONDHOLDERS' MEETING
             -----------------------------------------------------


Commissioned Companies for Bondholders
Aozora Bank, Ltd.                         Mizuho Corporate Bank, Ltd.
Shinsei Bank, Limited                     Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.        The Sumitomo Trust & Banking Co., Ltd.



==============================================================================
|                                                                            |
|   To Bondholders                                                           |
|                                                                            |
|   Enclosed is Reference Material for the exercise of your voting right in  |
|   relation to the First Bondholders' Meeting for the captioned bonds,      |
|   about which a notice was published in the Official Gazette on October    |
|   15th, 2003 and in Nihon Keizai Shimbun on October 15th, 2003. Please     |
|   carefully read the enclosed document for information about your voting   |
|   rights.                                                                  |
|                                                                            |
|   Queries regarding this Reference Material should be directed at the      |
|   contact below.                                                           |
|                                                                            |
|   (Contact regarding this matter)                                          |
|   Representative Commissioned Company for Bondholders:                     |
|   Aozora Bank, Ltd., Derivatives & Structured Finance Division             |
|   Phone: 03-3262-0697 (9:00 - 17:00)                                       |
|                                                                            |
|   (Contact regarding information of Korea Electric Power Corporation       |
|   ("KEPCO") and Korea Development Bank enclosed herein)                    |
|   Financial Advisor of KEPCO:                                              |
|   Daiwa Securities SMBC Co. Ltd., International Finance Department         |
|   Phone: 03-5202-3497 / 3366 / 3505 (on or after November 10, 2003,        |
|   03-5533 - 7774 / 7782 / 7775)                                            |
|   E-mail: kepcosamurai@daiwasmbc.co.jp                                     |
|                                                                            |
==============================================================================

                                      [For the Holders of Bond Certificate(s)]

                                                            October 15th, 2003

    GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING - SUMMARY
    -------------------------------------------------------------------


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting. We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for detailed information, and follow the necessary procedures.

Deposit of Bond Certificate(s) is necessary for voting right exercise at the
----------------------------------------------------------------------------
Bondholders' Meeting.
---------------------

 ===========================================================================
|   There are two ways to exercise your voting right at the Bondholders'     |
|   Meeting; one is to attend and vote at the Bondholders' Meeting, and the  |
|   other is to submit Power of Attorney which identifies the contents of    |
|   voting right exercise in advance.                                        |
 ===========================================================================
                             |                                              |
------------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
------------------------     |           -----------------------------      |
                             |                                              |
                            \ /                                            \ /
  =========================================      =======================================
 |  Please fill in the Deposit            |     |  Please fill in the Deposit           |
 |  Instruction Form (for the holders of  |     |  Instruction Form (for the holders of |
 |  Bond Certificate(s)) and Power of     |     |  Bond Certificate(s)) (together with  |
 |  Attorney (Contents of Voting Right    |     |  Officer's Certificate for            |
 |  Exercise Identified) (together with   |     |  corporation, organization and        |
 |  Officer's Certificate for             |     |  foundation, if applicable), and send |
 |  corporation, organization and         |     |  them back by using enclosed envelope |
 |  foundation, if applicable), and send  |     |  together with Bond Certificate. We   |
 |  them back by using enclosed envelope  |     |  will deliver Receipt of Deposited    |
 |  together with Bond Certificate.(*)    |     |  Bonds. Please bring the Voting       |
  =========================================     |  Instruction, Receipt of Deposited    |
                                      |         |  Bonds, Identification of Bondholder  |
                                      |         |  and Power or Attorney if applicable, |
                                      |         |  to the Bondholders' Meeting for      |
                                      |         |  your attendance.                     |
                                      |          ========================================
                                      |                                             |
                                      |                                             |
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    Bondholders' Meeting                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

                                           [For the Holders of Recorded Bonds]

       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING - SUMMARY
       -------------------------------------------------------------------


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting. We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for more detailed information, and follow the necessary procedures.

Receipt of Recording Certificate from Recording Agency and deposit thereof is
-----------------------------------------------------------------------------
necessary for voting right exercise at the Bondholders' Meeting.
----------------------------------------------------------------


 ===========================================================================
|   There are two ways to exercise your voting right at the Bondholders'     |
|   Meeting; one is to attend and vote at the Bondholders' Meeting, and the  |
|   other is to submit Power of Attorney which identifies the contents of    |
|   voting right exercise in advance.                                        |
 ===========================================================================
                             |                                              |
------------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
------------------------     |           -----------------------------      |
                             |                                              |
                            \ /                                            \ /
  =========================================       =======================================
 |  Please fill in the Request Form for    |     | Please fill in the Request Form for   |
 |  the Issuance of Recording              |     | the Issuance of Recording             |
 |  Certificate, Request Form in Relation  |     | Certificate, Request Form in Relation |
 |  to the Recording Certificate, Deposit  |     | to the Recording Certificate and      |
 |  Instruction Form (for the holders of   |     | Deposit Instruction Form (for the     |
 |  Recorded Bonds) and Power of Attorney  |     | holders of Recorded Bonds) (together  |
 |  (Contents of Voting Right Exercise     |     | with Officer's Certificate for        |
 |  Identified) (together with Officer's   |     | corporation, organization and         |
 |  Certificate for corporation,           |     | foundation, if applicable), and send  |
 |  organization and foundation, if        |     | them back by using enclosed envelope. |
 | applicable), and send them back by      |     | We will deliver Receipt of Deposited  |
 |   using enclosed envelope.(*)           |     | Bonds. Please bring the Voting        |
  ==========================================     | Instruction, Receipt of Deposited     |
                                      |          | Bonds, Identification of Bondholder   |
                                      |          | and Power or Attorney if applicable,  |
                                      |          |  to the Bondholders' Meeting for      |
                                      |          |  your attendance.                     |
                                      |           =======================================
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    Bondholders' Meeting                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.


(TABLE OF CONTENTS FOR REFERENCE MATERIAL)

I.  Documents for the Bondholders' Meeting ...........................................1
------------------------------------------
    1.  Guidance for Convocation of the First Bondholders' Meeting....................2
    2.  Copy of Public Notice at the Official Gazette dated October 15th, 2003........5
    3.  Venue.........................................................................8

II. Guidance for Procedure of Bond Deposit and Voting Right Exercise..................9
--------------------------------------------------------------------

III. Statement of the Commissioned Companies for Bondholders.........................15
------------------------------------------------------------

IV.  Package of Documents for Voting Right Exercise .................................21
---------------------------------------------------
     1.  Documents for the holders of Bond Certificate(s)
         o   List of Necessary Documents (for the holders of Bond Certificate(s))....22
         o   Deposit Instruction Form (for the holders of Bond Certificate(s)) ......24
         o   Voting Instruction Form ................................................26
         o   Power of Attorney (Contents of Voting Right Exercise Identified)........28
         o   Power of Attorney (Sample Form) ........................................34

     2.  Documents for the holders of Recorded Bonds
         o   List of Necessary Documents (for the holders of Recorded Bonds) ........35
         o   Deposit Instruction Form (for the holders of Recorded Bonds)............37
         o   Voting Instruction Form.................................................39
         o   Power of Attorney (Contents of Voting Right Exercise Identified)........41
         o   Power of Attorney (Sample Form).........................................47
         o   Information about the Request for the Issuance of Recording Certificate.48
         o   Request Form for the Issuance of Recording Certificate..................50
         o   Request Form in Relation to the Recording Certificate...................52

     3.  Check List of Necessary Documents...........................................53

V. Information Material..............................................................54
-----------------------
         o   Presentation to KEPCO's Samurai Bondholders - Debt Restructuring
             of KEPCO's Samurai Bonds dated October 2003
         o   Information Release dated October 15th, 2003
         o   Presentation to Samurai Bondholders of Korea Electric Power Corporation


                  I. DOCUMENTS FOR THE BONDHOLDERS' MEETING
                  -----------------------------------------

                                                                 -------------
                                                                |     #4      |
                                                                 -------------
                                                            October 15th, 2003


To the Bondholders of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series

                    Banks to convene Bondholders' Meeting
                             Aozora Bank, Ltd.
                             Hiroshi Maruyama, President and CEO
                             Mizuho Corporate Bank, Ltd.
                             Hiroshi Saito, President & Chief Executive Officer Shinsei Bank, Limited
                             Masamoto Yashiro, Chairman and President
                             Sumitomo Mitsui Banking Corporation
                             Yoshifumi Nishikawa, President
                             The Bank of Tokyo-Mitsubishi, Ltd.
                             Shigemitsu Miki, President
                             The Sumitomo Trust and Banking Co., Ltd.
                             Atsushi Takahashi, President and CEO
                              (Commissioned Companies for the Bondholders in relation to the Bonds below)


           GUIDANCE FOR CONVOCATION OF THE FIRST BONDHOLDERS' MEETING

Notice is hereby given that the First Bondholders' Meeting (the "Bondholders' Meeting") will be convened in relation to the Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") under the provision of
Article 319 of the Commercial Code as described below. Your attendance at the Bondholders' Meeting is highly appreciated. Since the approval of Agenda is subject to the quorum*1, you are requested to consider this Reference Material and submit the Power of Attorney authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders prior to the Bondholders' Meeting if you are unable to attend the Bondholders' Meeting by yourself*2 or by proxy.
*1 Those who submitted Power of Attorney authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance will be regarded as being in attendance by proxy at the Bondholders' Meeting.
*2 "Yourself" means your Representative, in case of corporation, organization and foundation.

Date & Time                    10:00, Tuesday, November 25th, 2003

Place                          Rodo Square Tokyo


Agenda
1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested Aozora Bank, Ltd. as the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities in respect of the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23
(iv) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee to the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

        PUBLIC NOTICE CONCERNING CONVOCATION OF THE FIRST BONDHOLDERS'
      MEETING FOR KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS OF
                             1995 - FOURTH SERIES

To the Bondholders
                                                            October 15th, 2003

 Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series


Commissioned Companies for Bondholders



Aozora Bank, Ltd.                       Mizuho Corporate Bank, Ltd.
Shinsei Bank, Limited                   Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.      The Sumitomo Trust and Banking Co., Ltd.


The Commissioned Companies for Bondholders will hold the First Bondholders' Meeting (the "Meeting") for the above captioned bonds (the "Bonds") as stated below. You or your attorney-in-fact are kindly invited to attend the Meeting. As the proposed agenda of the Meeting requires quorum for the resolutions, if you or your attorney-in-fact will not attend the Meeting, you are kindly requested to submit a Power of Attorney authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance upon reviewing the below mentioned Reference Material and identifying your vote on each agenda. Documents, which are available for your reference in exercising your voting right in the Meeting (the "Reference Material"), shall be kept at the Head Office of the Representative Commissioned Company for Bondholders and made available for perusal by the Bondholders during the period from Wednesday, October 15th, 2003 to one day prior to the convocation date of the Meeting. The Reference Material can be sent to the Bondholders upon receipt of their request after Wednesday, October 15th, 2003, therefore, you are requested to contact the Representative Commissioned Company for Bondholders, whose contact address are stated below. If you wish to exercise your voting right in the Meeting, please submit the Bond certificate(s) or recording certificate(s), as the case may be, to the Representative Commissioned Company for Bondholders for deposit, by 17:00, Monday, November 17th, 2003
(Tokyo time). (If you or your
attorney-in-fact cannot attend the Meeting, you can submit a Voting
Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.)

1.  Date & Time                 10:00, Tuesday, November 25th, 2003
2.  Place                       Rodo Square Tokyo 13-14, Shintomi 1-chome,
                                Chuo-ku, Tokyo, Japan
                                (Hacchobori Station (Hibiya Line/JR Keiyo Line),
                                 2 minutes walk from Exit A3
3.  Purpose of the Meeting

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities under the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (iv) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee of the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and
(4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

Agenda
1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

If you have any queries on this Public Notice, please contact:

Aozora Bank, Ltd., Derivatives & Structured Finance Division (Tel:
03-3262-0697, 9:00 - 17:00)

 ----------------------------------------------------------------------------
|    Furthermore,  presentation meetings for Bondholders are scheduled by    |
|    KEPCO besides the Bondholders' Meeting.                                 |
|    Please contact  International  Finance Department of Daiwa Securities   |
|    SMBC Co. Ltd. at 03-5202-3497 / 3505, Financial Advisor of KEPCO,       |
|    if you have any queries about such presentation meetings.               |
 ----------------------------------------------------------------------------

                                RODO SQUARE TOKYO

            13-14, Shintomi 1-chome, Chuo-ku, Tokyo, 104-0041, Japan
                                Tel. 03-3552-9131
                                -----------------


                        [Street Map - GRAPHIC OMITTED]



 ---------------------
|                     |
| The nearest station |
|                     |
 ---------------------

Toei Asakusa Line/ Takaracho Station (Exit A1) ---------------------------- within 7 minutes' walk
Subway Yurakucho Line/ Shintomi Station (Exit 5) ------------------------ within 5 minutes' walk
Subway Hibiya Line. JR Keiyo Line/ Hacchobori Station (Exit A3) ----- within 2 minutes' walk


     II. GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE
     --------------------------------------------------------------------

     GUIDANCE FOR THE PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE
     --------------------------------------------------------------------

1.   Bond deposit to be made prior to the voting right exercise

     DEPOSIT OF BOND CERTIFICATE(S) (RECORDING CERTIFICATE, FOR THE RECORDED BONDS) one week prior to the Bondholders' Meeting is necessary for voting, regardless of practical attendance at the Bondholders' Meeting (Paragraph 2 and 3, Article 321 of the Commercial Code, Paragraph 7,
     Article 320 of the Commercial Code, and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.). Please proceed the following (1) or (2) for the Deposit of Bond Certificate(s) (Recording Certificate, for the Recorded Bonds). (One voting right is awarded to each denomination of Yen 100,000 of the Bonds held.)

     (1) For the Holders of Bond Certificate(s) Holders of Bond Certificate(s) are required to submit or send BOND CERTIFICATE(S) and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Bond Certificate(s)), to Derivatives & Structured Finance Division of Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders, by November 17th (Mon.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF BOND CERTIFICATE(S)) AS TO THE DOCUMENTS TO SUBMIT             |
    -----------------------------------------------------------------------

     (2)  FOR THE HOLDERS OF RECORDED BONDS
          Holders of Recorded Bonds are required to submit or send REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE, REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Recorded Bonds) to DERIVATIVES & STRUCTURED FINANCE DIVISION OF AOZORA BANK, LTD., THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS, by November 17th (Mon.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF RECORDED BONDS) AS TO THE DOCUMENTS TO SUBMIT                  |
    -----------------------------------------------------------------------

        [*1] "Deposit" in this Reference Material is a system for identification of Bondholders for them to exercise voting right at the Bondholders' Meeting. Pursuant to the relevant provisions of the Commercial Code as specified above, Bondholders cannot exercise their voting right unless they deposit Bond Certificate (Recording Certificate, in case of Recorded Bonds) at the Commissioned Companies for Bondholders.
        [*2]    Aozora Bank, Ltd. (Place of Deposit) will deliver the
                Receipt of Deposited Bonds to the Bondholders upon completion of the deposit procedure. (no Receipt of Deposited Bonds will be delivered if Power of Attorney (Contents of Voting Right Exercise Identified) authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact is submitted to the Representative Commissioned Company for Bondholders in accordance with 2. (2) mentioned later. Receipt of Deposited Bonds is necessary at the Bondholders' Meeting, thus the Bondholders who attend the Bondholders' Meeting by himself / herself or by proxy are advised to keep the Receipt of Deposited Bonds in good manner.
        [*3] During the period that Bond Certificate(s) or Recording Certificate are deposited, no transfer, pledge or other form of disposal of the Bonds is to be made.

2.  INFORMATION ABOUT VOTING RIGHT EXERCISE

     (1) FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to bring the following documents to the Bondholders' Meeting: Signed and sealed VOTING INSTRUCTION FORM, RECEIPT OF DEPOSITED BONDS, which is delivered by Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders, upon the completion of Bond Deposit (for those who vote by proxy, power of attorney certifying such proxy), Power of Attorney (in case of attendance by proxy), IDENTIFICATION OF BONDHOLDER OR IN CASE OF ATTENDANCE BY PROXY IDENTIFICATION OF PROXY (Officer's Certificate or Certified Copy of Register for corporations, Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent for organization or foundation other than corporation, driver's license, passport, health insurance certificate, etc. for individuals)

     (2) FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who do not attend the Bondholders' Meeting by himself/herself or by proxy can exercise their voting right at Bondholders' Meeting by submitting Power of Attorney authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact upon identifying your vote on each agenda.

          Those who wish to proceed as mentioned above are required to submit signed and sealed Power of Attorney (Contents of Voting Right Exercise Identified) where your vote is identified, to Derivatives & Structured Finance Division of Aozora Bank, Ltd. as the Representative Commissioned Company for Bondholders by Monday, November 24th, 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

          For those who cannot attend the Bondholders' Meeting by himself / herself or by proxy, such person can submit a Voting Instruction in advance to exercise the voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Bondholders' Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

  [*1] The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency.
  [*2] Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to seal and bring the Voting Instruction Form to the Bondholders' Meeting for voting.
  [*3]    Those who do not attend the Bondholders' Meeting by himself
          / herself or by proxy are also requested to send the Power of Attorney authorizing Aozora Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact, upon identifying your vote on each agenda, together with documents relevant to the bond deposit. However, if you appoint your attorney other than Aozora Bank, Ltd., such attorney is required to bring Power of Attorney certifying such proxy and The Receipt of Deposited Bonds, as well as the attorney's Identification Document.

3.   RETURN OF THE DEPOSITED BOND(S)
     Deposited Bonds will be returned upon the cancellation of the Bondholders' Meeting or resolution of the Agenda in the manner as follows.

     (1)  IN CASE OF BOND CERTIFICATE(S)

      We will return the Bond Certificate(s) to the address described at the Deposit Instruction Form.

      The Receipt of Deposited Bonds, which becomes unnecessary after the return of Bond Certificate(s), is requested to be destroyed after your confirmation of such return.

  (2)  IN CASE OF RECORDED BONDS

       We will return the Recording Certificates to the Recording Agency in accordance with the instruction written in the Request Form in Relation to the Recording Certificate , which is to be submitted upon the Bond Deposit as stated in 1. above. We will deliver the Notice of Collection of Recording Certificate to the address designated at Deposit Instruction Form upon completion of collection of Recording Certificate.

       The Holders of Recorded Bonds are unable to request the transfer of record in relation to the Recording Certificate after the issuance of Recording Certificate, unless such Recording Certificate is returned to the Recording Agency.

       The Receipt of Deposited Bonds, which becomes unnecessary after the receipt of the Notice of Collection of Recording Certificate, is requested to be destroyed after your confirmation of such receipt.

4. VOTING RIGHT EXERCISE BY NON-RESIDENT BONDHOLDERS WHO HOLD THE BONDS THROUGH EUROCLEAR OR CLEARSTREAM (THOSE WHO HOLD THE BOND CERTIFICATE OR RECORDED BONDS ARE NOT SUBJECT TO THE FOLLOWING.)

       (1) Bondholders who hold the Bonds through Euroclear or Clearstream are requested to submit the instruction in relation to the voting right to Euroclear or Clearstream by November 7th, 2003 (local time) for the sake of convenience.
       (2) Euroclear or Clearstream will give instruction as to the method of voting right exercise at the Bondholders' Meeting to their Standing Proxies in Japan, in accordance with the voting right instructions submitted by the Bondholders above. Standing Proxy will exercise the voting right after totaling the instructions given by the Bondholders through Euroclear or Clearstream.
       (3) Prior to voting right exercise, Standing Proxies take necessary procedures as described in 1. through 3. above toward voting right exercise. Taking required administrative procedures into consideration, we would highly appreciate your cooperation in submitting the instruction in relation to the voting right by November 7th, 2003 (local time).

      [Document to be sent or submitted to:]

      -- Representative Commissioned Company for Bondholders --

      Derivatives & Structured Finance Division, Aozora Bank, Ltd. 3-1, Kudan-minami 1-chome, Chiyoda-ku, Tokyo, Japan 102-8660

     [*1] Please use the enclosed return envelope (for registered mail) for submission of relevant documents.
     [*2] Please understand that any departments of Aozora Bank, Ltd. or any branch offices of Aozora Bank, Ltd. will not receive documents by hand.

         *Questions or inquiries will be answered at the contact below


                          ----------------------------------------------
                          | Attention:                                 |
                          |                                            |
                          |  Derivatives & Structured Finance Division |
                          |  Aozora Bank, Ltd.                         |
                          |  3-1, Kudan-minami 1-chome, Chiyoda-ku,    |
                          |  Tokyo, Japan 102-8660                     |
                          |         (9:00 - 17:00)                     |
                          |  (TEL) 03-3262-0697                        |
                          |  (FAX) 03-5276-3245                        |
                          ----------------------------------------------

         III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS
         ------------------------------------------------------------

                                                            October 15th, 2003


                                    Statement


Banks to make statement

Commissioned Companies for Bondholders
Aozora Bank, Ltd.                            Mizuho Corporate Bank, Ltd.
Shinsei Bank, Limited                        Sumitomo Mitsui Banking Corporation
The Bank of Tokyo-Mitsubishi, Ltd.           The Sumitomo Trust and Banking
                                               Co., Ltd.



Commissioned Companies for Bondholders, as banks to make statement in accordance with the Paragraph 1, Article 322 of the Commercial Code, state in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") to be held on November 25th, 2003 as follows.

1 Information regarding Korea Electric Power Corporation (the "Issuer") Korea Electric Power Corporation ("KEPCO"), the Issuer of the Bonds, was incorporated in accordance with the Korea Electric Power Corporation Act in the Republic of Korea ("Korea") to engage in the generation, transmission and distribution of electricity and development of the electric power resources.

2    Statement regarding the Agenda of the above mentioned Bondholders' Meeting

     Aozora Bank, Ltd., the representative of Commissioned Companies for Bondholders of the Bonds who are to make statement (the "Representative Commissioned Company for Bondholders") received a notice from KEPCO as of August 30, 2002, regarding the resolution of attached Agenda for the Bondholders' Meeting as stipulated in the Conditions of Bonds (24) of the Bonds. Banks to make statement deemed the attached Agenda to have a material effect on the interests of the Bondholders. The attached agenda have a material effect on the interest of the Bondholders due to the following reasons, thus we deem it necessary to resolve this matter at the Bondholders' Meeting.

(I)   Attached Agenda 1

   (1) Conditions of Bonds (23) (iv) provides that if KEPCO ceases for any reason whatsoever to be statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned
        Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders, the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' Meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. The Korea Electric Power Corporation Act requires that the Republic of Korea shall own majority of KEPCO's capital. The ownership ratio by the Republic of Korea, directly or indirectly, is approximately 54% as of March 31, 2003.

(2) The Republic of Korea has promoted the continuous privatization policy under the Plan for Restructuring the Electricity Industry (the "Restructuring Plan") published on January 21, 1999. The overall objectives of the Restructuring Plan are to introduce competition and thereby increase efficiency in the Korean electricity industry; ensure a long-term, inexpensive and stable electricity supply; and promote consumer convenience through the expansion of consumer choice. However, such KEPCO privatization policy may result in the ownership of KEPCO by the Republic of Korea declining to 50% or less, in which case the event of default may be triggered, as provided in the above mentioned Conditions of Bonds 23 (iv). Such provision to trigger an event of default may hinder the KEPCO privatization policy and the Restructuring Plan promoted by the Korean government for its development by competition, by making KEPCO status uncertain. The deletion of Conditions of Bonds 23 (iv) is necessary for that reason.

(3) Nevertheless, the deletion of such provision in the Conditions of Bonds has a material effect on the interest of the Bondholders because it modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain a Bondholders' resolution on this matter.

(4) To offset the disadvantage to Bondholders caused by this Agenda and the release of GENCOs' liability as stated in (II) below, KEPCO entrusted The Korea Development Bank (the "KDB") to enter into the Guarantee Agreement as a compensation as stated in (II) below. KEPCO has explained that this Agenda and the release of GENCOs' liability as stated in (II) below will not result in any disadvantage, if approval of all the Agenda is given to make KDB's joint guarantee of the obligation of KEPCO under the Bonds effective.

(II)   Attached Agenda 2

  (1)   KEPCO has divided its power generation business into six subsidiaries:
        Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd. (collectively, "GENCOs"), in accordance with the corporate division procedures under the Korean Commercial Code on April 2, 2001.

  (2) Upon the above mentioned corporate division, all of KEPCO's power generation-related assets and liabilities transferred to six newly established GENCOs. Under the provision of Paragraph 1, Article 530-9 of the Korean Commercial Code, GENCOs are jointly and severally liable for all of KEPCO's liabilities existing prior to the date of the corporate division, including the liabilities under the Bonds. Simultaneously, KEPCO remains jointly and severally liable for all the liabilities it transferred to the GENCOs, except the exempted liabilities. Accordingly, as a result of such corporate division, GENCOs are liable for the payment of all the KEPCO's liabilities under the Bonds.

  (3) As a part of the above mentioned electricity industry restructuring policy published by the Korean government, KEPCO intends to sell the share of GENCOs and privatize them. However, the joint and several liabilities of the GENCOs in respect of the Bonds may pressure the GENCOs' share offering price and depress investors' investment decisions, which may hinder the privatization of GENCOs and prevent the Korean government from implementing its electricity industry restructuring policy for the development of the electricity industry by competition.
        KEPCO intends to resolve the situation by arranging KDB's joint guarantee of the Bonds in exchange for the Bondholders' surrender of the joint and several liability of the GENCOs, for the Bonds, and in this way not adversely impact the rights of the Bondholders.

(4) The release of joint and several liability of GENCOS in exchange for the attached Agenda 3 has a material effect on the interest of the Bondholders because this modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain the Bondholders' resolution on this matter.

(5) Further, KEPCO has explained that the release of GENCOs liabilities in exchange for KDB guarantee will not harm the Bondholders due to the KDB's sufficient ability to fulfill its guarantee obligation. KEPCO has also explained that KDB was established in 1953 under the Korea Development Act and KDB's current long-term senior unsecured foreign currency debt ratings assigned by designated rating agencies are is A- (Standard & Poors') and A3 (Moody's Investors Service, Inc.).

(III)   Attached Agenda 3
               KEPCO has represented that in exchange for the deletion of Conditions of Bonds 23 (iv) and release of above said joint and several liabilities of the GENCOs, KEPCO has entrusted KDB to provide its guarantee of the KEPCO's obligations under the Bonds and that KDB jointly and severally guarantee the above said obligations. Obtaining consents at the Bondholders' Meeting with regard to the KDB's joint and several guarantee, which is subject to the resolution of attached Agenda 1 and 2, modifies the rights of Bondholders and has a material effect on the interest of the Bondholders. We deem it necessary to resolve this matter at the Bondholders' Meeting. It is anticipated that KDB guarantee will be effective after certain approvals on the resolutions are given.

(IV)     Attached Agenda 4
               Insertion of Conditions of Guarantee and amendment to Conditions of Bonds are necessary in relation to the attached Agenda 1-3. Consequently, amendments or other modification in accordance with above changes should be deemed to be made on the Bond Certificate(s). Making such changes and considering changes are made modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

 (V)     Attached Agenda 5
               Relevant agreements need to be amended or prepared in relation to the attached Agenda 1-4. Such amendments and preparation modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

  3      Due to the above reasons, we convened the Bondholders' Meeting.

We render our opinion as above.

October 15th, 2003

      Banks to make statement         Aozora Bank, Ltd.
                                      Mizuho Corporate Bank, Ltd.
                                      Shinsei Bank, Limited
                                      Sumitomo Mitsui Banking Corporation
                                      The Bank of Tokyo-Mitsubishi, Ltd.
                                      The Sumitomo Trust and Banking Co., Ltd.

                                                                    Attachment


                                Agenda

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

               IV. PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE
               --------------------------------------------------

                                     -------------      ======================
                                    |     #4      |    |  For Holders of Bond |
                                     -------------     |  Certificate(s)      |
                                                        ======================

                         LIST OF NECESSARY DOCUMENTS

* PLEASE USE THE SAME SEAL AS USED IN THE DEPOSIT INSTRUCTION FORM.


[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN AOZORA BANK, LTD. AND EXERCISE VOTING RIGHT

     (1) Documents to be prepared and delivered by
         Monday, November 17th, 2003 (to be received by 17:00)
         -----------------------------------------------------

         [ ]   Bond Certificate
         [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
         [ ]   < For corporation, organization and
               foundation > Officer's Certificate (within three months after issuance) (Note 1)

     (2) Documents to be Brought to the Bondholders' Meeting
         [ ]   Voting Instruction Form
         [ ]   Receipt of Deposited Bonds (to be delivered by Aozora Bank,
               Ltd. after procedure (1) described above)
         [ ]   Person's Identification Document (Proxy's Identification
               Document, in case of Proxy's attendance at the Bondholders'
               Meeting)
         [ ]   Power of Attorney (in case of Proxy's attendance at the
               Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING AOZORA BANK, LTD. AS ATTORNEY-IN-FACT

   (1)  Documents to be prepared and delivered by
        Monday, November 17th, 2003  (to be received by 17:00)
        -------------------------------------------------------

        [ ]   Bond Certificate
        [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
        [ ]   < For corporation, organization and
              foundation > Officer's Certificate
              (within three months after issuance) (Note 1)

   (2) Documents to be prepared and delivered by Monday, November 24th, 2003 (to be received by 17:00)

        [ ] Power of Attorney (Contents of Voting Right Exercise Identified) (Note 2)

* We would appreciate your cooperation by delivering us the Power of Attorney (Contents of Voting Right Exercise Identified) together with document
     [2] (1) described above in our effort to streamline the administrative procedure in relation to deposit by Monday, November 17th, 2003 (to be received by 17:00), though such dead line is different from that for document [2](1) described above.

  (Note 1)
Corporation     .  .  .  Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation which do not have corporate body . . .
Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      ======================
                                    |     #4      |    |   Holder of Bond     |
                                     -------------     |     Certificate      |
                                                        ======================

                                                                          Date

To Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)
               --------------------------------------------------------------
              |                 | Reading    |                               |
              |                 |------------|-------------------------------|
              |                 | Address    |                               |
              |    Bondholder   |            |                               |
              |   (Depositor)   |            | (Tel   -     -   )            |
              |                 |------------|-------------------------------|
              |                 |  Reading   |                      | Seal   ||
              |                 |------------|-------------------------------|
              |                 |  Name      |                      |        ||
              | ----------------|--------------------------------------------|
              |  Department in  |                   | Person in |            |
              |     charge      |                   | Charge    |            |
               -------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.


                           DEPOSIT INSTRUCTION FORM



1. Reason for Depositing   Exercise of voting right at the
                           First Bondholders' Meeting of Korea
                           Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series to be convened on November 25th, 2003

2. Bonds for Deposit       Korea Electric Power Corporation of 1995-
                           Fourth Series
                           Number of Bond Certificate(s) of Yen 100,000_______,
                           Yen 1,000,000___________
                           (Content) Total face amount Yen_______________

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |    Yen 100,000      |                                       |
              |---------------------|---------------------------------------|
              |  Yen 1,000,000      |                                       |
               -------------------------------------------------------------

3. Attached Coupon Payable on or after ___________

4. Legal ground     Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321
   of the Commercial Code




If you wish to receive "Receipt of Deposited Bonds" and "Bond Certificate(s)" at difference place as stated above, please fill in such addresses below.

Address to receive Receipt of Deposited Bonds:
------------------------------------------------------------------------------
Address to receive Bond Certificate (s):
------------------------------------------------------------------------------


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 1.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 2.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 3.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

  -------------                      -------------      ======================
 | Sample     |                     |     #4      |    |   Holder of Bond     |
  -------------                      -------------     |     Certificate      |
                                                        ======================



                                                                          Date


To Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | Address in Japanese Hiragana          |
      |                 |------------|-------------------------------------- |
      |                 | Address    | Address in Chinese Character          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | Name in Japanese Hiragana     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | Name in Chinese Character     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |                   | Person in              |  *    |
      |     charge      |                   | Charge                 |  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                        ************************************
                                      * Please use seal other than instant   *
                                      * seal. Seal should not necessarily be *
                                      * Registered Seal.                     *
                                        *************************************


                           DEPOSIT INSTRUCTION FORM

1. Reason for Depositing   Exercise of voting right at the
                           First Bondholders' Meeting of Korea
                           Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series to be convened on November 25th, 2003

2. Bonds for Deposit       Korea Electric Power Corporation of 1995 Fourth
                           Series
                           Number of Bond Certificate(s) of Yen 100,000_______,
                           Yen 1,000,000___________
                           (Content) Total face amount Yen_______________

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |    Yen 100,000      |                                       |
              |---------------------|----*----------------------------------|
              |  Yen 1,000,000      |    *                                  |
               --------------------------*----------------------------------
                                  ***** *
                                 *
 *********************************
*  Please fill in all the Serial   *
*  Numbers of Bond Certificate(s). *
 **********************************

3. Attached Coupon Payable on or after ___________

4. Legal ground     Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321
   of the Commercial Code


If you wish to receive "Receipt of Deposited Bonds" and "Bond Certificate(s)" at difference place as stated above, please fill in such addresses below.

Address to receive Receipt of Deposited Bonds:
------------------------------------------------------------------------------
Address to receive Bond Certificate (s):
------------------------------------------------------------------------------


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 1.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 2.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 3.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 ----------------                                                 ___________
|   Used at      |                                               |           |
|   Bondholders' |                                               |     #4    |
|   Meeting      |                                               |___________|
 ----------------

   Korea Electric Power Corporation Japanese of 1995 Yen Bonds - Fourth Series
                          First Bondholders' Meeting

  VOTING INSTRUCTION FORM                   Number of Vote ___  (One vote for
                                            each Yen 100,000 denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.


[Contents of Voting Right]

     Agenda 1                Agenda 2                Agenda 3             Agenda 4              Agenda 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    | -----------------| Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

   ___________
  |           |
  | SAMPLE    |
  |___________|


 ----------------                                                 ___________
|   Used at      |                                               |           |
|   Bondholders' |                                               |     #4    |
|   Meeting      |                                               |___________|
 ----------------

   Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series
                          First Bondholders' Meeting
                                                            ____
  VOTING INSTRUCTION FORM                   Number of Vote | 22 | (One vote for
                                                            ----
                                            each Yen 100,000  *  denomination)
                                                              *
                                                              *
                                        *************************************
                                        *  Please fill in the number of vote *
                                        |  you hold. Example) If you hold    |
                                        |  two Bond Certificates of          |
                                        |  Yen 1,000,000 and two Bond        |
                                        |  Certificates of Yen 100,000:      |
                                        |  Numberof Vote is 22.              |
                                        *************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.


[Contents of Voting Right]

                                      **************************************
                                      *  o  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  o  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     Agenda 1                Agenda 2                Agenda 3             Agenda 4              Agenda 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    | -----------------| Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ---------------------                                       ___________
| Contents of        |                                      |           |
| Voting Right       |                                      |     #4    |
| Exercise Identified|                                      |___________|
 --------------------|

                                POWER OF ATTORNEY

I / The Company hereby appoint Aozora Bank, Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.

In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

   Number of Vote _______ (One vote for each Yen 100,000 denomination)

                                           ------------------------
     Agenda 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     Agenda 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     Agenda 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     Agenda 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     Agenda 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date
                                              Bondholder

                                              Address

                                              Name
                                                                          Seal

-------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.

       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                           Deposit Number: __________

[ Agenda ]

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

 ---------------------               ___________               ___________
| Contents of         |             |           |             |           |
| Voting Right        |             | SAMPLE    |             |     #4    |
| Exercise Identified |             |___________|             |___________|
 ---------------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Aozora Bank, Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      *************************************************
                      *   Please fill in the number of vote you hold. *
                      *   Example) If you hold two Bond Certificates  *
                      *   of Yen 1,000,000 and two Bond Certificates  *
                      *   of Yen 100,000:  Number of Vote is 22.      *
                      *************************************************
                                  *
                              *
                            *
                   ______
   Number of Vote |  22  |  (One vote for each Yen 100,000 denomination)
                   ------

             ------------------------
Agenda 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
Agenda 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * o  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * o  Please encircle AGAINST if you *
Agenda 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
Agenda 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
Agenda 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------




**********************************                                          Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *********   Address
*  registered at the Recording   *
*  Agency                        *           Name                           Seal
**********************************

==============================================================================
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise. The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
       Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                      Deposit Number:_________

[ Agenda ]

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                 {Sample Form)

                                POWER OF ATTORNEY



I / The Company hereby appoint                                         as
my / the Company's attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003:


-- To attend the Bondholders' Meeting on behalf of myself / the Company -- To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^
==============================================================================
 (Note) Please use this form if you cannot attend the Bondholders'
Meeting and appoint attorney-in-fact other than Aozora Bank, Ltd. The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                                     -------------      ==================
                                    |     #4      |    | For Holders of   |
                                     -------------     | Recorded Bonds   |
                                                        ===================


                           LIST OF NECESSARY DOCUMENTS

*  Please use the same seal as registered at the Recording Agency.

[1] For those who Attend the Bondholders' Meeting by himself / herself or by proxy other than Aozora Bank, Ltd. and Exercise Voting Right

      (1) Documents to be prepared and delivered by
          Monday, November 17th, 2003 (to be received by 17:00)
          ----------------------------------------------------
          [ ]  Request Form for the Issuance of Recording Certificate
          [ ]  Request Form in Relation to the Recording Certificate
          [ ]  Deposit Instruction Form (for the holders of Recorded Bonds)
          [ ]  < For corporation, organization and
               foundation > Officer's Certificate (within three months after issuance) (Note 1)

      (2) Documents to be Brought to the Bondholders' Meeting
          [ ]  Voting Instruction
          [ ] Receipt of Deposited Bonds (to be delivered by Aozora Bank, Ltd. after procedure (1) described above)
          [ ] Person's Identification Document(Proxy's Identification Document, in case of Proxy's attendance at the Bondholders' Meeting)
          [ ] Power of Attorney (in case of Proxy's attendance at the Bondholders' Meeting)(although there is no specified form, a sample form is attached for your reference)(Note 2)

[2] For those who Do Not Attend the Bondholders' Meeting by himself / herself or by proxy but Exercise Voting Right by authorizing Aozora Bank, Ltd. as attorney-in-fact

 (1)  Documents to be prepared and delivered by
      Monday, November 17th, 2003 (to be received by 17:00)
      -----------------------------------------------------

        [ ]   Request Form for the Issuance of Recording Certificate
        [ ]   Request Form in Relation to the Recording Certificate
        [ ]   Deposit Instruction Form (for the holders of Recorded Bonds)
        [ ]   < For corporation, organization and
              foundation >   Officer's Certificate
              (within three months after issuance) (Note 1)

   (2)  Documents to be prepared and delivered by
        Monday, November 24th, 2003 (to be received by 17:00)
        -----------------------------------------------------

        [ ] Power of Attorney (Contents of Voting Right Exercise Identified) (Note 2)

* We would appreciate your cooperation by delivering us the Power of Attorney (Contents of Voting Right Exercise Identified) together with documents described in [2] (1) above in our effort to streamline the administrative procedure in relation to deposit by Monday, November 17th, 2003 (to be received by 17:00), though such deadline is different from that for documents [2] (1) described above.

  (Note 1)
Corporation     .  .  .  Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation which do not have corporate body . . .
Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      =================
                                    |     #4      |    |    Holder of    |
                                     -------------     | Recorded Bond   |
                                                        ==================
                                                                          Date

To Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders

Place of Deposit)
               --------------------------------------------------------------
              |                 | Reading    |                               |
              |                 |------------|-------------------------------|
              |                 | Address    |                               |
              |    Bondholder   |            |                               |
              |   (Depositor)   |            | (Tel   -     -   )            |
              |                 |------------|-------------------------------|
              |                 |  Reading   |                      | Seal   ||
              |                 |------------|-------------------------------|
              |                 |  Name      |                      |        ||
              | ----------------|--------------------------------------------|
              |  Department in  |                   | Person in |            |
              |     charge      |                   | Charge    |            |
               -------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.


                           DEPOSIT INSTRUCTION FORM


1. Reason for Depositing    Exercise of voting right at the First Bondholders'
                            Meeting of Korea  Electric Power Corporation
                            Japanese Yen Bonds of 1995 - Fourth Series to be convened on November 25th, 2003

2. Bonds for Deposit        Korea Electric Power Corporation Japanese Yen Bonds
                            of 1995 - Fourth Series
                            Number of Recording Certificate (________)
                            (Content) Total recorded amount Yen_____________
                                      Serial Recording Number________________*

3. Legal Background         Paragraph 7, Article 320 and Paragraph 2 and 3,
                            Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning
                            Recording of Bonds, etc.




Please send Receipt of Deposited Bonds to above contact.



* In case you own plural Serial Recording Numbers, please put "," between such numbers.



________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 7.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 8.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 9.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                     ___________
                    |           |        -------------      =================
                    | SAMPLE    |       |     #4      |    |    Holder of    |
                    |___________|        -------------     | Recorded Bond   |
                                                            ==================

                                                                    ^^^^^^^^^^
                                                                       Date
                                                                    ^^^^^^^^^^

To Aozora Bank, Ltd., the Representative Commissioned Company for Bondholders


(Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | Address in Japanese Hiragana          |
      |                 |------------|-------------------------------------- |
      |                 | Address    | Address in Chinese Character          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | Name in Japanese Hiragana     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | Name in Chinese Character     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |                   | Person in              |  *    |
      |     charge      |                   | Charge                 |  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       -------------------------------
                                      * Please use seal registered at *
                                      * the Recording Agency.         *
                                       -------------------------------


                           DEPOSIT INSTRUCTION FORM


1. Reason for Depositing    Exercise of voting right at the First Bondholders'
                            Meeting of Korea  Electric Power Corporation
                            Japanese Yen Bonds of 1995 - Fourth Series to be convened on November 25th, 2003

2. Bonds for Deposit        Korea Electric Power Corporation Japanese Yen Bonds
                            of 1995 - Fourth Series
                            Number of Recording Certificate (___1____)
                            (Content) Total recorded amount Yen 2,000,000
                                      Serial Recording Number_______X________*

3. Legal Background         Paragraph 7, Article 320 and Paragraph 2 and 3,
                            Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning
                            Recording of Bonds, etc.




Please send Receipt of Deposited Bonds to above contact.



* In case you own plural Serial Recording Numbers, please put "," between such numbers.



________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        |10.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               |11.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               |12.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 ----------------
|   Used at      | Korea Electric Power Corporation Japanese   -------------
|   Bondholders' |    Yen Bonds of 1995 - Fourth Series       |     #4      |
|   Meeting      |      First Bondholders' Meeting             -------------
 ----------------


VOTING INSTRUCTION FORM             Number of Vote ___  (One vote for each
                                    Yen 100,000 denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]


1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

     [Contents of Voting Right]

     Agenda 1                Agenda 2                Agenda 3             Agenda 4              Agenda 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------
     * Please encircle either IN FAVOUR or AGAINST.


     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    | -----------------| Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------              Sample
|   Used at      | Korea Electric Power Corporation Japanese   -------------
|   Bondholders' |    Yen Bonds of 1995 - Fourth Series       |     #4      |
|   Meeting      |      First Bondholders' Meeting             -------------
 ----------------

                                                           -----
  VOTING INSTRUCTION FORM                   Number of Vote | 22 | (One vote for
                                                           -----
                                            each Yen 100,000  *  denomination)
                                                              *
                                                              *
                                        *************************************
                                        *  Please fill in the number of vote *
                                        |  you hold. Example) If you hold    |
                                        |  two Bond Certificates of          |
                                        |  Yen 1,000,000 and two Bond        |
                                        |  Certificates of Yen 100,000:      |
                                        |  Number of Vote is 22.             |
                                        *************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]


1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

 [Contents of Voting Right]

                                      **************************************
                                      *  o  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  o  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *

                                                   *
     Agenda 1                Agenda 2                Agenda 3             Agenda 4              Agenda 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.


     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    | -----------------| Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |
     -----------------------------------------------------------------
    The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ___________________________________                              ___________
| Contents of Voting Right Exercise |                            |           |
| Identified                        |                            |   #4      |
|___________________________________|                             -----------

                                POWER OF ATTORNEY

I / The Company hereby appoint Aozora Bank, Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

   Number of Vote _______ (One vote for each Yen 100,000 denomination)

                               ------------------------
     Agenda 1                 |   IN FAVOUR - AGAINST  |
                              |                        |
                               ------------------------

                               ------------------------
     Agenda 2                 |   IN FAVOUR - AGAINST  |
                              |                        |
                               ------------------------

                               ------------------------
     Agenda 3                 |   IN FAVOUR - AGAINST  |
                              |                        |
                               ------------------------

                               ------------------------
     Agenda 4                 |   IN FAVOUR - AGAINST  |
                              |                        |
                               ------------------------

                               ------------------------
     Agenda 5                 |   IN FAVOUR - AGAINST  |
                              |                        |
                               ------------------------

                                                          Date
                                  Bondholder

                                  Address

                                  Name
                                                              Seal

-------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise. The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
       Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).

                                                    Deposit Number: __________

[ Agenda ]

1. To delete condition 23(iv) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

 ---------------------              ___________                   ___________
| Contents of         |            |           |                 |           |
| Voting Right        |            | SAMPLE    |                 |     #4    |
| Exercise Identified |            |___________|                 |___________|
 ---------------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Aozora Bank, Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      *************************************************
                      *   Please fill in the number of vote you hold. *
                      *   Example) If you hold two Bond Certificates  *
                      *   of Yen 1,000,000 and two Bond Certificates  *
                      *   of Yen 100,000:  Number of Vote is 22.      *
                      *************************************************
                               *
                               *
                               *
                   ------
   Number of Vote |  22  |  (One vote for each Yen 100,000 denomination)
                   ------

             ------------------------
Agenda 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
Agenda 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * o  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * o  Please encircle AGAINST if you *
Agenda 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
Agenda 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
Agenda 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------




**********************************                                         Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *********   Address
*  registered at the Recording   *
*  Agency                        *           Name                          Seal
**********************************

-------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself /
       herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise. The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
       Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the
       Attorney-in-Fact (A).                         Deposit Number: __________

[  Agenda  ]

1. To delete condition 23(uC) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                 (Sample Form)


                                POWER OF ATTORNEY



I / The Company hereby appoints                            as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese
Yen Bonds of 1995 - Fourth Series (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003:


--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above



                                                 Date

                                                 Bondholder

                                                 Address

                                                 Name
                                                                      ^^^^^^^^
                                                                      ^       ^
                                                                      ^^^^^^^^
------------------------------------------------------------------------------
 (Note) Please use this form if you cannot attend the Bondholders' Meeting and appoint ATTORNEY-IN-FACT OTHER THAN AOZORA BANK, LTD. The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                                     -------------      ==================
                                    |     #4      |    | For Holders of   |
                                     -------------     | Recorded Bond    |
                                                        ===================

                                                            October 15th, 2003

To Bondholders

                               Recording Agency

                               Aozora Bank, Ltd.

    INFORMATION ABOUT THE REQUEST FOR THE ISSUANCE OF RECORDING CERTIFICATE

  Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series
                          First Bondholders' Meeting


When you deposit your bonds regarding the above captioned Bonds under the provisions of the Paragraph 2 and Paragraph 3, Article 321 of the Commercial Code, and Paragraph7, Article 320 of the Commercial Code, you are required to receive the Recording Certificate and deposit it in accordance with Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc. The process for such request is as follows:

1.  Documents to Submit        Request Form for the Issuance
                               of Recording Certificate (Form 14) Request Form in Relation to the Recording Certificate


2.  Important Notice for the Preparation of Documents
    o Please use the name and seal, which is registered at the Recording Agency.
    o    You may designate several Registered Accounts.
    o In case your bonds are recorded at more than one account, please submit the documents for each such account.
    o Please fill in the reason for depositing as shown in the attached example. The reason for depositing is exercise of Bondholders' voting right (Paragraph 2, Article 321 of the Commercial Code).
    o Please print the name of the Bonds correctly, and refrain from the usage of abbreviation. (please refer to the attached example).

    o Please put your seal for prior consent to amend possible typographic error for smooth process.
    o Please go through the documents to avoid any omission of statement before its submission.


3. Please submit the Request Form for the Issuance of Recording Certificate, which you prepared, to DERIVATIVES & STRUCTURED FINANCE DIVISION OF AOZORA BANK, LTD., THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS (THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS SUBMIT TO THE RECORDING AGENCY).


4. The Recording Certificate you requested will be received by Aozora Bank, Ltd., Representative Commissioned Company for Bondholders (Place of Deposit), directly through the Recording Agency, upon your separate submission of REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE TO DERIVATIVES & STRUCTURED FINANCE DIVISION OF AOZORA BANK, LTD., THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS.

5.   Contact Information

     o    Request for Recording
          Banking Administration Division
          Aozora Bank, Ltd.
          3-1, Kudan-minami 1-chome, Chiyoda-ku, Tokyo, 102-8660 Japan
                               TEL 03-5212-9316
                               FAX 03-3263-3549

     o    Representative Commissioned Company for Bondholders
          (Addressee of documents)
          Derivatives & Structured Finance Division
          Aozora Bank, Ltd.
          3-1, Kudan-minami 1-chome, Chiyoda-ku, Tokyo, 102-8660 Japan
                                TEL 03-3262-0697 (9:00 - 17:00)
                                FAX 03-5276-3245


To: Aozora Bank, Ltd.                                                                                 [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    |  2  | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                              (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                    Registered
           |             |     | Collateralized Bonds)                                     |                             Seal
           |             | ----| ----------------------------------------------------------|  __________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------



                                                                                                  _______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          |                                  |           |                |            |     |in Charge |   |   |   |
|             |                                  |           |                |            |      ----------------------
| Recorded    |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _____________________
| Bonds       |                                  |           |                |            |     |          | POA |   |
|             |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
| Subject     |                                  |           |                |            |     | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |     |   |
| to          |                                  |           |                |            |     |          |-----|---|
|             |----------------------------------|-----------|----------------|------------|      --------------------
| Request     |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _______________________
|             |                                  |           |                |            |     |          |   Date    |
  -----------------------------------------------------------------------------------------|     | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

Note                                                                                             Branch Name
....................................................................................              ------------------------------
.. O     This form is used to request for the issuance of Recording Certificate in   .            TEL       (     )
..       relation to the recorded bonds (includes Municipal Bonds and other Bonds    .
..       issued under special law or regulation) under the provision of Article 62   .
..       of the Enforcement Order of the Law concerning Recording of Bonds, etc.     .
..[Note] (1) Designation of plural Registered Accounts is acceptable if the reason   .
..           for the issuance request is the same.                                   .
..[Note] (2) In case of request by agent, attach the Power of Attorney or other      .
..           form to prove the agency.                                               .
..           (In case of request by agent, fill in the name of principal)            .
....................................................................................


o    Sample of Request Form for the Issuance of Recording Certificate Sample

          Name of Bonds: Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series

                               Recording Number 1, Yen 100,000,000

          Purpose of Request: Please encircle "2. Exercise of Voting Right by Bondholders"

=========================================================================================================================

To: Aozora Bank, Ltd.                                                                                 [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                   ---------          Date  Oct __, 2003
                                                                                  | SAMPLE  |
                                                                                   --------

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.


            ------------------------------------------------------------------------------
 (    )    |             |  1  | Exercise of Right to Request for Convening Bondholders'   | Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------| Address  1-O-^, Marunouchi,Chiyoda-Ku,
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |          Tokyo 100 -O _ ^^, Japan
to amend   |  (Check     |*    | Article 321 of Commercial Code)                           |          Aozora Co, Ltd.
possible   |  the        |*----| ----------------------------------------------------------|
typographic|  Applicable |* 3  | Exercise of Right to Investigate the Status of Collateral |                                   (  )
error      |  Number)    |*    | at the Custody (Article 95 of Law Concerning Trust of     | Name                        Registered
           |             |*    | Collateralized Bonds)                                     |                                  Seal
           |             |*----| ----------------------------------------------------------|    Taro Aozora, President & CEO
           |             |* 4  |                                                           |    ----------------------------------
            --------------*---------------------------------------------------------------
                          *
                *********************
               *  Please encircle 2. *
                ********************

                                                                                                  _______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          | Korea Electric Power Corporation |           |                |            |     |in Charge |   |   |   |
|             | Japanese Yen  Bonds of 1995      |    1      |  100000        |            |      ----------------------
| Recorded    | - Fourth Series       ****       |           |                |            |
|             |--------------------------*-------|-----------|----------------|------------|      _____________________
| Bonds       |   ***************************    |           |                |            |     |          | POA |   |
|             |  * Please fill in accurately * --|-----------|----------------|------------|     | Attach-  |-----|---|
| Subject     |   ***************************    |           |                |            |     | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |     |   |
| to          |                                  |           |                |            |     |          |-----|---|
|             |----------------------------------|-----------|----------------|------------|      --------------------
| Request     |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _______________________
|             |                                  |           |                |            |     |          |   Date    |
  -----------------------------------------------------------------------------------------|     | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

Note                                                                                             Branch Name
....................................................................................              ------------------------------
.. O     This form is used to request for the issuance of Recording Certificate in   .            TEL       (     )
..       relation to the recorded bonds (includes Municipal Bonds and other Bonds    .
..       issued under special law or regulation) under the provision of Article 62   .
..       of the Enforcement Order of the Law concerning Recording of Bonds, etc.     .
..[Note] (1) Designation of plural Registered Accounts is acceptable if the reason   .
..           for the issuance request is the same.                                   .
..[Note] (2) In case of request by agent, attach the Power of Attorney or other      .
..           form to prove the agency.                                               .
..           (In case of request by agent, fill in the name of principal)            .
....................................................................................


=========================================================================================================================

                                     -------------      ==================
                                    |     #4      |    | For Holders of   |
                                     -------------     | Recorded Bonds   |
                                                        ==================

             REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE


                                                                       Date

To Representative Commissioned Company for Bondholders

Aozora Bank, Ltd.

(Place of Deposit)
                                            Bondholder

                                            Address

                                            Name                     ^^^^^^^^

                                                                     ^^^^^^^^
                                                   (Certified Seal Impression)


The Recording Certificate (Contents: Total amount recorded: Yen ______, Serial Recording Number* ) in relation to the Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series should be issued upon the submission of Request Form for the Issuance of Recording Certificate and Request Form in Relation to the Recording Certificate (addressed to the Recording Agency) as attached. Once such Recording Certificate is issued, please receive it on my behalf and keep it in your custody for the exercise of my voting right in relation to the Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series the First Bondholders' Meeting.

In case the Agenda of First Bondholders' Meeting is resolved or the Bondholders' Meeting is cancelled, please return the Recording Certificate directly to the Recording Agency without returning it to me.

* In case you own plural Serial Recording Number, please put "," between such numbers.

_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
                                    |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

                ------------------------------------------------------------------------------
                                 CHECK LIST OF NECESSARY DOCUMENTS
                ------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                                                             (Note)
---------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Bond Certificate(s))
---------------------------------------------------------------------------------------------------------
   Bond Certificate
    -----------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Bond Certificate(s))                          (1)
    -----------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)                       (2)
   ------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Recorded Bonds)
---------------------------------------------------------------------------------------------------------
   Request Form for the Issuance of Recording Certificate
   ------------------------------------------------------------------------------------------------------
   Request Form in Relation to the Recording Certificate
   ------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Recorded Bonds)                               (3)
   ------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)                       (2)
   ------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Necessary Documents for Voting Right Exercise
   -------------------------------------------------------------------------------------------------------
   Voting Instruction Form                                                                     (4)
                    --------------------------------------------------------------------------------------
   Receipt of Deposited Bonds                                                                  (5)
   -------------------------------------------------------------------------------------------------------
   Identification Document of Bondholder                                                       (6)
   -------------------------------------------------------------------------------------------------------
   Power of Attorney                                                                           (7)
   -------------------------------------------------------------------------------------------------------
   Power of Attorney (Contents of Voting Right Exercise Identified)                            (8)
----------------------------------------------------------------------------------------------------------


{TABLE CONTINUED 2}

-------------------------------------------------------------------------------------------------------------------------------
                                                                                For those who will attend the
                                                                                Bondholders' Meeting by himself/
                                                                                herself (Mainly, for retail investors)
-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Bond Certificate(s))
--------------------------------------------------------------------------------------------------------------------------------
   Bond Certificate                                                              Deliver by 17:00, Monday, November 17th, 2003
   -----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Bond Certificate(s))             Deliver by 17:00, Monday, November 17th, 2003
   -----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   ------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Recorded Bonds)
  -----------------------------------------------------------------------------------------------------------------------------
   Request Form for the Issuance of Recording Certificate                        Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Request Form in Relation to the Recording Certificate                         Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Recorded Bonds)                  Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Voting Right Exercise
    ---------------------------------------------------------------------------------------------------------------------------
    Voting Instruction Form                                                      Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Receipt of Deposited Bonds                                                   Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Identification Document of Bondholder                                        Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Power of Attorney                                                            Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Power of Attorney(Contents of Voting Right Exercise Identified)                   Not Necessary
    --------------------------------------------------------------------------------------------------------------------------

{TABLE CONTINUED 3}

-------------------------------------------------------------------------------------------------------------------------------
                                                                                For those who will attend the
                                                                                Bondholders' Meeting by proxy
                                                                                (Mainly, for corporate investors)
-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Bond Certificate(s))
--------------------------------------------------------------------------------------------------------------------------------
   Bond Certificate                                                              Deliver by 17:00, Monday, November 17th, 2003
   -----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Bond Certificate(s))             Deliver by 17:00, Monday, November 17th, 2003
   -----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   ------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Recorded Bonds)
  -----------------------------------------------------------------------------------------------------------------------------
   Request Form for the Issuance of Recording Certificate                        Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Request Form in Relation to the Recording Certificate                         Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Recorded Bonds)                  Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Voting Right Exercise
    ---------------------------------------------------------------------------------------------------------------------------
    Voting Instruction Form                                                      Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Receipt of Deposited Bonds                                                   Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Identification Document of Bondholder                                        Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Power of Attorney                                                            Bring to the Bondholders' Meeting
    --------------------------------------------------------------------------------------------------------------------------
    Power of Attorney(Contents of Voting Right Exercise Identified)                           Not Necessary
    --------------------------------------------------------------------------------------------------------------------------


{TABLE CONTINUED 4}


---------------------------------------------------------------------------------------------------------------------------------
                                                                                For those who do not attend the Bondholders'
                                                                                Meeting but exercise his/her voting right by
                                                                                appointing Representative Commissioned
                                                                                Company for Bondholders (Note [9])
-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Bond Certificate(s))
-------------------------------------------------------------------------------------------------------------------------------
   Bond Certificate                                                              Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Bond Certificate(s))             Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   -----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Bond Deposit (Holder of Recorded Bonds)
  -----------------------------------------------------------------------------------------------------------------------------
   Request Form for the Issuance of Recording Certificate                        Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Request Form in Relation to the Recording Certificate                         Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Deposit Instruction Form (for the holders of Recorded Bonds)                  Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------
   Officer's Certificate (for corporation, organization and foundation)          Deliver by 17:00, Monday, November 17th, 2003
   ----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Necessary Documents for Voting Right Exercise
    ---------------------------------------------------------------------------------------------------------------------------
    Voting Instruction Form                                                                     Not Necessary
    --------------------------------------------------------------------------------------------------------------------------
    Receipt of Deposited Bonds                                                                  Not Necessary
    --------------------------------------------------------------------------------------------------------------------------
    Identification Document of Bondholder                                                       Not Necessary
    --------------------------------------------------------------------------------------------------------------------------
    Power of Attorney                                                                           Not Necessary
    ----------------------------------------------------------------------------------------------------------------------------
    Power of Attorney(Contents of Voting Right Exercise Identified)             Deliver by 17:00, Monday, November 24th, 2003
                                                                                                 Note [10])
    ----------------------------------------------------------------------------------------------------------------------------
 .............................................................................................................
(Note)

(1)    Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF BOND
       CERTIFICATE(S)). Please use the seal other than instant seal.
(2)    Officer's Certificate, which was issued within three months, is necessary for corporation, organization and foundation. Corporate's Registration, Officer's Certificate, etc. for
       Corporation. Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body.
(3)    Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF RECORDED BOND).
       Please use the same seal as registered at the Recording Agency.
(4)    Please fill in, sign and seal the VOTING INSTRUCTION FORM. The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (or those registered at the Recording
       Agency).
(5)    Representative Commissioned Company for Bondholders will deliver Receipt of Deposited Bonds upon completion of Bond Deposit procedure.
(6)    Identification Document of Bondholder, or in case of attendance by proxy, Identification Document of such Proxy is necessary (such as Corporate's Registration, Officer's Certificate, etc. for
       Corporation, Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body, and driver's license, passport, health insurance certificate, etc. for individuals)
(7)    Please fill in the Power of Attorney (although there is no specific form, a sample form is attached for your reference). Please use the same seal as used in the Deposit Instruction Form (or the same seal as registered at the Recording Agency).
(8)    Please fill in the POWER OF ATTORNEY(CONTENTS OF VOTING RIGHT EXERCISE IDENTIFIED). Please use the
       same seal as used in the Deposit Instruction Form (or the same as registered at the Recording
       Agency).
(9)    If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

(10)   We would appreciate your cooperation by delivering us the document together with deposit related document in our effort to streamline the administrative procedure in relation to deposit by 17:00,
       Monday, November 17th, 2003.
...............................................................................................................

                            V.  INFORMATION MATERIAL
                            ------------------------

                                                            October 15th, 2003

To Bondholders

                            Representative Commissioned Company for Bondholders

                            Aozora Bank, Ltd.


         KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS OF 1995 -
                                FOURTH SERIES

-------------------------------------------------------------------------------

We received information material from KEPCO, the issuer of the above captioned bonds, for the Bondholders.

Please find the attached information material for your reference.

[KEPCO logo]


                                                              October 15, 2003

                                              Korea Electric Power Corporation


   PRESENTATION TO SAMURAI BONDHOLDERS OF KOREA ELECTRIC POWER CORPORATION

We, Korea Electric Power Corporation ("KEPCO") are planning to hold a presentation for the purpose to explain the Debt Restructuring Plan and the KDB guarantee. We will be inviting all bondholders of the outstanding samurai bonds (Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series, Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996)) and will follow the schedule below.

We consider this occasion as a very important opportunity to explain directly to all our creditors and would therefore like to kindly invite you to this presentation.

 -----------------------------------------------------------------------------
|          Date / Time              |                 Venue                   |
|-----------------------------------|-----------------------------------------|
| October 29 2003 (Wed.)  3:30 pm ~ | Imperial Hotel Osaka - Fuyo Room        |
|                                   |  1-8-50 Tenmabashi, Kita-ku, Osaka-shi  |
|                                   |  Tel : 06-6881-1111                     |
|                                   |                                         |
|-----------------------------------|-----------------------------------------|
|October 30 2003 (Thu.)  3:30 pm ~  | Tokyo Kaikan - Gold Room                |
|                                   |  3-2-1 Marunouchi, Chiyoda-ku           |
|                                   |  Tel : 03-3215-2111                     |
|                                   |                                         |
 ----------------------------------------------------------------------------

Those who would like to attend the presentation are kindly requested to submit the fax form attached by 22 October to the attention below. Should you have any inquiries, please do not hesitate to contact our Financial Advisor.


                                                               Sincerely Yours

                   ============================================
                  | Daiwa Securities SMBC Co. Ltd.             |
                  | International Finance Dept.   Mr. Kiji,    |
                  |                               Mr. Takase   |
                  | Tel     :  (03) -5202-3505/3497            |
                   ============================================

* Daiwa Securities SMBC Co. Ltd. has been appointed as the Financial Advisor to KEPCO.

Daiwa Securities SMBC Co. Ltd.
International Finance Dept.
Mr. Takase
FAX:03-3246-1384


      PRESENTATION TO SAMURAI BONDHOLDERS OF KOREA ELECTRIC POWER CORPORATION

-------------------------------------------------------------------------------------------------------
| Attendance :           |                            Attend  / Not Attend                            |
| (Please check   O.)    |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Date & Venue:           |     October 29th (Wed.) in Osaka / October 30th (Thu.) in Tokyo            |
| (Please check  O  in   |                                                                            |
|  case you attend.)     |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Name  :                 |                                                                            |
|                        |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Address  :              |                                                                            |
|                        |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Person in Charge  :     |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Division / Title        |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|Tel  :                  |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|FAX  :                  |                                                                            |
|------------------------|----------------------------------------------------------------------------|
|                        |                                                                            |
|-----------------------------------------------------------------------------------------------------|
|Please fill in the blanks below regarding the bond you hold if possible                              |
|-----------------------------------------------------------------------------------------------------|
|       |                                                  |     Amount Held    |     Type of bond    |
|-------|--------------------------------------------------|--------------------|---------------------|
| 1     | Korea Electric Power Corporation                 |  Yen       million |    Recorded Bond/   |
|       | Japanese Yen Bonds of 1995 - Fourth Series       |                    |   Bond Certificate  |
|       |                                                  |                    |                     |
|-------|--------------------------------------------------|------------------- |---------------------|
| 2     | Korea Electric Power Corporation                 |  Yen       million |    Recorded Bond/   |
|       | Japanese Yen Bonds - Fifth Series (1995)         |                    |   Bond Certificate  |
|       |                                                  |                    |                     |
|-------|--------------------------------------------------|------------------- |---------------------|
| 3     | Korea Electric Power Corporation                 |  Yen       million |    Recorded Bond/   |
|       | Reverse Dual Currency Japanese Yen/Australian    |                    |   Bond Certificate  |
|       | Dollar Bonds - First Series (1996)               |                    |                     |
|-------|--------------------------------------------------|------------------- |---------------------|
| 4     | Korea Electric Power Corporation                 |  Yen       million |    Recorded Bond/   |
|       | Reverse Dual Currency Japanese Yen/Australian    |                    |   Bond Certificate  |
|       | Dollar Bonds - Second Series (1996)              |                    |                     |
 ----------------------------------------------------------------------------- -----------------------

This form must arrive by October 22, 2003 to the contact above.
                         ----------------

                                                                     EXHIBIT B

[KEPCO LOGO]

                        KOREA ELECTRIC POWER CORPORATION

               INFORMATION PACK FOR THE FIRST BONDHOLDERS' MEETING
                                       FOR
               KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS
                              - FIFTH SERIES (1995)

                                                              October 15th, 2003

Dear Bondholders:

Enclosed is Reference Material, with Presentation material to KEPCO's Samurai Bondholders - Debt Restructuring of KEPCO's Samurai Bonds dated October 2003, Information Release dated October 15th, 2003 and Invitation to Presentation to Samurai Bondholders of Korea Electric Power Corporation attached thereto.

Above information was prepared solely for the First Bondholders' Meeting in relation to the Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995).

We highly appreciate your sincere concern on this matter, and hope that you carefully read through the document for information about your voting right.


Sincerely Yours
Korea Electric Power Corporation


 -----------------------------------------------------------------------------
| THIS EXCHANGE OFFER IS MADE FOR SECURITIES OF A NON-U.S. COMPANY. THE OFFER | | IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A COUNTRY THAT ARE DIFFERENT FROM | | THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE DOCUMENT, | | IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING STANDARDS THAT MAY | | NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES. |
|                                                                             |
| IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY | | HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS OF THE UNITED STATES, SINCE | | KOREA ELECTRIC POWER CORPORATION AND THE KOREA DEVELOPMENT BANK ARE LOCATED |
| IN A COUNTRY OUTSIDE OF THE UNITED STATES, AND SOME OR ALL OF THEIR         |
| RESPECTIVE OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A COUNTRY OUTSIDE OF | | THE UNITED STATES. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS |
| OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF THE U.S.        |
| SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS   |
| AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.                |
|                                                                             |
| TO THE BEST OF OUR KNOWLEDGE, WE HEREBY REPRESENT THAT THE ENGLISH          |
| TRANSLATION DOCUMENTS ENCLOSED HEREIN AND ANY OTHER DOCUMENTS TRANSLATED IN | | ENGLISH FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AS PART OF | | FORM CB IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE FAIR AND |
| ACCURATE ENGLISH TRANSLATION OF ANY REQUIRED DOCUMENTS TO BE FILED          |
| THEREWITH IN ALL MATERIAL RESPECT.                                          |
 -----------------------------------------------------------------------------

                                                                 -------------
                                                                 |    #5      |
                                                                 -------------

                                                              October 15th, 2003


    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)

              REFERENCE MATERIAL FOR THE FIRST BONDHOLDERS' MEETING


Commissioned Companies for Bondholders
Mizuho Corporate Bank, Ltd.                     Aozora Bank, Ltd.
The Bank of Tokyo-Mitsubishi, Ltd.              Shinsei Bank, Limited
The Nomura Trust and Banking Co., Ltd.


===============================================================================
|                                                                             |
| To Bondholders                                                              |
|                                                                             |
| Enclosed is Reference Material for the exercise of your voting right in | | relation to the First Bondholders' Meeting for the captioned bonds, about | | which a notice was published in the Official Gazette on October 15th, 2003 | | and in Nihon Keizai Shimbun on October 15th, 2003. Please carefully read |
| the enclosed document for information about your voting rights.             |
|                                                                             |
| Queries regarding this Reference Material should be directed at the contact |
| below.                                                                      |
|                                                                             |
| (Contact regarding this matter)                                             |
| Representative Commissioned Company for Bondholders:                        |
| Mizuho Corporate Bank, Ltd., International Corporate Banking Division       |
| Phone: 03-5252-6400 (9:00 - 17:00)                                          |
|                                                                             |
| (Contact regarding information of Korea Electric Power Corporation ("KEPCO")|
| and Korea Development Bank enclosed herein)                                 |
| Financial Advisor of KEPCO:                                                 |
| Daiwa Securities SMBC Co. Ltd., International Finance Department            |
| Phone: 03-5202-3497 / 3366 / 3505 (on or after November 10, 2003,           |
| 03-5533 - 7774 / 7782 / 7775)                                               |
| E-mail: kepcosamurai@daiwasmbc.co.jp                                        |
|                                                                             |
===============================================================================

                                        [For the Holders of Bond Certificate(s)]

      GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for detailed information, and follow the necessary procedures.

DEPOSIT OF BOND CERTIFICATE(S) IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.

 ==========================================================================
| There are two ways to exercise your voting right at the Bondholders'     |
| Meeting; one is to attend and vote at the Bondholders' Meeting, and the  |
| other is to submit Power of Attorney which identifies the contents of    |
| voting right exercise in advance.                                        |
 ==========================================================================
                             |                                           |
 -----------------------     |            ----------------------------   |
|   Do Not Attend the   |    |           |   Attend the Bondholders'  |  |
| Bondholders' Meeting  |    |           |          Meeting           |  |
 -----------------------     |            ----------------------------   |
                             |                                           |
                            \ /                                         \ /
  ========================================       =======================================
 |  Please fill in the Deposit            |     |  Please fill in the Deposit           |
 |  Instruction Form (for the holders of  |     |  Instruction Form (for the holders of |
 |  Bond Certificate(s)) and Power of     |     |  Bond Certificate(s)) (together with  |
 |  Attorney (Contents of Voting Right    |     |  Officer's Certificate for            |
 |  Exercise Identified) (together with   |     |  corporation, organization and        |
 |  Officer's Certificate for             |     |  foundation, if applicable), and send |
 |  corporation, organization and         |     |  them back by using enclosed envelope |
 |  foundation, if applicable), and send  |     |  together with Bond Certificate. We   |
 |  them back by using enclosed envelope  |     |  will deliver Receipt of Deposited    |
 |  together with Bond Certificate.(*)    |     |  Bonds.                               |
  ========================================      |  Please bring the Voting Instruction, |
                                      |         |  Receipt of Deposited Bonds,          |
                                      |         |  Identification of Bondholder and     |
                                      |         |  Power or Attorney if applicable, to  |
                                      |         |  the Bondholders' Meeting for your    |
                                      |         |  attendance.                          |
                                      |          =======================================
                                      |                                             |
                                      |                                             |
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |    Bondholders' Meeting      |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

                                             [For the Holders of Recorded Bonds]

       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for more detailed information, and follow the necessary procedures.

RECEIPT OF RECORDING CERTIFICATE FROM RECORDING AGENCY AND DEPOSIT THEREOF IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.

 ==========================================================================
| There are two ways to exercise your voting right at the Bondholders'     |
| Meeting; one is to attend and vote at the Bondholders' Meeting, and the  |
| other is to submit Power of Attorney which identifies the contents of    |
| voting right exercise in advance.                                        |
 ==========================================================================
                             |                                           |
 -----------------------     |            ----------------------------   |
|   Do Not Attend the   |    |           |   Attend the Bondholders'  |  |
| Bondholders' Meeting  |    |           |          Meeting           |  |
 -----------------------     |            ----------------------------   |
                             |                                           |
                            \ /                                         \ /
  =========================================       =======================================
 |  Please fill in the Request Form for    |     | Please fill in the Request Form for   |
 |  the Issuance of Recording              |     | the Issuance of Recording             |
 |  Certificate, Request Form in Relation  |     | Certificate, Request Form in Relation |
 |  to the Recording Certificate, Deposit  |     | to the Recording Certificate and      |
 |  Instruction Form (for the holders of   |     | Deposit Instruction Form (for the     |
 |  Recorded Bonds) and Power of Attorney  |     | holders of Recorded Bonds) (together  |
 |  (Contents of Voting Right Exercise     |     | with Officer's Certificate for        |
 |  Identified) (together with Officer's   |     | corporation, organization and         |
 |  Certificate for corporation,           |     | foundation, if applicable), and send  |
 |  organization and foundation, if        |     | them back by using enclosed envelope. |
 |  applicable), and send them back by     |     | We will deliver Receipt of Deposited  |
 |  using enclosed envelope.(*)            |     | Bonds.                                |
  =========================================      | Please bring the Voting Instruction,  |
                                      |          | Receipt of Deposited Bonds,           |
                                      |          | Identification of Bondholder and      |
                                      |          | Power or Attorney if applicable, to   |
                                      |          | the Bondholders' Meeting for your     |
                                      |          | attendance.                           |
                                      |           =======================================
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |    Bondholders' Meeting      |       |
  --------------------------------    |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

(TABLE OF CONTENTS FOR REFERENCE MATERIAL)

I.   DOCUMENTS FOR THE BONDHOLDERS' MEETING.....................................................1
     1.  Guidance for Convocation of the First Bondholders' Meeting.............................2
     2.  Copy of Public Notice at the Official Gazette dated October 15th, 2003.................5
     3.  Venue..................................................................................8

II.  GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE...........................9

III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS...................................15

IV.  PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE............................................21
     1.  Documents for the holders of Bond Certificate(s)
          - List of Necessary Documents (for the holders of Bond Certificate(s))...............22
          - Deposit Instruction Form (for the holders of Bond Certificate(s))..................24
          - Voting Instruction Form............................................................26
          - Power of Attorney (Contents of Voting Right Exercise Identified)...................28
          - Power of Attorney (Sample Form)....................................................33

     2.  Documents for the holders of Recorded Bonds
          - List of Necessary Documents (for the holders of Recorded Bonds)....................34
          - Deposit Instruction Form (for the holders of Recorded Bonds).......................36
          - Voting Instruction Form......................... ..................................38
          - Power of Attorney (Contents of Voting Right Exercise Identified)...................40
          - Power of Attorney (Sample Form)....................................................45
          - Information about the Request for the Issuance of Recording Certificate............46
          - Request Form for the Issuance of Recording Certificate.............................48
          - Request Form in Relation to the Recording Certificate..............................50

     3.  Check List of Necessary Documents.....................................................51

V. INFORMATION MATERIAL........................................................................52
     - Presentation to KEPCO's Samurai Bondholders - Debt Restructuring of
       KEPCO's Samurai Bonds dated October 2003
     - Information Release dated October 15th, 2003
     - Presentation to Samurai Bondholders of Korea Electric Power Corporation

                 I. DOCUMENTS FOR THE BONDHOLDERS' MEETING

                                                                 -------------
                                                                 |    #5      |
                                                                 -------------

                                                              October 15th, 2003

To the Bondholders of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995)

                    Banks to convene Bondholders' Meeting
                             Mizuho Corporate Bank, Ltd.
                             Hiroshi Saito, President & Chief Executive Officer Aozora Bank, Ltd.
                             Hiroshi Maruyama, President and CEO
                             The Bank of Tokyo-Mitsubishi, Ltd.
                             Shigemitsu Miki, President
                             Shinsei Bank, Limited
                             Masamoto Yashiro, Chairman and President
                             The Nomura Trust and Banking Co., Ltd.
                             Nobuyuki Shigemune, President
                             (Commissioned Companies for the Bondholders in relation to the Bonds below)

           GUIDANCE FOR CONVOCATION OF THE FIRST BONDHOLDERS' MEETING

Notice is hereby given that the First Bondholders' Meeting (the "Bondholders' Meeting") will be convened in relation to the Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "Bonds") under the provision of
Article 319 of the Commercial Code as described below. Your attendance at the Bondholders' Meeting is highly appreciated. Since the approval of Agenda is subject to the quorum*(1), you are requested to consider this Reference Material and submit the Power of Attorney authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders prior to the Bondholders' Meeting if you are unable to attend the Bondholders' Meeting by yourself*(2) or by proxy.
*(1) Those who submitted Power of Attorney authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance will be regarded as being in attendance by proxy at the Bondholders' Meeting.
*(2) "Yourself" means your Representative, in case of corporation, organization and foundation.

Date & Time                    15:00, Tuesday, November 25th, 2003

Place                          Rodo Square Tokyo


Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested Mizuho Corporate Bank, Ltd. as the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities in respect of the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee to the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

         PUBLIC NOTICE CONCERNING CONVOCATION OF THE FIRST BONDHOLDERS'
        MEETING FOR KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS -
                               FIFTH SERIES (1995)

To the Bondholders

                                                              October 15th, 2003


    Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995)


Commissioned Companies for Bondholders

Mizuho Corporate Bank, Ltd.               Aozora Bank, Ltd.
The Bank of Tokyo-Mitsubishi, Ltd.        Shinsei Bank, Limited
The Nomura Trust and Banking Co., Ltd.


The Commissioned Companies for Bondholders will hold the First Bondholders' Meeting (the "Meeting") for the above captioned bonds (the "Bonds") as stated below. You or your attorney-in-fact are kindly invited to attend the Meeting. As the proposed agenda of the Meeting requires quorum for the resolutions, if you or your attorney-in-fact will not attend the Meeting, you are kindly requested to submit a Power of Attorney authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance upon reviewing the below mentioned Reference Material and identifying your vote on each agenda. Documents, which are available for your reference in exercising your voting right in the Meeting (the "Reference Material"), shall be kept at the Head Office of the Representative Commissioned Company for Bondholders and made available for perusal by the Bondholders during the period from Wednesday, October 15th, 2003 to one day prior to the convocation date of the Meeting. The Reference Material can be sent to the Bondholders upon receipt of their request after Wednesday, October 15th, 2003, therefore, you are requested to contact the Representative Commissioned Company for Bondholders, whose contact address are stated below. If you wish to exercise your voting right in the Meeting, please submit the Bond certificate(s) or recording certificate(s), as the case may be, to the Representative Commissioned Company for Bondholders for deposit, by 17:00, Monday, November 17th, 2003 (Tokyo time). (If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the

Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.)

1.  Date & Time               15:00, Tuesday, November 25th, 2003
2.  Place                     Rodo Square Tokyo
                              13-14, Shintomi 1-chome, Chuo-ku, Tokyo, Japan
                              (Hacchobori Station (Hibiya Line/JR Keiyo Line),
                              2 minutes walk from Exit A3
3.  Purpose of the Meeting

Reason for Convocation of Bondholders' Meeting
Korea Electric Power Corporation ("KEPCO") has requested the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities under the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee of the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved " to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

If you have any queries on this Public Notice, please contact:

Mizuho Corporate Bank, Ltd., International Corporate Banking Division (Tel:
03-5252-6400, 9:00 - 17:00)

 -----------------------------------------------------------------------------
|    Furthermore, presentation meetings for Bondholders are scheduled by      |
|    KEPCO besides the Bondholders' Meeting.                                  |
|    Please contact International Finance Department of Daiwa Securities      |
|    SMBC Co. Ltd. at 03-5202-3497 / 3505, Financial Advisor of KEPCO,        |
|    if you have any queries about such presentation meetings.                |
 -----------------------------------------------------------------------------

                                RODO SQUARE TOKYO

            13-14, Shintomi 1-chome, Chuo-ku, Tokyo, 104-0041, Japan
                                TEL. 03-3552-9131


                         [Street Map - GRAPHIC OMITTED]

 ---------------------
|                     |
| THE NEAREST STATION |
|                     |
 ---------------------

Toei Asakusa Line/ Takaracho Station (Exit A1) --------------------------- within 7 minutes' walk
Subway Yurakucho Line/ Shintomi Station (Exit 5) ------------------------- within 5 minutes' walk
Subway Hibiya Line. JR Keiyo Line/ Hacchobori Station (Exit A3) ---------- within 2 minutes' walk

     II. GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

     GUIDANCE FOR THE PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

1.   BOND DEPOSIT TO BE MADE PRIOR TO THE VOTING RIGHT EXERCISE
     DEPOSIT OF BOND CERTIFICATE(S) (RECORDING CERTIFICATE, FOR THE RECORDED BONDS) one week prior to the Bondholders' Meeting is necessary for voting, regardless of practical attendance at the Bondholders' Meeting (Paragraph 2 and 3, Article 321 of the Commercial Code, Paragraph 7, Article 320 of the Commercial Code, and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.). Please proceed the following (1) or
     (2) for the Deposit of Bond Certificate(s) (Recording Certificate, for the Recorded Bonds). (One voting right is awarded to each denomination of Y 100,000 of the Bonds held.)

     (1)  FOR THE HOLDERS OF BOND CERTIFICATE(S)
          Holders of Bond Certificate(s) are required to submit or send BOND CERTIFICATE(S) and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Bond Certificate(s)), to Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders, by November 17th (Mon.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF BOND CERTIFICATE(S)) AS TO THE DOCUMENTS TO SUBMIT             |
    -----------------------------------------------------------------------

     (2)  FOR THE HOLDERS OF RECORDED BONDS
          Holders of Recorded Bonds are required to submit or send REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE, REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Recorded Bonds) to MIZUHO CORPORATE BANK, LTD., THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS, by November 17th (Mon.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF RECORDED BONDS) AS TO THE DOCUMENTS TO SUBMIT                  |
    -----------------------------------------------------------------------

          [*1] "Deposit" in this Reference Material is a system for identification of Bondholders for them to exercise voting right at the Bondholders' Meeting. Pursuant to the relevant provisions of the Commercial Code as specified above, Bondholders cannot exercise their voting right unless they deposit Bond Certificate (Recording Certificate, in case of Recorded Bonds) at the Commissioned Companies for Bondholders.
          [*2] Mizuho Corporate Bank, Ltd. (Place of Deposit) will deliver the
               Receipt of Deposited Bonds to the Bondholders upon completion of the deposit procedure. (no Receipt of Deposited Bonds will be delivered if Power of Attorney (Contents of Voting Right Exercise Identified) authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact is submitted to the Representative Commissioned Company for Bondholders in accordance with 2. (2) mentioned later. Receipt of Deposited Bonds is necessary at the Bondholders' Meeting, thus the Bondholders who attend the Bondholders' Meeting by himself / herself or by proxy are advised to keep the Receipt of Deposited Bonds in good manner.
          [*3] During the period that Bond Certificate(s) or Recording
               Certificate are deposited, no transfer, pledge or other form of disposal of the Bonds is to be made.

2.   INFORMATION ABOUT VOTING RIGHT EXERCISE

     (1) FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to bring the following documents to the Bondholders' Meeting: Signed and sealed VOTING INSTRUCTION FORM, RECEIPT OF DEPOSITED BONDS, which is delivered by Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders, upon the completion of Bond Deposit (for those who vote by proxy, power of attorney certifying such proxy), Power of Attorney (in case of attendance by proxy), IDENTIFICATION OF BONDHOLDER OR IN CASE OF ATTENDANCE BY PROXY IDENTIFICATION OF PROXY (Officer's Certificate or Certified Copy of Register for corporations, Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent for organization or foundation other than corporation, driver's license, passport, health insurance certificate, etc. for individuals)

     (2) FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who do not attend the Bondholders' Meeting by himself / herself or by proxy can exercise their voting right at Bondholders' Meeting by submitting Power of Attorney authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact upon identifying your vote on each agenda. Those who wish to proceed as mentioned above are required to submit signed and sealed Power of Attorney (Contents of Voting Right Exercise Identified) where your vote is identified, to International Corporate Banking Division of Mizuho Corporate Bank, Ltd. as the Representative Commissioned Company for Bondholders by Monday, November 24th, 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

          For those who cannot attend the Bondholders' Meeting by himself / herself or by proxy, such person can submit a Voting Instruction in advance to exercise the voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Bondholders' Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

          [*1] The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (for the holders of Bond
               Certificate(s)) or those registered at the Recording Agency.
          [*2] Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to seal and bring the Voting Instruction
               Form to the Bondholders' Meeting for voting.
          [*3] Those who do not attend the Bondholders' Meeting by himself / herself or by proxy are also requested to send the Power of Attorney authorizing Mizuho Corporate Bank, Ltd., as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact, upon identifying your vote on each agenda, together with documents relevant to the bond deposit. However, if you appoint your attorney other than Mizuho Corporate Bank, Ltd., such attorney is required to bring Power of Attorney certifying such proxy and The Receipt of Deposited Bonds, as well as the attorney's Identification Document.

3.   RETURN OF THE DEPOSITED BOND(S)
     Deposited Bonds will be returned upon the cancellation of the Bondholders' Meeting or resolution of the Agenda in the manner as follows.

     (1)  IN CASE OF BOND CERTIFICATE(S)

      We will return the Bond Certificate(s) to the address described at the Deposit Instruction Form.

      The Receipt of Deposited Bonds, which becomes unnecessary after the return of Bond Certificate(s), is requested to be destroyed after your confirmation of such return.

     (2)  IN CASE OF RECORDED BONDS

      We will return the Recording Certificates to the Recording Agency in accordance with the instruction written in the Request Form in Relation to the Recording Certificate, which is to be submitted upon the Bond Deposit as stated in 1. above. We will deliver the Notice of Collection of Recording Certificate to the address designated at Deposit Instruction Form upon completion of collection of Recording Certificate.

      The Holders of Recorded Bonds are unable to request the transfer of record in relation to the Recording Certificate after the issuance of Recording Certificate, unless such Recording Certificate is returned to the Recording Agency.

      The Receipt of Deposited Bonds, which becomes unnecessary after the receipt of the Notice of Collection of Recording Certificate, is requested to be destroyed after your confirmation of such receipt.

4. VOTING RIGHT EXERCISE BY NON-RESIDENT BONDHOLDERS WHO HOLD THE BONDS THROUGH EUROCLEAR OR CLEARSTREAM (THOSE WHO HOLD THE BOND CERTIFICATE OR RECORDED BONDS ARE NOT SUBJECT TO THE FOLLOWING.)

     (1) Bondholders who hold the Bonds through Euroclear or Clearstream are requested to submit the instruction in relation to the voting right to Euroclear or Clearstream by November 7th, 2003 (local time) for the sake of convenience.
     (2) Euroclear or Clearstream will give instruction as to the method of voting right exercise at the Bondholders' Meeting to their Standing Proxies in Japan, in accordance with the voting right instructions submitted by the Bondholders above. Standing Proxy will exercise the voting right after totaling the instructions given by the Bondholders through Euroclear or Clearstream.
     (3) Prior to voting right exercise, Standing Proxies take necessary procedures as described in 1. through 3. above toward voting right exercise. Taking required administrative procedures into consideration, we would highly appreciate your cooperation in submitting the instruction in relation to the voting right by November 7th, 2003 (local time).

     [Document to be sent or submitted to:]

     -- Representative Commissioned Company for Bondholders --

     International Corporate Banking Division, Mizuho Corporate Bank, Ltd. 3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-8210

     [*1] Please use the enclosed return envelope (for registered mail) for submission of relevant documents.

     [*2] Please understand that any departments of Mizuho Corporate Bank, Ltd.
          or any branch offices of Mizuho Bank, Ltd. will not receive documents by hand.

          *Questions or inquiries will be answered at the contact below

                                 ----------------------------------------------
                                | Attention:                                   |
                                |                                              |
                                |  International Corporate Banking Division    |
                                |  Mizuho Corporate Bank, Ltd.                 |
                                |  3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo  |
                                |   (TEL) 03-5252-6400                         |
                                |          (9:00 - 17:00)                      |
                                |   (FAX) 03-3201-3469/6595                    |
                                 ----------------------------------------------

          III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS

                                                              October 15th, 2003

                                    Statement

Banks to make statement

Commissioned Companies for Bondholders

Mizuho Corporate Bank, Ltd.                Aozora Bank, Ltd.
The Bank of Tokyo-Mitsubishi, Ltd.         Shinsei Bank, Limited
The Nomura Trust and Banking Co., Ltd.

Commissioned Companies for Bondholders, as banks to make statement in accordance with the Paragraph 1, Article 322 of the Commercial Code, state in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "Bonds") to be held on November 25th, 2003 as follows.

1      Information regarding Korea Electric Power Corporation (the "Issuer")

       Korea Electric Power Corporation ("KEPCO"), the Issuer of the Bonds, was incorporated in accordance with the Korea Electric Power Corporation Act in the Republic of Korea ("Korea") to engage in the generation, transmission and distribution of electricity and development of the electric power resources.

2      Statement regarding the Agenda of the above mentioned Bondholders'
       Meeting

       Mizuho Corporate Bank, Ltd., the representative of Commissioned Companies for Bondholders of the Bonds who are to make statement (the "Representative Commissioned Company for Bondholders") received a notice from KEPCO as of August 30, 2002, regarding the resolution of attached Agenda for the Bondholders' Meeting as stipulated in the Conditions of Bonds (24) of the Bonds. Banks to make statement deemed the attached Agenda to have a material effect on the interests of the Bondholders. The attached agenda have a material effect on the interest of the Bondholders due to the following reasons, thus we deem it necessary to resolve this matter at the Bondholders' Meeting.

(I)     Attached Agenda 1

     (1) Conditions of Bonds (23) (d) provides that if KEPCO ceases for any reason whatsoever to be statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders, the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' Meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately.

          The Korea Electric Power Corporation Act requires that the Republic of Korea shall own majority of KEPCO's capital. The ownership ratio by the Republic of Korea, directly or indirectly, is approximately 54% as of March 31, 2003.

     (2) The Republic of Korea has promoted the continuous privatization policy under the Plan for Restructuring the Electricity Industry (the "Restructuring Plan") published on January 21, 1999. The overall objectives of the Restructuring Plan are to introduce competition and thereby increase efficiency in the Korean electricity industry; ensure a long-term, inexpensive and stable electricity supply; and promote consumer convenience through the expansion of consumer choice.

          However, such KEPCO privatization policy may result in the ownership of KEPCO by the Republic of Korea declining to 50% or less, in which case the event of default may be triggered, as provided in the above mentioned Conditions of Bonds 23 (d). Such provision to trigger an event of default may hinder the KEPCO privatization policy and the Restructuring Plan promoted by the Korean government for its development by competition, by making KEPCO status uncertain. The deletion of Conditions of Bonds 23 (d) is necessary for that reason.

     (3) Nevertheless, the deletion of such provision in the Conditions of Bonds has a material effect on the interest of the Bondholders because it modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain a Bondholders' resolution on this matter.

     (4) To offset the disadvantage to Bondholders caused by this Agenda and the release of GENCOs' liability as stated in (II) below, KEPCO entrusted The Korea Development Bank (the "KDB") to enter into the Guarantee Agreement as a compensation as stated in (III) below. KEPCO has explained that this Agenda and the release of GENCOs' liability as stated in (II) below will not result in any disadvantage, if approval of all the Agenda is given to make KDB's joint guarantee of the obligation of KEPCO under the Bonds effective.

(II)   Attached Agenda 2

     (1)  KEPCO has divided its power generation business into six subsidiaries:
          Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd. (collectively, "GENCOs"), in accordance with the corporate division procedures under the Korean Commercial Code on April 2, 2001.

     (2) Upon the above mentioned corporate division, all of KEPCO's power generation-related assets and liabilities transferred to six newly established GENCOs. Under the provision of Paragraph 1, Article 530-9 of the Korean Commercial Code, GENCOs are jointly and severally liable for all of KEPCO's liabilities existing prior to the date of the corporate division, including the liabilities under the Bonds. Simultaneously, KEPCO remains jointly and severally liable for all the liabilities it transferred to the GENCOs, except the exempted liabilities. Accordingly, as a result of such corporate division, GENCOs are liable for the payment of all the KEPCO's liabilities under the Bonds.

     (3) As a part of the above mentioned electricity industry restructuring policy published by the Korean government, KEPCO intends to sell the share of GENCOs and privatize them. However, the joint and several liabilities of the GENCOs in respect of the Bonds may pressure the GENCOs' share offering price and depress investors' investment decisions, which may hinder the privatization of GENCOs and prevent the Korean government from implementing its electricity industry restructuring policy for the development of the electricity industry by competition.

          KEPCO intends to resolve the situation by arranging KDB's joint guarantee of the Bonds in exchange for the Bondholders' surrender of the joint and several liability of the GENCOs, for the Bonds, and in this way not adversely impact the rights of the Bondholders.

     (4) The release of joint and several liability of GENCOS in exchange for the attached Agenda 3 has a material effect on the interest of the Bondholders because this modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain the Bondholders' resolution on this matter.

     (5) Further, KEPCO has explained that the release of GENCOs liabilities in exchange for KDB guarantee will not harm the Bondholders due to the KDB's sufficient ability to fulfill its guarantee obligation. KEPCO has also explained that KDB was established in 1953 under the Korea Development Act and KDB's current long-term senior unsecured foreign currency debt ratings assigned by designated rating agencies are is A- (Standard & Poors') and A3 (Moody's Investors Service, Inc.).

(III)  Attached Agenda 3
               KEPCO has represented that in exchange for the deletion of Conditions of Bonds 23 (d) and release of above said joint and several liabilities of the GENCOs, KEPCO has entrusted KDB to provide its guarantee of the KEPCO's obligations under the Bonds and that KDB jointly and severally guarantee the above said obligations. Obtaining consents at the Bondholders' Meeting with regard to the KDB's joint and several guarantee, which is subject to the resolution of attached Agenda 1 and 2, modifies the rights of Bondholders and has a material effect on the interest of the Bondholders. We deem it necessary to resolve this matter at the Bondholders' Meeting. It is anticipated that KDB guarantee will be effective after certain approvals on the resolutions are given.

(IV)   Attached Agenda 4
               Insertion of Conditions of Guarantee and amendment to Conditions of Bonds are necessary in relation to the attached Agenda 1-3. Consequently, amendments or other modification in accordance with above changes should be deemed to be made on the Bond Certificate(s). Making such changes and considering changes are made modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

(V)    Attached Agenda 5
               Relevant agreements need to be amended or prepared in relation to the attached Agenda 1-4. Such amendments and preparation modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

3         Due to the above reasons, we convened the Bondholders' Meeting.

We render our opinion as above.

October 15th, 2003

       Banks to make statement          Mizuho Corporate Bank, Ltd.
                                        Aozora Bank, Ltd.
                                        The Bank of Tokyo-Mitsubishi, Ltd.
                                        Shinsei Bank, Limited
                                        The Nomura Trust and Banking Co., Ltd.

                                                                      Attachment

                                     Agenda

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

               IV. PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE

                                     -------------      ======================
                                     |    #5      |    |  For Holders of Bond |
                                     -------------     |    Certificate(s)    |
                                                        ======================

                           LIST OF NECESSARY DOCUMENTS

* PLEASE USE THE SAME SEAL AS USED IN THE DEPOSIT INSTRUCTION FORM.

[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN MIZUHO CORPORATE BANK, LTD. AND EXERCISE VOTING RIGHT

 (1) Documents to be prepared and delivered by MONDAY, NOVEMBER 17TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Bond Certificate
     [ ]  Deposit Instruction Form (for the holders of Bond Certificate(s))
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be Brought to the Bondholders' Meeting
     [ ]  Voting Instruction Form
     [ ] Receipt of Deposited Bonds (to be delivered by Mizuho Corporate Bank, Ltd. after procedure (1) described above)
     [ ] Person's Identification Document (Proxy's Identification Document, in case of Proxy's attendance at the Bondholders' Meeting)
     [ ] Power of Attorney (in case of Proxy's attendance at the Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING MIZUHO CORPORATE BANK, LTD. AS ATTORNEY-IN-FACT

 (1) Documents to be prepared and delivered by MONDAY, NOVEMBER 17TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Bond Certificate
     [ ]  Deposit Instruction Form (for the holders of Bond Certificate(s))
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be prepared and delivered by MONDAY, NOVEMBER 24TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Power of Attorney (Contents of Voting Right Exercise Identified)
          (Note 2)

* We would appreciate your cooperation by delivering us the Power of Attorney (Contents of Voting Right Exercise Identified) together with document [2]
     (1) described above in our effort to streamline the administrative procedure in relation to deposit by Monday, November 17th, 2003 (to be received by 17:00), though such dead line is different from that for document [2] (1) described above.

  (Note 1)
Corporation     . . . Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation, which do not have corporate body    . . . Article of
Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

 ------------                        -------------      ======================
|   SAMPLE   |                      |     #5      |    |   Holder of Bond     |
 ------------                        -------------     |     Certificate      |
                                                        ======================

                                                                            Date

To Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | ADDRESS IN JAPANESE HIRAGANA          |
      |                 |------------|-------------------------------------- |
      |                 | Address    | ADDRESS IN CHINESE CHARACTER          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | NAME IN CHINESE CHARACTER     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |                   | Person in              |  *    |
      |     charge      |                   | charge                 |  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       --------------------------------------
                                      * PLEASE USE SEAL OTHER THAN INSTANT   *
                                      * SEAL. SEAL SHOULD NOT NECESSARILY BE *
                                      * REGISTERED SEAL.                     *
                                       --------------------------------------

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing    Exercise of voting right at the First Bondholders'
                            Meeting of Korea Electric Power Corporation Japanese
                            Yen Bonds - Fifth Series (1995) to be convened on
                            November 25th, 2003

2. Bonds for Deposit        Korea Electric Power Corporation Japanese Yen Bonds
                            - Fifth Series (1995)
                            Number of Bond Certificate(s) of Y 100,000 ______,
                            Y 1,000,000 _____ (Content) Total face amount Y___

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |   Y 100,000         |                                       |
              |---------------------|----*----------------------------------|
              |   Y 1,000,000       |    *                                  |
               --------------------------*----------------------------------
                                 |***** *
                                 |
***********************************
*  PLEASE FILL IN ALL THE SERIAL   *
*  NUMBERS OF BOND CERTIFICATE(S). *
***********************************

3. Attached Coupon Payable on or after _____________

4. Legal ground Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321 of the Commercial Code

Please send Receipt of Deposited Bonds to above contact.

___________________________ (For the Bank's Use Only) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 1.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 2.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 3.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                     -------------       ======================
                                    |     #5      |     |   Holder of Bond     |
                                     -------------      |     Certificate      |
                                                         ======================

                                                                            Date

To Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)
               --------------------------------------------------------------
              |                 | Reading    |                               |
              |                 |------------|-------------------------------|
              |                 | Address    |                               |
              |   Bondholder    |            |                               |
              |   (Depositor)   |            | (Tel   -     -   )            |
              |                 |------------|-------------------------------|
              |                 |  Reading   |                      | Seal   |
              |                 |------------|-------------------------------|
              |                 |  Name      |                      |        |
              | ----------------|--------------------------------------------|
              |  Department in  |                   | Person in |            |
              |     charge      |                   | charge    |            |
               -------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing    Exercise of voting right at the First Bondholders'
                            Meeting of Korea Electric Power Corporation Japanese
                            Yen Bonds - Fifth Series (1995) to be convened on
                            November 25th, 2003

2. Bonds for Deposit        Korea Electric Power Corporation Japanese Yen Bonds
                            - Fifth Series (1995)
                            Number of Bond Certificate(s) of Y 100,000_______,
                            Y 1,000,000____ (Content) Total face amount Y ____

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |   Y 100,000         |                                       |
              |---------------------|---------------------------------------|
              |   Y 1,000,000       |                                       |
               -------------------------------------------------------------

3. Attached Coupon Payable on or after_____________

4. Legal ground Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321 of the Commercial Code

Please send Receipt of Deposited Bonds to above contact.


___________________________(For the Bank's Use Only)___________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 4.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 5.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 6.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                                               ----------------
                                                              |                |
 ------------                                                 |       #5       |
|   SAMPLE   |                                                |                |
 ------------                                                  ----------------
                                                              |      Used at   |
                                                              |   Bondholders' |
                                                              |     Meeting    |
                                                               ----------------

    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)
                           First Bondholders' Meeting

                                                            ____
VOTING INSTRUCTION FORM                     Number of Vote | 22 | (One vote for
                                                            ----
                                            each Y 100,000    *  denomination)
                                                              *
                                                              *
                                        **************************************
                                        *  Please fill in the number of vote  *
                                        |  you hold. Example) If you hole two |
                                        |  Bond Certificates of Y 1,000,000   |
                                        |  and two Bond Certificates of       |
                                        |  Y 100,000: Number of Vote is 22.   |
                                        **************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |       IN         |   |      IN          |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

      -----------------------------------------------------------------
     |  Bondholder      | Address: ADDRESS                             |
     |  (Depositor)     |----------------------------------------------|
     |                  | Name                                | Seal   |
     |                  | NAME                                |--------|
     |                  |                                     |        |
     |                  |                                     |        |
      -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |     Remarks    |
                                    | -----------|-----------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                                                 ___________
|     Used at    |                                               |           |
|   Bondholders' |                                               |     #5    |
|     Meeting    |                                               |___________|
 ----------------

    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)
                           First Bondholders' Meeting

VOTING INSTRUCTION FORM                     Number of Vote ___  (One vote for
                                            each Y 100,000 denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

      -----------------------------------------------------------------
     |  Bondholder      | Address                                      |
     |  (Depositor)     |----------------------------------------------|
     |                  | Name                                | Seal   |
     |                  |                                     |--------|
     |                  |                                     |        |
     |                  |                                     |        |
      -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.

_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                    ___________                  ___________
| Contents of    |                  |           |                |           |
| Voting Right   |                  |  SAMPLE   |                |     #5    |
| Exercise       |                  |___________|                |___________|
| Identified     |
 ----------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Mizuho Corporate Bank Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      ***************************************************
                      *   Please fill in the number of vote you hold.   *
                      *   Example) If you hold two Bond Certificates    *
                      *   of Y 1,000,000 and two Bond Certificates of   *
                      *   Y 100,000: Number of Vote is 22.              *
                      ***************************************************
                                  *
                              *
                            *
                   ______
   Number of Vote |  22  |  (One vote for each Y 100,000 denomination)
                   ------

             ------------------------
AGENDA 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * -  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * -  Please encircle AGAINST if you *
AGENDA 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
AGENDA 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

**********************************                                    Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *           Address
*  registered at the Recording   *
*  Agency                        *********** Name                           Seal
**********************************

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
     The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
     Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact
     (A).

                                                           Deposit Number:______

 ----------------                                                 ___________
| Contents of    |                                               |           |
| Voting Right   |                                               |     #5    |
| Exercise       |                                               |___________|
| Identified     |
 ----------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Mizuho Corporate Bank Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.

In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

Number of Vote _______ (One vote for each Y 100,000 denomination)

                                           ------------------------
     AGENDA 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date
                                              Bondholder

                                              Address

                                              Name
                                                                          Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
     The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
     Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact
     (A).
                                                         Deposit Number:________

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)

                                POWER OF ATTORNEY

I / The Company hereby appoint                           as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003:


-- To attend the Bondholders' Meeting on behalf of myself / the Company
-- To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^

--------------------------------------------------------------------------------
  (Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                                     -------------      ======================
                                    |     #5      |    |     For Holders of    |
                                     -------------     |     Recorded Bond     |
                                                        ======================

                           LIST OF NECESSARY DOCUMENTS

* PLEASE USE THE SAME SEAL AS REGISTERED AT THE RECORDING AGENCY.

[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN MIZUHO CORPORATE BANK, LTD. AND EXERCISE VOTING RIGHT

 (1) Documents to be prepared and delivered by MONDAY, NOVEMBER 17TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Request Form for the Issuance of Recording Certificate
     [ ]  Request Form in Relation to the Recording Certificate
     [ ]  Deposit Instruction Form (for the holders of Recorded Bonds)
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be Brought to the Bondholders' Meeting
     [ ]  Voting Instruction
     [ ]  Receipt of Deposited Bonds (to be delivered by Mizuho Corporate
          Bank, Ltd. after procedure (1) described above)
     [ ] Person's Identification Document (Proxy's Identification Document, in case of Proxy's attendance at the Bondholders' Meeting)
     [ ] Power of Attorney (in case of Proxy's attendance at the Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING MIZUHO CORPORATE BANK, LTD. AS ATTORNEY-IN-FACT

 (1) Documents to be prepared and delivered by MONDAY, NOVEMBER 17TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Request Form for the Issuance of Recording Certificate
     [ ]  Request Form in Relation to the Recording Certificate
     [ ]  Deposit Instruction Form (for the holders of Recorded Bonds)
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be prepared and delivered by MONDAY, NOVEMBER 24TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Power of Attorney (Contents of Voting Right Exercise Identified)
          (Note 2)

* We would appreciate your cooperation in delivering to us the Power of Attorney (Contents of Voting Right Exercise Identified) together with documents described in [2] (1) above in our effort to streamline the administrative procedure in relation to deposit by Monday, November 17th, 2003 (to be received by 17:00), although such dead line is different from that for documents described in [2] (1) above.

 (Note 1)
Corporation       . . . Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation, which do not have corporate body    . . . Article
of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

 (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                  ------------       -------------      ======================
                 |   SAMPLE   |     |     #5      |    |   Holder of Recorded |
                  ------------       -------------     |          Bond        |
                                                        ======================

                                                                            Date

To Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)
      ----------------------------------------------------------------------
     |                 | Reading    | ADDRESS IN JAPANESE HIRAGANA          |
     |                 |------------|-------------------------------------- |
     |                 | Address    | ADDRESS IN CHINESE CHARACTER          |
     |    Bondholder   |            |                                       |
     |   (Depositor)   |            | (Tel   -     -   )                    |
     |                 |------------|---------------------------------------|
     |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
     |                 |------------|-------------------------------|       |
     |                 |  Name      | NAME IN CHINESE CHARACTER     |  *    |
     | ----------------|--------------------------------------------|--*--- |
     |  Department in  |          | Person in  | (Seal Registered      *    |
     |     charge      |          | charge     | at Recording Agency)  *    |
      -----------------------------------------------------------------*----
                                                                       *
Note: Please make sure to fill in the name of Department in charge and *
      person in charge in case of corporate Bondholder.                *
                                                                       *
                                                            -------------------
                                                           * PLEASE USE SEAL   *
                                                           * REGISTERED AT THE *
                                                           * RECORDING AGENCY. *
                                                            -------------------

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing        Exercise of voting right at the First
                                Bondholders' Meeting of Korea Electric Power
                                Corporation Japanese Yen Bonds - Fifth Series
                                (1995) to be convened on November 25th, 2003

2. Bonds for Deposit            Korea Electric Power Corporation Japanese Yen
                                Bonds - Fifth Series (1995)
                                Number of Recording Certificate  ( 1 )
                                (Content) Total recorded amount  Y 2,000,000
                                          Serial Recording Number_____X______*

3. Legal Background             Paragraph 7, Article 320 and Paragraph 2 and 3,
                                Article 321 of the Commercial Code and Article
                                62 of the Enforcement Order of the Law
                                concerning Recording of Bonds, etc.

Please send Receipt of Deposited Bonds to above contact.

*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|     Route     | 7.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 8.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 9.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                     -------------      ======================
                                    |     #5      |    |   Holder of Recorded |
                                     -------------     |          Bond        |
                                                        ======================

                                                                            Date

To Mizuho Corporate Bank, Ltd., the Representative Commissioned Company for Bondholders

(Place of Deposit)

               ---------------------------------------------------------------
              |                 | Reading    |                                |
              |                 |------------|--------------------------------|
              |                 | Address    |                                |
              |    Bondholder   |            |                                |
              |   (Depositor)   |            | (Tel   -     -   )             |
              |                 |------------|--------------------------------|
              |                 |  Reading   |                      | Seal    |
              |                 |------------|--------------------------------|
              |                 |  Name      |                      |         |
              | ----------------|---------------------------------------------|
              |  Department in  |              | Person in | (Seal Registered |
              |     charge      |              | charge    |   at Recording   |
              |                 |              |           |      Agency)     |
               ---------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing        Exercise of voting right at the First
                                Bondholders' Meeting of Korea Electric Power
                                Corporation Japanese Yen Bonds - Fifth Series
                                (1995) to be convened on November 25th, 2003

2. Bonds for Deposit            Korea Electric Power Corporation Japanese
                                Yen Bonds - Fifth Series (1995)
                                Number of Recording Certificate (____)
                                (Content)  Total recorded amount Y_____
                                           Serial Recording Number_____________*

3. Legal Background             Paragraph 7, Article 320 and Paragraph 2 and 3,
                                Article 321 of the Commercial Code and Article
                                62 of the Enforcement Order of the Law
                                concerning Recording of Bonds, etc.

Please send Receipt of Deposited Bonds to above contact.

*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 10.  Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 11.  Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 12.  Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                                               ----------------
                                                              |                |
 ------------                                                 |       #5       |
|   SAMPLE   |                                                |                |
 ------------                                                  ----------------
                                                              |     Used at    |
                                                              |   Bondholders' |
                                                              |     Meeting    |
                                                               ----------------

    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)
                           First Bondholders' Meeting

                                                            ____
VOTING INSTRUCTION FORM                     Number of Vote | 22 | (One vote for
                                                            ----
                                            each Y 100,000    *  denomination)
                                                              *
                                                              *
                                        ***************************************
                                        *  Please fill in the number of vote  *
                                        |  you hold.                          |
                                        |  Example) If you hole two Bond      |
                                        |  Certificates of Y 1,000,000 and    |
                                        |  two Bond Certificates of           |
                                        |  Y 100,000: Number of Vote is 22.   |
                                        **************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------    ------------------
| IN FAVOUR       |    | IN FAVOUR       |    | IN FAVOUR       |   | IN FAVOUR       |   | IN FAVOUR       |
|        - AGAINST|    |        - AGAINST|    |        - AGAINST|   |        - AGAINST|   |        - AGAINST|
 ------------------     ------------------     ------------------    ------------------    ------------------

     * Please encircle either IN FAVOUR or AGAINST.

      -----------------------------------------------------------------
     |  Bondholder      | Address: ADDRESS                             |
     |  (Depositor)     |----------------------------------------------|
     |                  | Name                                | Seal   |
     |                  | NAME                                |--------|
     |                  |                                     |        |
     |                  |                                     |        |
      -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ---------------                                                  ___________
|    Used at    |                                                |           |
|  Bondholders' |                                                |     #5    |
|    Meeting    |                                                |___________|
 ---------------

    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)
                           First Bondholders' Meeting

VOTING INSTRUCTION FORM                     Number of Vote ___  (One vote for
                                            each Y 100,000 denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

      -----------------------------------------------------------------
     |  Bondholder      | Address                                      |
     |  (Depositor)     |----------------------------------------------|
     |                  | Name                                | Seal   |
     |                  |                                     |--------|
     |                  |                                     |        |
     |                  |                                     |        |
      -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|-----------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                    ___________                  ___________
| Contents of    |                  |           |                |           |
| Voting Right   |                  |  SAMPLE   |                |     #5    |
| Exercise       |                  |___________|                |___________|
| Identified     |
 ----------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Mizuho Corporate Bank Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      ***************************************************
                      *   Please fill in the number of vote you hold.   *
                      *   Example) If you hold two Bond Certificates    *
                      *   of Y 1,000,000 and two Bond Certificates of   *
                      *   Y 100,000: Number of Vote is 22.              *
                      ***************************************************
                                  *
                              *
                            *
                   ______
   Number of Vote |  22  |  (One vote for each Y 100,000 denomination)
                   ------

             ------------------------
AGENDA 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * -  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * -  Please encircle AGAINST if you *
AGENDA 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
AGENDA 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

**********************************                                    Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *           Address
*  registered at the Recording   *
*  Agency                        **********  Name                           Seal
**********************************

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
     The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
     Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact
     (A).
                                                         Deposit Number:________

 ----------------                                                 ___________
| Contents of    |                                               |           |
| Voting Right   |                                               |     #5    |
| Exercise       |                                               |___________|
| Identified     |
 ----------------

                                POWER OF ATTORNEY

I / The Company hereby appoint Mizuho Corporate Bank Ltd. as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003.

--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

Number of Vote ______ (One vote for each Y 100,000 denomination)

                                           ------------------------
     AGENDA 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date
                                              Bondholder

                                              Address

                                              Name
                                                                          Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
     The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
     Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact
     (A).
                                                       Deposit Number:__________

[ Agenda ]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)

                                POWER OF ATTORNEY


I / The Company hereby appoint                             as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 25th, 2003:


--  To attend the Bondholders' Meeting on behalf of myself / the Company
--  To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^

--------------------------------------------------------------------------------
  (Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                                     -------------      ======================
                                    |     #5      |    |     For Holders of    |
                                     -------------     |     Recorded Bond     |
                                                        ======================

                                                              October 15th, 2003
To Bondholders

                                             Recording Agency
                                             Mizuho Corporate Bank, Ltd.

     INFORMATION ABOUT THE REQUEST FOR THE ISSUANCE OF RECORDING CERTIFICATE

    Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995)
                           First Bondholders' Meeting

When you deposit your bonds regarding the above captioned Bonds under the provisions of the Paragraph 2 and Paragraph 3, Article 321 of the Commercial Code, and Paragraph7, Article 320 of the Commercial Code, you are required to receive the Recording Certificate and deposit it in accordance with Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc. The process for such request is as follows:

1. Documents to Submit     Request Form for the Issuance of Recording
                           Certificate (Form 14)
                           Request Form in Relation to the Recording Certificate

2. Important Notice for the Preparation of Documents
   -  Please use the name and seal, which is registered at the Recording Agency.
   -  You may designate several Registered Accounts.
   - In case your bonds are recorded at more than one account, please submit the documents for each such account.
   - Please fill in the reason for depositing as shown in the attached example. The reason for depositing is exercise of Bondholders' voting right (Paragraph 2, Article 321 of the Commercial Code).
   - Please print the name of the Bonds correctly, and refrain from the usage of abbreviation. (please refer to the attached example).

   - Please put your seal for prior consent to amend possible typographic error for smooth process.
   - Please go through the documents to avoid any omission of statement before its submission.

3. Please submit the Request Form for the Issuance of Recording Certificate, which you prepared, to the REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS (THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS SUBMIT TO THE RECORDING AGENCY).

4. The Recording Certificate you requested will be received by Mizuho Corporate Bank, Ltd., Representative Commissioned Company for Bondholders (Place of Deposit), directly through the Recording Agency, upon your separate submission of REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE.

5. Contact Information
   - Request for Recording
     Bond Recording Team, Bond Recording Division
     Mizuho Corporate Bank, Ltd.
     TG Building, 2-16, Yaesu 1-chome, Chuo-ku, Tokyo, 103-0028
                        TEL 03-5200-7110
                        FAX 03-3271-7396

   - Representative Commissioned Company for Bondholders
     (Addressee of documents)
     International Corporate Banking Division
     Mizuho Corporate Bank, Ltd.
     3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-8210
                        TEL 03-5252-6400 (9:00 - 17:00)
                        FAX 03-3201-3469/6595

-  Sample of Request Form for the Issuance of Recording Certificate Sample

   Name of Bonds: Korea Electric Power Corporation Japanese
   Yen Bonds - Fifth Series (1995)
                        Recording Number 1, Y 100,000,000
   Purpose of Request: Exercise of Voting Right by Bondholders

To: Mizuho Corporate Bank Ltd.                                                                           [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date June 1, 2003

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address     2-16, Yaesu 1 Chome,
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |              Ohuo-ku, Tokyo, Japan
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |              ( ) X Bank, Limited
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                              (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name     ( )( )( )( ),    Registered
           |             |     | Collateralized Bonds)                                     |          President & CEO      Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------

                                                                                                  ______________________
  ----------------------------------------------------------------------------|------------|    |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |    |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |    |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|    |Person    |   |   |   |
| of          | Korea Electric Power Corporation |           |                |            |    |in Charge |   |   |   |
|             | Japanese Yen Bonds - Fifth       |           |                |            |     ----------------------
| Recorded    | Series (1995)                    |      1    |     100000     |            |
|             |----------------------------------|-----------|----------------|------------|     ____________________
| Bonds       |                                  |           |                |            |    |          | POA |   |
|             |----------------------------------|-----------|----------------|------------|    | Attach-  |-----|---|
| Subject     |                                  |           |                |            |    | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|    |          |_____|___|
| to          |                                  |           |                |            |    |          |_____|___|
|             |----------------------------------|-----------|----------------|------------|    |          |     |   |
| Request     |                                  |           |                |            |     --------------------
|             |----------------------------------|-----------|----------------|------------|     ______________________
|             |                                  |           |                |            |    |          |           |
  -----------------------------------------------------------------------------------------|    | Received |    Date   |
                                                                                                |----------|-----------|
                                                                                                | No.      |           |
                                                                                                 ----------------------

                                                                                                Branch Name  ( ) X Bank ( )( ) Dept.
                                                                                                -----------------------------------
                                                                                                TEL 03 (1234) 5678

Note

.................................................................................
( )    This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
[Note] (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
             (In case of request by agent, fill in the name of principal)
.................................................................................

To: Mizuho Corporate Bank Ltd.                                                                           [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                               (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                      Registered
           |             |     | Collateralized Bonds)                                     |                               Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------

                                                                                                  _______________________
|-----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                | Recording |    Recorded    |   Remarks  |     |zation    |           |
| Itemization |                                  |  Number   |     Amount     |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          | Korea Electric Power Corporation |           |                |            |     |in Charge |   |   |   |
|             | Japanese Yen Bonds - Fifth       |           |                |            |      ----------------------
| Recorded    | Series (1995)                    |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _____________________
| Bonds       |                                  |           |                |            |     |          | POA |   |
|             |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
| Subject     |                                  |           |                |            |     | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |_____|___|
| to          |                                  |           |                |            |     |          |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |     |   |
| Request     |                                  |           |                |            |      --------------------
|             |----------------------------------|-----------|----------------|------------|      _______________________
|             |                                  |           |                |            |     |          |           |
|------------------------------------------------------------------------------------------|     | Received |   Date    |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

                                                                                                 Branch Name
                                                                                                 ------------------------------
                                                                                                 TEL       (     )

Note

.................................................................................
( )    This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
       (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
             (In case of request by agent, fill in the name of principal)
.................................................................................

                                     -------------      ======================
                                    |     #5      |    |     For Holders of   |
                                     -------------     |     Recorded Bond    |
                                                        ======================

              REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE

                                                                            Date

To Representative Commissioned Company for Bondholders
Mizuho Corporate Bank, Ltd.
  (Place of Deposit)

                                            Bondholder

                                            Address
                                                                   ^^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^^
                                                     (Certified Seal Impression)

The Recording Certificate (Contents: Total amount recorded: Y_____ , Serial Recording Number* _______) in relation to the Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series - (1995) should be issued upon the submission of Request Form for the Issuance of Recording Certificate and Request Form in Relation to the Recording Certificate (addressed to the Recording Agency) as attached. Once such Recording Certificate is issued, please receive it on my behalf and keep it in your custody for the exercise of my voting right in relation to the Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) the First Bondholders' Meeting.

In case the Agenda of First Bondholders' Meeting is resolved or the Bondholders' Meeting is cancelled, please return the Recording Certificate directly to the Recording Agency without returning it to me.

* In case you own plural Serial Recording Number, please put "," between such numbers.

_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
                                    |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

                       CHECK LIST OF NECESSARY DOCUMENTS

|----------------------------------------------------------------------------------------------------------------------------------|
|                                         |                              |                             |   For those who do not    |
|                                         |                              |                             |  attend the Bondholders'  |
|                                         |For those who will attend the |  For those who will attend  |   Meeting but exercise    |
|                                         |   Bondholders' Meeting by    | the Bondholders' Meeting by | his / her voting right by |
|                                  (Note) |     himself / herself        |           proxy             | appointing Representative |
|                                         |    (Mainly, for retail       |   (Mainly, for corporate    | Commissioned Company for  |
|                                         |        investors)            |         investors)          |   Bondholders (Note(9))   |
|----------------------------------------------------------------------------------------------------------------------------------|
|Necessary Documents for Bond Deposit                                                                                              |
|(HOLDER OF BOND CERTIFICATE(S))                                                                                                   |
|----------------------------------------------------------------------------------------------------------------------------------|
|     Bond Certificate                    |  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|                                         |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Deposit Instruction Form (for    (1)|  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     the holders of Bond                 |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|     Certificate(s))                     |                              |                             |                           |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Officer's Certificate (for       (2)|  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     corporation, organization and       |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|     foundation)                         |                              |                             |                           |
|----------------------------------------------------------------------------------------------------------------------------------|
|Necessary Documents for Bond Deposit                                                                                              |
|(HOLDER OF RECORDED BONDS)                                                                                                        |
|----------------------------------------------------------------------------------------------------------------------------------|
|     Request Form for the Issuance       |  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     of Recording Certificate            |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Request Form in Relation to         |  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     the Recording Certificate           |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Deposit Instruction Form (for    (3)|  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     the holders of Recorded Bonds)      |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Officer's Certificate (for       (2)|  Deliver by 17:00, Monday,   |Deliver by 17:00, Monday,    | Deliver by 17:00, Monday, |
|     corporation, organization and       |     November 17th, 2003      |  November 17th, 2003        |    November 17th, 2003    |
|     foundation)                         |                              |                             |                           |
|----------------------------------------------------------------------------------------------------------------------------------|
|Necessary Documents for Voting Right                                                                                              |
|Exercise                                                                                                                          |
|----------------------------------------------------------------------------------------------------------------------------------|
|     Voting Instruction Form          (4)|  Bring to the Bondholders'   |  Bring to the Bondholders'  |      Not Necessary        |
|                                         |           Meeting            |           Meeting           |                           |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Receipt of Deposited Bonds       (5)|  Bring to the Bondholders'   |  Bring to the Bondholders'  |      Not Necessary        |
|                                         |           Meeting            |           Meeting           |                           |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Identification Document of       (6)|  Bring to the Bondholders'   |  Bring to the Bondholders'  |      Not Necessary        |
|     Bondholder                          |           Meeting            |           Meeting           |                           |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Power of Attorney                (7)|        Not Necessary         |  Bring to the Bondholders'  |      Not Necessary        |
|                                         |                              |           Meeting           |                           |
|-----------------------------------------|------------------------------|-----------------------------|---------------------------|
|     Power of Attorney (Contents of   (8)|        Not Necessary         |        Not Necessary        | Deliver by 17:00, Monday, |
|     Voting Right Exercise               |                              |                             |     November 24th, 2003   |
|     Identified)                         |                              |                             |        2003 (Note(10))    |
|----------------------------------------------------------------------------------------------------------------------------------|

     (Note)
(1) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF BOND CERTIFICATE(S)). Please use the seal other than instant seal.
(2) Officer's Certificate, which was issued within three months, is necessary for corporation, organization and foundation. Corporate's Registration, Officer's Certificate, etc. for Corporation. Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body.
(3) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF RECORDED BOND). Please use the same seal as registered at the Recording Agency.
(4) Please fill in, sign and seal the VOTING INSTRUCTION FORM. The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (or those registered at the Recording Agency).
(5) Representative Commissioned Company for Bondholders will deliver Receipt of Deposited Bonds upon completion of Bond Deposit procedure.
(6) Identification Document of Bondholder, or in case of attendance by proxy, Identification Document of such Proxy is necessary (such as Corporate's Registration, Officer's Certificate, etc. for Corporation, Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body, and driver's license, passport, health insurance certificate, etc. for individuals)
(7) Please fill in the Power of Attorney (although there is no specific form, a sample form is attached for your reference). Please use the same seal as used in the Deposit Instruction Form (or the same seal as registered at the Recording Agency).
(8) Please fill in the POWER OF ATTORNEY (CONTENTS OF VOTING RIGHT EXERCISE IDENTIFIED). Please use the same seal as used in the Deposit Instruction Form (or the same as registered at the Recording Agency).
(9) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.
(10) We would appreciate your cooperation by delivering us the document together with deposit related document in our effort to streamline the administrative procedure in relation to deposit by 17:00, Monday, November 17th, 2003.

                             V. INFORMATION MATERIAL

                                                              October 15th, 2003

To Bondholders

                             Representative Commissioned Company for Bondholders Mizuho Corporate Bank, Ltd.

    KOREA ELECTRIC POWER CORPORATION JAPANESE YEN BONDS - FIFTH SERIES (1995)

================================================================================

We received information material from KEPCO, the issuer of the above captioned bonds, for the Bondholders.

Please find the attached information material for your reference.

[KEPCO LOGO]
                                                                 October 15 2003

                                                Korea Electric Power Corporation

     PRESENTATION TO SAMURAI BONDHOLDERS OF KOREA ELECTRIC POWER CORPORATION

We, Korea Electric Power Corporation ("KEPCO") are planning to hold a presentation for the purpose to explain the Debt Restructuring Plan and the KDB guarantee. We will be inviting all bondholders of the outstanding samurai bonds (Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series, Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996)) and will follow the schedule below.

We consider this occasion as a very important opportunity to explain directly to all our creditors and would therefore like to kindly invite you to this presentation.

        Date / Time                                  Venue
--------------------------------------------------------------------------------
October 29 2003 (Wed.)  3:30 pm~         Imperial Hotel Osaka - Fuyo Room
                                           1-8-50 Tenmabashi, Kita-ku, Osaka-shi
                                         Tel : 06-6881-1111
--------------------------------------------------------------------------------
October 30 2003 (Thu.)  3:30 pm~         Tokyo Kaikan - Gold Room
                                           3-2-1 Marunouchi, Chiyoda-ku
                                         Tel : 03-3215-2111
--------------------------------------------------------------------------------

Those who would like to attend the presentation are kindly requested to submit the fax form attached by 22 October to the attention below. Should you have any inquiries, please do not hesitate to contact our Financial Advisor.

                                                                 Sincerely Yours

            |=======================================================|
            | Daiwa Securities SMBC Co. Ltd.                        |
            | International Finance Dept. Mr. Kiji, Mr. Takase      |
            | Tel :     (03)-5202-3505/3497                         |
            |=======================================================|

* Daiwa Securities SMBC Co. Ltd. has been appointed as the Financial Advisor to KEPCO.

Daiwa Securities SMBC Co. Ltd.
International Finance Dept.
Mr. Takase
FAX:03-3246-1384

     Presentation to Samurai Bondholders of Korea Electric Power Corporation

  Attendance :                         Attend / Not Attend
 (Please check ( ).)
------------------------------------------------------------------------------
Date & Venue :             October 29th (Wed.) in Osaka / October 30th (Thu.)
 (Please  check ( )        in Tokyo
 in case you attend.)
------------------------------------------------------------------------------
Name :

------------------------------------------------------------------------------
Address :

------------------------------------------------------------------------------
Person in Charge :
------------------------------------------------------------------------------
Division / Title
------------------------------------------------------------------------------
Tel :
------------------------------------------------------------------------------
FAX :
------------------------------------------------------------------------------

Please fill in the blanks below regarding the bond you hold if possible

                                                                     Amount Held      Type of bond
-------------------------------------------------------------------------------------------------------
1       Korea Electric Power Corporation                             Y   million     Recorded Bond/
        Japanese Yen Bonds of 1995 - Fourth Series                                   Bond Certificate
-------------------------------------------------------------------------------------------------------
2       Korea Electric Power Corporation                             Y   million     Recorded Bond/
        Japanese Yen Bonds - Fifth Series (1995)                                     Bond Certificate
-------------------------------------------------------------------------------------------------------
3       Korea Electric Power Corporation                             Y   million     Recorded Bond/
        Reverse Dual Currency Japanese Yen/Australian                                Bond Certificate
        Dollar Bonds - First Series (1996)
-------------------------------------------------------------------------------------------------------
4       Korea Electric Power Corporation                             Y   million     Recorded Bond/
        Reverse Dual Currency Japanese Yen/Australian Dollar                         Bond Certificate
        Bonds - Second Series (1996)
-------------------------------------------------------------------------------------------------------

This form must arrive by OCTOBER 22, 2003 to the contact above

                                                                     EXHIBIT C

[KEPCO LOGO]

                        KOREA ELECTRIC POWER CORPORATION


               INFORMATION PACK FOR THE FIRST BONDHOLDERS' MEETING
                                       FOR
         KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE
                YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                                                             October 15th, 2003

Dear Bondholders:

Enclosed is Reference Material, with Presentation material to KEPCO's Samurai Bondholders - Debt Restructuring of KEPCO's Samurai Bonds dated October 2003, Information Release dated October 15th, 2003 and Invitation to Presentation to Samurai Bondholders of Korea Electric Power Corporation attached thereto.

Above information was prepared solely for the First Bondholders' Meeting in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996).

We highly appreciate your sincere concern on this matter, and hope that you carefully read through the document for information about your voting right.


Sincerely Yours
Korea Electric Power Corporation


 -----------------------------------------------------------------------------
| THIS EXCHANGE OFFER IS MADE FOR SECURITIES OF A NON-U.S. COMPANY. THE       |
| OFFER IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A COUNTRY THAT ARE           |
| DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED | | IN THE DOCUMENT, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING | | STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED |
| STATES COMPANIES.                                                           |
|                                                                             |
| IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY | | HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS OF THE UNITED STATES, SINCE |
| KOREA ELECTRIC POWER CORPORATION AND THE KOREA DEVELOPMENT BANK ARE         |
| LOCATED IN A COUNTRY OUTSIDE OF THE UNITED STATES, AND SOME OR ALL OF       |
| THEIR RESPECTIVE OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A COUNTRY       |
| OUTSIDE OF THE UNITED STATES. YOU MAY NOT BE ABLE TO SUE A NON-U.S.         |
| COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF | | THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY |
| AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.        |
|                                                                             |
| TO THE BEST OF OUR KNOWLEDGE, WE HEREBY REPRESENT THAT THE ENGLISH          |
| TRANSLATION DOCUMENTS ENCLOSED HEREIN AND ANY OTHER DOCUMENTS TRANSLATED | | IN ENGLISH FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AS PART | | OF FORM CB IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE FAIR | | AND ACCURATE ENGLISH TRANSLATION OF ANY REQUIRED DOCUMENTS TO BE FILED |
| THEREWITH IN ALL MATERIAL RESPECT.                                          |
 -----------------------------------------------------------------------------

                                                                 -------------
                                                                |     #1      |
                                                                 -------------

                                                            October 15th, 2003


 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - FIRST SERIES (1996)

              REFERENCE MATERIAL FOR THE FIRST BONDHOLDERS' MEETING


Commissioned Companies for Bondholders
Shinsei Bank, Limited                        Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                  The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.       The Norinchukin Bank


==============================================================================
|                                                                            |
| To Bondholders                                                             |
|                                                                            |
| Enclosed is Reference Material for the exercise of your voting right in | | relation to the First Bondholders' Meeting for the captioned bonds, about | | which a notice was published in the Official Gazette on October 15th, 2003 | | and in Nihon Keizai Shimbun on October 15th, 2003. Please carefully read |
| the enclosed document for information about your voting rights.            |
|                                                                            |
| Queries regarding this Reference Material should be directed at the        |
| contact below.                                                             |
|                                                                            |
| (Contact regarding this matter)                                            |
| Representative Commissioned Company for Bondholders:                       |
| Shinsei Bank, Limited, Process Support Division                            |
| Phone: 03-5511-5612 (9:00 - 17:00)                                         |
|                                                                            |
| (Contact regarding information of Korea Electric Power Corporation         |
| ("KEPCO") and Korea Development Bank enclosed herein)                      |
| Financial Advisor of KEPCO:                                                |
| Daiwa Securities SMBC Co. Ltd., International Finance Department           |
| Phone: 03-5202-3497 / 3366 / 3505 (on or after November 10, 2003,          |
| 03-5533 - 7774 / 7782 / 7775)                                              |
| E-mail: kepcosamurai@daiwasmbc.co.jp                                       |
|                                                                            |
==============================================================================

                                        [For the Holders of Bond Certificate(s)]

       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for detailed information, and follow the necessary procedures.

DEPOSIT OF BOND CERTIFICATE(S) IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.

 ===========================================================================
| There are two ways to exercise your voting right at the Bondholders'       |
| Meeting; one is to attend and vote at the Bondholders' Meeting, and the    |
| other is to submit Power of Attorney which identifies the contents of      |
| voting right exercise in advance.                                          |
 ===========================================================================
                             |                                              |
 -----------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
 -----------------------     |            ----------------------------      |
                             |                                              |
                            \ /                                            \ /
  ========================================       =======================================
 | Please fill in the Deposit Instruction |     | Please fill in the Deposit            |
 | Form (for the holders of Bond          |     | Instruction Form (for the holders of  |
 | Certificate(s)) and Power of Attorney  |     | Bond Certificate(s)) (together with   |
 | (Contents of Voting Right Exercise     |     | Officer's Certificate for corporation,|
 | Identified) (together with Officer's   |     | organization and foundation, if       |
 | Certificate for corporation,           |     | applicable), and send them back by    |
 | organization and foundation, if        |     | using enclosed envelope together with |
 | applicable), and send them back by     |     | Bond Certificate. We will deliver     |
 | using enclosed envelope together with  |     | Receipt of Deposited Bonds.           |
 | Bond Certificate.(*)                   |     | Please bring the Voting Instruction,  |
  ========================================      | Receipt of Deposited Bonds,           |
                                      |         | Identification of Bondholder and Power|
                                      |         | or Attorney if applicable, to the     |
                                      |         | Bondholders' Meeting for your         |
                                      |         | attendance.                           |
                                      |          =======================================
                                      |                                             |
                                      |                                             |
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

                                             [For the Holders of Recorded Bonds]

       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for more detailed information, and follow the necessary procedures.

RECEIPT OF RECORDING CERTIFICATE FROM RECORDING AGENCY AND DEPOSIT THEREOF IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.


 ===========================================================================
|   There are two ways to exercise your voting right at the Bondholders'     |
|   Meeting; one is to attend and vote at the Bondholders' Meeting, and the  |
|   other is to submit Power of Attorney which identifies the contents of    |
|   voting right exercise in advance.                                        |
 ===========================================================================
                             |                                              |
------------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
------------------------     |           -----------------------------      |
                             |                                              |
                            \ /                                            \ /
  =========================================       =======================================
 | Please fill in the Request Form for     |     | Please fill in the Request Form for   |
 | the Issuance of Recording Certificate,  |     | the Issuance of Recording             |
 | Request Form in Relation to the         |     | Certificate, Request Form in Relation |
 | Recording Certificate, Deposit          |     | to the Recording Certificate and      |
 | Instruction Form (for the holders of    |     | Deposit Instruction Form (for the     |
 | Recorded Bonds) and Power of Attorney   |     | holders of Recorded Bonds) (together  |
 | (Contents of Voting Right Exercise      |     | with Officer's Certificate for        |
 | Identified) (together with Officer's    |     | corporation, organization and         |
 | Certificate for corporation,            |     | foundation, if applicable), and send  |
 | organization and foundation, if         |     | them back by using enclosed envelope. |
 | applicable), and send them back by      |     | We will deliver Receipt of Deposited  |
 | using enclosed envelope.(*)             |     | Bonds.                                |
  =========================================      | Please bring the Voting Instruction,  |
                                      |          | Receipt of Deposited Bonds,           |
                                      |          | Identification of Bondholder and      |
                                      |          | Power or Attorney if applicable, to   |
                                      |          | the Bondholders' Meeting for your     |
                                      |          | attendance.                           |
                                      |           =======================================
                                      |                                             |
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

(TABLE OF CONTENTS FOR REFERENCE MATERIAL)

I.   DOCUMENTS FOR THE BONDHOLDERS' MEETING..............................................1
     1. Guidance for Convocation of the First Bondholders' Meeting.......................2
     2. Copy of Public Notice at the Official Gazette dated October 15th, 2003...........5
     3. Venue............................................................................8

II.  GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE....................9

III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS............................15

IV.  PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE.....................................21
     1. Documents for the holders of Bond Certificate(s)
          -   List of Necessary Documents (for the holders of Bond Certificate(s))......22
          -   Deposit Instruction Form (for the holders of Bond Certificate(s)).........24
          -   Voting Instruction Form...................................................25
          -   Power of Attorney (Contents of Voting Right Exercise Identified)..........26
          -   Power of Attorney (Sample Form)...........................................29
          -   Sample Forms..............................................................30

     2. Documents for the holders of Recorded Bonds
          -   List of Necessary Documents (for the holders of Recorded Bonds)...........34
          -   Deposit Instruction Form (for the holders of Recorded Bonds)..............36
          -   Voting Instruction Form...................................................37
          -   Power of Attorney (Contents of Voting Right Exercise Identified)..........38
          -   Power of Attorney (Sample Form)...........................................41
          -   Sample Forms..............................................................42
          -   Information about the Request for the Issuance of Recording Certificate...46
          -   Request Form for the Issuance of Recording Certificate....................48
          -   Request Form in Relation to the Recording Certificate.....................50

     3. Check List of Necessary Documents...............................................51

V.   INFORMATION MATERIAL ..............................................................52

          -   Presentation to KEPCO's Samurai Bondholders - Debt Restructuring of
              KEPCO's Samurai Bonds dated October 2003
          -   Information Release dated October 15th, 2003
          -   Presentation to Samurai Bondholders of Korea Electric Power Corporation

                    I. DOCUMENTS FOR THE BONDHOLDERS' MEETING

                                                                 -------------
                                                                |     #1      |
                                                                 -------------
                                                            October 15th, 2003


To the Bondholders of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996)

                    Banks to convene Bondholders' Meeting
                             Shinsei Bank, Limited
                             MasamotoYashiro, Chairman and President
                             Aozora Bank, Ltd.
                             Hiroshi Maruyama, President and CEO
                             Mizuho Corporate Bank, Ltd.
                             Hiroshi Saito, President & Chief Executive Officer The Bank of Tokyo-Mitsubishi, Ltd.
                             Shigemitsu Miki, President
                             The Nomura Trust and Banking Co., Ltd.
                             Nobuyuki Shigemune, President
                             The Norinchukin Bank
                             Hirofumi Ueno, President and Chief Executive
                              Officer
                              (Commissioned Companies for the Bondholders in relation to the Bonds below)


           GUIDANCE FOR CONVOCATION OF THE FIRST BONDHOLDERS' MEETING

Notice is hereby given that the First Bondholders' Meeting (the "Bondholders' Meeting") will be convened in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") under the provision of Article 319 of the Commercial Code as described below. Your attendance at the Bondholders' Meeting is highly appreciated. Since the approval of Agenda is subject to the quorum*(1), you are requested to consider this Reference Material and submit the Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders prior to the Bondholders' Meeting if you are unable to attend the Bondholders' Meeting by yourself*(2) or by proxy.
*(1) Those who submitted Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance will be regarded as being in attendance by proxy at the Bondholders' Meeting.
*(2) "Yourself" means your Representative, in case of corporation, organization and foundation.


Date & Time                    10:00, Wednesday, November 26th, 2003

Place                          Rodo Square Tokyo
                               13-14, Shintomi 1-chome, Chuo-ku, Tokyo, Japan


Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording

       Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested Shinsei Bank, Limited as the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities in respect of the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee to the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

         PUBLIC NOTICE CONCERNING CONVOCATION OF THE FIRST BONDHOLDERS'
       MEETING FOR KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

To the Bondholders
                                                              October 15th, 2003

 Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                       Dollar Bonds - First Series (1996)


Commissioned Companies for Bondholders


Shinsei Bank, Limited                        Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                  The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.       The Norinchukin Bank

The Commissioned Companies for Bondholders will hold the First Bondholders' Meeting (the "Meeting") for the above captioned bonds (the "Bonds") as stated below. You or your attorney-in-fact are kindly invited to attend the Meeting. As the proposed agenda of the Meeting requires quorum for the resolutions, if you or your attorney-in-fact will not attend the Meeting, you are kindly requested to submit a Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance upon reviewing the below mentioned Reference Material and identifying your vote on each agenda. Documents, which are available for your reference in exercising your voting right in the Meeting (the "Reference Material"), shall be kept at the Head Office of the Representative Commissioned Company for Bondholders and made available for perusal by the Bondholders during the period from Wednesday, October 15th, 2003 to one day prior to the convocation date of the Meeting. The Reference Material can be sent to the Bondholders upon receipt of their request after Wednesday, October 15th, 2003, therefore, you are requested to contact the Representative Commissioned Company for Bondholders, whose contact address are stated below. If you wish to exercise your voting right in the Meeting, please submit the Bond certificate(s) or recording certificate(s), as the case may be, to the Representative Commissioned Company for Bondholders for deposit, by 17:00, Tuesday, November 18th, 2003 (Tokyo time). (If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the

Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.)

1.  Date & Time               10:00, Wednesday, November 26th, 2003
2.  Place                     Rodo Square Tokyo
                              13-14, Shintomi 1-chome, Chuo-ku, Tokyo, Japan
                              (Hacchobori Station (Hibiya Line / JR Keiyo Line),
                              2 minutes walk from Exit A3
3.  Purpose of the Meeting

Reason for Convocation of Bondholders' Meeting
Korea Electric Power Corporation ("KEPCO") has requested the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities under the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee of the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved " to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

If you have any queries on this Public Notice, please contact:

Shinsei Bank, Limited, Process Support Division (Tel: 03-5511-5612, 9:00 -
17:00)

 ----------------------------------------------------------------------------
|    Furthermore, presentation meetings for Bondholders are scheduled by     |
|    KEPCO besides the Bondholders' Meeting.                                 |
|    Please contact International Finance Department of Daiwa Securities     |
|    SMBC Co. Ltd. at 03-5202-3497 / 3505, Financial Advisor of KEPCO,       |
|    if you have any queries about such presentation meetings.               |
 ----------------------------------------------------------------------------

                                RODO SQUARE TOKYO

            13-14, Shintomi 1-chome, Chuo-ku, Tokyo, 104-0041, Japan
                                TEL. 03-3552-9131


                         [Street Map - GRAPHIC OMITTED]


 ---------------------
|                     |
| THE NEAREST STATION |
|                     |
 ---------------------

Toei Asakusa Line/ Takaracho Station (Exit A1) ---------------------------- within 7 minutes' walk
Subway Yurakucho Line/ Shintomi Station (Exit 5) -------------------------- within 5 minutes' walk
Subway Hibiya Line. JR Keiyo Line/ Hacchobori Station (Exit A3) ----------- within 2 minutes' walk

      II. GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

      GUIDANCE FOR THE PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

1.   BOND DEPOSIT TO BE MADE PRIOR TO THE VOTING RIGHT EXERCISE
     DEPOSIT OF BOND CERTIFICATE(S) (RECORDING CERTIFICATE, FOR THE RECORDED BONDS) one week prior to the Bondholders' Meeting is necessary for voting, regardless of practical attendance at the Bondholders' Meeting (Paragraph 2 and 3, Article 321 of the Commercial Code, Paragraph 7, Article 320 of the Commercial Code, and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.). Please proceed the following (1) or
     (2) for the Deposit of Bond Certificate(s) (Recording Certificate, for the Recorded Bonds). (One voting right is awarded to each denomination of Y 500,000 of the Bonds held.)

     (1)  FOR THE HOLDERS OF BOND CERTIFICATE(S)
          Holders of Bond Certificate(s) are required to submit or send BOND CERTIFICATE(S) and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Bond Certificate(s)), to Process Support Division of Shinsei Bank, Limited, the Representative Commissioned Company for Bondholders, by November 18th (Tue.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -------------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS     |
   |     OF BOND CERTIFICATE(S)) AS TO THE DOCUMENTS TO SUBMIT               |
    -------------------------------------------------------------------------

     (2)  FOR THE HOLDERS OF RECORDED BONDS
          Holders of Recorded Bonds are required to submit or send REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE, REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Recorded Bonds) to PROCESS SUPPORT DIVISION OF SHINSEI BANK, LIMITED, THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS, by November 18th (Tue.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF RECORDED BONDS) AS TO THE DOCUMENTS TO SUBMIT                  |
    -----------------------------------------------------------------------

        [*1] "Deposit" in this Reference Material is a system for identification of Bondholders for them to exercise voting right at the Bondholders' Meeting. Pursuant to the relevant provisions of the Commercial Code as specified above, Bondholders cannot exercise their voting right unless they deposit Bond Certificate (Recording Certificate, in case of Recorded Bonds) at the Commissioned Companies for Bondholders.
        [*2] Shinsei Bank, Limited (Place of Deposit) will deliver the Receipt of Deposited Bonds to the Bondholders upon completion of the deposit procedure. (no Receipt of Deposited Bonds will be delivered if Power of Attorney (Contents of Voting Right Exercise Identified) authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact is submitted to the Representative Commissioned Company for Bondholders in accordance with 2. (2) mentioned later. Receipt of Deposited Bonds is necessary at the Bondholders' Meeting, thus the Bondholders who attend the Bondholders' Meeting by himself / herself or by proxy are advised to keep the Receipt of Deposited Bonds in good manner.
        [*3] During the period that Bond Certificate(s) or Recording Certificate are deposited, no transfer, pledge or other form of disposal of the Bonds is to be made.

2.  INFORMATION ABOUT VOTING RIGHT EXERCISE

     (1) FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to bring the following documents to the Bondholders' Meeting: Signed and sealed VOTING INSTRUCTION FORM, RECEIPT OF DEPOSITED BONDS, which is delivered by Shinsei Bank, Limited, the Representative Commissioned Company for Bondholders, upon the completion of Bond Deposit (for those who vote by proxy, power of attorney certifying such proxy), Power of Attorney (in case of attendance by proxy), IDENTIFICATION OF BONDHOLDER OR IN CASE OF ATTENDANCE BY PROXY IDENTIFICATION OF PROXY (Officer's Certificate or Certified Copy of Register for corporations, Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent for organization or foundation other than corporation, driver's license, passport, health insurance certificate, etc. for individuals)

      (2) FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who do not attend the Bondholders' Meeting by himself / herself or by proxy can exercise their voting right at Bondholders' Meeting by submitting Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact upon identifying your vote on each agenda. Those who wish to proceed as mentioned above are required to submit signed and sealed Power of Attorney (Contents of Voting Right Exercise Identified) where your vote is identified, to Process Support Division of Shinsei Bank, Limited as the Representative Commissioned Company for Bondholders by Tuesday, November 25th, 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

          For those who cannot attend the Bondholders' Meeting by himself / herself or by proxy, such person can submit a Voting Instruction in advance to exercise the voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Bondholders' Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

  [*1] The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency.
  [*2] Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to seal and bring the Voting Instruction Form to the Bondholders' Meeting for voting.
  [*3] Those who do not attend the Bondholders' Meeting by himself / herself or by proxy are also requested to send the Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact, upon identifying your vote on each agenda, together with documents relevant to the bond deposit. However, if you appoint your attorney other than Shinsei Bank, Limited, such attorney is required to bring Power of Attorney certifying such proxy and The Receipt of Deposited Bonds, as well as the attorney's Identification Document.

3.   RETURN OF THE DEPOSITED BOND(S)
     Deposited Bonds will be returned upon the cancellation of the Bondholders' Meeting or resolution of the Agenda in the manner as follows.

     (1)  IN CASE OF BOND CERTIFICATE(S)

      We will return the Bond Certificate(s) to the address described at the Deposit Instruction Form.

      The Receipt of Deposited Bonds, which becomes unnecessary after the return of Bond Certificate(s), is requested to be destroyed after your confirmation of such return.

  (2)  IN CASE OF RECORDED BONDS

       We will return the Recording Certificates to the Recording Agency in accordance with the instruction written in the Request Form in Relation to the Recording Certificate, which is to be submitted upon the Bond Deposit as stated in 1. above. We will deliver the Notice of Collection of Recording Certificate to the address designated at Deposit Instruction Form upon completion of collection of Recording Certificate.

       The Holders of Recorded Bonds are unable to request the transfer of record in relation to the Recording Certificate after the issuance of Recording Certificate, unless such Recording Certificate is returned to the Recording Agency.

       The Receipt of Deposited Bonds, which becomes unnecessary after the receipt of the Notice of Collection of Recording Certificate, is requested to be destroyed after your confirmation of such receipt.

4. VOTING RIGHT EXERCISE BY NON-RESIDENT BONDHOLDERS WHO HOLD THE BONDS THROUGH EUROCLEAR OR CLEARSTREAM (THOSE WHO HOLD THE BOND CERTIFICATE OR RECORDED BONDS ARE NOT SUBJECT TO THE FOLLOWING.)

       (1) Bondholders who hold the Bonds through Euroclear or Clearstream are requested to submit the instruction in relation to the voting right to Euroclear or Clearstream by November 10th, 2003 (local time) for the sake of convenience.

       (2) Euroclear or Clearstream will give instruction as to the method of voting right exercise at the Bondholders' Meeting to their Standing Proxies in Japan, in accordance with the voting right instructions submitted by the Bondholders above. Standing Proxy will exercise the voting right after totaling the instructions given by the Bondholders through Euroclear or Clearstream.

       (3) Prior to voting right exercise, Standing Proxies take necessary procedures as described in 1. through 3. above toward voting right exercise. Taking required administrative procedures into consideration, we would highly appreciate your cooperation in submitting the instruction in relation to the voting right by November 10th, 2003 (local time).

      [Document to be sent or submitted to:]

      -- Representative Commissioned Company for Bondholders --

      Process Support Division, Shinsei Bank, Limited
      1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501

     [*1] Please use the enclosed return envelope (for registered mail) for submission of relevant documents.
     [*2] Please understand that any departments of Shinsei Bank, Limited or any branch offices of Shinsei Bank, Limited will not receive documents by hand.

          *Questions or inquiries will be answered at the contact below


                          ----------------------------------------------
                          | Attention:                                 |
                          |                                            |
                          |  Process Support Division                  |
                          |  Shinsei Bank, Limited                     |
                          |  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,   |
                          |  Tokyo 100-8501                            |
                          |   (TEL) 03-5511-5612                       |
                          |          (9:00 - 17:00)                    |
                          |   (FAX) 03-5511-2001                       |
                          ----------------------------------------------

          III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS

                                                              October 15th, 2003


                                    Statement


Banks to make statement

Commissioned Companies for Bondholders
Shinsei Bank, Limited                       Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                 The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.      The Norinchukin Bank

Commissioned Companies for Bondholders, as banks to make statement in accordance with the Paragraph 1, Article 322 of the Commercial Code, state in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") to be held on November 26th, 2003 as follows.

1    Information regarding Korea Electric Power Corporation (the "Issuer")
     Korea Electric Power Corporation ("KEPCO"), the Issuer of the Bonds, was incorporated in accordance with the Korea Electric Power Corporation Act in the Republic of Korea ("Korea") to engage in the generation, transmission and distribution of electricity and development of the electric power resources.

2    Statement regarding the Agenda of the above mentioned Bondholders' Meeting

     Shinsei Bank, Limited, the representative of Commissioned Companies for Bondholders of the Bonds who are to make statement (the "Representative Commissioned Company for Bondholders") received a notice from KEPCO as of August 30, 2002, regarding the resolution of attached Agenda for the Bondholders' Meeting as stipulated in the Conditions of Bonds (24) of the Bonds. Banks to make statement deemed the attached Agenda to have a material effect on the interests of the Bondholders. The attached agenda have a material effect on the interest of the Bondholders due to the following reasons, thus we deem it necessary to resolve this matter at the Bondholders' Meeting.

(I)   Attached Agenda 1

   (1) Conditions of Bonds (23) (d) provides that if KEPCO ceases for any reason whatsoever to be statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders, the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' Meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately.
        The Korea Electric Power Corporation Act requires that the Republic of Korea shall own majority of KEPCO's capital. The ownership ratio by the Republic of Korea, directly or indirectly, is approximately 54% as of March 31, 2003.

   (2) The Republic of Korea has promoted the continuous privatization policy under the Plan for Restructuring the Electricity Industry (the "Restructuring Plan") published on January 21, 1999. The overall objectives of the Restructuring Plan are to introduce competition and thereby increase efficiency in the Korean electricity industry; ensure a long-term, inexpensive and stable electricity supply; and promote consumer convenience through the expansion of consumer choice.
        However, such KEPCO privatization policy may result in the ownership of KEPCO by the Republic of Korea declining to 50% or less, in which case the event of default may be triggered, as provided in the above mentioned Conditions of Bonds 23 (d). Such provision to trigger an event of default may hinder the KEPCO privatization policy and the Restructuring Plan promoted by the Korean government for its development by competition, by making KEPCO status uncertain. The deletion of Conditions of Bonds 23 (d) is necessary for that reason.

   (3) Nevertheless, the deletion of such provision in the Conditions of Bonds has a material effect on the interest of the Bondholders because it modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain a Bondholders' resolution on this matter.

   (4) To offset the disadvantage to Bondholders caused by this Agenda and the release of GENCOs' liability as stated in (II) below, KEPCO entrusted The Korea Development Bank (the "KDB") to enter into the Guarantee Agreement as a compensation as stated in (III) below. KEPCO has explained that this Agenda and the release of GENCOs' liability as stated in (II) below will not result in any disadvantage, if approval of all the Agenda is given to make KDB's joint guarantee of the obligation of KEPCO under the Bonds effective.

(II)   Attached Agenda 2

   (1)  KEPCO has divided its power generation business into six subsidiaries:
        Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd. (collectively, "GENCOs"), in accordance with the corporate division procedures under the Korean Commercial Code on April 2, 2001.

   (2) Upon the above mentioned corporate division, all of KEPCO's power generation-related assets and liabilities transferred to six newly established GENCOs. Under the provision of Paragraph 1, Article 530-9 of the Korean Commercial Code, GENCOs are jointly and severally liable for all of KEPCO's liabilities existing prior to the date of the corporate division, including the liabilities under the Bonds. Simultaneously, KEPCO remains jointly and severally liable for all the liabilities it transferred to the GENCOs, except the exempted liabilities. Accordingly, as a result of such corporate division, GENCOs are liable for the payment of all the KEPCO's liabilities under the Bonds.

   (3) As a part of the above mentioned electricity industry restructuring policy published by the Korean government, KEPCO intends to sell the share of GENCOs and privatize them. However, the joint and several liabilities of the GENCOs in respect of the Bonds may pressure the GENCOs' share offering price and depress investors' investment decisions, which may hinder the privatization of GENCOs and prevent the Korean government from implementing its electricity industry restructuring policy for the development of the electricity industry by competition.
        KEPCO intends to resolve the situation by arranging KDB's joint guarantee of the Bonds in exchange for the Bondholders' surrender of the joint and several liability of the GENCOs, for the Bonds, and in this way not adversely impact the rights of the Bondholders.

   (4) The release of joint and several liability of GENCOS in exchange for the attached Agenda 3 has a material effect on the interest of the Bondholders because this modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain the Bondholders' resolution on this matter.

   (5) Further, KEPCO has explained that the release of GENCOs liabilities in exchange for KDB guarantee will not harm the Bondholders due to the KDB's sufficient ability to fulfill its guarantee obligation. KEPCO has also explained that KDB was established in 1953 under the Korea Development Act and KDB's current long-term senior unsecured foreign currency debt ratings assigned by designated rating agencies are is A- (Standard & Poors') and A3 (Moody's Investors Service, Inc.).

(III)   Attached Agenda 3
               KEPCO has represented that in exchange for the deletion of Conditions of Bonds 23 (d) and release of above said joint and several liabilities of the GENCOs, KEPCO has entrusted KDB to provide its guarantee of the KEPCO's obligations under the Bonds and that KDB jointly and severally guarantee the above said obligations. Obtaining consents at the Bondholders' Meeting with regard to the KDB's joint and several guarantee, which is subject to the resolution of attached Agenda 1 and 2, modifies the rights of Bondholders and has a material effect on the interest of the Bondholders. We deem it necessary to resolve this matter at the Bondholders' Meeting. It is anticipated that KDB guarantee will be effective after certain approvals on the resolutions are given.

(IV)    Attached Agenda 4
               Insertion of Conditions of Guarantee and amendment to Conditions of Bonds are necessary in relation to the attached Agenda 1-3. Consequently, amendments or other modification in accordance with above changes should be deemed to be made on the Bond Certificate(s). Making such changes and considering changes are made modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

(V)     Attached Agenda 5
               Relevant agreements need to be amended or prepared in relation to the attached Agenda 1-4. Such amendments and preparation modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

 3       Due to the above reasons, we convened the Bondholders' Meeting.

We render our opinion as above.

October 15th, 2003


      Banks to make statement         Shinsei Bank, Limited
                                      Aozora Bank, Ltd.
                                      Mizuho Corporate Bank, Ltd.
                                      The Bank of Tokyo-Mitsubishi, Ltd.
                                      The Nomura Trust and Banking Co., Ltd.
                                      The Norinchukin Bank

                                                                      Attachment


                                     Agenda

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

               IV. PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE

                                       ---------    -----------------------
                                       |  #1   |    |   For Holders of     |
                                       ---------    |   Bond Certificate(s)|
                                                    -----------------------


                           LIST OF NECESSARY DOCUMENTS

* PLEASE USE THE SAME SEAL AS USED IN THE DEPOSIT INSTRUCTION FORM.


[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN SHINSEI BANK, LIMITED AND EXERCISE VOTING RIGHT

     (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ]   Bond Certificate
         [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

     (2) Documents to be Brought to the Bondholders' Meeting
         [ ]   Voting Instruction Form
         [ ]   Receipt of Deposited Bonds (to be delivered by Shinsei Bank,
               Limited after procedure (1) described above)
         [ ]   Person's Identification Document (Proxy's Identification
               Document, in case of Proxy's attendance at the Bondholders'
               Meeting)
         [ ]   Power of Attorney (in case of Proxy's attendance at the
               Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING SHINSEI BANK, LIMITED AS ATTORNEY-IN-FACT

     (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)
         [ ]   Bond Certificate
         [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

     (2) Documents to be prepared and delivered by TUESDAY, NOVEMBER 25TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ] Power of Attorney (Contents of Voting Right Exercise Identified) (Note 2)

* We would appreciate your cooperation by delivering us the Power of Attorney (Contents of Voting Right Exercise Identified) together with document [2](1) described above in our effort to streamline the administrative procedure in relation to deposit by Tuesday, November 18th, 2003 (to be received by 17:00), though such dead line is different from that for document [2](1) described above.

  (Note 1)
Corporation      . . . Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation, which do not have corporate body    ... Article of
Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      ======================
                                    |     #1      |    |   Holder of Bond     |
                                     -------------     |     Certificate      |
                                                        ======================

                                                                          Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

 (Place of Deposit)
               --------------------------------------------------------------
              |                 | Reading    |                               |
              |                 |------------|-------------------------------|
              |                 | Address    |                               |
              |   Bondholder    |            |                               |
              |   (Depositor)   |            | (Tel   -     -   )            |
              |                 |------------|-------------------------------|
              |                 |  Reading   |                      | Seal   |
              |                 |------------|-------------------------------|
              |                 |  Name      |                      |        |
              | ----------------|--------------------------------------------|
              |  Department in  |                   | Person in |            |
              |     charge      |                   | charge    |            |
               -------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.


                            DEPOSIT INSTRUCTION FORM


1. Reason for Depositing   Exercise of voting right at the First Bondholders'
                           Meeting of Korea Electric Power Corporation Reverse
                           Dual Currency Japanese Yen/Australian Dollar Bonds -
                           First Series (1996) to be convened on November 26th,
                           2003

2. Bonds for Deposit       Korea Electric Power Corporation Reverse Dual
                           Currency Japanese Yen/Australian Dollar Bonds - First
                           Series (1996)
                           Number of Bond Certificate(s) of Y 500,000_______
                           (Content) Total face amount Y _________

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |      Y 500,000      |                                       |
              |---------------------|---------------------------------------|
              |                     |                                       |
               -------------------------------------------------------------

3. Attached Coupon Payable on or after ________________

4. Legal   ground Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321 of
   the Commercial Code


Please send Receipt of Deposited Bonds to above contact.


________________________ (For the Bank's Use Only) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|    Route      | 1.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 2.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 3.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 ----------------                                                 ___________
|   Used at      |                                               |           |
|   Bondholders' |                                               |     #1    |
|   Meeting      |                                               |___________|
 ----------------

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - FIRST SERIES (1996)

                           First Bondholders' Meeting

VOTING INSTRUCTION FORM                     Number of Vote _____ (One vote for
                                            each Y 500,000 denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |    Remarks     |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                                                 ___________
| Contents of    |                                               |           |
| Voting Right   |                                               |     #1    |
| Exercise       |                                               |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

    Number of Vote ______ (One vote for each Y 500,000 denomination)


                                           ------------------------
     AGENDA 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date
                                              Bondholder

                                              Address

                                              Name                       Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
        The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                  Deposit Number: ____________

[ Agenda ]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)

                                Power of Attorney


I / The Company hereby appoint                            as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003:

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^

------------------------------------------------------------------------------
 (Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

 -------------                       -------------      ======================
|   SAMPLE    |                     |     #1      |    |   Holder of Bond     |
 -------------                       -------------     |     Certificate      |
                                                        ======================

                                                                          Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

 (Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | ADDRESS IN JAPANESE HIRAGANA          |
      |                 |------------|-------------------------------------- |
      |                 | Address    | ADDRESS IN CHINESE CHARACTER          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | NAME IN CHINESE CHARACTER     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |                   | Person in              |  *    |
      |     charge      |                   | charge                 |  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       --------------------------------------
                                      * PLEASE USE SEAL OTHER THAN INSTANT   *
                                      * SEAL. SEAL SHOULD NOT NECESSARILY BE *
                                      * REGISTERED SEAL.                     *
                                       --------------------------------------


                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing   Exercise of voting right at the First Bondholders'
                           Meeting of Korea Electric Power Corporation Reverse
                           Dual Currency Japanese Yen/Australian Dollar Bonds -
                           First Series (1996) to be convened on November 26th,
                           2003

2. Bonds for Deposit       Korea Electric Power Corporation Reverse Dual
                           Currency Japanese Yen/Australian Dollar Bonds - First
                           Series (1996)
                           Number of Bond Certificate(s) of Y 500,000  15
                            (Content) Total face amount Y 7,500,000

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |      Y 500,000      |                                       |
              |---------------------|----*----------------------------------|
              |                     |    *                                  |
               --------------------------*----------------------------------
                                  *******
                                 |
***********************************
*  PLEASE FILL IN ALL THE SERIAL   *
*  NUMBERS OF BOND CERTIFICATE(S). *
***********************************

3. Attached Coupon Payable on or after ____________

4. Legal ground      Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321
   of the Commercial Code

Please send Receipt of Deposited Bonds to above contact.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 4.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 5.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 6.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                                                   ___________
                                                                  |           |
                                                                  |     #1    |
                                                                  |___________|

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - FIRST SERIES (1996)
                           First Bondholders' Meeting

   ___________                                                 ----------------
  |           |                                               |   Used at      |
  |  SAMPLE   |                                               |   Bondholders' |
  |___________|                                               |   Meeting      |
                                                               ----------------

                                                            ____
  VOTING INSTRUCTION FORM                   Number of Vote | 15 | (One vote for
                                                            ----
                                              each Y 500,000  *  denomination)
                                                              *
                                                              *
                                        *************************************
                                        * Please fill in the number of vote  *
                                        |  you hold.                         |
                                        |  Example) If you hold 15 Bond      |
                                        |  Certificates of Y 500,000         |
                                        |  (Y 7,500,000):                    |
                                        |  Number of Vote is 15.             |
                                        *************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

 [Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |       IN         |   |       IN         |  |       IN         |   |       IN         |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address: ADDRESS                             |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  | NAME                                |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                   ___________                   ___________
| Contents of    |                 |           |                 |           |
| Voting Right   |                 | SAMPLE    |                 |     #1    |
| Exercise       |                 |___________|                 |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      *************************************************
                      *   Please fill in the number of vote you hold. *
                      *   Example) If you hold 15 Bond Certificates of*
                      *   Y 500,000 (Y 7,500,000):                    *
                      *   Number of Vote is 15.                       *
                      *************************************************
                             *
                           *
                         *
                   ______
   Number of Vote |  15  |  (One vote for each Y 500,000 denomination)
                   ------

              ------------------------
AGENDA 1     |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------

              ------------------------
AGENDA 2     |   IN FAVOUR - AGAINST  |
             |                        |     ***********************************
              ------------------------     * -  Please encircle IN FAVOUR if   *
                                        ****    you agree the proposed agenda. *
              ------------------------     * -  Please encircle AGAINST if you *
AGENDA 3     |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
             |                        |     ***********************************
              ------------------------

              ------------------------
AGENDA 4     |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------

              ------------------------
AGENDA 5     |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------


**********************************                                          Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *********   Address
*  registered at the Recording   *
*  Agency                        *           Name                           Seal
**********************************

------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
        The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                    Deposit Number: __________

                                   -------------      =========================
                                  |     #1      |    | For Holders of Recorded |
                                   -------------     |          Bond           |
                                                      =========================

                           LIST OF NECESSARY DOCUMENTS

* PLEASE USE THE SAME SEAL AS REGISTERED AT THE RECORDING AGENCY.


[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN SHINSEI BANK, LIMITED AND EXERCISE VOTING RIGHT

     (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)
         [ ]   Request Form for the Issuance of Recording Certificate
         [ ]   Request Form in Relation to the Recording Certificate
         [ ]   Deposit Instruction Form (for the holders of Recorded Bonds)
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

   (2)   Documents to be Brought to the Bondholders' Meeting
         [ ]   Voting Instruction
         [ ]   Receipt of Deposited Bonds (to be delivered by Shinsei Bank,
               Limited after procedure (1) described above)
         [ ]   Person's Identification Document (Proxy's Identification
               Document, in case of Proxy's attendance at the Bondholders'
               Meeting)
         [ ]   Power of Attorney (in case of Proxy's attendance at the
               Bondholders' Meeting)(although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING SHINSEI BANK, LIMITED AS ATTORNEY-IN-FACT

   (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)
         [ ]   Request Form for the Issuance of Recording Certificate
         [ ]   Request Form in Relation to the Recording Certificate
         [ ]   Deposit Instruction Form (for the holders of Recorded Bonds)
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

   (2) Documents to be prepared and delivered by TUESDAY, NOVEMBER 25TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ] Power of Attorney (Contents of Voting Right Exercise Identified) (Note 2)

* We would appreciate your cooperation in delivering to us the Power of Attorney (Contents of Voting Right Exercise Identified) together with documents described in [2](1) above in our effort to streamline the administrative procedure in relation to deposit by Tuesday, November 18th, 2003 (to be received by 17:00), although such dead line is different from that for documents described in [2](1) above.

 (Note 1)
Corporation     . . . Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation, which do not have corporate body   . . .  Article of
Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

 (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      ======================
                                    |     #1      |    |  Holder of Recorded  |
                                     -------------     |         Bond         |
                                                        ======================

                                                                          Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

 (Place of Deposit)
               ---------------------------------------------------------------
              |                 | Reading    |                                |
              |                 |------------|--------------------------------|
              |                 | Address    |                                |
              |    Bondholder   |            |                                |
              |   (Depositor)   |            | (Tel   -     -   )             |
              |                 |------------|--------------------------------|
              |                 |  Reading   |                      | Seal    |
              |                 |------------|--------------------------------|
              |                 |  Name      |                      |         |
              | ----------------|---------------------------------------------|
              |  Department in  |              | Person in | (Seal Registered |
              |     charge      |              | charge    |   at Recording   |
              |                 |              |           |      Agency)     |
               ---------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.


                            DEPOSIT INSTRUCTION FORM


1. Reason for Depositing   Exercise of voting right at the First Bondholders'
                           Meeting of Korea Electric Power Corporation Reverse
                           Dual Currency Japanese Yen/Australian Dollar Bonds -
                           First Series (1996) to be convened on November 26th,
                           2003

2. Bonds for Deposit       Korea Electric Power Corporation Reverse Dual
                           Currency Japanese Yen/Australian Dollar Bonds - First
                           Series (1996)

                           Number of Recording Certificate (________)

                            (Content) Total recorded amount Y______________

                                      Serial Recording Number_______________*

3. Legal Background        Paragraph 7, Article 320 and Paragraph 2 and 3,
                           Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.

Please send Receipt of Deposited Bonds to above contact.

*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 7.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 8.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 9.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 ----------------                                                 ___________
|   Used at      |                                               |           |
|   Bondholders' |                                               |     #1    |
|   Meeting      |                                               |___________|
 ----------------

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - FIRST SERIES (1996)
                           First Bondholders' Meeting

VOTING INSTRUCTION FORM      Number of Vote _____ (One vote for each Y 500,000
                              denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |       IN         |   |       IN         |  |       IN         |   |       IN         |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.

_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                                                 ___________
| Contents of    |                                               |           |
| Voting Right   |                                               |     #1    |
| Exercise       |                                               |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.

In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

Number of Vote _______ (One vote for each Y 500,000 denomination)

                                           ------------------------
     AGENDA 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date
                                              Bondholder

                                              Address

                                              Name                    Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
       Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).

                                                      Deposit Number: __________

[ Agenda ]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)

                                Power of Attorney


I / The Company hereby appoint                   as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003:


-- To attend the Bondholders' Meeting on behalf of myself / the Company
-- To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^

--------------------------------------------------------------------------------
 (Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                   -------------      -------------      ======================
                  |   SAMPLE    |    |     #1      |    |   Holder of Recorded |
                   -------------      -------------     |          Bond        |
                                                         ======================

                                                                          Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

 (Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | ADDRESS IN JAPANESE HIRAGANA          |
      |                 |------------|-------------------------------------- |
      |                 | Address    | ADDRESS IN CHINESE CHARACTER          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | NAME IN CHINESE CHARACTER     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |          | Person in  | (Seal Registered      *    |
      |     charge      |          | charge     | at Recording Agency)  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       --------------------------------------
                                      * PLEASE USE SEAL REGISTERED AT THE    *
                                      * RECORDING AGENCY.                    *
                                       --------------------------------------

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing   Exercise of voting right at the First Bondholders'
                           Meeting of Korea Electric Power Corporation Reverse
                           Dual Currency Japanese Yen/Australian Dollar Bonds -
                           First Series (1996) to be convened on November 26th,
                           2003

2. Bonds for Deposit       Korea Electric Power Corporation Reverse Dual
                           Currency Japanese Yen/Australian Dollar Bonds - First
                           Series (1996)
                           Number of Recording Certificate (1)
                            (Content) Total recorded amount  Y 150,000,000
                                      Serial Recording Number _____ X _____ *

3. Legal Background        Paragraph 7, Article 320 and Paragraph 2 and 3,
                           Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.


Please send Receipt of Deposited Bonds to above contact.


*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 10.  Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 11.  Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 12.  Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

                                                                   ___________
                                                                  |           |
                                                                  |     #1    |
                                                                  |___________|

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - FIRST SERIES (1996)
                           First Bondholders' Meeting

   ___________                                                 ----------------
  |           |                                               |   Used at      |
  | SAMPLE    |                                               |   Bondholders' |
  |___________|                                               |   Meeting      |
                                                               ----------------
                                                            _____
  VOTING INSTRUCTION FORM                   Number of Vote | 300 | (One vote for
                                                            -----
                                            each Y 500,000    *  denomination)
                                                              *
                                                              *
                                        *************************************
                                        * Please fill in the number of vote  *
                                        |  you hold.                         |
                                        |  Example) If you hold 300 Bond     |
                                        |  Certificates of Y 500,000         |
                                        |  (Y 150,000,000):                  |
                                        |  Number of Vote is 300.            |
                                        *************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[ Agenda ]
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
|       IN        |    |      IN          |   |       IN         |  |        IN        |   |        IN        |
| FAVOUR - AGAINST|    | FAVOUR - AGAINST |   | FAVOUR - AGAINST |  | FAVOUR - AGAINST |   | FAVOUR - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address: ADDRESS                             |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  | NAME                                |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________
                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                   ___________                   ___________
| Contents of    |                 |           |                 |           |
| Voting Right   |                 |  SAMPLE   |                 |     #1    |
| Exercise       |                 |___________|                 |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                   *************************************************
                   *   Please fill in the number of vote you hold. *
                   *   Example) If you hold 300 Bond Certificates  *
                   *   of Y 500,000 (Y 150,000,000):               *
                   *   Number of Vote is 300.                      *
                   *************************************************
                             *
                           *
                         *
                ______
Number of Vote |  300 |  (One vote for each Y 500,000 denomination)
                ------

              ------------------------
 AGENDA 1    |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------

              ------------------------
 AGENDA 2    |   IN FAVOUR - AGAINST  |
             |                        |     ***********************************
              ------------------------     * -  Please encircle IN FAVOUR if   *
                                        ****    you agree the proposed agenda. *
              ------------------------     * -  Please encircle AGAINST if you *
 AGENDA 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
             |                        |     ***********************************
              ------------------------

              ------------------------
 AGENDA 4    |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------

              ------------------------
 AGENDA 5    |   IN FAVOUR - AGAINST  |
             |                        |
              ------------------------


**********************************                                          Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *********   Address
*  registered at the Recording   *
*  Agency                        *           Name                           Seal
**********************************

------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
       Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).

                                                    Deposit Number: __________

                                   -------------      =========================
                                  |     #1      |    | For Holders of Recorded |
                                   -------------     |          Bond           |
                                                      =========================

                                                              October 15th, 2003

To Bondholders

                                                  Recording Agency
                                                  Shinsei Bank, Limited


     INFORMATION ABOUT THE REQUEST FOR THE ISSUANCE OF RECORDING CERTIFICATE


 Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                       Dollar Bonds - First Series (1996)
                           First Bondholders' Meeting

When you deposit your bonds regarding the above captioned Bonds under the provisions of the Paragraph 2 and Paragraph 3, Article 321 of the Commercial Code, and Paragraph7, Article 320 of the Commercial Code, you are required to receive the Recording Certificate and deposit it in accordance with Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc. The process for such request is as follows:

1. Documents to Submit     Request Form for the Issuance of Recording
                           Certificate (Form 14)
                           Request Form in Relation to the Recording Certificate

2. Important Notice for the Preparation of Documents

   ( ) Please use the name and seal, which is registered at the Recording
       Agency.
   ( ) You may designate several Registered Accounts.
   ( ) In case your bonds are recorded at more than one account, please submit the documents for each such account.
   ( ) Please fill in the reason for depositing as shown in the attached example. The reason for depositing is exercise of Bondholders' voting right (Paragraph 2, Article 321 of the Commercial Code).
   ( ) Please print the name of the Bonds correctly, and refrain from the usage of abbreviation. (please refer to the attached example).

   ( ) Please put your seal for prior consent to amend possible typographic error for smooth process.
   ( ) Please go through the documents to avoid any omission of statement before its submission.

3. Please submit the Request Form for the Issuance of Recording Certificate, which you prepared, to the REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS (THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS SUBMIT TO THE RECORDING AGENCY).

4. The Recording Certificate you requested will be received by Shinsei Bank, Limited, Representative Commissioned Company for Bondholders (Place of Deposit), directly through the Recording Agency, upon your separate submission of REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE.

5. Contact Information

   ( ) Request for Recording
       Operations Services Division / Section 4 (Recording Business) Shinsei Bank, Limited
       1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501
                          TEL 03-6408-4562
                          FAX 03-6408-7349

   ( ) Representative Commissioned Company for Bondholders (Addressee of documents)
       Process Support Division
       Shinsei Bank, Limited
       1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501
                          TEL 03-5511-5612 (9:00 - 17:00)
                          FAX 03-5511-2001

To: Shinsei Bank, Limited                                                                              [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                                (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                      Registered
           |             |     | Collateralized Bonds)                                     |                               Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------



                                                                                                  _______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          |                                  |           |                |            |     |in Charge |   |   |   |
|             |                                  |           |                |            |      ----------------------
| Recorded    |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _____________________
| Bonds       |                                  |           |                |            |     |          | POA |   |
|             |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
| Subject     |                                  |           |                |            |     | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |     |   |
| to          |                                  |           |                |            |     |          |-----|---|
|             |----------------------------------|-----------|----------------|------------|      --------------------
| Request     |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _______________________
|             |                                  |           |                |            |     |          |   Date    |
  -----------------------------------------------------------------------------------------      | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

                                                                                                 Branch Name
                                                                                                 ------------------------------
Note                                                                                             TEL       (     )


..........................................................................................................................
( )    This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds
       (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of
       Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
       (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
          (In case of request by agent, fill in the name of principal)
..........................................................................................................................

To: Shinsei Bank, Limited                                                                              [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.        (The Date you fill in this form)

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |              ADDRESS
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                                (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                      Registered
           |             |     | Collateralized Bonds)                                     |                NAME           Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------



                                                                                                  _______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          | Korea Electric Power Corporation |           |                |            |     |in Charge |   |   |   |
|             | Reverse Dual Currency Japanese   |           |                |            |      ----------------------
| Recorded    | Yen/Australian Dollar Bonds -    |           |                |            |
|             | First Series (1996)              |  99       |   1 5 0 0 0 0  |            |
| Bonds       |----------------------------------|-----------|----------------|------------|      _____________________
|             |                                  |           |                |            |     |          | POA |   |
| Subject     |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
|             |                                  |           |                |            |     | ments    |_____|___|
| to          |----------------------------------|-----------|----------------|------------|     |          |     |   |
|             |                                  |           |                |            |     |          |-----|---|
| Request     |----------------------------------|-----------|----------------|------------|      --------------------
|             |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      _______________________
|             |                                  |           |                |            |     |          |   Date    |
  -----------------------------------------------------------------------------------------|     | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

                                                                                                 Branch Name
                                                                                                 ------------------------------
Note                                                                                             TEL       (     )


..........................................................................................................................
( )    This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds
       (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of
       Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
       (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
          (In case of request by agent, fill in the name of principal)
..........................................................................................................................

                                  -------------      ==========================
                                 |     #1      |    |  For Holders of Recorded |
                                  -------------     |            Bond          |
                                                     ==========================

              REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE

                                                                            Date

To Representative Commissioned Company for Bondholders
Shinsei Bank, Limited
  (Place of Deposit)


                                            Bondholder

                                            Address
                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^
                                                     (Certified Seal Impression)


The Recording Certificate (Contents: Total amount recorded: Y_________, Serial Recording Number* __________) in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) should be issued upon the submission of Request Form for the Issuance of Recording Certificate and Request Form in Relation to the Recording Certificate (addressed to the Recording Agency) as attached. Once such Recording Certificate is issued, please receive it on my behalf and keep it in your custody for the exercise of my voting right in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) the First Bondholders' Meeting.

In case the Agenda of First Bondholders' Meeting is resolved or the Bondholders' Meeting is cancelled, please return the Recording Certificate directly to the Recording Agency without returning it to me.

* In case you own plural Serial Recording Number, please put "," between such numbers.


_________________________ (For the Bank's Use Only ) __________________________
                                     -----------------------------------------
                                    |   Check    |   Input   |      Remarks   |
                                    |------------|-----------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

                        CHECK LIST OF NECESSARY DOCUMENTS

-----------------------------------------------------------------------------------------------------------------------------------
|                                         |                             |                             |   For those who do not    |
|                                         |                             |                             |  attend the Bondholders'  |
|                                         |For those who will attend the|  For those who will attend  |   Meeting but exercise    |
|                                         |   Bondholders' Meeting by   | the Bondholders' Meeting by | his / her voting right by |
|                                  (Note) |     himself / herself       |           proxy             | appointing Representative |
|                                         |    (Mainly, for retail      |   (Mainly, for corporate    | Commissioned Company for  |
|                                         |        investors)           |         investors)          |   Bondholders(Note(9))    |
 ---------------------------------------------------------------------------------------------------------------------------------
|Necessary Documents for Bond Deposit     |                             |                             |                           |
|(HOLDER OF BOND CERTIFICATE(S))          |                             |                             |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Bond Certificate                    |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|                                         |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|                                         |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Deposit Instruction Form (for   (1) |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     the holders of Bond                 |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|     Certificate(s))                     |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Officer's Certificate (for      (2) |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     corporation, organization and       |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|      foundation)                        |                             |                             |             2003          |
|---------------------------------------------------------------------------------------------------------------------------------|
|Necessary Documents for Bond Deposit     |                             |                             |                           |
|(HOLDER OF RECORDED BONDS)               |                             |                             |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Request Form for the Issuance       |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     of Recording Certificate            |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|                                         |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Request Form in Relation to         |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     the Recording Certificate           |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|                                         |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Deposit Instruction Form (for   (3) |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     the holders of Recorded Bonds)      |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|                                         |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Officer's Certificate (for      (2) |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |     Deliver by 17:00,     |
|     corporation, organization and       |     November 18th, 2003     |     November 18th, 2003     |  Tuesday, November 18th,  |
|     foundation)                         |                             |                             |            2003           |
|---------------------------------------------------------------------------------------------------------------------------------|
|Necessary Documents for Voting Right     |                             |                             |                           |
|Exercise                                 |                             |                             |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Voting Instruction Form         (4) |  Bring to the Bondholders'  |  Bring to the Bondholders'  |       Not Necessary       |
|                                         |           Meeting           |           Meeting           |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Receipt of Deposited Bonds      (5) |  Bring to the Bondholders'  |  Bring to the Bondholders'  |       Not Necessary       |
|                                         |           Meeting           |           Meeting           |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Identification Document of      (6) |  Bring to the Bondholders'  |  Bring to the Bondholders'  |       Not Necessary       |
|     Bondholder                          |           Meeting           |           Meeting           |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Power of Attorney               (7) |        Not Necessary        |  Bring to the Bondholders'  |       Not Necessary       |
|                                         |                             |           Meeting           |                           |
|---------------------------------------------------------------------------------------------------------------------------------|
|     Power of Attorney (Contents of  (8) |        Not Necessary        |        Not Necessary        |     Deliver by 17:00,     |
|     Voting Right Exercise               |                             |                             |  Tuesday, November 25th,  |
|     Identified)                         |                             |                             |      2003 (Note(10))      |
-----------------------------------------------------------------------------------------------------------------------------------

   (Note)

(1) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF BOND CERTIFICATE(S)). Please use the seal other than instant seal.
(2) Officer's Certificate, which was issued within three months, is necessary for corporation, organization and foundation. Corporate's Registration, Officer's Certificate, etc. for Corporation. Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body.
(3) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF RECORDED BOND). Please use the same seal as registered at the Recording Agency.
(4) Please fill in, sign and seal the VOTING INSTRUCTION FORM. The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (or those registered at the Recording Agency).
(5) Representative Commissioned Company for Bondholders will deliver Receipt of Deposited Bonds upon completion of Bond Deposit procedure.
(6) Identification Document of Bondholder, or in case of attendance by proxy, Identification Document of such Proxy is necessary (such as Corporate's Registration, Officer's Certificate, etc. for Corporation, Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body, and driver's license, passport, health insurance certificate, etc. for individuals)
(7) Please fill in the Power of Attorney (although there is no specific form, a sample form is attached for your reference). Please use the same seal as used in the Deposit Instruction Form (or the same seal as registered at the Recording Agency).
(8) Please fill in the POWER OF ATTORNEY (CONTENTS OF VOTING RIGHT EXERCISE IDENTIFIED). Please use the same seal as used in the Deposit Instruction Form (or the same as registered at the Recording Agency).
(9) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.
(10) We would appreciate your cooperation by delivering us the document together with deposit related document in our effort to streamline the administrative procedure in relation to deposit by 17:00, Tuesday, November 18th, 2003.

                             V. INFORMATION MATERIAL

                                                              October 15th, 2003

To Bondholders

                             Representative Commissioned Company for Bondholders Shinsei Bank, Limited

         KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE
                YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

--------------------------------------------------------------------------------

We received information material from KEPCO, the issuer of the above captioned bonds, for the Bondholders.

Please find the attached information material for your reference.

[KEPCO LOGO]

                                                                October 15, 2003

                                                Korea Electric Power Corporation

     PRESENTATION TO SAMURAI BONDHOLDERS OF KOREA ELECTRIC POWER CORPORATION

We, Korea Electric Power Corporation ("KEPCO") are planning to hold a presentation for the purpose to explain the Debt Restructuring Plan and the KDB guarantee. We will be inviting all bondholders of the outstanding samurai bonds (Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series, Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996)) and will follow the schedule below.

We consider this occasion as a very important opportunity to explain directly to all our creditors and would therefore like to kindly invite you to this presentation.

             Date / Time                                 Venue
------------------------------------  ------------------------------------------
October 29 2003 (Wed.)  3:30 pm~      Imperial Hotel Osaka - Fuyo Room
                                        1-8-50 Tenmabashi, Kita-ku, Osaka-shi
                                       Tel: 06-6881-1111

October 30 2003 (Thu.)  3:30 pm~      Tokyo Kaikan - Gold Room
                                        3-2-1 Marunouchi, Chiyoda-ku
                                       Tel: 03-3215-2111

Those who would like to attend the presentation are kindly requested to submit the fax form attached by 22 October to the attention below. Should you have any inquiries, please do not hesitate to contact our Financial Advisor.

                                                                 Sincerely Yours

                     ==================================
                    |  Daiwa Securities SMBC Co. Ltd.  |
                    |  International Finance Dept.     |
                    |    Mr. Kiji, Mr. Takase          |
                    |  Tel   : (03) -5202-3505/3497    |
                     ==================================

* Daiwa Securities SMBC Co. Ltd. has been appointed as the Financial Advisor to KEPCO.

Daiwa Securities SMBC Co. Ltd.
International Finance Dept.
Mr. Takase
FAX:03-3246-1384

     Presentation to Samurai Bondholders of Korea Electric Power Corporation

  Attendance :                         Attend / Not Attend
 (Please check ( ).)
------------------------------------------------------------------------------
Date & Venue :             October 29th (Wed.) in Osaka / October 30th (Thu.)
(Please  check ( )         in Tokyo
in case you attend.)
------------------------------------------------------------------------------
Name :

------------------------------------------------------------------------------
Address :

------------------------------------------------------------------------------
Person in Charge :
------------------------------------------------------------------------------
Division / Title
------------------------------------------------------------------------------
Tel :
------------------------------------------------------------------------------
FAX :
------------------------------------------------------------------------------

Please fill in the blanks below regarding the bond you hold if possible

                                                                     Amount Held      Type of bond
-------------------------------------------------------------------------------------------------------
1       Korea Electric Power Corporation                             Y  million     Recorded Bond /
        Japanese Yen Bonds of 1995 - Fourth Series                                   Bond Certificate
-------------------------------------------------------------------------------------------------------
2       Korea Electric Power Corporation                             Y  million     Recorded Bond /
        Japanese Yen Bonds - Fifth Series (1995)                                     Bond Certificate
-------------------------------------------------------------------------------------------------------
3       Korea Electric Power Corporation                             Y  million     Recorded Bond /
        Reverse Dual Currency Japanese Yen/Australian                                Bond Certificate
        Dollar Bonds - First Series (1996)
-------------------------------------------------------------------------------------------------------
4       Korea Electric Power Corporation                             Y  million     Recorded Bond /
        Reverse Dual Currency Japanese  Yen/Australian                               Bond Certificate
        Dollar Bonds - Second Series (1996)
-------------------------------------------------------------------------------------------------------

This form must arrive by OCTOBER 22, 2003 to the contact above

                                                                     EXHIBIT D

[KEPCO LOGO]


                        KOREA ELECTRIC POWER CORPORATION


               INFORMATION PACK FOR THE FIRST BONDHOLDERS' MEETING
                                       FOR
         KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE
               YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                                                             October 15th, 2003

Dear Bondholders:

Enclosed is Reference Material, with Presentation material to KEPCO's Samurai Bondholders - Debt Restructuring of KEPCO's Samurai Bonds dated October 2003, Information Release dated October 15th, 2003 and Invitation to Presentation to Samurai Bondholders of Korea Electric Power Corporation attached thereto.

Above information was prepared solely for the First Bondholders' Meeting in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996).

We highly appreciate your sincere concern on this matter, and hope that you carefully read through the document for information about your voting right.


Sincerely Yours
Korea Electric Power Corporation


 -----------------------------------------------------------------------------
| THIS EXCHANGE OFFER IS MADE FOR SECURITIES OF A NON-U.S. COMPANY. THE OFFER | | IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A COUNTRY THAT ARE DIFFERENT FROM | | THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE DOCUMENT, | | IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING STANDARDS THAT MAY | | NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES. |
|                                                                             |
| IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY | | HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS OF THE UNITED STATES, SINCE | | KOREA ELECTRIC POWER CORPORATION AND THE KOREA DEVELOPMENT BANK ARE LOCATED |
| IN A COUNTRY OUTSIDE OF THE UNITED STATES, AND SOME OR ALL OF THEIR         |
| RESPECTIVE OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A COUNTRY OUTSIDE OF | | THE UNITED STATES. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS |
| OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF THE U.S.        |
| SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS   |
| AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.                |
|                                                                             |
| TO THE BEST OF OUR KNOWLEDGE, WE HEREBY REPRESENT THAT THE ENGLISH          |
| TRANSLATION DOCUMENTS ENCLOSED HEREIN AND ANY OTHER DOCUMENTS TRANSLATED IN | | ENGLISH FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AS PART OF | | FORM CB IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE FAIR AND |
| ACCURATE ENGLISH TRANSLATION OF ANY REQUIRED DOCUMENTS TO BE FILED          |
| THEREWITH IN ALL MATERIAL RESPECT.                                          |
 -----------------------------------------------------------------------------

                                                                 -------------
                                                                |     #2      |
                                                                 -------------

                                                            October 15th, 2003


 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - SECOND SERIES (1996)


              REFERENCE MATERIAL FOR THE FIRST BONDHOLDERS' MEETING


Commissioned Companies for Bondholders
Shinsei Bank, Limited                         Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                   The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.        The Norinchukin Bank


 =============================================================================
|                                                                             |
| To Bondholders                                                              |
|                                                                             |
|                                                                             |
| Enclosed is Reference Material for the exercise of your voting right in | | relation to the First Bondholders' Meeting for the captioned bonds, about | | which a notice was published in the Official Gazette on October 15th, 2003 | | and in Nihon Keizai Shimbun on October 15th, 2003. Please carefully read |
| the enclosed document for information about your voting rights.             |
|                                                                             |
|                                                                             |
| Queries regarding this Reference Material should be directed at the contact |
| below.                                                                      |
|                                                                             |
|                                                                             |
| (Contact regarding this matter)                                             |
| Representative Commissioned Company for Bondholders:                        |
| Shinsei Bank, Limited, Process Support Division                             |
| Phone: 03-5511-5612 (9:00 - 17:00)                                          |
|                                                                             |
| (Contact regarding information of Korea Electric Power Corporation ("KEPCO")|
| and Korea Development Bank enclosed herein)                                 |
| Financial Advisor of KEPCO:                                                 |
| Daiwa Securities SMBC Co. Ltd., International Finance Department            |
| Phone: 03-5202-3497 / 3366 / 3505 (on or after November 10, 2003,           |
| 03-5533 - 7774 / 7782 / 7775)                                               |
| E-mail: kepcosamurai@daiwasmbc.co.jp                                        |
|                                                                             |
 =============================================================================

                                        [For the Holders of Bond Certificate(s)]


       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for detailed information, and follow the necessary procedures.

DEPOSIT OF BOND CERTIFICATE(S) IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.

 =============================================================================
| There are two ways to exercise your voting right at the Bondholders'        |
| Meeting; one is to attend and vote at the Bondholders' Meeting, and the     |
| other is to submit Power of Attorney which identifies the contents of       |
| voting right exercise in advance.                                           |
 =============================================================================
                             |                                              |
 -----------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
 -----------------------     |            ----------------------------      |
                             |                                              |
                            \ /                                            \ /
  ========================================       =======================================
 |  Please fill in the Deposit            |     |  Please fill in the Deposit           |
 |  Instruction Form (for the holders of  |     |  Instruction Form (for the holders of |
 |  Bond Certificate(s)) and Power of     |     |  Bond Certificate(s)) (together with  |
 |  Attorney (Contents of Voting Right    |     |  Officer's Certificate for            |
 |  Exercise Identified) (together with   |     |  corporation, organization and        |
 |  Officer's Certificate for             |     |  foundation, if applicable), and send |
 |  corporation, organization and         |     |  them back by using enclosed envelope |
 |  foundation, if applicable), and send  |     |  together with Bond Certificate. We   |
 |  them back by using enclosed envelope  |     |  will deliver Receipt of Deposited    |
 |  together with Bond Certificate.(*)    |     |  Bonds.                               |
  ========================================      |  Please bring the Voting Instruction, |
                                      |         |  Receipt of Deposited Bonds,          |
                                      |         |  Identification of Bondholder and     |
                                      |         |  Power or Attorney if applicable, to  |
                                      |         |  the Bondholders' Meeting for your    |
                                      |         |  attendance.                          |
                                      |          =======================================
                                      |                                             |
                                      |                                             |
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

                                             [For the Holders of Recorded Bonds]


       GUIDANCE FOR PROCEDURE REGARDING THE BONDHOLDERS' MEETING (SUMMARY)


Please find below explanation on the outline of necessary procedure for your exercise of voting right at the Bondholders' Meeting.

We would appreciate if you carefully read through the "Reference Material for the First Bondholders' Meeting" for more detailed information, and follow the necessary procedures.

RECEIPT OF RECORDING CERTIFICATE FROM RECORDING AGENCY AND DEPOSIT THEREOF IS NECESSARY FOR VOTING RIGHT EXERCISE AT THE BONDHOLDERS' MEETING.

 =============================================================================
| There are two ways to exercise your voting right at the Bondholders'        |
| Meeting; one is to attend and vote at the Bondholders' Meeting, and the     |
| other is to submit Power of Attorney which identifies the contents of       |
| voting right exercise in advance.                                           |
 =============================================================================
                             |                                              |
 -----------------------     |            ----------------------------      |
| Do Not Attend the     |    |           |   Attend the Bondholders'  |     |
| Bondholders' Meeting  |    |           |          Meeting           |     |
 -----------------------     |            ----------------------------      |
                             |                                              |
                            \ /                                            \ /
  =========================================       =======================================
 |  Please fill in the Request Form for    |     | Please fill in the Request Form for   |
 |  the Issuance of Recording              |     | the Issuance of Recording             |
 |  Certificate, Request Form in Relation  |     | Certificate, Request Form in Relation |
 |  to the Recording Certificate, Deposit  |     | to the Recording Certificate and      |
 |  Instruction Form (for the holders of   |     | Deposit Instruction Form (for the     |
 |  Recorded Bonds) and Power of Attorney  |     | holders of Recorded Bonds) (together  |
 |  (Contents of Voting Right Exercise     |     | with Officer's Certificate for        |
 |  Identified) (together with Officer's   |     | corporation, organization and         |
 |  Certificate for corporation,           |     | foundation, if applicable), and send  |
 |  organization and foundation, if        |     | them back by using enclosed envelope. |
 |  applicable), and send them back by     |     | We will deliver Receipt of Deposited  |
 |  using enclosed envelope.(*)            |     | Bonds.                                |
  =========================================      | Please bring the Voting Instruction,  |
                                      |          | Receipt of Deposited Bonds,           |
                                      |          | Identification of Bondholder and      |
                                      |          | Power or Attorney if applicable, to   |
                                      |          | the Bondholders' Meeting for your     |
                                      |          | attendance.                           |
                                      |           =======================================
  --------------------------------    |       ------------------------------        |
 | Expression of Vote in Writing  |   |      |  Expression of Vote at the   |       |
 |                                |   |      |  Bondholders' Meeting        |       |
  ---------------------------------   |       ------------------------------        |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                      |                                             |
                                     \ /                                           \ /
  -------------------------------------------------------------------------------------
 |                                    BONDHOLDERS' MEETING                             |
  -------------------------------------------------------------------------------------

(*) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

(TABLE OF CONTENTS FOR REFERENCE MATERIAL)

I.   DOCUMENTS FOR THE BONDHOLDERS' MEETING.................................................................1
     1.  Guidance for Convocation of the First Bondholders' Meeting.........................................2
     2.  Copy of Public Notice at the Official Gazette dated October 15th, 2003.............................5
     3.  Venue.................................. ...........................................................8

II.  GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE.......................................9

III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS...............................................15

IV.  PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE........................................................21
     1.  Documents for the holders of Bond Certificate(s)
          -   List of Necessary Documents (for the holders of Bond Certificate(s)).........................22
          -   Deposit Instruction Form (for the holders of Bond Certificate(s))............................24
          -   Voting Instruction Form........................ .............................................25
          -   Power of Attorney (Contents of Voting Right Exercise Identified).............................26
          -   Power of Attorney (Sample Form).................... .........................................29
          -   Sample Forms............................ ....................................................30

     2.  Documents for the holders of Recorded Bonds
          -   List of Necessary Documents (for the holders of Recorded Bonds)..............................34
          -   Deposit Instruction Form (for the holders of Recorded Bonds).................................36
          -   Voting Instruction Form........................ .............................................37
          -   Power of Attorney (Contents of Voting Right Exercise Identified).............................38
          -   Power of Attorney (Sample Form)..............................................................41
          -   Sample Forms.................................................................................42
          -   Information about the Request for the Issuance of Recording Certificate......................46
          -   Request Form for the Issuance of Recording Certificate.......................................48
          -   Request Form in Relation to the Recording Certificate........................................50

     3.  Check List of Necessary Documents.................................................................51

V.   INFORMATION MATERIAL..................................................................................52
      -  Presentation  to KEPCO's Samurai  Bondholders - Debt  Restructuring of KEPCO's Samurai
         Bonds dated October 2003
      -  Information Release dated October 15th, 2003
      -  Presentation to Samurai Bondholders of Korea Electric Power Corporation

                    I. DOCUMENTS FOR THE BONDHOLDERS' MEETING

                                                                 -------------
                                                                |     #2      |
                                                                 -------------

                                                              October 15th, 2003

To the Bondholders of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996)


                   Banks to convene Bondholders' Meeting
                            Shinsei Bank, Limited
                            MasamotoYashiro, Chairman and President
                            Aozora Bank, Ltd.
                            Hiroshi Maruyama, President and CEO
                            Mizuho Corporate Bank, Ltd.
                            Hiroshi Saito, President & Chief Executive Officer The Bank of Tokyo-Mitsubishi, Ltd.
                            Shigemitsu Miki, President
                            The Nomura Trust and Banking Co., Ltd.
                            Nobuyuki Shigemune, President
                            The Norinchukin Bank
                            Hirofumi Ueno, President and Chief Executive Officer
                             (Commissioned Companies for the Bondholders in relation to the Bonds below)


           GUIDANCE FOR CONVOCATION OF THE FIRST BONDHOLDERS' MEETING


Notice is hereby given that the First Bondholders' Meeting (the "Bondholders' Meeting") will be convened in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (the "Bonds") under the provision of Article 319 of the Commercial Code as described below. Your attendance at the Bondholders' Meeting is highly appreciated. Since the approval of Agenda is subject to the quorum*(1), you are requested to consider this Reference Material and submit the Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders prior to the Bondholders' Meeting if you are unable to attend the Bondholders' Meeting by yourself*(2) or by proxy.

*(1) Those who submitted Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance will be regarded as being in attendance by proxy at the Bondholders' Meeting.

*(2) "Yourself" means your Representative, in case of corporation, organization and foundation.


Date & Time                    15:00, Wednesday, November 26th, 2003

Place                          Rodo Square Tokyo
                               13-14, Shintomi 1-chome, Chuo-ku, Tokyo, Japan


Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording

       Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested Shinsei Bank, Limited as the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities in respect of the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee to the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

         PUBLIC NOTICE CONCERNING CONVOCATION OF THE FIRST BONDHOLDERS'
       MEETING FOR KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)


To the Bondholders

                                                              October 15th, 2003

 Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                       Dollar Bonds - Second Series (1996)


Commissioned Companies for Bondholders

Shinsei Bank, Limited                         Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                   The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.        The Norinchukin Bank



The Commissioned Companies for Bondholders will hold the First Bondholders' Meeting (the "Meeting") for the above captioned bonds (the "Bonds") as stated below. You or your attorney-in-fact are kindly invited to attend the Meeting. As the proposed agenda of the Meeting requires quorum for the resolutions, if you or your attorney-in-fact will not attend the Meeting, you are kindly requested to submit a Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders for the Bonds (the "Representative Commissioned Company for Bondholders") to act as your attorney-in-fact to the Representative Commissioned Company for Bondholders in advance upon reviewing the below mentioned Reference Material and identifying your vote on each agenda. Documents, which are available for your reference in exercising your voting right in the Meeting (the "Reference Material"), shall be kept at the Head Office of the Representative Commissioned Company for Bondholders and made available for perusal by the Bondholders during the period from Wednesday, October 15th, 2003 to one day prior to the convocation date of the Meeting. The Reference Material can be sent to the Bondholders upon receipt of their request after Wednesday, October 15th, 2003, therefore, you are requested to contact the Representative Commissioned Company for Bondholders, whose contact address are stated below. If you wish to exercise your voting right in the Meeting, please submit the Bond certificate(s) or recording certificate(s), as the case may be, to the Representative Commissioned Company for Bondholders for deposit, by 17:00, Tuesday, November 18th, 2003 (Tokyo time). (If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.)


1.  Date & Time      15:00, Wednesday, November 26th, 2003
2.  Place            Rodo Square Tokyo
                     13-14, Shintomi 1-chome, Chuo-ku, Tokyo, Japan
                     (Hacchobori Station (Hibiya Line / JR Keiyo Line),
                     2 minutes walk from Exit A3

3.  Purpose of the
    Meeting

Reason for Convocation of Bondholders' Meeting

Korea Electric Power Corporation ("KEPCO") has requested the Representative Commissioned Company for Bondholders to convene a Bondholders' Meeting to resolve (1) release of joint and several liabilities under the Bonds of KEPCO's six generation company subsidiaries, or Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., (2) deletion of condition 23 (d) of the conditions of the Bonds (the "Conditions of Bonds"), (3) provision of guarantee of the Bonds by The Korea Development Bank ("KDB") in exchange for (1) and (2), and (4) other related amendments to the Conditions of Bonds or to other documents or addition thereto. The Commissioned Companies for Bondholders have deemed the above mentioned matters proposed to be resolved "to have a material effect on the interests of the Bondholders" as stated in condition 24 of the Conditions of Bonds and decided to convene the Bondholders' Meeting.

Agenda
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

If you have any queries on this Public Notice, please contact:

Shinsei Bank, Limited, Process Support Division (Tel: 03-5511-5612, 9:00-17:00)

 ----------------------------------------------------------------------------
|      Furthermore, presentation meetings for Bondholders are scheduled by   |
|    KEPCO besides the Bondholders' Meeting.                                 |
|    Please contact International Finance Department of Daiwa Securities     |
|    SMBC Co. Ltd. at 03-5202-3497 / 3505, Financial Advisor of KEPCO,       |
|    if you have any queries about such presentation meetings.               |
 ----------------------------------------------------------------------------

                                RODO SQUARE TOKYO

            13-14, Shintomi 1-chome, Chuo-ku, Tokyo, 104-0041, Japan
                                TEL. 03-3552-9131


                        [Street Map - GRAPHIC OMITTED]


 ---------------------
|                     |
| THE NEAREST STATION |
|                     |
 ---------------------

Toei Asakusa Line/ Takaracho Station (Exit A1) ------------------------- within 7 minutes' walk
Subway Yurakucho Line/ Shintomi Station (Exit 5) ----------------------- within 5 minutes' walk
Subway Hibiya Line. JR Keiyo Line/ Hacchobori Station (Exit A3) -------- within 2 minutes' walk

      II. GUIDANCE FOR PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

     GUIDANCE FOR THE PROCEDURE OF BOND DEPOSIT AND VOTING RIGHT EXERCISE

1.   BOND DEPOSIT TO BE MADE PRIOR TO THE VOTING RIGHT EXERCISE
     DEPOSIT OF BOND CERTIFICATE(S) (RECORDING CERTIFICATE, FOR THE RECORDED BONDS) one week prior to the Bondholders' Meeting is necessary for voting, regardless of practical attendance at the Bondholders' Meeting (Paragraph 2 and 3, Article 321 of the Commercial Code, Paragraph 7, Article 320 of the Commercial Code, and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.). Please proceed the following (1) or
     (2) for the Deposit of Bond Certificate(s) (Recording Certificate, for the Recorded Bonds). (One voting right is awarded to each denomination of Y 500,000 of the Bonds held.)

     (1)  FOR THE HOLDERS OF BOND CERTIFICATE(S)
          Holders of Bond Certificate(s) are required to submit or send BOND CERTIFICATE(S) and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Bond Certificate(s)), to Process Support Division of Shinsei Bank, Limited, the Representative Commissioned Company for Bondholders, by November 18th (Tue.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF BOND CERTIFICATE(S)) AS TO THE DOCUMENTS TO SUBMIT             |
    -----------------------------------------------------------------------

     (2)  FOR THE HOLDERS OF RECORDED BONDS
          Holders of Recorded Bonds are required to submit or send REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE, REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE and signed and sealed DEPOSIT INSTRUCTION FORM (for the holders of Recorded Bonds) to PROCESS SUPPORT DIVISION OF SHINSEI BANK, LIMITED, THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS, by November 18th (Tue.), 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

    -----------------------------------------------------------------------
   |     SEE ATTACHED LIST OF DOCUMENTS TO BE SUBMITTED (FOR THE HOLDERS   |
   |     OF RECORDED BONDS) AS TO THE DOCUMENTS TO SUBMIT                  |
    -----------------------------------------------------------------------

        [*1] "Deposit" in this Reference Material is a system for identification of Bondholders for them to exercise voting right at the Bondholders' Meeting. Pursuant to the relevant provisions of the Commercial Code as specified above, Bondholders cannot exercise their voting right unless they deposit Bond Certificate (Recording Certificate, in case of Recorded Bonds) at the Commissioned Companies for Bondholders.
        [*2] Shinsei Bank, Limited (Place of Deposit) will deliver the Receipt of Deposited Bonds to the Bondholders upon completion of the deposit procedure. (no Receipt of Deposited Bonds will be delivered if Power of Attorney (Contents of Voting Right Exercise Identified) authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact is submitted to the Representative Commissioned Company for Bondholders in accordance with 2. (2) mentioned later. Receipt of Deposited Bonds is necessary at the Bondholders' Meeting, thus the Bondholders who attend the Bondholders' Meeting by himself / herself or by proxy are advised to keep the Receipt of Deposited Bonds in good manner.
        [*3] During the period that Bond Certificate(s) or Recording Certificate are deposited, no transfer, pledge or other form of disposal of the Bonds is to be made.

2.  INFORMATION ABOUT VOTING RIGHT EXERCISE

     (1) FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to bring the following documents to the Bondholders' Meeting: Signed and sealed VOTING INSTRUCTION FORM, RECEIPT OF DEPOSITED BONDS, which is delivered by Shinsei Bank, Limited, the Representative Commissioned Company for Bondholders, upon the completion of Bond Deposit (for those who vote by proxy, power of attorney certifying such proxy), Power of Attorney (in case of attendance by proxy), IDENTIFICATION OF BONDHOLDER OR IN CASE OF ATTENDANCE BY PROXY IDENTIFICATION OF PROXY (Officer's Certificate or Certified Copy of Register for corporations, Article of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent for organization or foundation other than corporation, driver's license, passport, health insurance certificate, etc. for individuals)

     (2) FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY

          Those who do not attend the Bondholders' Meeting by himself / herself or by proxy can exercise their voting right at Bondholders' Meeting by submitting Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact upon identifying your vote on each agenda. Those who wish to proceed as mentioned above are required to submit signed and sealed Power of Attorney (Contents of Voting Right Exercise Identified) where your vote is identified, to Process Support Division of Shinsei Bank, Limited as the Representative Commissioned Company for Bondholders by Tuesday, November 25th, 2003 (to be received by 17:00). (The address where the documents to be submitted is mentioned at the bottom of this guidance.)

          For those who cannot attend the Bondholders' Meeting by himself / herself or by proxy, such person can submit a Voting Instruction in advance to exercise the voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Bondholders' Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.

          [*1] The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (for the holders of Bond
               Certificate(s)) or those registered at the Recording Agency.
          [*2] Those who attend the Bondholders' Meeting by himself / herself or by proxy are required to seal and bring the Voting Instruction
               Form to the Bondholders' Meeting for voting.
          [*3] Those who do not attend the Bondholders' Meeting by himself / herself or by proxy are also requested to send the Power of Attorney authorizing Shinsei Bank, Limited, as the Representative Commissioned Company for Bondholders to act as your attorney-in-fact, upon identifying your vote on each agenda, together with documents relevant to the bond deposit. However, if you appoint your attorney other than Shinsei Bank, Limited, such attorney is required to bring Power of Attorney certifying such proxy and The Receipt of Deposited Bonds, as well as the attorney's Identification Document.

3.   RETURN OF THE DEPOSITED BOND(S)

     Deposited Bonds will be returned upon the cancellation of the Bondholders' Meeting or resolution of the Agenda in the manner as follows.

     (1)  IN CASE OF BOND CERTIFICATE(S)

      We will return the Bond Certificate(s) to the address described at the Deposit Instruction Form.

      The Receipt of Deposited Bonds, which becomes unnecessary after the return of Bond

      Certificate(s), is requested to be destroyed after your confirmation of such return.

     (2)  IN CASE OF RECORDED BONDS

      We will return the Recording Certificates to the Recording Agency in accordance with the instruction written in the Request Form in Relation to the Recording Certificate, which is to be submitted upon the Bond Deposit as stated in 1. above. We will deliver the Notice of Collection of Recording Certificate to the address designated at Deposit Instruction Form upon completion of collection of Recording Certificate.

      The Holders of Recorded Bonds are unable to request the transfer of record in relation to the Recording Certificate after the issuance of Recording Certificate, unless such Recording Certificate is returned to the Recording Agency.

      The Receipt of Deposited Bonds, which becomes unnecessary after the receipt of the Notice of Collection of Recording Certificate, is requested to be destroyed after your confirmation of such receipt.

4. VOTING RIGHT EXERCISE BY NON-RESIDENT BONDHOLDERS WHO HOLD THE BONDS THROUGH EUROCLEAR OR CLEARSTREAM (THOSE WHO HOLD THE BOND CERTIFICATE OR RECORDED BONDS ARE NOT SUBJECT TO THE FOLLOWING.)

     (1) Bondholders who hold the Bonds through Euroclear or Clearstream are requested to submit the instruction in relation to the voting right to Euroclear or Clearstream by November 10th, 2003 (local time) for the sake of convenience.
     (2) Euroclear or Clearstream will give instruction as to the method of voting right exercise at the Bondholders' Meeting to their Standing Proxies in Japan, in accordance with the voting right instructions submitted by the Bondholders above. Standing Proxy will exercise the voting right after totaling the instructions given by the Bondholders through Euroclear or Clearstream.
     (3) Prior to voting right exercise, Standing Proxies take necessary procedures as described in 1. through 3. above toward voting right exercise. Taking required administrative procedures into consideration, we would highly appreciate your cooperation in submitting the instruction in relation to the voting right by November 10th, 2003 (local time).

     [Document to be sent or submitted to:]

     -- Representative Commissioned Company for Bondholders --

     Process Support Division, Shinsei Bank, Limited
     1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501

          [*1] Please use the enclosed return envelope (for registered mail) for submission of relevant documents.
          [*2] Please understand that any departments of Shinsei Bank, Limited or any branch offices of Shinsei Bank, Limited will not receive documents by hand.


          *Questions or inquiries will be answered at the contact below

                           -----------------------------------------------
                          | Attention:                                    |
                          |                                               |
                          |                                               |
                          | Process Support Division                      |
                          | Shinsei Bank, Limited                         |
                          | 1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo |
                          | 100-8501                                      |
                          | (TEL) 03-5511-5612                            |
                          |       (9:00 - 17:00)                          |
                          | (FAX) 03-5511-2001                            |
                           -----------------------------------------------

          III. STATEMENT OF THE COMMISSIONED COMPANIES FOR BONDHOLDERS

                                                              October 15th, 2003


                                    Statement


Banks to make statement

Commissioned Companies for Bondholders
Shinsei Bank, Limited                        Aozora Bank, Ltd.
Mizuho Corporate Bank, Ltd.                  The Bank of Tokyo-Mitsubishi, Ltd.
The Nomura Trust and Banking Co., Ltd.       The Norinchukin Bank


Commissioned Companies for Bondholders, as banks to make statement in accordance with the Paragraph 1, Article 322 of the Commercial Code, state in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (the "Bonds") to be held on November 26th, 2003 as follows.

1    Information regarding Korea Electric Power Corporation (the "Issuer")

     Korea Electric Power Corporation ("KEPCO"), the Issuer of the Bonds, was incorporated in accordance with the Korea Electric Power Corporation Act in the Republic of Korea ("Korea") to engage in the generation, transmission and distribution of electricity and development of the electric power resources.

2    Statement regarding the Agenda of the above mentioned Bondholders' Meeting

     Shinsei Bank, Limited, the representative of Commissioned Companies for Bondholders of the Bonds who are to make statement (the "Representative Commissioned Company for Bondholders") received a notice from KEPCO as of August 30, 2002, regarding the resolution of attached Agenda for the Bondholders' Meeting as stipulated in the Conditions of Bonds (24) of the Bonds. Banks to make statement deemed the attached Agenda to have a material effect on the interests of the Bondholders. The attached agenda have a material effect on the interest of the Bondholders due to the following reasons, thus we deem it necessary to resolve this matter at the Bondholders' Meeting.

(I)  Attached Agenda 1

   (1) Conditions of Bonds (23) (d) provides that if KEPCO ceases for any reason whatsoever to be statutory juridical entity a majority of whose capital is directly or indirectly owned by the

        Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders, the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' Meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately.

        The Korea Electric Power Corporation Act requires that the Republic of Korea shall own majority of KEPCO's capital. The ownership ratio by the Republic of Korea, directly or indirectly, is approximately 54% as of March 31, 2003.

   (2) The Republic of Korea has promoted the continuous privatization policy under the Plan for Restructuring the Electricity Industry (the "Restructuring Plan") published on January 21, 1999. The overall objectives of the Restructuring Plan are to introduce competition and thereby increase efficiency in the Korean electricity industry; ensure a long-term, inexpensive and stable electricity supply; and promote consumer convenience through the expansion of consumer choice.

        However, such KEPCO privatization policy may result in the ownership of KEPCO by the Republic of Korea declining to 50% or less, in which case the event of default may be triggered, as provided in the above mentioned Conditions of Bonds 23 (d). Such provision to trigger an event of default may hinder the KEPCO privatization policy and the Restructuring Plan promoted by the Korean government for its development by competition, by making KEPCO status uncertain. The deletion of Conditions of Bonds 23 (d) is necessary for that reason.

   (3) Nevertheless, the deletion of such provision in the Conditions of Bonds has a material effect on the interest of the Bondholders because it modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain a Bondholders' resolution on this matter.

   (4) To offset the disadvantage to Bondholders caused by this Agenda and the release of GENCOs' liability as stated in (II) below, KEPCO entrusted The Korea Development Bank (the "KDB") to enter into the Guarantee Agreement as a compensation as stated in (III) below.

        KEPCO has explained that this Agenda and the release of GENCOs' liability as stated in (II) below will not result in any disadvantage, if approval of all the Agenda is given to make KDB's joint guarantee of the obligation of KEPCO under the Bonds effective.

(II) Attached Agenda 2

   (1)  KEPCO has divided its power generation business into six subsidiaries:
        Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd. (collectively, "GENCOs"), in accordance with the corporate division procedures under the Korean Commercial Code on April 2, 2001.

   (2) Upon the above mentioned corporate division, all of KEPCO's power generation-related assets and liabilities transferred to six newly established GENCOs. Under the provision of Paragraph 1, Article 530-9 of the Korean Commercial Code, GENCOs are jointly and severally liable for all of KEPCO's liabilities existing prior to the date of the corporate division, including the liabilities under the Bonds. Simultaneously, KEPCO remains jointly and severally liable for all the liabilities it transferred to the GENCOs, except the exempted liabilities. Accordingly, as a result of such corporate division, GENCOs are liable for the payment of all the KEPCO's liabilities under the Bonds.

   (3) As a part of the above mentioned electricity industry restructuring policy published by the Korean government, KEPCO intends to sell the share of GENCOs and privatize them. However, the joint and several liabilities of the GENCOs in respect of the Bonds may pressure the GENCOs' share offering price and depress investors' investment decisions, which may hinder the privatization of GENCOs and prevent the Korean government from implementing its electricity industry restructuring policy for the development of the electricity industry by competition.
        KEPCO intends to resolve the situation by arranging KDB's joint guarantee of the Bonds in exchange for the Bondholders' surrender of the joint and several liability of the GENCOs, for the Bonds, and in this way not adversely impact the rights of the Bondholders.

   (4) The release of joint and several liability of GENCOS in exchange for the attached Agenda 3 has a material effect on the interest of the Bondholders because this modifies the rights of holders of the Bonds, and we deemed it necessary to convene the Bondholders' Meeting and obtain the Bondholders' resolution on this matter.

   (5) Further, KEPCO has explained that the release of GENCOs liabilities in exchange for KDB guarantee will not harm the Bondholders due to the KDB's sufficient ability to fulfill its guarantee obligation. KEPCO has also explained that KDB was established in 1953 under the Korea Development Act and KDB's current long-term senior unsecured foreign currency debt ratings assigned by designated rating agencies are is A- (Standard & Poors') and A3 (Moody's Investors Service, Inc.).

(III) Attached Agenda 3

        KEPCO has represented that in exchange for the deletion of Conditions of Bonds 23 (d) and release of above said joint and several liabilities of the GENCOs, KEPCO has entrusted KDB to provide its guarantee of the KEPCO's obligations under the Bonds and that KDB jointly and severally guarantee the above said obligations. Obtaining consents at the Bondholders' Meeting with regard to the KDB's joint and several guarantee, which is subject to the resolution of attached Agenda 1 and 2, modifies the rights of Bondholders and has a material effect on the interest of the Bondholders. We deem it necessary to resolve this matter at the Bondholders' Meeting. It is anticipated that KDB guarantee will be effective after certain approvals on the resolutions are given.

(IV) Attached Agenda 4

        Insertion of Conditions of Guarantee and amendment to Conditions of Bonds are necessary in relation to the attached Agenda 1-3. Consequently, amendments or other modification in accordance with above changes should be deemed to be made on the Bond Certificate(s). Making such changes and considering changes are made modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

(V)  Attached Agenda 5

        Relevant agreements need to be amended or prepared in relation to the attached Agenda 1-4. Such amendments and preparation modifies the rights of the Bondholders and has a material effect on the interest of the Bondholders. Therefore, we deem it necessary to resolve this matter at the Bondholders' Meeting.

3       Due to the above reasons, we convened the Bondholders' Meeting.

We render our opinion as above.


October 15th, 2003


        Banks to make statement       Shinsei Bank, Limited
                                      Aozora Bank, Ltd.
                                      Mizuho Corporate Bank, Ltd.
                                      The Bank of Tokyo-Mitsubishi, Ltd.
                                      The Nomura Trust and Banking Co., Ltd.
                                      The Norinchukin Bank

                                                                      Attachment


                                     Agenda


1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.

2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.

3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.

4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).

5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

               IV. PACKAGE OF DOCUMENTS FOR VOTING RIGHT EXERCISE

                                     -------------      ======================
                                    |     #2      |    |  For Holders of Bond |
                                     -------------     |  Certificate(s)      |
                                                        ======================


                           LIST OF NECESSARY DOCUMENTS


* PLEASE USE THE SAME SEAL AS USED IN THE DEPOSIT INSTRUCTION FORM.


[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN SHINSEI BANK, LIMITED AND EXERCISE VOTING RIGHT

     (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ]   Bond Certificate
         [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

     (2) Documents to be Brought to the Bondholders' Meeting
         [ ]   Voting Instruction Form
         [ ]   Receipt of Deposited Bonds (to be delivered by Shinsei Bank,
               Limited after procedure (1) described above)
         [ ]   Person's Identification Document (Proxy's Identification
               Document, in case of Proxy's attendance at the Bondholders'
               Meeting)
         [ ]   Power of Attorney (in case of Proxy's attendance at the
               Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING SHINSEI BANK, LIMITED AS ATTORNEY-IN-FACT

     (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ]   Bond Certificate
         [ ]   Deposit Instruction Form (for the holders of Bond Certificate(s))
         [ ]   -- For corporation, organization and foundation -- Officer's
               Certificate (within three months after issuance) (Note 1)

     (2) Documents to be prepared and delivered by TUESDAY, NOVEMBER 25TH, 2003 (TO BE RECEIVED BY 17:00)

         [ ] Power of Attorney (Contents of Voting Right Exercise Identified) (Note 2)

     * We would appreciate your cooperation by delivering us the Power of Attorney (Contents of Voting Right p 22 Exercise Identified) together with document [2] (1) described above in our effort to streamline the administrative procedure in relation to deposit by Tuesday, November 18th, 2003 (to be received by 17:00), though such dead line is different from that for document [2] (1) described above.


  (Note 1)
Corporation     . . . Corporate's Registration, Officer's Certificate, etc.

Organization or Foundation, which do not have corporate body     ... Article of
Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      ======================
                                    |     #2      |    |   Holder of Bond     |
                                     -------------     |     Certificate      |
                                                        ======================

                                                                           Date


To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

(Place of Deposit)
               --------------------------------------------------------------
              |                 | Reading    |                               |
              |                 |------------|-------------------------------|
              |                 | Address    |                               |
              |    Bondholder   |            |                               |
              |   (Depositor)   |            | (Tel   -     -   )            |
              |                 |------------|-------------------------------|
              |                 |  Reading   |                      | Seal   |
              |                 |------------|-------------------------------|
              |                 |  Name      |                      |        |
              | ----------------|--------------------------------------------|
              |  Department in  |                   | Person in |            |
              |     charge      |                   | charge    |            |
               --------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.

                            DEPOSIT INSTRUCTION FORM


1. Reason for Depositing  Exercise of voting right at the First Bondholders'
                          Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) to be convened on November 26th, 2003

2. Bonds for Deposit      Korea Electric Power Corporation Reverse Dual Currency
                          Japanese Yen/Australian Dollar Bonds - Second Series
                          (1996)
                          Number of Bond Certificate(s) of Y 500,000_______
                          (Content) Total face amount Y __________

               --------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s)  |
              |---------------------|----------------------------------------|
              |     Y 500,000       |                                        |
              |                     |----------------------------------------|
              |                     |                                        |
               --------------------------------------------------------------

3. Attached Coupon Payable on or after _____________

4. Legal ground    Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321
   of the Commercial Code

Please send Receipt of Deposited Bonds to above contact.


________________________ (For the Bank's Use Only) ___________________________

 -------------------------------------------------     -------------------------------------------
| Receipt Date  |                                 |   |              Deposit Number:              |
|---------------|---------------------------------|   |-------------------------------------------|
|  Route        | 1.   Mail                       |   |  Check  |  Input  | Dispatch |  Date of   |
|               | 2.   Via Holder of the Meeting  |   |         |         | of       |  Dispatch  |
|               | 3.   Other (          )         |   |         |         | Receipt  |  of        |
|               |                                 |   |         |         |          |  Receipt   |
 -------------------------------------------------     -------------------------------------------

 ---------------                                                   ___________
|   Used at     |                                                 |           |
| Bondholders'  |                                                 |     #2    |
|   Meeting     |                                                 |___________|
 ---------------

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - SECOND SERIES (1996)
                           First Bondholders' Meeting

VOTING INSTRUCTION FORM      Number of Vote______ (One vote for each Y 500,000
                             denomination)

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

         * Please encircle either IN FAVOUR or AGAINST.

     --------------------------------------------------------------------------
    |  Bondholder   | Address                                                  |
    |  (Depositor)  |----------------------------------------------------------|
    |               | Name                                            | Seal   |
    |               |                                                 |--------|
    |               |                                                 |        |
     --------------------------------------------------------------------------

    The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    |------------|-----------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                                                  ___________
| Contents of    |                                                |           |
| Voting Right   |                                                |    #2     |
| Exercise       |                                                |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

Number of Vote _____  (One vote for each Y 500,000 denomination)

                                 ------------------------
     AGENDA 1                   |   IN FAVOUR - AGAINST  |
                                |                        |
                                 ------------------------

                                 ------------------------
     AGENDA 2                   |   IN FAVOUR - AGAINST  |
                                |                        |
                                 ------------------------

                                 ------------------------
     AGENDA 3                   |   IN FAVOUR - AGAINST  |
                                |                        |
                                 ------------------------

                                 ------------------------
     AGENDA 4                   |   IN FAVOUR - AGAINST  |
                                |                        |
                                 ------------------------

                                 ------------------------
     AGENDA 5                   |   IN FAVOUR - AGAINST  |
                                |                        |
                                 ------------------------

                                                                            Date

                                        Bondholder

                                        Address

                                        Name                      Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                      Deposit Number:___________

[ Agenda ]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)


                                Power of Attorney



I / The Company hereby appoint                            as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003:


--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above


                                            Date


                                            Bondholder


                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^

--------------------------------------------------------------------------------
(Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

 -------------                       -------------      ======================
|   SAMPLE    |                     |     #2      |    |    Holder of Bond    |
 -------------                       -------------     |     Certificate      |
                                                        ======================

                                                                      Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

(Place of Deposit)
       ----------------------------------------------------------------------
      |                 | Reading    | ADDRESS IN JAPANESE HIRAGANA          |
      |                 |------------|---------------------------------------|
      |                 | Address    | ADDRESS IN CHINESE CHARACTER          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |  Name      | NAME IN CHINESE CHARACTER     |  *    |
      |-----------------|--------------------------------------------|--*----|
      |  Department in  |                             | Person in    |  *    |
      |     charge      |                             | Charge       |  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       --------------------------------------
                                      * PLEASE USE SEAL OTHER THAN INSTANT   *
                                      * SEAL. SEAL SHOULD NOT NECESSARILY BE *
                                      * REGISTERED SEAL.                     *
                                       --------------------------------------

                            DEPOSIT INSTRUCTION FORM


1. Reason for Depositing  Exercise of voting right at the First Bondholders'
                          Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) to be convened on November 26th, 2003

2. Bonds for Deposit      Korea Electric Power Corporation Reverse Dual Currency
                          Japanese Yen/Australian Dollar Bonds - Second Series
                          (1996)
                          Number of Bond Certificate(s) of Y 500,000 15
                          (Content) Total face amount Y 7,500,000

               -------------------------------------------------------------
              |  Bond Certificate   |  Serial Number of Bond Certificate(s) |
              |---------------------|---------------------------------------|
              |     Y 500,000       |                                       |
              |                     |----*----------------------------------|
              |                     |    *                                  |
               --------------------------*----------------------------------
                                 *********
                                 |
************************************
*  PLEASE FILL IN ALL THE SERIAL   *
*  NUMBERS OF BOND CERTIFICATE(S). *
************************************

3. Attached Coupon Payable on or after _____________

4. Legal ground Paragraph 7, Article 320 and Paragraph 2 and 3, Article 321 of the Commercial Code

Please send Receipt of Deposited Bonds to above contact.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 4.   Mail                       |       | Check   | Input   | Dispatch |  Date of   |
|               | 5.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 6.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

         KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE
               YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)
                           First Bondholders' Meeting

   ___________                                                ----------------
  |           |                                              |                |
  |  SAMPLE   |                                              |      #2        |
  |___________|                                               ----------------
                                                             |   Used at      |
                                                             |   Bondholders' |
                                                             |   Meeting      |
                                                              ----------------
                                                            ____
  VOTING INSTRUCTION FORM                   Number of Vote | 15 | (One vote for
                                                            ----
                                            each Y 500,000 *  denomination)
                                                             *
                                                             *
                                        ***************************************
                                        * Please fill in the number of vote    *
                                        | you hold.                            |
                                        | Example) If you hold 15 Bond         |
                                        | Certificates of Y 5,000,000          |
                                        | (Y 7,500,000): Number of Vote is     |
                                        |  15.                                 |
                                        ***************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                       *
                                                       *
                                                       *
                                                       *
                                                       *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

         * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address: ADDRESS                             |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  | NAME                                |--------|
    |                  |                                     |        |
     -----------------------------------------------------------------
     The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                    ___________                   ___________
| Contents of    |                  |           |                 |           |
| Voting Right   |                  |  SAMPLE   |                 |    #2     |
| Exercise       |                  |___________|                 |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                      **************************************************
                      *   Please fill in the number of vote you hold.  *
                      *   Example) If you hold 15 Bond Certificates    *
                      *   of Y 500,000 (Y 7,500,000): Number of        *
                      *   Vote is 15.                                  *
                      **************************************************
                                *
                              *
                            *
                   ______ *
   Number of Vote |  15  |  (One vote for each Y 500,000 denomination)
                   ------

             ------------------------
AGENDA 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * -  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * -  Please encircle AGAINST if you *
AGENDA 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
AGENDA 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

**********************************                                    Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *           Address
*  registered at the Recording   *
*  Agency                        **********  Name                           Seal
**********************************

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
     The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf.
     Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact
     (A).
                                                        Deposit Number:_________

                                     -------------      ======================
                                    |     #2      |    |    For Holders or    |
                                     -------------     |    Recorded Bond     |
                                                        ======================

                           LIST OF NECESSARY DOCUMENTS

-  PLEASE USE THE SAME SEAL AS REGISTERED AT THE RECORDING AGENCY.

[1] FOR THOSE WHO ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY OTHER THAN SHINSEI BANK, LIMITED AND EXERCISE VOTING RIGHT

 (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Request Form for the Issuance of Recording Certificate
     [ ]  Request Form in Relation to the Recording Certificate
     [ ]  Deposit Instruction Form (for the holders of Recorded Bonds)
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be Brought to the Bondholders' Meeting
     [ ]  Voting Instruction
     [ ] Receipt of Deposited Bonds (to be delivered by Shinsei Bank, Limited after procedure (1) described above)
     [ ] Person's Identification Document (Proxy's Identification Document, in case of Proxy's attendance at the Bondholders' Meeting)
     [ ] Power of Attorney (in case of Proxy's attendance at the Bondholders' Meeting) (although there is no specified form, a sample form is attached for your reference) (Note 2)

[2] FOR THOSE WHO DO NOT ATTEND THE BONDHOLDERS' MEETING BY HIMSELF / HERSELF OR BY PROXY BUT EXERCISE VOTING RIGHT BY AUTHORIZING SHINSEI BANK, LIMITED AS ATTORNEY-IN-FACT

 (1) Documents to be prepared and delivered by TUESDAY, NOVEMBER 18TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Request Form for the Issuance of Recording Certificate
     [ ]  Request Form in Relation to the Recording Certificate
     [ ]  Deposit Instruction Form (for the holders of Recorded Bonds)
     [ ] -- For corporation, organization and foundation -- Officer's Certificate (within three months after issuance) (Note 1)

 (2) Documents to be prepared and delivered by TUESDAY, NOVEMBER 25TH, 2003 (TO BE RECEIVED BY 17:00)
     [ ]  Power of Attorney (Contents of Voting Right Exercise Identified)
          (Note 2)
     * We would appreciate your cooperation in delivering to us the Power of Attorney (Contents of Voting Right Exercise Identified) together with documents described in [2] (1) above in our effort to streamline the administrative procedure in relation to deposit by Tuesday, November

          18th, 2003 (to be received by 17:00), although such dead line is different from that for documents described in [2] (1) above.

  (Note 1)
Corporation        . . . Corporate's Registration, Officer's Certificate, etc.
Organization or Foundation, which do not have corporate body    . . . Article
of Incorporation, Document which certifies Donation, Officer's Certificate or equivalent, etc.

  (Note 2)
The seal used in Power of Attorney or Power of Attorney (Contents of Voting Right Exercise Identified) must be identical to those in the Deposit Instruction Form.

                                     -------------      ======================
                                    |     #2      |    |   Holder of Recorded |
                                     -------------     |         Bond         |
                                                        ======================

                                                                            Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

  (Place of Deposit)
               ---------------------------------------------------------------
              |                 | Reading    |                                |
              |                 |------------|--------------------------------|
              |                 | Address    |                                |
              |    Bondholder   |            |                                |
              |   (Depositor)   |            | (Tel   -     -   )             |
              |                 |------------|--------------------------------|
              |                 |  Reading   |                      | Seal    |
              |                 |------------|--------------------------------|
              |                 |    Name    |                      |         |
              | ----------------|---------------------------------------------|


              | ----------------|---------------------------------------------|
              |  Department in  |              | Person in | (Seal Registered |
              |     charge      |              | Charge    |   at Recording   |
              |                 |              |           |      Agency)     |
               ---------------------------------------------------------------

Note: Please make sure to fill in the name of Department in charge and person in charge in case of corporate Bondholder.

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing  Exercise of voting right at the First Bondholders'
                          Meeting of Korea Electric Power Corporation Reverse
                          Dual Currency Japanese Yen/Australian Dollar Bonds -
                          Second Series (1996) to be convened on November 26th,
                          2003
2. Bonds for Deposit      Korea Electric Power Corporation Reverse Dual Currency
                          Japanese Yen/Australian Dollar Bonds - Second Series
                          (1996)
                          Number of Recording Certificate (________)
                            (Content) Total recorded amount Y___________
                                      Serial Recording Number_________________ *
3. Legal Background       Paragraph 7, Article 320 and Paragraph 2 and 3,
                          Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.


Please send Receipt of Deposited Bonds to above contact.

*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 7.   Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 8.   Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 9.   Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 ---------------                                                   ___________
|   Used at     |                                                 |           |
| Bondholders'  |                                                 |     #2    |
|   Meeting     |                                                 |___________|
 ---------------

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - SECOND SERIES (1996)
                           First Bondholders' Meeting

VOTING INSTRUCTION FORM            Number of Vote ______(One vote for each
Y 500,000 denomination) I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

       *  Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address                                      |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  |                                     |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------
    The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                                                  ___________
| Contents of    |                                                |           |
| Voting Right   |                                                |    #2     |
| Exercise       |                                                |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side.
In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

 Number of Vote _______(One vote for each \500,000 denomination)

                                           ------------------------
     AGENDA 1                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 2                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 3                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 4                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                           ------------------------
     AGENDA 5                             |   IN FAVOUR - AGAINST  |
                                          |                        |
                                           ------------------------

                                                                      Date

                                              Bondholder

                                              Address

                                              Name
                                                                          Seal

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                      Deposit Number:___________

[Agenda]

1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

                                  (Sample Form)

                                Power of Attorney

I / The Company hereby appoint                  as my / the Company's
attorney-in-fact with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003:

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

                                            Date

                                            Bondholder

                                            Address

                                                                   ^^^^^^^
                                            Name                   ^      ^
                                                                   ^^^^^^^
--------------------------------------------------------------------------------
 (Note) The seal must be identical to those in the Deposit Instruction Form (for the holders of Bond Certificate(s)) or those registered at the Recording Agency (for the holders of Recorded Bonds).

                     ___________
                    |           |    -------------      ======================
                    |  SAMPLE   |   |     #2      |    |   Holder of Recorded |
                    |___________|    -------------     |         Bond         |
                                                        ======================

                                                                            Date

To Shinsei Bank, Limited, the Representative Commissioned Company for
Bondholders

  (Place of Deposit)
       ----------------------------------------------------------------------
      |                 |  Reading   | ADDRESS IN JAPANESE HIRAGANA          |
      |                 |------------|-------------------------------------- |
      |                 |  Address   | ADDRESS IN CHINESE CHARACTER          |
      |    Bondholder   |            |                                       |
      |   (Depositor)   |            | (Tel   -     -   )                    |
      |                 |------------|---------------------------------------|
      |                 |  Reading   | NAME IN JAPANESE HIRAGANA     | Seal  |
      |                 |------------|-------------------------------|       |
      |                 |    Name    | NAME IN CHINESE CHARACTER     |  *    |
      | ----------------|--------------------------------------------|--*--- |
      |  Department in  |          | Person in  | (Seal Registered      *    |
      |     charge      |          | Charge     | at Recording Agency)  *    |
       -----------------------------------------------------------------*----
                                                                        *
Note: Please make sure to fill in the name of Department in charge and  *
      person in charge in case of corporate Bondholder.                 *
                                                                        *
                                       --------------------------------------
                                      * PLEASE USE SEAL REGISTERED AT THE    *
                                      * RECORDING AGENCY.                    *
                                       --------------------------------------

                            DEPOSIT INSTRUCTION FORM

1. Reason for Depositing  Exercise of voting right at the First Bondholders'
                          Meeting of Korea Electric Power Corporation Reverse
                          Dual Currency Japanese Yen/Australian Dollar Bonds -
                          Second Series (1996) to be convened on November 26th,
                          2003
2. Bonds for Deposit      Korea Electric Power Corporation Reverse Dual Currency
                          Japanese Yen/Australian Dollar Bonds - Second Series
                          (1996)
                          Number of Recording Certificate ( 1 )
                            (Content) Total recorded amount Y 150,000,000
                                      Serial Recording Number________X_______*
3. Legal Background       Paragraph 7, Article 320 and Paragraph 2 and 3,
                          Article 321 of the Commercial Code and Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.

Please send Receipt of Deposited Bonds to above contact.

*In case you own plural Serial Recording Numbers, please put "," between such numbers.


________________________ (For the Bank's Use Only ) __________________________

 -------------------------------------------------         -------------------------------------------
| Receipt Date  |                                 |       |              Deposit Number:              |
|---------------|---------------------------------|       |-------------------------------------------|
|  Route        | 10.  Mail                       |       |  Check  |  Input  | Dispatch |  Date of   |
|               | 11.  Via Holder of the Meeting  |       |         |         | of       |  Dispatch  |
|               | 12.  Other (          )         |       |         |         | Receipt  |  of        |
|               |                                 |       |         |         |          |  Receipt   |
 -------------------------------------------------         -------------------------------------------

 KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE YEN/AUSTRALIAN
                       DOLLAR BONDS - SECOND SERIES (1996)
                           First Bondholders' Meeting

   ___________                                                ----------------
  |           |                                              |                |
  |  SAMPLE   |                                              |      #2        |
  |___________|                                              |                |
                                                              ----------------
                                                             |   Used at      |
                                                             |   Bondholders' |
                                                             |   Meeting      |
                                                              ----------------
                                                            ____
  VOTING INSTRUCTION FORM                   Number of Vote |300 | (One vote for
                                                            ----
                                            each Y 500,000 *  denomination)
                                                             *
                                                             *
                                        *************************************
                                        * Please fill in the number of vote  *
                                        |  you hold.                         |
                                        | Example) If you hold 300 Bond      |
                                        |  Certificates of Y 5,000,000       |
                                        |  (Y 150,000,000): Number of        |
                                        |  Vote is 300.                      |
                                        *************************************

I exercise my voting right in relation to the Agenda of the First Bondholders' Meeting as below. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be continued to be convened.

[Agenda]
1. To delete condition 23(d) of the Conditions of Bonds which states "If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantees by KDB of the obligation of KEPCO to the Bondholders under the Bonds.
2. To waive, in return for the joint and several guarantees by KDB, the joint and several liabilities of the six generation company subsidiaries, Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West Power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd., in respect of all obligations of KEPCO to the Bondholders under the Bonds, without affecting the obligations of KEPCO under the Bonds.
3. To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the Bondholders under the Bonds if agenda 1 and 2 above are approved at the meeting.
4. To approve such changes in the Conditions of Bonds or addition of the Conditions of Guarantee as are necessary or desirable in consideration of agenda 1 through 3 above and to consent that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s).
5. Regarding the matters related to the agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned Companies for Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents with KEPCO or KDB.

[CONTENTS OF VOTING RIGHT]

                                      **************************************
                                      *  -  Please encircle IN FAVOUR if    *
                                      *     you agree the proposed agenda.  *
                                      *  -  Please encircle AGAINST if you  *
                                      *     disagree the proposed agenda.   *
                                      **************************************
                                                   *
                                                   *
                                                   *
                                                   *
                                                   *
     AGENDA 1                AGENDA 2                AGENDA 3             AGENDA 4              AGENDA 5
 ------------------     ------------------     ------------------    ------------------     -----------------
| IN FAVOUR       |    | IN FAVOUR        |   | IN FAVOUR        |  | IN FAVOUR        |   | IN FAVOUR        |
|        - AGAINST|    |        - AGAINST |   |        - AGAINST |  |        - AGAINST |   |        - AGAINST |
 ------------------     ------------------     ------------------    ------------------     -----------------

     * Please encircle either IN FAVOUR or AGAINST.

     -----------------------------------------------------------------
    |  Bondholder      | Address: ADDRESS                             |
    |  (Depositor)     |----------------------------------------------|
    |                  | Name                                | Seal   |
    |                  | NAME                                |--------|
    |                  |                                     |        |
    |                  |                                     |        |
     -----------------------------------------------------------------

The seal must be identical to those in the Deposit Instruction Form or those registered at the Recording Agency.


_________________________ (For the Bank's Use Only ) __________________________

                                     -----------------------------------------
Deposit Number _______________      |   Check    |   Input   |      Remarks   |
                                    | -----------|- ---------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

 ----------------                    ___________                   ___________
| Contents of    |                  |           |                 |           |
| Voting Right   |                  |  SAMPLE   |                 |    #2     |
| Exercise       |                  |___________|                 |___________|
| Identified     |
 ----------------

                                Power of Attorney

I / The Company hereby appoint Shinsei Bank, Limited as Representative Commissioned Company for Bondholders as my / the Company's attorney-in-fact (the "Attorney-in-Fact (A)") with full power to perform the following acts in relation to the First Bondholders' Meeting of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (including Bondholders' Meeting adjourned or continued to be convened) (the "Bondholders' Meeting") to be convened on November 26th, 2003.

--   To attend the Bondholders' Meeting on behalf of myself / the Company
--   To exercise the voting right on behalf of myself / the Company
-- To appoint officer(s) of the Attorney-in-Fact as my / the Company's attorney-in-fact (the "Attorney-in-Fact (B)") to act to the extent of the above authorization
-- To do any and all other acts that the attorney-in-fact deems necessary in relation to the above

Please exercise my voting right as mentioned below regarding the agenda described in the reverse side. In case no representation is made, please regard it as IN FAVOUR. The below representation should remain effective even if the Bondholders' Meeting will be adjourned or continued to be convened.

                   *************************************************
                   *   Please fill in the number of vote you hold. *
                   *   Example) If you hold 300 Bond Certificates  *
                   *   of Y 500,000 (Y 150,000,000):               *
                   *   Number of Vote is 300.                      *
                   *************************************************
                                  *
                              *
                            *
                   ______
   Number of Vote |  300 |  (One vote for each Y 500,000 denomination)
                   ------

             ------------------------
AGENDA 1    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 2    |   IN FAVOUR - AGAINST  |
            |                        |     ***********************************
             ------------------------     * -  Please encircle IN FAVOUR if   *
                                       ****    you agree the proposed agenda. *
             ------------------------     * -  Please encircle AGAINST if you *
AGENDA 3    |   IN FAVOUR - AGAINST  |    *    disagree the proposed agenda.  *
            |                        |     ***********************************
             ------------------------

             ------------------------
AGENDA 4    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

             ------------------------
AGENDA 5    |   IN FAVOUR - AGAINST  |
            |                        |
             ------------------------

**********************************                                    Date
*  The seal must be identical to *           Bondholder
*  those in the Deposit          *
*  Instruction Form or those     *           Address
*  registered at the Recording   *
*  Agency                        **********  Name                           Seal
**********************************

--------------------------------------------------------------------------------
(Note) Those who do not attend the Bondholders' Meeting by himself / herself or by proxy and submit the Power of Attorney are advised to use this form after identifying the method of voting right exercise.
       The seal must be identical to those in the Deposit Instruction Form (for holders of Recorded Bonds, those registered at the Recording Agency). Within the context of this Power of Attorney, the Attorney-in-Fact (B) means a person who has been appointed by the Attorney-in-Fact (A), upon authorization by the issuer of this Power of Attorney or due to avoidable circumstances, and has the same right and obligation as the Attorney-in-Fact (A) against the issuer of this Power of Attorney and any other third party within the authorization given. If you or your proxy cannot attend the Bondholders' Meeting and submit a Power of Attorney (Contents of Voting Right Exercise Identified) to the Representative Commissioned Company for Bondholders, a certain officer of the Representative Commissioned Company for Bondholders is required to attend the Bondholders' Meeting to exercise is power on your behalf. Therefore, the Representative Commissioned Company for Bondholders is required to appoint such officer as the Attorney-in-Fact (B) of the Representative Commissioned Company for Bondholders as the Attorney-in-Fact (A).
                                                           Deposit Number:______

                                     -------------      ======================
                                    |     #2      |    |    For Holders of    |
                                     -------------     |     Recorded Bond    |
                                                        ======================

                                                              October 15th, 2003

To Bondholders

                                           Recording Agency
                                           Shinsei Bank, Limited

     INFORMATION ABOUT THE REQUEST FOR THE ISSUANCE OF RECORDING CERTIFICATE

 Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                       Dollar Bonds - Second Series (1996)

                           First Bondholders' Meeting

When you deposit your bonds regarding the above captioned Bonds under the provisions of the Paragraph 2 and Paragraph 3, Article 321 of the Commercial Code, and Paragraph 7, Article 320 of the Commercial Code, you are required to receive the Recording Certificate and deposit it in accordance with Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc. The process for such request is as follows:

1. Documents to Submit   Request Form for the Issuance of Recording Certificate
                         (Form 14)
                         Request Form in Relation to the Recording Certificate

2. Important Notice for the Preparation of Documents
   ( ) Please use the name and seal, which is registered at the Recording
       Agency.
   ( ) You may designate several Registered Accounts.
   ( ) In case your bonds are recorded at more than one account, please submit the documents for each such account.
   ( ) Please fill in the reason for depositing as shown in the attached example.
       The reason for depositing is exercise of Bondholders' voting right (Paragraph 2, Article 321 of the Commercial Code).
   ( ) Please print the name of the Bonds correctly, and refrain from the usage of abbreviation. (please refer to the attached example).

   ( ) Please put your seal for prior consent to amend possible typographic error for smooth process.
   ( ) Please go through the documents to avoid any omission of statement before its submission.

3. Please submit the Request Form for the Issuance of Recording Certificate, which you prepared, to the REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS (THE REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS SUBMIT TO THE RECORDING AGENCY).

4. The Recording Certificate you requested will be received by Shinsei Bank, Limited, Representative Commissioned Company for Bondholders (Place of Deposit), directly through the Recording Agency, upon your separate submission of REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE.

5.   Contact Information
     ( ) Request for Recording
         Operations Services Division / Section 4 (Recording Business) Shinsei Bank, Limited
         1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501
                          TEL 03-6408-4562
                          FAX 03-6408-7349

     ( ) Representative Commissioned Company for Bondholders (Addressee of documents)
         Process Support Division
         Shinsei Bank, Limited
         1-8, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8501
                          TEL 03-5511-5612 (9:00 - 17:00)
                          FAX 03-5511-2001

To: Shinsei Bank, Limited                                                                                  [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    |  2  | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                                (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                      Registered
           |             |     | Collateralized Bonds)                                     |                               Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------

                                                                                                  ______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|  Recorded      |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |   Amount       |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          |                                  |           |                |            |     |in Charge |   |   |   |
|             |                                  |           |                |            |      ----------------------
| Recorded    |                                  |           |                |            |
|             |----------------------------------|-----------|----------------|------------|      ____________________
| Bonds       |                                  |           |                |            |     |          | POA |   |
|             |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
| Subject     |                                  |           |                |            |     | ments    |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |_____|___|
| to          |                                  |           |                |            |     |          |_____|___|
|             |----------------------------------|-----------|----------------|------------|     |          |     |   |
| Request     |                                  |           |                |            |      --------------------
|             |----------------------------------|-----------|----------------|------------|      ______________________
|             |                                  |           |                |            |     |          |  Date     |
  -----------------------------------------------------------------------------------------|     | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

                                                                                                 Branch Name
                                                                                                 ------------------------------
                                                                                                 TEL       (     )

Note
.................................................................................
( ) This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
       (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
            (In case of request by agent, fill in the name of principal)
.................................................................................

To: Shinsei Bank, Limited                                                                                  [Form 14]
Recording Agency                  REQUEST FORM FOR THE ISSUANCE OF RECORDING CERTIFICATE

                                                                                                       Date

I hereby request for the issuance of Recording Certificate concerning below recorded bonds.

            ------------------------------------------------------------------------------
 (  )      |             |  1  | Exercise of Right to Request for Convening Bondholders'   |  Bondholder
Seal for   |  Purpose    |     | Meeting (Paragraph 3, Article 320 of Commercial Code)     |
prior      |  of         | ----| ----------------------------------------------------------|  Address
consent    |  Request    | (2) | Exercise of Voting Right by Bondholders (Paragraph 1,     |
to amend   |  (Check     |     | Article 321 of Commercial Code)                           |               ADDRESS
possible   |  the        | ----| ----------------------------------------------------------|
typographic|  Applicable |  3  | Exercise of Right to Investigate the Status of Collateral |                                (  )
error      |  Number)    |     | at the Custody (Article 95 of Law Concerning Trust of     |  Name                      Registered
           |             |     | Collateralized Bonds)                                     |                 NAME          Seal
           |             | ----| ----------------------------------------------------------|  ____________________________________
           |             |  4  |                                                           |
            ------------------------------------------------------------------------------

                                                                                                  _______________________
  ----------------------------------------------------------------------------|------------|     |Authori-  |           |
|             |     Name of Bonds                |  Recording|    Recorded    |   Remarks  |     |zation    |           |
| Itemization |                                  |   Number  |     Amount     |            |     |----------|-----------|
|             |----------------------------------|-----------|----------------|------------|     |Person    |   |   |   |
| of          | Korea Electric Power Corporation |           |                |            |     |in Charge |   |   |   |
|             | Reverse Dual Currency Japanese   |           |                |            |      ----------------------
| Recorded    | Yen/Australian Dollar Bonds -    |           |                |            |
|             | Second Series (1996)             |     99    |      150000    |            |
| Bonds       |----------------------------------|-----------|----------------|------------|      ____________________
|             |                                  |           |                |            |     |          | POA |   |
| Subject     |----------------------------------|-----------|----------------|------------|     | Attach-  |-----|---|
|             |                                  |           |                |            |     | ments    |_____|___|
| to          |----------------------------------|-----------|----------------|------------|     |          |_____|___|
|             |                                  |           |                |            |     |          |_____|___|
| Request     |----------------------------------|-----------|----------------|------------|     |          |     |   |
|             |                                  |           |                |            |      --------------------
|             |----------------------------------|-----------|----------------|------------|      ______________________
|             |                                  |           |                |            |     |          |  Date     |
  -----------------------------------------------------------------------------------------|     | Received |           |
                                                                                                 |----------|-----------|
                                                                                                 | No.      |           |
                                                                                                  ----------------------

                                                                                                 Branch Name
                                                                                                 ------------------------------
                                                                                                 TEL       (     )

Note
.................................................................................
( ) This form is used to request for the issuance of Recording Certificate in relation to the recorded bonds (includes Municipal Bonds and other Bonds issued under special law or regulation) under the provision of Article 62 of the Enforcement Order of the Law concerning Recording of Bonds, etc.
[Note] (1) Designation of plural Registered Accounts is acceptable if the reason for the issuance request is the same.
       (2) In case of request by agent, attach the Power of Attorney or other form to prove the agency.
            (In case of request by agent, fill in the name of principal)
.................................................................................

                                     -------------      ======================
                                    |     #2      |    |    For Holder of     |
                                     -------------     |    Recorded Bond     |
                                                        ======================

              REQUEST FORM IN RELATION TO THE RECORDING CERTIFICATE

                                                                           Date

To Representative Commissioned Company for Bondholders
Shinsei Bank, Limited
 (Place of Deposit)

                           Bondholder

                           Address

                           Name
                                                     (Certified Seal Impression)

The Recording Certificate (Contents: Total amount recorded: Y__________,
Serial Recording Number* _________) in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) should be issued upon the submission of Request Form for the Issuance of Recording Certificate and Request Form in Relation to the Recording Certificate (addressed to the Recording Agency) as attached. Once such Recording Certificate is issued, please receive it on my behalf and keep it in your custody for the exercise of my voting right in relation to the Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) the First Bondholders' Meeting.

In case the Agenda of First Bondholders' Meeting is resolved or the Bondholders' Meeting is cancelled, please return the Recording Certificate directly to the Recording Agency without returning it to me.

* In case you own plural Serial Recording Number, please put "," between such numbers.

_________________________ (For the Bank's Use Only) ___________________________

                                     -----------------------------------------
                                    |   Check    |   Input   |     Remarks    |
                                    |------------|-----------|----------------|
                                    |            |           |                |
                                    |            |           |                |
                                     -----------------------------------------

                        CHECK LIST OF NECESSARY DOCUMENTS

------------------------------------------------------------------------------------------------------------------------------------
|                                         |                             |                             |   For those who do not     |
|                                         |                             |                             |  attend the Bondholders'   |
|                                         |For those who will attend the|  For those who will attend  |   Meeting but exercise     |
|                                         |   Bondholders' Meeting by   | the Bondholders' Meeting by | his / her voting right by  |
|                                  (Note) |     himself / herself       |           proxy             | appointing Representative  |
|                                         |    (Mainly, for retail      |   (Mainly, for corporate    | Commissioned Company for   |
|                                         |        investors)           |         investors)          |  a Bondholders(Note(9))    |
------------------------------------------------------------------------------------------------------------------------------------
 Necessary Documents for Bond Deposit
 (HOLDER OF BOND CERTIFICATE(S))
------------------------------------------------------------------------------------------------------------------------------------
|     Bond Certificate                    |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|                                         |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|                                         |                             |                             |          2003              |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Deposit Instruction Form (for    (1)|  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     the holders of Bond                 |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|     Certificate(s))                     |                             |                             |          2003              |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Officer's Certificate (for       (2)|  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     corporation, organization and       |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|     foundation)                         |                             |                             |          2003              |
------------------------------------------------------------------------------------------------------------------------------------
 Necessary Documents for Bond Deposit
 (HOLDER OF RECORDED BONDS)
------------------------------------------------------------------------------------------------------------------------------------
|     Request Form for the Issuance       |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     of Recording Certificate            |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|                                         |                             |                             |          2003              |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Request Form in Relation to         |  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     the Recording Certificate           |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|                                         |                             |                             |          2003              |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Deposit Instruction Form (for    (3)|  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     the holders of Recorded Bonds)      |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|                                         |                             |                             |          2003              |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Officer's Certificate (for       (2)|  Deliver by 17:00, Tuesday, | Deliver by 17:00, Tuesday,  |   Deliver by 17:00,        |
|     corporation, organization and       |     November 18th, 2003     |     November 18th, 2003     |Tuesday, November 18th,     |
|     foundation)                         |                             |                             |          2003              |
------------------------------------------------------------------------------------------------------------------------------------
 Necessary Documents for Voting Right
 Exercise
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Voting Instruction Form          (4)|  Bring to the Bondholders'  |  Bring to the Bondholders'  |     Not Necessary          |
|                                         |           Meeting           |           Meeting           |                            |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Receipt of Deposited Bonds       (5)|  Bring to the Bondholders'  |  Bring to the Bondholders'  |     Not Necessary          |
|                                         |           Meeting           |           Meeting           |                            |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Identification Document of       (6)|  Bring to the Bondholders'  |  Bring to the Bondholders'  |     Not Necessary          |
|     Bondholder                          |           Meeting           |           Meeting           |                            |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Power of Attorney                (7)|        Not Necessary        |  Bring to the Bondholders'  |     Not Necessary          |
|                                         |                             |           Meeting           |                            |
|-----------------------------------------|-----------------------------|-----------------------------|----------------------------|
|     Power of Attorney (Contents of   (8)|        Not Necessary        |        Not Necessary        |   Deliver by 17:00,        |
|     Voting Right Exercise               |                             |                             |Tuesday, November 25th,     |
|     Identified)                         |                             |                             |    2003 (Note(10))         |
------------------------------------------------------------------------------------------------------------------------------------

    (Note)


(1) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF BOND CERTIFICATE(S)). Please use the seal other than instant seal.
(2) Officer's Certificate, which was issued within three months, is necessary for corporation, organization and foundation. Corporate's Registration, Officer's Certificate, etc. for Corporation. Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body.
(3) Please fill in, sign and seal the DEPOSIT INSTRUCTION FORM (FOR THE HOLDERS OF RECORDED BOND). Please use the same seal as registered at the Recording Agency.
(4) Please fill in, sign and seal the VOTING INSTRUCTION FORM. The seal on the Voting Instruction Form must be identical to those in the Deposit Instruction Form (or those registered at the Recording Agency).
(5) Representative Commissioned Company for Bondholders will deliver Receipt of Deposited Bonds upon completion of Bond Deposit procedure.
(6) Identification Document of Bondholder, or in case of attendance by proxy, Identification Document of such Proxy is necessary (such as Corporate's Registration, Officer's Certificate, etc. for Corporation, Article of Incorporation, Document which certifies Donation, Officer's Certificate of equivalent, etc. for organization of foundation, which does not have corporate body, and driver's license, passport, health insurance certificate, etc. for individuals)
(7) Please fill in the Power of Attorney (although there is no specific form, a sample form is attached for your reference). Please use the same seal as used in the Deposit Instruction Form (or the same seal as registered at the Recording Agency).
(8) Please fill in the POWER OF ATTORNEY (CONTENTS OF VOTING RIGHT EXERCISE IDENTIFIED). Please use the same seal as used in the Deposit Instruction Form (or the same as registered at the Recording Agency).
(9) If you or your attorney-in-fact cannot attend the Meeting, you can submit a Voting Instruction in advance to exercise your voting right pursuant to the provision of Paragraph 1, Article 321-2 of the Commercial Code of Japan. However, according to Korea Electric Power Corporation, resolution on the agenda 2 below at the Meeting will become effective upon approval by the Korean court as well as by the Tokyo District Court, and the voting right exercise in writing is not allowed under the Commercial Code of Korea. Therefore, it is possible that such voting right exercise in writing in advance will not be regarded as valid by Korean court.
(10) We would appreciate your cooperation by delivering us the document together with deposit related document in our effort to streamline the administrative procedure in relation to deposit by 17:00, Tuesday, November 18th, 2003.

                             V. INFORMATION MATERIAL

                                                              October 15th, 2003

To Bondholders

                             Representative Commissioned Company for Bondholders Shinsei Bank, Limited

         KOREA ELECTRIC POWER CORPORATION REVERSE DUAL CURRENCY JAPANESE
               YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

--------------------------------------------------------------------------------

We received information material from KEPCO, the issuer of the above captioned bonds, for the Bondholders.

Please find the attached information material for your reference.

[KEPCO LOGO]

                                                                October 15, 2003

                                                Korea Electric Power Corporation

     PRESENTATION TO SAMURAI BONDHOLDERS OF KOREA ELECTRIC POWER CORPORATION

We, Korea Electric Power Corporation ("KEPCO") are planning to hold a presentation for the purpose to explain the Debt Restructuring Plan and the KDB guarantee. We will be inviting all bondholders of the outstanding samurai bonds (Korea Electric Power Corporation Japanese Y Bonds of 1995 - Fourth Series, Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996), Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996)) and will follow the schedule below.

We consider this occasion as a very important opportunity to explain directly to all our creditors and would therefore like to kindly invite you to this presentation.

            Date / Time                              Venue
--------------------------------------------------------------------------------
October 29 2003 (Wed.)  3:30 pm~         Imperial Hotel Osaka - Fuyo Room
                                           1-8-50 Tenmabashi, Kita-ku, Osaka-shi
                                         Tel : 06-6881-1111
--------------------------------------------------------------------------------
October 30 2003 (Thu.)  3:30 pm~         Tokyo Kaikan - Gold Room
                                           3-2-1 Marunouchi, Chiyoda-ku
                                         Tel : 03-3215-2111

Those who would like to attend the presentation are kindly requested to submit the fax form attached by 22 October to the attention below. Should you have any inquiries, please do not hesitate to contact our Financial Advisor.

                                                                 Sincerely Yours

               ===================================================
              | Daiwa Securities SMBC Co. Ltd.                    |
              | International Finance Dept.  Mr. Kiji, Mr. Takase |
              | Tel   :   (03) -5202-3505/3497                    |
               ===================================================

* Daiwa Securities SMBC Co. Ltd. has been appointed as the Financial Advisor to KEPCO.

Daiwa Securities SMBC Co. Ltd.
International Finance Dept.
Mr. Takase
FAX: 03-3246-1384

     Presentation to Samurai Bondholders of Korea Electric Power Corporation

  Attendance :                         Attend / Not Attend
 (Please check ( ).)
------------------------------------------------------------------------------
Date & Venue :             October 29th (Wed.) in Osaka / October 30th (Thu.)
 (Please  check ( )        in Tokyo
in case you attend.)
------------------------------------------------------------------------------
Name :
------------------------------------------------------------------------------
Address :
------------------------------------------------------------------------------
Person in Charge :
------------------------------------------------------------------------------
Division / Title
------------------------------------------------------------------------------
Tel :
------------------------------------------------------------------------------
FAX :
------------------------------------------------------------------------------

Please fill in the blanks below regarding the bond you hold if possible

                                                                     Amount Held      Type of bond
-------------------------------------------------------------------------------------------------------
1       Korea Electric Power Corporation                             Y     million   Recorded Bond /
        Japanese Yen Bonds of 1995 - Fourth Series                                   Bond Certificate
-------------------------------------------------------------------------------------------------------
2       Korea Electric Power Corporation                             Y     million   Recorded Bond /
        Japanese Yen Bonds - Fifth Series (1995)                                     Bond Certificate
-------------------------------------------------------------------------------------------------------
3       Korea Electric Power Corporation                             Y     million   Recorded Bond /
        Reverse Dual Currency Japanese Yen/Australian                                Bond Certificate
        Dollar Bonds - First Series (1996)
-------------------------------------------------------------------------------------------------------
4       Korea Electric Power Corporation                             Y     million   Recorded Bond /
        Reverse Dual Currency Japanese Yen/Australian                                Bond Certificate
        Dollar Bonds - Second Series (1996)
-------------------------------------------------------------------------------------------------------

This form must arrive by OCTOBER 22, 2003 to the contact above

                                                                     EXHIBIT E

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                   JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

             AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         THIS AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS entered into at Tokyo, Japan on the 5th day of April, 1995 by and between KOREA ELECTRIC POWER CORPORATION ("KEPCO") and THE NIPPON CREDIT BANK, LTD., THE INDUSTRIAL BANK OF JAPAN, LIMITED, THE FUJI BANK, LIMITED, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, THE SUMITOMO BANK, LIMITED, THE BANK OF TOKYO, LTD. and DAIWA INTERNATIONAL TRUST BANK LIMITED (collectively the "Commissioned Companies for Bondholders") in connection with the public offering by KEPCO of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds")

                                  WITNESSETH:

CHAPTER I.        COMMISSION FOR BENEFITS OF BONDHOLDER

Article 1.        (Commission for the Benefits of Bondholders)

(1) Pursuant to lawful authorisation, KEPCO will issue the Bonds in the aggregate principal amount of Twenty Seven Billion Japanese Yen ((Y)27,000,000,000). KEPCO hereby commissions the Commissioned Companies for Bondholders to obtain the payment under the Bonds, to preserve the rights under the Bonds of the holders of the Bonds (the "Bondholders") and to deal with other administrative activities concerning the Bonds for the Bondholders, and the Commissioned Companies for Bondholders hereby jointly accept such commission in accordance with the terms of this Agreement.

(2) The conditions of the Bonds (the "Conditions of Bonds") are set forth in Annex 1 attached hereto and incorporated herein as a part of this Agreement.

(3) The Bond certificates and interest coupons shall substantially be in the forms set out in Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as a part of this Agreement.

Article 2.        (Powers and Duties of Commissioned Companies for Bondholders
                    and Representative Commissioned Company for Bondholders)

(1) The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment of all sums payable in respect of the Bonds for the Bondholders or the preservation of all the rights of the Bondholders in respect of the Bonds, and shall jointly exercise their powers and perform the duties of the Commissioned Companies for Bondholders provided for in the Conditions of Bonds and this Agreement (except the powers or the duties of the Representative Commissioned Company for Bondholders as provided for in the Conditions of Bonds and this Agreement).

(2) The Commissioned Companies for Bondholders shall exercise the powers and perform the duties of the Commissioned Companies for Bondholders provided for in the Conditions of Bonds and this Agreement fairly and faithfully with the care of good manager for the benefits of the Bondholders.

(3) The Bond certificates shall bear an undertaking of the Commissioned Companies for Bondholders to the effect that they shall perform the duties and functions of the Commissioned Companies for Bondholders as set forth in the Conditions of Bonds and the signature and seal of a representative director of each of the Commissioned Companies for Bondholders are affixed thereon in facsimile.

(4) The Nippon Credit Bank, Ltd. shall be the representative of the Commissioned Companies for Bondholders (the "Representative Commissioned Company for Bondholders"). The Representative Commissioned Company for Bondholders shall perform the duties of the Representative Commissioned Company for Bondholders provided for in the Conditions of Bonds and this Agreement and during the term of the Bonds give advice from time to time to KEPCO having regard to the matters related to the Bonds.

(5) In the event that The Nippon Credit Bank, Ltd. is unable to perform the duties of the Representative Commissioned Company for Bondholders provided for in the Conditions of Bonds or this Agreement, KEPCO shall appoint one of the other Commissioned Companies for Bondholders as a substitute Representative Commissioned Company for Bondholders and give public notice to that effect in accordance with Condition 31 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Commissioned Company for Bondholders so appointed.

Article 3.        (Receipt of Bonds Proceeds)

(1) Subject to the filing with the Minister of Finance of Japan of the supplemental document to the shelf registration statement (together with the reference documents pertaining thereto, the "Supplemental Document") concerning the public offering of the Bonds under the shelf registration statement (the "Shelf Registration Statement") filed on June 24, 1994 by KEPCO with the Minister of Finance of Japan pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948), as amended (the "Securities and Exchange Law"), the Bonds will be offered to the public at 100 Yen per 100 Yen in the principal amount thereof (the "Issue Price") during the day of April 6, 1995.

(2) Only upon fulfillment of all conditions precedent contained in Article 8 hereof, the Representative Commissioned Company for Bondholders shall, upon request from KEPCO pursuant to Article 15(1) hereof, receive the aggregate amount of the Issue Price as the proceeds of the Bonds from the managers named in the Subscription Agreement dated April 5, 1995 (the "Subscription Agreement") between KEPCO and Daiwa Securities Co. Ltd. (the "Lead Manager") and such other managers, through the Lead Manager, far the account of KEPCO with the Representative Commissioned Company for Bondholders at its head office on April 11, 1995 (the "Payment Date").

(3) Upon receipt of the proceeds of the Bonds as provided for in the preceding paragraph (2), the Representative Commissioned Company for Bondholders shall confirm that a notification (including an amendment thereto) of issue and offering in respect of the Bonds has been filed with the Minister of Finance of Japan pursuant to the Foreign Exchange and Foreign Trade Control Law of Japan (Law No. 228, 1949), as amended, Cabinet Orders and Ministerial Ordinances thereunder, and shall further confirm that the particulars of acceptance (including acceptance of the amendment) of the notification, and shall enter in the "Column for Entry by Authorised Foreign Exchange Bank" thereof the date of receipt of the proceeds of the Bonds and amount thereof, affix a seal impression of the receiving bank and return the acceptance to KEPCO.

(4) The Commissioned Companies for Bondholders shall confirm the receipt as provided for in paragraph (2) of this Article.

Article 4.        (Preparation, Printing and Delivery of Bond Certificates)

(1) KEPCO shall, upon consultation with the Representative Commissioned Company for Bondholders, determine the terms of the Bond certificates and interest coupons for the undertaking by the Commissioned Companies for Bondholders being borne as provided for in Article 2(3) hereof.

(2) Upon request of KEPCO pursuant to Article 15(1) hereof, the Representative Commissioned Company for Bondholders shall, prepare, print and deliver the Bond certificates and interest coupons the terms of which have been determined as provided for in the preceding paragraph (1); provided, that no delivery shall be made of Bond certificates and interest coupons in respect of which applications of recording in writing ("applications of recording by subscribers") have been made to the Representative Commissioned Company for Bondholders by subscribers thereto prior to the delivery.

(3) Upon request of KEPCO pursuant to Article 15(1) hereof, the Representative Commissioned Company for Bondholders shall complete each application for recording by a subscriber by entering therein the principal amount of the Bonds to be recorded, amount paid, serial numbers of Bond certificates when issued and other particulars and shall deliver the completed applications to the Recording Agency as provided for in Condition 9 of the Conditions of Bonds (the "Recording Agency").

Article 5.        (Registration Book for Bonds)

         The Representative Commissioned Company for Bondholders shall maintain a registration book for the Bonds (the "Registration Book for Bonds") which has been prepared upon request of KEPCO pursuant to Article 15(1) hereof, and shall keep the same in its head office. The Representative Commissioned Company for Bondholders shall from time to time make required entries promptly when any event or change occurs which shall be required to be entered in the Registration Book for Bonds.

Article 6.        (Shelf Registration Statement, etc.)

(1) KEPCO shall as soon as possible after filing of the Supplemental Document with the Minister of Finance of Japan, furnish each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with copies of the Supplemental Document and Shelf Registration Statement including amendatory statements thereto (if any).

(2) During the term of the bonds, KEPCO shall provide each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with copies of all documents made available for public inspection which KEPCO may file with the relevant authorities of the government of Japan with respect to the Bonds and any other documents made available for public inspection which the Representative Commissioned Company for Bondholders may reasonably request from time to time in writing.

Article 7.        (Representations and Warranties)

         KEPCO hereby represents and warrants to the Commissioned Companies for Bondholders that (i) the issue of the Bonds has been duly authorised, (ii) the amount of the issue of the Bonds is within the amount so authorised, (iii) neither the authorisation for the issue of the Bonds, the issue of the Bonds, the issue and delivery of the Bond certificates and interest coupons, the performance by KEPCO of its obligations in accordance with the Conditions of Bonds, nor the execution, delivery or performance by KEPCO of this Agreement, the Subscription Agreement, the Paying Agents Agreement relating to the Bonds dated April 5, 1995 between KEPCO and The Nippon Credit Bank, Ltd. (the "Paying Agents Agreement") and the Recording Agency Agreement relating to the Bonds dated April 5, 1995 between KEPCO and The Nippon Credit Bank, Ltd. (the "Recording Agency Agreement") is or will be inconsistent with any provision of any statutes or other laws of the Republic of Korea (including the Korea Electric Power Corporation Act) or any agreements to which KEPCO is a party or by which KEPCO is bound and (iv) no Event of Default as defined in the Conditions of Bonds or no event which would, with the passing of time or the giving of notice or both, constitute an Event of Default has occurred and is continuing.

Article 8.        (Conditions Precedent)

         The obligations of the Commissioned Companies for Bondholders to KEPCO hereunder shall be subject to all of the following conditions having been satisfied

(provided that the Commissioned Companies for Bondholders may, at their discretion, waive any of such conditions (except (b)):

(a) The representations and warranties of KEPCO made in Article 7 hereof are true and correct as of the Payment Date as if made on that date;

(b) The shelf registration (the "Shelf Registration") effected through the Shelf Registration Statement under the Securities and Exchange Law shall remain effective for the period from the date of this Agreement to and including the Payment Date, and no notice of a hearing from which an order suspending the effectiveness of the Shelf Registration may result has been given on or before the Payment Date; and

(c) On the Payment Date the Representative Commissioned Company for Bondholders shall have received a legal opinion in the English language of Kim & Chang, legal counsel to KEPCO, dated the Payment Date and addressed to the Commissioned Companies for Bondholders substantially to the effect that:

(i) KEPCO has been duly incorporated and is validly existing as a corporation under the Korea Electric Power Corporation Act with full corporate power and authority to own its properties and conduct its business, and to issue the Bonds, to perform its obligations under the Bonds and to enter into this Agreement, the Subscription Agreement, the Paying Agents Agreement and the Recording Agency Agreement;

(ii) a majority of the issued share capital of KEPCO is owned by the government of the Republic of Korea;

(iii) KEPCO has obtained all authorisations, approvals and consents, and has taken all corporate action, to issue Bonds and to perform its obligations thereunder, to execute and deliver this Agreement, the Subscription Agreement, the Paying Agents Agreement and the Recording Agency Agreement, to perform its obligations thereunder and to make the Bonds and these agreements legal, valid, binding upon and enforceable against KEPCO in accordance with their respective terms and admissible in evidence, except a separate payment authorisation of KEPCO's designated foreign exchange bank at the time of each payment under the Bonds. The purpose of such payment authorisation is to ensure that the amount being remitted conforms to the amount required to be remitted pursuant to the Conditions of Bonds as approved, and therefore such payment authorisation should be readily given assuming the amount sought to be remitted conforms to the amount required to be remitted pursuant to the Conditions of Bonds as approved;

(iv) this Agreement, the Subscription Agreement, the Paying Agents Agreement and the Recording Agency Agreement were duly executed and delivered by the duly authorised representative of KEPCO and, assuming their legality under the laws of Japan, constitute legally valid and binding obligations of KEPCO enforceable against KEPCO in accordance with their respective terms both on the date of this Agreement and on the Payment Date;

(v) the matters as to which KEPCO's representations and warranties are given in Article 7 hereof are true and correct as of the Payment Date;

(vi) when the proceeds of the Bonds have been paid in full in accordance with the provisions of this Agreement:

                  (x) the Bonds constitute, assuming their legality under the laws of Japan, legally valid and binding obligations of KEPCO enforceable in accordance with the terms thereof;

                  (y) the Bond certificates, when bearing the facsimile signature and seal of the President of KEPCO and the facsimile signature and the seal impression of one of the representative directors of each of the Commissioned Companies for Bondholders, and the interest coupons, when bearing the facsimile signature and seal of the President of KEPCO, are valid, assuming their legality under the laws of Japan; and

                  (z) the Bonds rank at least pari passu in respect of payment and in all other respects, without any preference one above the other by reason of priority of date of creation, currency of payment, form of instrument or otherwise, with all other present unsecured indebtedness of KEPCO (including guarantee of indebtedness of others), subject to such exceptions as are from time to time applicable under the laws of the Republic of Korea;

(vii) under the applicable laws of the Republic of Korea in force at the Payment Date payments of principal (including premium, if any) of and interest on the Bonds will not be subject to deduction or withholding for or on account of any taxes, duties or imposts imposed or levied by or within the Republic of Korea or any taxing authority thereof or therein; and

(viii) the choice by KEPCO of the laws of Japan to govern this Agreement, the Subscription Agreement, the Paying Agents Agreement, the Recording Agency Agreement and the Bonds is valid and effective under the laws of the Republic of Korea and the submission by KEPCO to the jurisdiction of the Japanese courts and the waiver of sovereign immunity by KEPCO provided for in the Conditions of Bonds, this Agreement, the Subscription Agreement, the Paying Agents Agreement and the Recording Agency Agreement and the appointment of the person as the agent to accept, and designation of office as the address for accepting, service of process in Japan in connection with any action against KEPCO relating to the Bonds, Bond certificates or interest coupons or any of such agreements instituted in the Japanese courts are valid and binding on KEPCO; provided, that (i) Korean laws, decrees and administrative regulations bearing upon the capacity of KEPCO to enter into contracts, and (ii) Korean law requiring governmental approvals, authorisations and consents would be applied by Korean courts. A final and conclusive judgment duly obtained in the courts of Japan against KEPCO in respect of the Bonds, this Agreement, the Subscription Agreement, the Paying Agents Agreement or the Recording Agency Agreement will be enforceable in the Republic of Korea; subject to qualifications therein set out.

                  Such legal opinion shall be accompanied by copies of the authorisations, approvals and consents, and corporate action referred to in subparagraph (iii) above together with the certified translations thereof in the English language.

Article 9.        (Termination)

(1) In the event that any of the following events has occurred, the Commissioned Companies for Bondholders may terminate this Agreement prior to the receipt of the proceeds of the Bonds provided for in
         Article 3(2) hereof upon notice to KEPCO (in the case of (i) or (iii) after consultation with KEPCO, if practicable).

         A copy of such notice of termination shall be delivered to the Lead Manager simultaneously:

(i) there is a reasonable ground to believe that the success of the offering of the Bonds may be materially and adversely affected by a substantial changes in the international or national political, economic, financial or monetary conditions which has occurred after the date of this Agreement; or

(ii) any of the conditions set forth in Article 8 hereof has not been satisfied and such satisfaction has not been waived; or

(iii) the performance of this Agreement has become impossible or extremely difficult because of any force majeure event.

(2) This Agreement shall also automatically terminate if the Subscription Agreement is terminated prior to the receipt of the proceeds of the Bonds mentioned above.

(3) If this Agreement is terminated, both KEPCO and the Commissioned Companies for Bondholders shall be relieved from all of their respective obligations arising under this Agreement, except that KEPCO shall reimburse the Representative Commissioned Company for Bondholders for such out-of-pocket expenses as have been reasonably incurred and paid by the Representative Commissioned Company for Bondholders within the limit prescribed in Article 17(2) hereof.

Article 10.       (Cancellation of Recording and Delivery of Bond Certificates)

(1) In the event that an application has been submitted to the Representative Commissioned Company for Bondholders through the Recording Agency by a holder of recorded Bonds for the issue of Bond certificates in respect thereof following request to the Recording Agency of cancellation of recording, the Representative Commissioned Company for Bondholders shall prepare Bond certificates in respect of such Bonds and deliver the same to the holder through the Recording Agency.

(2) Any expenses incurred in connection with the procedures as provided for in the preceding paragraph (1) shall be collected by the Representative Commissioned Company for Bondholders from the holder requesting the issue.

Article 11.       (Delivery of Substitute Bond Certificates, etc.)

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver a substitute Bond certificate or interest coupon to the holder of lost, stolen, destroyed or mutilated Bond certificate or interest coupon, upon request therefor by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificate or interest coupon rendered by the competent court in Japan.

(2) Upon request by the holder of a Bond certificate or interest coupon which has been lost, stolen, destroyed or mutilated, the Representative Commissioned Company for Bondholders shall prepare and deliver a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO for the purpose of obtaining a judgment of nullification of such Bond certificate or interest coupon.

(3) Notwithstanding the provisions of paragraph (1) of this Article, if it is possible for the Representative Commissioned Company for Bondholders to identify the mutilated Bond certificate or interest coupon surrendered to it, the Representative Commissioned Company for Bondholders shall prepare and deliver a substitute Bond certificate or interest coupon therefor and destroy the surrendered Bond certificate or interest coupon.

(4) All expenses incurred in connection with the preparation and delivery of substitute Bond certificates or interest coupons shall be collected by the Representative Commissioned Company for Bondholders from the applicant therefor.

Article 12.       (Purchase for Cancellation)

(1) For the purpose of cancellation of the Bonds purchased pursuant to Condition 16 of the Conditions of Bonds KEPCO shall deliver to the Representatives Commissioned Company for Bondholders the Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, recording receipts relating thereto and documents required for the procedure of the recording of the Bonds (if any)), accompanied by a written request for cancellation indicating the aggregate principal amount, denominations and serial numbers of such Bond certificates. The Representative Commissioned Company for Bondholders shall without delay cancel all Bond certificates so delivered; provided, however, that any Bond certificates so delivered during the twenty-two (22) days prior to and including any Interest Payment Date (as defined in the Conditions of Bonds) shall not, unless all Bonds remaining outstanding are to be redeemed during such period, forthwith be cancelled by the Representative Commissioned Company for Bondholders, but such Bonds shall be cancelled forthwith after such Interest Payment Date.

(2) The Representative Commissioned Company for Bondholders shall without delay cancel the registration in the Registration Book for Bonds of the Bonds cancelled in accordance with the preceding paragraph (1).

Article 13.       (Funds for Payment)

(1) Not later than three (3) bank business days in Japan prior to each due date for payment of principal (including premium, if any) of and interest on the Bonds as provided for in Conditions 15 and 17, and Condition 12 of the Conditions of Bonds, respectively, KEPCO shall transfer the funds (the "funds for payment of principal and/or interest") for each such payment, accompanied by the funds (the "funds for payment of commission in respect of principal and/or interest payment") required for payment of such commission as shall be provided for in the Paying Agents Agreement and payable in respect of such payment of principal (including premium, if any) or interest payment, to the head office of the Representative Paying Agent as provided for in the Paying Agents Agreement.

(2) The Commissioned Companies for Bondholders shall confirm that the Representative Paying Agent has received the funds for payment of principal and/or interest and the funds for payment of commission in respect of principal and/or interest payment on each payment date in compliance with the preceding paragraph (1).

Article 14.       (Procedures Following Payment of Principal and Interest)

(1) The Representative Commissioned Company for Bondholders shall collect and forward to the Recording Agency recording receipts in respect of the redeemed recorded Bonds.

(2) The Representative Commissioned Company for Bondholders shall receive from the Representative Paying Agent redeemed Bond certificates, interest coupons appertaining thereto, paid interest coupons and vouchers in respect of principal and interest payments of recorded Bonds promptly following the payment by the Paying Agents of such principal (including premium, if any) and/or interest, and shall collect after confirmation and destroy the same. For the purpose of this paragraph (2), the confirmation shall include examination of redeemed Bond certificates, etc., verification with the transferred funds for payment of principal and/or interest and entry in the prescribed books of serial numbers of redeemed Bond certificates by the Representative Commissioned Company for Bondholders.

(3) The Representative Commissioned Company for Bondholders shall furnish KEPCO with a certificate as to destruction made in accordance with the preceding paragraph (2) without delay after each such destruction, accompanied by a list of the serial numbers of the Bond certificates so destroyed.

CHAPTER II.          COMMISSION OF BOND ISSUING SERVICES

Article 15.       (Commissioning of Bond Issuing Services)

(1) KEPCO hereby requests The Nippon Credit Bank, Ltd. as the Representative Commissioned Company for Bondholders, and The Nippon Credit Bank, Ltd. hereby accepts, to perform the following Bond issuing services:

(a) Receipt of the proceeds of Bonds as provided for in Article 3(2) hereof;

(b) Preparation, printing and delivery of Bond certificates and interest coupons as provided for in Article 4(2) hereof;

(c) Handling of applications of recording by subscribers as provided for in Article 4(3) hereof;

(d)      Preparation of the Registration Book for Bonds as provided for in
         Article 5 hereof; and

(e) Such other services as KEPCO and The Nippon Credit Bank, Ltd. may from time to time agree.

(2) The Nippon Credit Bank, Ltd. as the Representative Commissioned Company for Bondholders shall not be liable for any loss or damage incurred by KEPCO arising out of an accident which would prevent the performance of any service as provided for in the preceding paragraph, except for such loss or damage arising out of the accident attributable to The Nippon Credit Bank, Ltd.

CHAPTER III.                        MISCELLANEOUS

Article 16.       (Notice)

(1) All notices and communications to KEPCO under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

         Korea Electric Power Corporation
         167, Samsong-dong, Kangnam-gu, Seoul
         Republic of Korea

         Attention:  International Finance Department

         or, if by telex, to:

         K24287   KELECCO

         Attention:  International Finance Department

         or, if by facsimile, to:

         02-556-3694

         Attention:  International Finance Department

(2) All notices and communications to the Commissioned Companies for Bondholders under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile) to the Representative Commissioned Company for Bondholders, addressed, if by airmail, to:

         The Nippon Credit Bank, Ltd.
         13-10, Kudan-kita 1-chome
         Chiyoda-ku, Tokyo, Japan

         Attention:  Investment Banking Group

         or, if by telex, to:

         J26921   NCBTOK

         Attention:  Investment Banking Group

         or, if by facsimile, to:

         03-5276-5853

         Attention:  Investment Banking Group

(3) KEPCO or the Representative Commissioned Company for Bondholders may change its address set forth in this Article by written notice given to the other.

(4) All notices and communications under this Agreement shall be made in the English language.

Article 17.       (Payment of Commission and Expenses)

(1) (a) KEPCO shall pay to the Representative Commissioned Company for Bondholders for the account of the Commissioned Companies for Bondholders on the Payment Date a commission of 0.05% of the aggregate principal amount of the Bonds for their services hereunder (including the services as provided for in Article 15(1) hereof).

         (b) Upon receipt by KEPCO of an itemized statement, KEPCO shall pay to the Representative Commissioned Company for Bondholders the reasonable compensation agreed with the Representative Commissioned Company for Bondholders for its services to be rendered in accordance with Article 14 of this Agreement.

(2) Upon receipt by KEPCO of an itemized statement, KEPCO shall pay to the Representative Commissioned Company for Bondholders all expenses (i) for the negotiation, preparation, execution and delivery of this Agreement, the Paying Agents Agreement and Recording Agency Agreement (including traveling and other reasonable expenses incurred by the Representative Commissioned Company for Bondholders in connection therewith), (ii) for the preparation and printing of Bond certificates and interest coupons, (iii) for the recording at the request of subscribers, (iv) for the giving of public notices relating to the Bonds, (v) incurred by the Representative Commissioned Company for Bondholders customarily required for the preparation and maintenance of the Registration Book for Bonds, (vi) incurred by the Representative Commissioned Company for Bondholders customarily required for the performance by the Representative Commissioned Company for Bondholders of its duties hereunder (including, without limitation, the administration of the Bonds) and (vii) incurred by the Representative Commissioned Company for Bondholders with the prior approval of KEPCO.

(3) The Commissioned Companies for Bondholders shall be entitled to receive the commission and expenses as provided for in paragraphs (1) and (2) of this Article, respectively in priority to the payment in respect of the Bonds.

Article 18.       (Binding Effect on Bondholders of this Agreement)

(1) The effect of the provisions of this Agreement (including any amendment hereto pursuant to Article 19 hereof) (except for those relating to the nature of the principal and agency relationship between KEPCO and the Representative Commissioned Company for Bondholders) shall extend for the benefits of the Bondholders.

(2) Copies of this Agreement shall be kept at the head office of each of the Commissioned Companies for Bondholders and shall be made available to the Bondholders for their inspection or perusal during the business hours. Any expense required for the procedure herein shall be borne and paid by the claimant.

Article 19.       (Amendment to this Agreement)

         KEPCO and the Commissioned Companies for Bondholders may agree to an amendment to this Agreement in writing from time to time; provided, that any such amendment which would, in the opinion of the Commissioned Companies for Bondholders, materially affect the interests of the Bondholders shall be made by resolution of a Bondholders' meeting.

Article 20.       (Governing Law)

(1) Except as to the authorisation and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

Article 21.       (Jurisdiction)

(1) Any legal action against KEPCO arising from or relating to this Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative office currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.

Article 22.       (Counterparts)

         This Agreement is prepared and executed in eight (8) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and at the place first above written.

                               KOREA ELECTRIC POWER CORPORATION


                               By
                                 -----------------------------------



                               THE NIPPON CREDIT BANK, LTD.


                               By
                                 -----------------------------------



                               THE INDUSTRIAL BANK OF JAPAN, LIMITED


                               By
                                 -----------------------------------



                               THE FUJI BANK, LIMITED


                               By
                                 -----------------------------------



                               THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED


                                      By
                                        ---------------------------------

                                       18


                                      THE SUMITOMO BANK, LIMITED


                                      By
                                        ---------------------------------



                                      THE BANK OF TOKYO, LTD.


                                      By
                                        ---------------------------------



                                      DAIWA INTERNATIONAL TRUST BANK LIMITED


                                      By
                                        ---------------------------------

                                                                    Annex 1



                                 (Translation)

                              CONDITIONS OF BONDS



                  These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

(1)      The aggregate principal amount of the Bonds is(Y)27,000,000,000.

(2) The Bonds are issued in two denominations of(Y)100,000 and(Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

(3)      The Bonds shall bear interest at the rate of 4.15% per annum.

(4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

(5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

(6) The Bond certificates and interest coupons shall bear the facsimile signature and seal of the President of KEPCO.

(7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Nippon Credit Bank, Ltd., The Industrial Bank of Japan, Limited, The Fuji Bank, Limited, The Long-Term Credit Bank of Japan, Limited, The Sumitomo Bank, Limited, The Bank of Tokyo, Ltd. and Daiwa International Trust Bank Limited. The representative of the


         Commissioned Companies (the "Representative Commissioned Company for Bondholders") is The Nippon Credit Bank, Ltd. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated April 5, 1995 between REPCO sad the Commissioned Companies for Bondholders (the "Agreement with Commissioned Companies") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

(8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

(9) The recording agency for the Bonds (the "Recording Agency") is The Nippon Credit Bank, Ltd. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor.

         All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

(10) The registration book for the Bonds shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

(11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Nippon Credit Bank, Ltd.                              - Head Office and Osaka Branch
         The Industrial, Bank of Japan, Limited                    - Head Office and Osaka Branch
         The Fuji Bank, Limited                                    - Head Office and Osaka Branch
         The Long-Term Credit Bank of Japan, Limited               - Head Office and Osaka Branch
         The Sumitomo Bank, Limited                                - Head Office and Tokyo Main Office
         The Bank of Tokyo, Ltd.                                   - Head Office and Osaka branch
         Daiwa International Trust Bank Limited                    - Head Office
         The Dai-Ichi Kangyo Bank, Limited                         - Head Office
         The Sakura Bank, Limited                                  - Tokyo Main Office
         The Mitsubishi Bank, Limited                              - Head Office
         The Asahi Bank, Ltd.                                      - Head Office
         The Sanwa Bank, Limited                                   - Tokyo Main Office
         The Daiwa Bank, Limited                                   - Head Office
         The Tokai Bank, Limited                                   - Head Office
         The Hokkaido Takushoku Bank, Limited                      - Head Office
         The Bank of Yokohama, Ltd.                                - Head Office
         The Mitsui Trust and Banking Company, Limited             - Head Office
         The Chuo Trust and Banking Company, Limited               - Head Office
         The Norinchukin Bank                                      - Head Office
         Daiwa Securities Co. Ltd.                                 - Head Office and Osaka Branch
         The Nikko Securities Co., Ltd.                            - Head Office and Osaka Branch
         The Nomura Securities Co., Ltd.                           - Head Office and Osaka Branch
         Yamaichi Securities Company, Limited                      - Head Office and Osaka Branch
         IBJ Securities Co., Ltd.                                  - Head Office
         KOKUSAI Securities Co., Ltd.                              - Head Office and Osaka Branch
         Lehman Brothers Japan Inc.                                - Tokyo Branch
         LTCB Securities Co., Ltd.                                 - Head Office
         Merrill Lynch Japan Incorporated                          - Tokyo Branch
         Norinchukin Securities Co., Ltd.                          - Head Office
         New Japan Securities Co., Ltd.                            - Head Office and Osaka Branch
         Universal Securities Co., Ltd.                            - Head Office and Osaka Branch
         Fuji Securities Co., Ltd.                                 - Head Office

         The representative of the Paying Agents (the "Representative Paying Agent") is The Nippon Credit Bank, Ltd.

(12) The Bonds shall bear interest from April 12, 1995, payable semi-annually in arrears on October 11 and April 11 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

(13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agents.

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or Interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14) shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

(15) The Bonds shall be redeemed at a price equal to their principal amount on April 11, 2005.

(16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date, shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be cancelled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so cancelled.

(17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after April 11, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

         from April 11, 1996 to April 10, 1997 at 102.00% of the principal amount,

         from April 11, 1997 to April 10, 1998 at 101.75% of the principal amount,

         from April 11, 1998 to April 10, 1999 at 101.50% of the principal amount,

         from April 11, 1999 to April 10, 2000 at 101.25% of the principal amount,

         from April 11, 2000 to April 10, 2001 at 101.00% of the principal amount,

         from April 11, 2001 to April 10, 2002 at 100.75% of the principal amount,

         from April 11, 2002 to April 10, 2003 at 100.50% of the principal amount,

         from April 11, 2003 to April 10, 2004 at 100.25% of the principal amount,

         on April 11, 2004 and thereafter at 100.00% of the principal amount.

In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption. If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to April 11, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws re regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.
Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

(18) Except as provided in Condition 25, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

(19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

(20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise car subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

(a) Any encumbrance existing as of the date of the issue of the Bonds; or

(b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property: or

(c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

(d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets: or

(e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

(21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

(22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

(23) (i) If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

(ii) if KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

(iii) if an order of bankruptcy or, liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taker any action for the purpose of liquidation of KEPCO: or

(iv) if KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders: or

(v) if a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (iii), (iv), or (v), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholders shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet cancelled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

(25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen, destroyed or mutilated Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen, destroyed or mutilated makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor

(26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

(27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

(28) Except as to the authorisation relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

(29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect or any action instituted against it or against any of its property or assets relating to the Bonds. Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

(30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

(31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                            The Long-Term Credit Bank of
                                                 Japan, Limited


                                            By
                                              --------------------------------
                                                President and Director



                                            The Sumitomo Bank, Limited


                                            By
                                              --------------------------------
                                                President



                                            The Bank of Tokyo, Ltd.


                                            By
                                              --------------------------------
                                                President



                                            Daiwa International Trust Bank


                                            By
                                              --------------------------------
                                                President
                                            (Facsimile Signatures and Seals)

                                                                    Annex 2

                                 (Translation)

                                                                 (Y)------
                                                                 No.____

                        KOREA ELECTRIC POWER CORPORATION
                   JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                                                     Amount (Y)______
                         Interest Rate: 4.15% per annum
                                                    Due April 11, 2005

         The Bond is one of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series in the aggregate principal amount of (Y)27,000,000,000 issued on April 11, 1995 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on April 11, 2005, subject to prior redemption.

April 11, 1995
                                            KOREA ELECTRIC POWER CORPORATION


                                            President
                                            (Facsimile Signature and Seal)

         We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated April 5, 1995.

April 11, 1995

                                  The Nippon Credit Bank, Ltd.


                                  By
                                    ------------------------------------
                                      President and Director



                                  The Industrial Bank of Japan, Limited


                                  By
                                    ------------------------------------
                                      President




                                  The Fuji Bank, Limited


                                  By
                                    ------------------------------------
                                      President

                                                                    Annex 3

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION

                   JAPANESE 70 BONDS OF 1995 - FOURTH SERIES



                  Interest Coupon of a               Yen  ((Y)         ) Bond
                                       --------------         ---------

                  For(Y)
                        ------------------------------------------------------

                  Payable on
                             -------------------------------------------------

                  No.
                      --------------------------------------------------------



                                            KOREA ELECTRIC POWER CORPORATION
                                            President




                                            (Facsimile Signature and Seal)

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                   JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                           RECORDING AGENCY AGREEMENT

         THIS RECORDING AGENCY AGREEMENT entered into at Tokyo, Japan on the 5th day of April, 1995 by and between KOREA ELECTRIC POWER CORPORATION ("KEPCO") and THE NIPPON CREDIT BANK, LTD. in connection with the public offering by KEPCO of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds")

                                  WITNESSETH:

Article 1.

(1) Pursuant to lawful authorisation, KEPCO will issue the Bonds in the aggregate principal amount of Twenty Seven Billion Japanese Yen ((Y)27,000,000,000).

(2) The Nippon Credit Lank, Ltd. shall handle the recording of the Bonds by obtaining the designation of the competent Ministers of the Japanese government in accordance with Article 1, Paragraph 1, subparagraph 2 and Article 12 of the Ordinance Concerning the Enforcement of the Law on Recording of Bonds, etc. (Imperial Ordinance No. 409 of 1942), as amended.

(3) The conditions of Bonds (the "Conditions of Bonds") are set forth in Annex 1 attached hereto and incorporated herein as a part of this Agreement.

Article 2.

         The Nippon Credit Bank, Ltd. shall perform the duties and functions of a recording agency provided for in the Law on Recording of Bonds, etc. (Law No. 11 of 1942), as amended, and the ordinances and regulations pertaining thereto, including the duties and functions of the Recording Agency provided for in the Conditions of Bonds.

Article 3.

         The commissions to be paid to The Nippon Credit Bank, Ltd. by KEPCO for services performed pursuant to this Agreement shall be:

(a) 0.08% of the aggregate principal amount of Bonds recorded at the request of the subscribers thereto, which commission shall be paid by KEPCO on or before April 11, 1995; and

(b) Forty Yen ((Y)40) for each handling of a principal or interest payment voucher, which commission shall be paid by KEPCO on or before April 11 and October 11 of each year, upon request of The Nippon Credit Bank, Ltd., by presentation to KEPCO of an itemised statement for services rendered prior to each such date.

Article 4.

(1) All notices and communications to KEPCO under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

         Korea Electric Power Corporation
         167, Samsong-dong, Kangnam-gu, Seoul
         Republic of Korea

         Attention:  International Finance Department

         or, if by telex, to:

         K24287   KELECCO

         Attention:  International Finance Department

         or, if by facsimile, to:

         02-556-3694

         Attention:  International Finance Department

(2) All notices and communications to The Nippon Credit Bank, Ltd. under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

         The Nippon Credit Bank, Ltd.
         13-10, Kudan-kita 1-chome
         Chiyoda-ku, Tokyo, Japan

         Attention:  Investment Banking Group

         or, if by telex, to:

         J26921   NCBTOK

         Attention:  Investment Banking Group

         or, if by facsimile, to:

         03-5276-5853

         Attention:  Investment Banking Group

(3) KEPCO or The Nippon Credit Bank, Ltd. may change its address set forth in this Article by written notice given to the other.

(4) All notices and communications under this Agreement shall be made in the English language.

Article 5.

(1) Except as to the authorisation and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

Article 6.

(1) Any legal action against KEPCO arising from or relating to this Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative office currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.

Article 7.

         This Agreement is prepared and executed in (2) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and at the place first above written.

                                            KOREA ELECTRIC POWER CORPORATION



                                            By_______________________________



                                            THE NIPPON CREDIT BANK, LTD.



By___________________________

                                                                    Annex 1



                                  (Translation)

                               CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

(1)      The aggregate principal amount of the Bonds is(Y)27,000,000,000.

(2) The Bonds are issued in two denominations of(Y)100,000 and(Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

(3)      The Bonds shall bear interest at the rate of 4.15% per annum.

(4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

(5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

(6) The Bond certificates and interest coupons shall bear the facsimile signature and seal of the President of KEPCO.

(7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Nippon Credit Bank, Ltd., The Industrial Bank of Japan, Limited, The Fuji Bank, Limited, The Long-Term Credit Bank of Japan, Limited, The Sumitomo Bank, Limited, The Bank of Tokyo, Ltd. and Daiwa International Trust Bank Limited. The representative of the Commissioned Companies (the "Representative Commissioned Company for Bondholders") is The Nippon Credit Bank, Ltd. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated April 5, 1995 between REPCO sad the Commissioned Companies for Bondholders (the "Agreement with Commissioned Companies") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

(8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

(9) The recording agency for the Bonds (the "Recording Agency") is The Nippon Credit Bank, Ltd. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

(10) The registration book for the Bonds shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

(11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:


         The Nippon Credit Bank, Ltd.                              - Head Office and Osaka Branch
         The Industrial, Bank of Japan, Limited                    - Head Office and Osaka Branch
         The Fuji Bank, Limited                                    - Head Office and Osaka Branch
         The Long-Term Credit Bank of Japan, Limited               - Head Office and Osaka Branch
         The Sumitomo Bank, Limited                                - Head Office and Tokyo Main Office
         The Bank of Tokyo, Ltd.                                   - Head Office and Osaka branch
         Daiwa International Trust Bank Limited                    - Head Office
         The Dai-Ichi Kangyo Bank, Limited                         - Head Office
         The Sakura Bank, Limited                                  - Tokyo Main Office
         The Mitsubishi Bank, Limited                              - Head Office
         The Asahi Bank, Ltd.                                      - Head Office
         The Sanwa Bank, Limited                                   - Tokyo Main Office
         The Daiwa Bank, Limited                                   - Head Office
         The Tokai Bank, Limited                                   - Head Office
         The Hokkaido Takushoku Bank, Limited                      - Head Office
         The Bank of Yokohama, Ltd.                                - Head Office
         The Mitsui Trust and Banking Company, Limited             - Head Office
         The Chuo Trust and Banking Company, Limited               - Head Office
         The Norinchukin Bank                                      - Head Office
         Daiwa Securities Co. Ltd.                                 - Head Office and Osaka Branch
         The Nikko Securities Co., Ltd.                            - Head Office and Osaka Branch
         The Nomura Securities Co., Ltd.                           - Head Office and Osaka Branch
         Yamaichi Securities Company, Limited                      - Head Office and Osaka Branch
         IBJ Securities Co., Ltd.                                  - Head Office
         KOKUSAI Securities Co., Ltd.                              - Head Office and Osaka Branch
         Lehman Brothers Japan Inc.                                - Tokyo Branch
         LTCB Securities Co., Ltd.                                 - Head Office
         Merrill Lynch Japan Incorporated                          - Tokyo Branch
         Norinchukin Securities Co., Ltd.                          - Head Office
         New Japan Securities Co., Ltd.                            - Head Office and Osaka Branch
         Universal Securities Co., Ltd.                            - Head Office and Osaka Branch
         Fuji Securities Co., Ltd.                                 - Head Office

         The representative of the Paying Agents (the "Representative Paying Agent") is The Nippon Credit Bank, Ltd.

(12) The Bonds shall bear interest from April 12, 1995, payable semi-annually in arrears on October 11 and April 11 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

(13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agents.

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or Interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14) shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

(15) The Bonds shall be redeemed at a price equal to their principal amount on April 11, 2005.

(16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two
         (22) days prior to and including any Interest Payment Date, shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be cancelled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so cancelled.

(17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after April 11, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

         from April 11, 1996 to April 10, 1997 at 102.00% of the principal amount, from April 11, 1997 to April 10, 1998 at 101.75% of the principal amount, from April 11, 1998 to April 10, 1999 at 101.50% of the principal amount, from April 11, 1999 to April 10, 2000 at 101.25% of the principal amount, from April 11, 2000 to April 10, 2001 at 101.00% of the principal amount, from April 11, 2001 to April 10, 2002 at 100.75% of the principal amount, from April 11, 2002 to April 10, 2003 at 100.50% of the principal amount, from April 11, 2003 to April 10, 2004 at 100.25% of the principal amount, on April 11, 2004 and thereafter at 100.00% of the principal amount.

In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption. If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to April 11, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws re regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption. Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

(18) Except as provided in Condition 25, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

(19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

(20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise car subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) Any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property: or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets: or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

(21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

(22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

(23)     (i)      If KEPCO shall default in the payment of the principal
                  (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (ii) if KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (iii) if an order of bankruptcy or, liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taker any action for the purpose of liquidation of KEPCO: or

         (iv) if KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders: or

         (v) if a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (iii), (iv), or (v), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five
         (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholders shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet cancelled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

(25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen, destroyed or mutilated Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen, destroyed or mutilated makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate.
         If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor

(26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

(27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

(28) Except as to the authorisation relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

(29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect or any action instituted against it or against any of its property or assets relating to the Bonds. Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

(30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

(31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.


                                            The Long-Term Credit Bank of
                                                 Japan, Limited


                                            By_________________________________
                                                President and Director



                                            The Sumitomo Bank, Limited


                                            By_________________________________
                                                President



                                            The Bank of Tokyo, Ltd.


                                            By_________________________________
                                                President



                                            Daiwa International Trust Bank


                                            By_________________________________
                                                President
                                            (Facsimile Signatures and Seals)

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                  JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                            PAYING AGENTS AGREEMENT

         THIS PAYING AGENTS AGREEMENT entered into at Tokyo, Japan on the 5th day of April, 1995 by and between KOREA ELECTRIC POWER CORPORATION ("KEPCO") and THE NIPPON CREDIT BANK, LTD., as representative of the banks and securities companies set forth in Article 2 hereof (collectively the "Paying Agents") in connection with the public offering by KEPCO of Korea Electric Power Corporation-Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds")

                                  WITNESSETH:

Article 1.

(1) Pursuant to lawful authorisation, KEPCO will issue the Bonds in the aggregate principal amount of Twenty Seven Billion Japanese Yen ((Y)27,000,000,000).

(2) The conditions of the Bonds (the "Conditions of Bonds") are set forth in Annex 1 attached hereto and incorporated herein as a part of this Agreement.

(3) The Bond certificates and interest coupons shall substantially be in the forms set out in Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as a part of this Agreement.

Article 2.

(1) The Paying Agents are hereby appointed by KEPCO to pay principal (including premium, if any) of and interest on the Bonds on behalf of KEPCO in accordance with the provisions of this Agreement. Such payments shall be made at any of the following places in Japan:


         The Nippon Credit Bank, Ltd.                              - Head Office and Osaka Branch
         The Industrial Bank of Japan, Limited                     - Head Office and Osaka Branch
         The Fuji Bank, Limited                                    - Head Office and Osaka Branch
         The Long-Term Credit Bank                                 - Head Office and Osaka
              of Japan, Limited                                       Branch
         The Sumitomo Bank, Limited                                - Head Office and Tokyo
                                                                      Main Office
         The Bank of Tokyo, Ltd.                                   - Head Office and Osaka
                                                                      Office
         Daiwa International Trust Bank Limited                    - Head Office
         The Dai-Ichi Kangyo Bank, Limited                         - Head Office
         The Sakura Bank, Limited                                  - Tokyo Main Office
         The Mitsubishi Bank, Limited                              - Head Office





         The Asahi Bank, Ltd.                                      - Head Office
         The Sanwa Bank, Limited                                   - Tokyo Main Office
         The Daiwa Bank, Limited                                   - Head Office
         The Tokai Bank, Limited                                   - Head Office
         The Hokkaido Takushoku Bank, Limited                      - Head Office
         The Bank of Yokohama, Ltd.                                - Head Office
         The Mitsui Trust and Banking Company,                     - Head Office
              Limited
         The Chuo Trust and Banking Company,                       - Head Office
              Limited
         The Norinchukin Bank                                      - Head Office
         Daiwa Securities Co. Ltd.                                 - Head Office and Osaka
                                                                      Branch
         The Nikko Securities Co., Ltd.                            - Head Office and Osaka
                                                                      Branch
         The Nomura Securities Co., Ltd.                           - Head Office and Osaka
                                                                      Branch
         Yamaichi Securities Company, Limited                      - Head Office and Osaka
                                                                      Branch
         IBJ Securities Co., Ltd.                                  - Head Office
         KOKUSAI Securities Co., Ltd.                              - Head Office and Osaka
                                                                      Branch
         Lehman Brothers Japan Inc.                                - Tokyo Branch
         LTCB Securities Co., Ltd.                                 - Head Office
         Merrill Lynch Japan Incorporated                          -Tokyo Branch
         Norinchukin Securities Co., Ltd.                          - Head Office
         New Japan Securities Co., Ltd.                             - Head Office and Osaka
                                                                      Branch
         Universal Securities Co., Ltd.                            - Head Office and Osaka
                                                                      Branch
         Fuji Securities Co., Ltd.                                 - Head Office

(2) The Nippon Credit Bank, Ltd. shall serve as the representative of the Paying Agents (the "Representative Paying Agent") and shall perform the duties and functions of the Representative Paying Agent as provided for in this Agreement. In the event that The Nippon Credit Bank, Ltd. is unable to perform its duties and functions as the Representative Paying Agent or KEPCO intends to terminate its appointment of The Nippon Credit Bank, Ltd. as the Representative Paying Agent, KEPCO shall appoint a substitute Representative Paying Agent from among the other Paying Agents and give public notice to that effect in accordance with Condition 31 of the Conditions of Bonds. The provisions of the last preceding sentence of this paragraph shall likewise apply in respect of any substitute Representative Paying Agent so appointed.

(3) The Nippon Credit Bank, Ltd. hereby warrants that it is duly authorised by the Paying Agents to enter into this Agreement and to act under this Agreement on their behalf.

(4) Upon giving public notice in accordance with Condition 31 of the Conditions of Bonds and prior notice to the Representative Paying Agent, KEPCO may vary or terminate the appointment of the Representative Paying Agent or any Paying Agent from time to time.

Article 3.

(1) KEPCO shall provide the head office of the Representative Paying Agent with the funds for payment of principal and/or interest and the funds for payment of commission in respect of principal and/or interest payment (as defined in Article 13, paragraph (1) of the Agreement with Commissioned Companies for Bondholders relating to the Bonds) in accordance with Article 13, paragraph (1) of the Agreement with Commissioned Companies for Bondholders.

(2) Any funds for payment of principal and/or interest provided by KEPCO and remaining unclaimed at the end of the relevant period of extinctive prescription as well as the relevant funds for payment of commission shall be forthwith repaid without interest to KEPCO by the Paying Agents through the Representative Paying Agent upon written request by KEPCO.

Article 4.

         The commissions to be paid to the Paying Agents by KEPCO for services performed pursuant to this Agreement shall be:

         (a) In case of payment of interest; 0.28% of the amount of interest paid; and

         (b)   In case of redemption of principal (including premium, if any):
               0.14% of the amount of principal (including premium, if any) of the Bonds redeemed.

Article 5.

(1) All notices and communications to KEPCO under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

         Korea Electric Power Corporation
         167, Samsong-dong, Kangnam-gu, Seoul
         Republic of Korea

         Attention:  International Finance Department

         or, if by telex, to:

         K24287    KELECCO

         Attention:  International Finance Department

         or, if by facsimile, to:

         02-556-3694

         Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile) to the Representative Paying Agent, addressed, if by airmail, to:

         The Nippon Credit Bank, Ltd.
         13-10, Kudan-kita 1-chome
         Chiyoda-ku, Tokyo, Japan

         Attention:  Investment Banking Group

         or, if by telex, to:

         J26921     NCBTOK

         Attention:  Investment Banking Group

         or, if by facsimile, to:

         03-5276-5853

         Attention:  Investment Banking Group

(3) KEPCO or the Representative Paying Agent for Bondholders may change its address set forth in this Article by written notice given to the other.

(4) All notices and communications under this Agreement shall be made in the English language.

Article 6.

(1) Except as to the authorisation and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

Article 7.

(1) Any legal action against KEPCO arising from or relating to this Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative office currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.

         This Agreement is prepared and executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and at the place first above written.

                                            KOREA ELECTRIC POWER CORPORATION



                                            By________________________________



                                            THE NIPPON CREDIT BANK, LTD,



                                            By________________________________

                                                                     Annex 1



                                 (Translation)

                              CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric
Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

(1)      The aggregate principal amount of the Bonds is(Y)27,000,000,000.

(2) The Bonds are issued in two denominations of(Y)100,000 and(Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

(3)      The Bonds shall bear interest at the rate of 4.15% per annum.

(4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

(5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

(6) The Bond certificates and interest coupons shall bear the facsimile signature and seal of the President of KEPCO.

(7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Nippon Credit Bank, Ltd., The Industrial Bank of Japan, Limited, The Fuji Bank, Limited, The Long-Term Credit Bank of Japan, Limited, The Sumitomo Bank, Limited, The Bank of Tokyo, Ltd. and Daiwa International Trust Bank Limited. The representative of the Commissioned Companies (the "Representative Commissioned Company for Bondholders") is The Nippon Credit Bank, Ltd. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extra judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated April 5, 1995 between REPCO sad the Commissioned Companies for Bondholders (the "Agreement with Commissioned Companies") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

(8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

(9) The recording agency for the Bonds (the "Recording Agency") is The Nippon Credit Bank, Ltd. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

(10) The registration book for the Bonds shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

(11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Nippon Credit Bank, Ltd.                              - Head Office and Osaka Branch
         The Industrial, Bank of Japan, Limited                    - Head Office and Osaka Branch
         The Fuji Bank, Limited                                    - Head Office and Osaka Branch
         The Long-Term Credit Bank of Japan, Limited               - Head Office and Osaka Branch
         The Sumitomo Bank, Limited                                - Head Office and Tokyo Main Office
         The Bank of Tokyo, Ltd.                                   - Head Office and Osaka branch
         Daiwa International Trust Bank Limited                    - Head Office
         The Dai-Ichi Kangyo Bank, Limited                         - Head Office
         The Sakura Bank, Limited                                  - Tokyo Main Office
         The Mitsubishi Bank, Limited                              - Head Office
         The Asahi Bank, Ltd.                                      - Head Office
         The Sanwa Bank, Limited                                   - Tokyo Main Office
         The Daiwa Bank, Limited                                   - Head Office
         The Tokai Bank, Limited                                   - Head Office
         The Hokkaido Takushoku Bank, Limited                      - Head Office
         The Bank of Yokohama, Ltd.                                - Head Office
         The Mitsui Trust and Banking Company, Limited             - Head Office
         The Chuo Trust and Banking Company, Limited               - Head Office
         The Norinchukin Bank                                      - Head Office
         Daiwa Securities Co. Ltd.                                 - Head Office and Osaka Branch
         The Nikko Securities Co., Ltd.                            - Head Office and Osaka Branch
         The Nomura Securities Co., Ltd.                           - Head Office and Osaka Branch
         Yamaichi Securities Company, Limited                      - Head Office and Osaka Branch
         IBJ Securities Co., Ltd.                                  - Head Office
         KOKUSAI Securities Co., Ltd.                              - Head Office and Osaka Branch
         Lehman Brothers Japan Inc.                                - Tokyo Branch
         LTCB Securities Co., Ltd.                                 - Head Office
         Merrill Lynch Japan Incorporated                          - Tokyo Branch
         Norinchukin Securities Co., Ltd.                          - Head Office
         New Japan Securities Co., Ltd.                            - Head Office and Osaka Branch
         Universal Securities Co., Ltd.                            - Head Office and Osaka Branch
         Fuji Securities Co., Ltd.                                 - Head Office


         The representative of the Paying Agents (the "Representative Paying Agent") is The Nippon Credit Bank, Ltd.

(12) The Bonds shall bear interest from April 12, 1995, payable semi-annually in arrears on October 11 and April 11 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

(13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agents.

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or Interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14) shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

(15) The Bonds shall be redeemed at a price equal to their principal amount on April 11, 2005.

(16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two
         (22) days prior to and including any Interest Payment Date, shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be cancelled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so cancelled.

(17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after April 11, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

         from April 11, 1996 to April 10, 1997 at 102.00% of the principal amount, from April 11, 1997 to April 10, 1998 at 101.75% of the principal amount, from April 11, 1998 to April 10, 1999 at 101.50% of the principal amount, from April 11, 1999 to April 10, 2000 at 101.25% of the principal amount, from April 11, 2000 to April 10, 2001 at 101.00% of the principal amount, from April 11, 2001 to April 10, 2002 at 100.75% of the principal amount, from April 11, 2002 to April 10, 2003 at 100.50% of the principal amount, from April 11, 2003 to April 10, 2004 at 100.25% of the principal amount, on April 11, 2004 and thereafter at 100.00% of the principal amount.

In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption. If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to April 11, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws re regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.
Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

(18) Except as provided in Condition 25, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

(19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

(20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise car subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) Any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property: or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets: or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

(21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

(22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

(23)     (i)      If KEPCO shall default in the payment of the principal
                  (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (ii) if KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (iii) if an order of bankruptcy or, liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taker any action for the purpose of liquidation of KEPCO: or

         (iv) if KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders: or

         (v) if a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (iii), (iv), or (v), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five
         (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholders shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet cancelled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

(25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen, destroyed or mutilated Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen, destroyed or mutilated makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate.
         If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor

(26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

(27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

(28) Except as to the authorisation relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

(29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect or any action instituted against it or against any of its property or assets relating to the Bonds. Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

(30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

(31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.


                                            The Long-Term Credit Bank of
                                                 Japan, Limited


                                            By_________________________________
                                                President and Director



                                            The Sumitomo Bank, Limited


                                            By_________________________________
                                                President



                                            The Bank of Tokyo, Ltd.


                                            By_________________________________
                                                President



                                            Daiwa International Trust Bank


                                            By_________________________________
                                                President
                                            (Facsimile Signatures and Seals)

                                                                     Annex 2

                                 (Translation)

                                                                     (Y)______
                                                                      No.____

                       KOREA ELECTRIC POWER CORPORATION
                  JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                               Amount (Y)______
                        Interest Rate: 4.15% per annum
                              Due April 11, 2005

         The Bond is one of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series in the aggregate principal amount of
(Y)27,000,000,000 issued on April 11, 1995 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on April 11, 2005, subject to prior redemption.

April 11, 1995
                                            KOREA ELECTRIC POWER CORPORATION


                                            President
                                            __________________________________
                                            (Facsimile Signature and Seal)


         We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated April 5, 1995.

April 11, 1995

                                       The Nippon Credit Bank, Ltd.


                                       By_________________________________
                                           President and Director


                                       The Industrial Bank of Japan, Limited


                                       By_________________________________
                                           President


                                       The Fuji Bank, Limited


                                       By_________________________________
                                           President

                                                                     Annex 3

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION

                   JAPANESE 70 BONDS OF 1995 - FOURTH SERIES

         S
         e
         m        Interest Coupon of a__________Yen  ((Y)_________) Bond
         i
                  For(Y)________________________________________________

         A        Payable on____________________________________________
         n
         n        No. __________________________________________________
         u
         a
         l
                                            KOREA ELECTRIC POWER CORPORATION
         I                                  President
         n
         t
         e
         r
         e                                  (Facsimile Signature and Seal)
         s
         t

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                  JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                                 AMENDMENT TO
           THE AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and AOZORA BANK, LTD., MIZUHO CORPORATE BANK, LTD., SHINSEI BANK, LIMITED, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI, LTD. and THE SUMITOMO TRUST & BANKING CO., LTD. (hereinafter collectively referred to as the "Commissioned Companies for Bondholders") in connection with the amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as the "Original Agreement") entered into on the 5th day of April, 1995 in connection with the public offering of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Commissioned Companies for Bondholders.

                                   Article 1

         KEPCO and the Commissioned Companies for Bondholders agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by The Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         Text reading "as amended;" shall be added immediately before the text reading "the "Paying Agents Agreement"" and before the text reading "the "Recording Agency Agreement"" in Article 7 of the Original Agreement.

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) KEPCO shall procure that the following legal opinions will have been provided to the Representative Commissioned Company for Bondholders at the time or before the guarantee provided in Article 1, paragraph
         2-2 of the Original Agreement as added under Article 1 of this Amendment Agreement (the "Guarantee") becomes effective (provided, however, that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any rights to receive such opinions):

         (a) A legal opinion, in English language, of Law Offices of Bae, Kim & Lee, legal counsel to KEPCO, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders; and

         (b) A legal opinion of Tokyo Aoyama Aoki Law Office, legal counsel to KEPCO in relation to Japanese law, written in Japanese language, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(2) KEPCO acknowledges that, pursuant to a resolution of the Bondholders' meeting concerning the Bonds (approved by the Tokyo District Court on September 30, 2002 and authorized by the Tokyo District Court on o,
         o) held on o, o, the joint-and-several liability of the six affiliate companies of KEPCO (Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd.) with regard to all of KEPCO's liabilities to the Bondholders in connection with the Bonds shall not be released until the Guarantee becomes effective.

                                   Article 3

(1) All notices and communications to KEPCO under this Amendment Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or, if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or, if by facsimile, to:

                  02-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Commissioned Companies for Bondholders under this Amendment Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile) to the Representative Commissioned Company for Bondholders, addressed, if by airmail, to:

                  Aozora Bank, Ltd.
                  3-1, Kudan-minami 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Derivatives & Structured Finance Division

         or, if by telex, to:

                  J26921 NCBTOK
                  Attention:  Derivatives & Structured Finance Division

         or, if by facsimile, to:

                  03-5276-3245
                  Attention:  Derivates & Structured Finance Division

(3) KEPCO or the Representative Commissioned Company for Bondholders may changes its address set forth in this Article by written notice given to the other.

(4) All notices and communications under this Amendment Agreement shall be made in the English language.

                                   Article 4

(1) The effect of the provisions of this Amendment Agreement shall extend for the benefits of the Bondholders.

(2) Copies of this Amendment Agreement shall be kept at the head office of each of the Commissioned Companies for Bondholders and shall be made available to the Bondholders for their inspection or perusal during the business hours. Any expense required for the procedure herein shall be borne and paid by the claimant.

                                   Article 5

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Amendment Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

                                   Article 6

(1) Any legal action against KEPCO arising from or relating to this Amendment Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Amendment Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Amendment Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative offie currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.


                                   Article 7

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 8

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 9

         This Amendment Agreement is prepared and executed in seven (7) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed on the date and at the place first above written.


                                    KOREA ELECTRIC POWER CORPORATION



                                    By_________________________________


                                    AOZORA BANK, LTD.



                                    By_________________________________


                                    MIZUHO CORPORATE BANK, LTD.



                                    By_________________________________


                                    SHINSEI BANK, LIMITED



                                    By_________________________________



                                    SUMITOMO MITSUI BANKING CORPORATION



                                    By_________________________________


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.



                                    By_________________________________


                                    THE SUMITOMO TRUST & BANKING CO., LTD.



                                    By_________________________________

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                  JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                                 AMENDMENT TO
                        THE RECORDING AGENCY AGREEMENT

         This Amendment to the Recording Agency Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and AOZORA BANK, LTD. (hereinafter referred to as the "Recording Agency") in connection with the amendment to the Recording Agency Agreement (hereinafter referred to as the "Original Agreement") entered into on the 5th day of April, 1995 in connection with Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Recording Agency.

                                   Article 1

         KEPCO and the Recording Agency agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 3-2, as indicated below, shall be added after
Article 1, paragraph 3 of the Original Agreement:

         "(3)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or, if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or, if by facsimile, to:

                  02-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Amendment Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

                  Aozora Bank, Ltd.
                  3-1, Kudan-minami 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Derivatives & Structured Finance Division

         or, if by telex, to:

                  J26921 NCBTOK
                  Attention:  Derivatives & Structured Finance Division

         or, if by facsimile, to:

                  03-5276-3245
                  Attention:  Derivatives & Structured Finance Division

(3) KEPCO or the Recording Agency may change its address set forth in this Article by written notice given to the other. (4) All notices and communications under this Amendment Agreement shall be made in the English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Amendment Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

                                   Article 4

(1) Any legal action against KEPCO arising from or relating to this Amendment Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Amendment Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Amendment Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative office currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is prepared and executed in (2) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed on the date and at the place first above written.


                                             KOREA ELECTRIC POWER CORPORATION



                                             By_______________________________


                                             AOZORA BANK, LTD.



                                             By_______________________________

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                  JAPANESE YEN BONDS OF 1995 - FOURTH SERIES

                                 AMENDMENT TO
                          THE PAYING AGENTS AGREEMENT

         This Amendment to the Paying Agents Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and AOZORA BANK, LTD., as representative of the institutions set forth in Article 2 of the Original Agreement (as defined below) (hereinafter referred to as the "Representative Paying Agent") in connection with the amendment to the Paying Agents Agreement (hereinafter referred to as the "Original Agreement") entered into on the 5th day of April, 1995 in connection with Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Representative Paying Agent.

                                   Article 1

         KEPCO and the Representative Paying Agent agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be sent by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile), addressed, if by airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or, if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or, if by facsimile, to:

                  02-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Amendment Agreement shall be by airmail or transmitted by telex or facsimile (to be confirmed in writing sent by airmail letter in the case of transmission by telex or facsimile) to the Representative Paying Agent, addressed, if by airmail, to:

                  Aozora Bank, Ltd.
                  3-1, Kudan-minami 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Derivatives & Structured Finance Division

         or, if by telex, to:

                  J26921 NCBTOK
                  Attention:  Derivatives & Structured Finance Division

         or, if by facsimile, to:

                  03-5276-3245
                  Attention:  Derivatives & Structured Finance Division

(3) KEPCO or the Representative Paying Agent for Bondholders may change its address set forth in this Article by written notice given to the other.

(4) All notices and communications under this Amendment Agreement shall be made in the English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of law of the Republic of Korea, the form and substance of this Amendment Agreement and all the rights and obligations arising therefrom shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of the obligations hereunder shall be Tokyo.

                                   Article 4

(1) Any legal action against KEPCO arising from or relating to this Amendment Agreement may be instituted in the Tokyo District Court or any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably submits. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea having jurisdiction. To the extent that KEPCO has or may hereafter acquire any immunity, on the grounds of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, execution of a judgment or otherwise) with respect to itself or its property or assets, KEPCO hereby unconditionally and irrevocably waives, to the extent permitted under the laws of the Republic of Korea, such immunity from such legal proceedings in respect of its obligations under this Amendment Agreement which may be instituted against it in any such court in Japan or in the Republic of Korea.

(2) KEPCO hereby irrevocably appoints the Representative for the time being of its Tokyo representative office, Tokyo, Japan as its authorised agent upon whom process may be served in any action arising from or relating to this Amendment Agreement that may be instituted in Japan and KEPCO hereby designates the address of its Tokyo representative office currently located at 23-5, Nishi Shimbashi 3-chome, Minato-ku, Tokyo, Japan, as the address to receive such process. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall take any and all actions (including the execution and filing of any and all documents and instruments) that may be necessary to effect and continue such appointment and designation in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is prepared and executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each such counterpart shall be considered an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed on the date and at the place first above written.


                                           KOREA ELECTRIC POWER CORPORATION



                                           By_________________________________


                                           AOZORA BANK, LTD.



                                           By_________________________________

                                 [Translation]

                            Letter of Guarantee for
                       KOREA ELECTRIC POWER CORPORATION
           JAPANESE YEN BONDS OF 1995 - FOURTH SERIES (the "Bonds")

                                                 [      ] [      ], [      ]

Aozora Bank, Ltd.,
   as the agent of the Bondholders and the
   Couponholders for the Bonds, and as the
   agent of the Commissioned Companies for
   Bondholders for the Bonds, the Representative
   Paying Agent for the Bonds, and the Recording
   Agency for the Bonds


         We, The Korea Development Bank, hereby agree to make a guarantee in accordance with the conditions of guarantee set forth in Annex 1 hereto (the "Conditions of Guarantee"). We hereby further agree that copies of this letter may be delivered to all Commissioned Companies for Bondholders and Paying Agents, kept at the Head Office of each of the Commissioned Companies for Bondholders and made available for Bondholder's perusal during its business hours. Terms defined in the Conditions of Guarantee, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

         This letter of guarantee contained herein shall be governed by Japanese law.

         This letter of guarantee is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each counterpart shall be considered to be an original.


                                              The Korea Development Bank




                                              By______________________________


Agreed and accepted on the same above written.

  Aozora Bank, Ltd.




By _____________________________________

                                                                     EXHIBIT F

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

             AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Agreement with Commissioned Companies for Bondholders (hereinafter referred to as "this Agreement") entered into at Tokyo, Japan on the 31st day of August, 1995 in connection with the public offering of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (such bonds being hereinafter referred to as the "Bonds") by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO"), and THE FUJI BANK, LIMITED, THE NIPPON CREDIT BANK, LTD., THE BANK OF TOKYO, LTD., THE INDUSTRIAL BANK OF JAPAN, LIMITED, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, THE DAI-ICHI KANGYO BANK, LIMITED and THE NOMURA TRUST AND BANKING CO., LTD. (hereinafter collectively referred to as the "Commissioned Companies for Bondholders").


              Chapter I. Commission for the Benefit of Bondholders

                                   Article 1

(1) Pursuant to lawful authorization, KEPCO will issue the Bonds in the aggregate principal amount of Fourteen Billion Five Hundred Million Japanese Yen ((Y)14,500,000,000). Pursuant to the provisions in this Agreement, KEPCO hereby commissions the Commissioned Companies for Bondholders to obtain the payment under the Bonds, to preserve the rights of the holders of the Bonds (hereinafter referred to as the "Bondholders") under the Bonds and to deal with other administrative activities concerning the Bonds for the Bondholders, and the Commissioned Companies for Bondholders hereby accept jointly such commission (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided for in this Agreement).

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

                                   Article 2

(1) The Commissioned Companies for Bondholders shall have powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on Bonds, or the preservation of the rights of Bondholders under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders provided for in the Conditions of Bonds and this Agreement (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided in the Conditions of Bonds and this Agreement).

(2) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement impartially and in good faith for the Bondholders.

(3) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement with the care of the good manager to the Bondholders.

(4) The Bond certificates shall bear the undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in the Conditions of Bonds in accordance with this Agreement, and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

(5) The Fuji Bank, Limited shall serve as the representative of the Commissioned Companies for Bondholders (hereinafter referred to as the "Representative Commissioned Company for Bondholders"). The Representative Commissioned Company for Bondholders shall perform the duties and functions of the Representative Commissioned Company for Bondholders provided for in the Conditions of Bonds and this Agreement, handle the administrative matters regarding the duties and functions to be performed jointly by the Commissioned Companies for Bondholders under the Conditions of Bonds and this Agreement, and also give advice from time to time to KEPCO during the term of the Bonds regarding matters related to the Bonds.

(6) In the event that the Representative Commissioned Company for Bondholders is unable to discharge its duties as such representative, KEPCO will appoint a substitute representative among the other Commissioned Companies for Bondholders and give public notice thereof in accordance with Condition 31 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Commissioned Company for Bondholders so appointed.

                                   Article 3

(1) Subject to the filing with the Minister of Finance of Japan of a supplemental document to the shelf registration statement (together with the reference documents pertaining thereto, hereinafter collectively referred to as the "Supplemental Document") concerning the public offering of the Bonds under the shelf registration statement (hereinafter referred to as the "Shelf Registration Statement") filed on June 24, 1994 by KEPCO with the Minister of Finance of Japan pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended) (hereinafter referred to as the "Securities and Exchange Law"), the Bonds will be offered to the public at a price equal to 100 percent of the principal amount thereof (hereinafter referred to as the "Issue Price").

(2)      KEPCO shall, but only upon fulfillment of the conditions contained in
         Article 8 of this Agreement, receive the aggregate amount of the Issue Price as the proceeds of the Bonds from the managers named in the Subscription Agreement of August 31, 1995 between KEPCO and The Nomura Securities Co., Ltd. (hereinafter referred to as the "Lead Manager") and other managers named therein (hereinafter referred to as the "Subscription Agreement") through the Lead Manager, at the account of KEPCO with the Representative Commissioned Company for Bondholders at its Head Office, Tokyo, Japan on September 7, 1995 (hereinafter referred to as the "Payment Date").

(3) The Commissioned Companies for Bondholders shall confirm the receipt of the proceeds specified in Article 3(2) of this Agreement.

                                   Article 4

(1) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO, at the issuance of the Bonds, prepare and deliver the Bond certificates and interest coupons in accordance with this Agreement; provided however that the Representative Commissioned Company for Bondholders is not required to prepare the Bond certificates and interest coupons for the Bonds which have been applied for recording at the issuance of the Bonds in written form (hereinafter referred to as the "Application Form of the Initial Subscribers for Recorded Bonds"). The Representative Commissioned Company for Bondholders shall confirm the form and description of the Bond certificates and interest coupons.

(2) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO shall accept the Application Form of the Initial Subscribers for Recorded Bonds.

(3) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO fill in the principal amount of the Bonds to be recorded, the denominations of and the serial numbers of the Bond certificates to be issued upon the request for derecording by the Bondholders, and other necessary matters on the Application Form of the Initial Subscribers for Recorded Bonds received by KEPCO pursuant to Article 4(2) of this Agreement, and shall forward such applications to the recording agency for the Bonds (hereinafter referred to as the "Recording Agency") specified in Condition 9 of the Conditions of Bonds.

                                   Article 5

         The registration book for the Bonds (hereinafter referred to as the "Registration Book") shall be prepared and maintained by the Representative Commissioned Company for Bondholders and kept at its Head Office. The Representative Commissioned Company for Bondholders shall without delay enter or amend the necessary items in the Registration Book whenever any event occurs which necessitates such an entry or amendment to the items in the Registration Book after the issuance of the Bonds.

                                   Article 6

(1) KEPCO shall, as soon as possible after filing of the Supplemental Document with the Minister of Finance of Japan, furnish each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with copies of the Supplemental Document and the Shelf Registration Statement including any amendments thereto (if any) with respect to the Bonds.

(2) During the term of the Bonds, KEPCO shall provide each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with a copy of any and all public documents which KEPCO may file with the relevant authorities of the Government of Japan with respect to the Bonds and any other public documents which the Representative Commissioned Company for Bondholders may reasonably request from time to time in writing.

                                   Article 7

         KEPCO hereby represents and warrants to the Commissioned Company for Bondholders that (i) the issue of the Bonds has been duly authorized, (ii) the amount of the issue of the Bonds is within the amount so authorized, (iii) neither the authorization for the issue of the Bonds, the issue of the Bonds, the issue and delivery of the Bond certificates and interest coupons, the performance by KEPCO of its obligations in accordance with the Conditions of Bonds, nor the execution, delivery or performance by KEPCO of this Agreement, the Subscription Agreement, the Paying Agents Agreement relating to the Bonds of August 31, 1995 between KEPCO and the Representative Paying Agent (hereinafter referred to as the Representative Paying Agent") referred to in Condition 11 of the Conditions of Bonds (hereinafter referred to as the "Paying Agents Agreement") and the Recording Agency Agreement relating to the Bonds of August 31, 1995 between KEPCO and the Recording Agency (hereinafter referred to as the "Recording Agency Agreement") is inconsistent with any provision of any statutes or other laws of the Republic of Korea (including the Korea Electric Power Corporation Act) or any agreements to which KEPCO is a party or by which KEPCO is bound and (iv) no event specified in Condition 23 of the Conditions of Bonds or no event which would, with the passing of time or the giving of notice or both, constitute an event specified in Condition 23 of the Conditions of Bonds has occurred and is continuing.

                                   Article 8

         The Commissioned Companies for Bondholders' obligations to KEPCO hereunder shall arise subject to the following conditions (provided that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any such conditions (except for paragraph (2) below)):

(1) The representations and warranties of KEPCO provided in Article 7 of this Agreement are true and correct on the Payment Date as if made on that date.

(2) The shelf registration (the "Shelf Registration") effected through the Shelf Registration Statement under the Securities and Exchange Law shall remain effective from the date of this Agreement to and including the Payment Date, and no notice of a hearing from which an order suspending the effectiveness of the Shelf Registration may result has been given on or before the Payment Date.

(3) On the Payment Date, the Representative Commissioned Company for Bondholders shall have been furnished with a legal opinion in the English language of Kim & Chang, legal counsel to KEPCO, dated the Payment Date and addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(4) On the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with the legal opinion of Shimazaki International Law Office, legal counsel in relation to Japanese law written in the Japanese language, addressed to the Commissioned Companies for Bondholders dated the Payment Date and in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(5) On or prior to the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with such certificates and other documents which the Commissioned Companies for Bondholders may reasonably request from time to time.

                                   Article 9

(1) The Commissioned Companies for Bondholders may terminate this Agreement prior to the receipt of the proceeds of the Bonds provided in Article 3(2) of this Agreement and upon notice to KEPCO (in the case of (i) or (iii) below after consultation with KEPCO, if practicable), should any of the following events has occurred. A copy of such notice of termination shall be delivered to the Lead Manager simultaneously:

         (i) there is a reasonable ground to believe that the success of the offering of the Bonds may be materially and adversely affected by a substantial change in the international or national political, economic, financial or monetary conditions which has occurred after the date of this Agreement;

         (ii) any of the conditions set forth in Article 8 hereof has not been satisfied and such satisfaction has not been waived; or

         (iii) the performance of this Agreement has become impossible or extremely difficult because of force majeure.

(2) This Agreement shall also be automatically terminated if the Subscription Agreement is terminated prior to the receipt of the proceeds of the Bonds above-mentioned.

(3) If this Agreement is terminated, both KEPCO and the Commissioned Companies for Bondholders shall be relieved from all obligations arising under this Agreement after the termination, except that KEPCO shall reimburse the Representative Commissioned Company for Bondholders for such out-of-pocket expenses as have been reasonably incurred by the Representative Commissioned Company for Bondholders within the limit prescribed in Article 17(2) of this Agreement.

                                   Article 10

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver the Bond certificates and interest coupons through the Recording Agency in accordance with this Agreement, upon the request of the Bondholders to derecord the recorded Bonds to the Recording Agency and to deliver the Bond certificates through the Recording Agency.

(2) The Representative Commissioned Company for Bondholders shall charge the applicant therefor the necessary expenses related to the procedures in Article 10(1) of this Agreement.

                                   Article 11

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons pursuant to this Agreement, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court.

(2) If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificates to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate.

(3) If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons.

(4) All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

                                   Article 12

(1) In order to cancel the Bonds which have been purchased by KEPCO pursuant to Condition 16 of the Conditions of Bonds, KEPCO may deliver to the Representative Commissioned Company for Bondholders for cancellation any Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be cancelled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date (as defined in the Conditions of Bonds) shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be cancelled forthwith by the Representative Commissioned Company for Bondholders after such date.

(2) The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so cancelled pursuant to Article 12(1) of this Agreement.

                                   Article 13

(1) When the payment of the principal (including premium, if any) of and/or interest on the Bonds is made, KEPCO shall pay such amount pursuant to Article 3(1) of the Paying Agents Agreement to the Representative Paying Agent.

(2) The Commissioned Companies for Bondholders shall confirm that the Representative Paying Agent has received the funds for the payment pursuant to Article 13(1) of this Agreement.

                                   Article 14

(1) The Representative Commissioned Company for Bondholders shall collect and forward to the Recording Agency recording receipts in respect of recorded Bonds which have been redeemed (including the recording receipts and documents necessary for the procedure of the recording of such recorded Bonds, if any, delivered by KEPCO for cancellation).

(2) The Representative Commissioned Company for Bondholders shall without delay confirm and collect Bond certificates redeemed (including the Bond certificates presented by KEPCO for cancellation), interest coupons appertaining thereto, and/or paid interest coupons as well as vouchers in respect of principal and/or interest payments on recorded Bonds, and shall forthwith destroy them.

(3) The functions of the Representative Commissioned Company for Bondholders pursuant to Article 14(2) of this Agreement shall include, but without limitation, the examination of paid Bond certificates, etc., the reconciliation of the funds paid for principal of and/or interest on the Bonds with the paid Bond certificates, etc. and the entry of the serial numbers of the paid Bond certificates, etc. in the Registration Book.

(4) The Representative Commissioned Company for Bondholders shall furnish KEPCO with a certificate as to such destruction as provided in Article 14(2) of this Agreement and a list of the serial numbers of the Bond certificates so destroyed.


                           Chapter II. Issuing Agent

                                   Article 15

(1) KEPCO shall and hereby does commission the Representative Commissioned Company for Bondholders to handle the following administrative affairs regarding the issuance of the Bonds:

         (i) the receipt of the proceeds as provided in Article 3(2) of this Agreement;

         (ii) the preparation and delivery of the Bond certificates and interest coupons as provided in Article 4(1) of this Agreement;

         (iii) the handling of the Application Form of the Initial Subscribers for Recorded Bonds as provided in Articles 4(2) and 4(3) of this Agreement;

         (iv)     the preparation of the Registration Book as provided in
                  Article 5 of this Agreement; and

         (v) other necessary services determined on the basis of consultation between KEPCO and the Representative Commissioned Company for Bondholders.

(2) The Representative Commissioned Company for Bondholders shall not bear responsibility for any loss or damage arising from any accident which impedes the performance of the services as provided in Article 15(1) of this Agreement due to force majeure.


                           Chapter III. Miscellaneous

                                   Article 16

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Commissioned Company for Bondholders under this Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Fuji Bank, Limited
                  5-5, Otemachi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Operations Services Division

         or if by telex, to:

                  22722 FUJIBANK
                  Attention:  International Operations Services Division

         or if by facsimile, to:

                  81-3-3215-5427
                  Attention:  International Operations Services Division

(3) In case either KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 17

(1)      (i)      KEPCO shall pay to the Commissioned Companies for Bondholders on the Payment Date through the Representative Commissioned
                  Company for Bondholders an amount equal to 0.05 percent of the aggregate principal amount of the Bonds as a commission for the services which have been commissioned in this Agreement (including administrative affairs provided for in Article 15(1) of this Agreement). KEPCO shall not be concerned with the apportionment of such payments among the Commissioned Companies for Bondholders or the payment of them to others.

         (ii) Upon receipt of an itemized statement, KEPCO shall pay to the Representative Commissioned Company for Bondholders the reasonable compensation agreed upon with the Representative Commissioned Company for Bondholders for its services to be rendered in accordance with Article 14 of this Agreement.

(2) Upon receipt of an itemized statement, KEPCO shall reimburse the Representative Commissioned Company for Bondholders for all customary expenses incurred by the Representative Commissioned Company for Bondholders in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Paying Agents Agreement and the Recording Agency Agreement (including, without limitation, reasonable travelling and other expenses incurred by the Representative Commissioned Company for Bondholders), (ii) the preparation of the Bond certificates and interest coupons, (iii) giving public notice relating to the Bonds, (iv) preparing and maintaining the Registration Book and (v) the administrative matters related to the Bonds and other duties and functions provided in this Agreement, and for any other expenses incurred by the Representative Commissioned Company for Bondholders with the prior consent of KEPCO.

                                   Article 18

         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Agreement shall extend for the benefit of the Bondholders. Copies of this Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   Article 19

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 20

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 21

         This Agreement is executed in eight (8) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Agreement on the date and at the place hereinabove first written.


                                           KOREA ELECTRIC POWER CORPORATION



                                           By _____________________________


                                           THE FUJI BANK, LIMITED



                                           By _____________________________


                                           THE NIPPON CREDIT BANK, LTD.



                                           By _____________________________


                                           THE BANK OF TOKYO, LTD.



                                           By _____________________________


                                           THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED



                                           By _____________________________


                                           THE LONG-TERM CREDIT BANK OF
                                           JAPAN, LIMITED



                                           By _____________________________


                                           THE DAI-ICHI KANGYO BANK, LIMITED



                                           By _____________________________


                                           THE NOMURA TRUST AND BANKING
                                           CO., LTD.



                                           By _____________________________

                                                                     Annex 1

                              CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is(Y)14,500,000,000.

   (2)   The Bonds are issued in two denominations of (Y)100,000 and
         (Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3)   The Bonds shall bear interest at the rate of 3.40% per annum.

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR Bondholders") are The Fuji Bank, Limited, The Nippon Credit Bank, Ltd., The Bank of Tokyo, Ltd., The Industrial Bank of Japan, Limited, The Long-Term Credit Bank of Japan, Limited, The Dai-Ichi Kangyo Bank, Limited and The Nomura Trust and Banking Co., Ltd.. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Fuji Bank, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated August 31, 1995 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Fuji Bank, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

     The Fuji Bank, Limited                  -  Head Office and Osaka Branch

     The Nippon Credit Bank, Ltd.            -  Head Office and Osaka Branch

     The Bank of Tokyo, Ltd.                 -  Head Office and Osaka Office

     The Industrial Bank of Japan, Limited   -  Head Office and Osaka Branch

     The Long-Term Credit Bank of
     Japan, Limited                          -  Head Office and Osaka Branch

     The Dai-Ichi Kangyo Bank, Limited       -  Head Office and Osaka Branch

     The Nomura Trust and Banking
     Co., Ltd.                               -  Head Office

     The Sakura Bank, Limited                -  Tokyo Main Office

     The Mitsubishi Bank, Limited            -  Head Office

     The Asahi Bank, Ltd.                    -  Head Office

     The Sanwa Bank, Limited                 -  Tokyo Main Office

     The Sumitomo Bank, Limited              -  Tokyo Main Office

     The Daiwa Bank, Limited                 -  Head Office

     The Tokai Bank, Limited                 -  Head Office

     The Hokkaido Takushoku Bank, Limited    -  Head Office

     The Bank of Yokohama, Ltd.              -  Head Office

     The Mitsui Trust and Banking
     Company, Limited                        -  Head Office

     The Chuo Trust and Banking
     Company, Limited                        -  Head Office

     The Norinchukin Bank                    -  Head Office

     The Nomura Securities Co., Ltd.         -  Head Office and Osaka Branch

     Daiwa Securities Co. Ltd.               -  Head Office and Osaka Branch

     The Nikko Securities Co., Ltd.          -  Head Office and Osaka Branch

     Yamaichi Securities Company, Limited    -  Head Office and Osaka Branch

     KOKUSAI Securities Co., Ltd.            -  Head Office and Osaka Branch

     Fuji Securities Co., Ltd.               -  Head Office

     Sakura Securities Co., Ltd.             -  Head Office


         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Fuji Bank, Limited.

  (12) The Bonds shall bear interest from September 8, 1995, payable semi-annually in arrears on March 7 and September 7 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

  (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on September 7, 2005.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after September 7, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from September 7, 1996 to September 6, 1997 at 102.00% of the principal amount;

                      from September 7, 1997 to September 6, 1998 at 101.75% of the principal amount;

                      from September 7, 1998 to September 6, 1999 at 101.50% of the principal amount;

                      from September 7, 1999 to September 6, 2000 at 101.25% of the principal amount;

                      from September 7, 2000 to September 6, 2001 at 101.00% of the principal amount;

                      from September 7, 2001 to September 6, 2002 at 100.75% of the principal amount;

                      from September 7, 2002 to September 6, 2003 at 100.50% of the principal amount;

                      from September 7, 2003 to September 6, 2004 at 100.25% of the principal amount;

                      and

                      on September 7, 2004 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to September 7, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds;
or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23) (a) If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                   Annex 2
                                 (Translation)


                                                       (Y)    __________
                                                       No.    ________



                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)





                         Amount         :   (Y)____________
                         Interest Rate  :   3.40% per annum
                         Due September 7, 2005




       This Bond is one of Korea Electric Power Corporation Japanese Yen Bonds
- Fifth Series (1995) in the aggregate principal amount of (Y)14,500,000,000 issued on September 7, 1995 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on September 7, 2005, subject to prior redemption.


                                     September 7, 1995


                                     KOREA ELECTRIC POWER CORPORATION




                                     ----------------------------------------
                                                    President

                                          (Facsimile Signature and Seal)


       We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated August 31, 1995.


                                     September 7, 1995


                                     THE FUJI BANK, LIMITED



                                      By:
                                     -----------------------------------------
                                                    President



                                     THE NIPPON CREDIT BANK, LTD.



                                      By:
                                     -----------------------------------------
                                              President and Director



                                     THE BANK OF TOKYO, LTD.



                                      By:
                                     -----------------------------------------
                                              President and Director



                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                      By:
                                     -----------------------------------------
                                              President and Director



                                     THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED



                                      By:
                                     -----------------------------------------
                                              President and Director



                                     THE DAI-ICHI KANGYO BANK, LIMITED



                                      By:
                                     -----------------------------------------
                                              President and Director



                                     The Nomura Trust and Banking Co., Ltd.



                                      By:
                                     -----------------------------------------
                                                    President

                                         (Facsimile Signatures and Seals)

                                                                    Annex 3

                                 (Translation)


                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)




         S
         e
         m
         i            Interest Coupon of a _______ Yen ((Y)_______) Bond

         A
         n
         n            For(Y)________________________
         u
         a
         l
                      Payable on ________________________
         I
         n
         t
         e            No. ______________________________
         r
         e
         s
         t




                             KOREA ELECTRIC POWER CORPORATION




                             -----------------------------------------------
                                               President

                                         (Facsimile Signature)

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

                           RECORDING AGENCY AGREEMENT

         This Recording Agency Agreement (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 31st day of August, 1995 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE FUJI BANK, LIMITED (hereinafter referred to as the "Recording Agency").

                                   Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) in the aggregate principal amount of Fourteen Billion Five Hundred Million Japanese Yen ((Y)14,500,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The Recording Agency shall handle the recording of the Bonds by obtaining the designation of the competent Ministers of the Japanese Government in accordance with Article 1, Paragraph 1, Item 2 and
         Article 12 of the Ordinance Concerning the Enforcement of the Law on Recording of Bonds, etc. (Imperial Ordinance No. 409 of 1942, as amended).

(3) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

                                   Article 2

         The Recording Agency shall perform its duties and functions (including the duties and functions of the Recording Agency specified in the Conditions of Bonds) of a recording agency specified in the Law on Recording of Bonds, etc. (Law No. 11 of 1942, as amended) and ordinances and regulations pertaining thereto.

                                   Article 3

         The commissions to be paid to the Recording Agency by KEPCO for services performed pursuant to this Agreement shall be:

         (a) Initial subscribers recording commission:

                  0.08% of the aggregate principal amount of Bonds recorded at the request of initial subscribers thereto at the time of initial issuance of the Bonds, which commission shall be paid by KEPCO on or before October 31, 1995.

         (b) Interest payment voucher handling commission:

                  Forty Yen ((Y)40) for each handling of an interest payment voucher, which commission shall be paid by KEPCO on or before March 7 and September 7 of each year upon request of the Recording Agency by presentation to KEPCO of an itemized statement for services rendered.

                                   Article 4

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Fuji Bank, Limited
                  5-5, Otemachi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Operations Services Division

         or if by telex, to:

                  22722 FUJIBANK
                  Attention:  International Operations Services Division

         or if by facsimile, to:

                  81-3-3215-5427
                  Attention:  International Operations Services Division

(3) In case either KEPCO or the Recording Agency changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 5

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 6

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 7

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Agreement on the date and at the place hereinabove first written.


                                            KOREA ELECTRIC POWER CORPORATION



                                            By


                                            THE FUJI BANK, LIMITED



                                            By

                                                                    Annex 1

                              CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is(Y)14,500,000,000.

   (2)   The Bonds are issued in two denominations of (Y)100,000 and
         (Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3)   The Bonds shall bear interest at the rate of 3.40% per annum.

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR Bondholders") are The Fuji Bank, Limited, The Nippon Credit Bank, Ltd., The Bank of Tokyo, Ltd., The Industrial Bank of Japan, Limited, The Long-Term Credit Bank of Japan, Limited, The Dai-Ichi Kangyo Bank, Limited and The Nomura Trust and Banking Co., Ltd.. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Fuji Bank, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated August 31, 1995 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Fuji Bank, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

    The Fuji Bank, Limited                  -  Head Office and Osaka Branch

    The Nippon Credit Bank, Ltd.            -  Head Office and Osaka Branch

    The Bank of Tokyo, Ltd.                 -  Head Office and Osaka Office

    The Industrial Bank of Japan, Limited   -  Head Office and Osaka Branch

    The Long-Term Credit Bank of
    Japan, Limited                          -  Head Office and Osaka Branch

    The Dai-Ichi Kangyo Bank, Limited       -  Head Office and Osaka Branch

    The Nomura Trust and Banking
    Co., Ltd.                               -  Head Office

    The Sakura Bank, Limited                -  Tokyo Main Office

    The Mitsubishi Bank, Limited            -  Head Office

    The Asahi Bank, Ltd.                    -  Head Office

    The Sanwa Bank, Limited                 -  Tokyo Main Office

    The Sumitomo Bank, Limited              -  Tokyo Main Office

    The Daiwa Bank, Limited                 -  Head Office

    The Tokai Bank, Limited                 -  Head Office

    The Hokkaido Takushoku Bank, Limited    -  Head Office

    The Bank of Yokohama, Ltd.              -  Head Office

    The Mitsui Trust and Banking
    Company, Limited                        -  Head Office

    The Chuo Trust and Banking
    Company, Limited                        -  Head Office

    The Norinchukin Bank                    -  Head Office

    The Nomura Securities Co., Ltd.         -  Head Office and Osaka Branch

    Daiwa Securities Co. Ltd.               -  Head Office and Osaka Branch

    The Nikko Securities Co., Ltd.          -  Head Office and Osaka Branch

    Yamaichi Securities Company, Limited    -  Head Office and Osaka Branch

    KOKUSAI Securities Co., Ltd.            -  Head Office and Osaka Branch

    Fuji Securities Co., Ltd.               -  Head Office

    Sakura Securities Co., Ltd.             -  Head Office

         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Fuji Bank, Limited.


  (12) The Bonds shall bear interest from September 8, 1995, payable semi-annually in arrears on March 7 and September 7 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

  (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on September 7, 2005.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after September 7, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from September 7, 1996 to September 6, 1997 at 102.00% of the principal amount;

                      from September 7, 1997 to September 6, 1998 at 101.75% of the principal amount;

                      from September 7, 1998 to September 6, 1999 at 101.50% of the principal amount;

                      from September 7, 1999 to September 6, 2000 at 101.25% of the principal amount;

                      from September 7, 2000 to September 6, 2001 at 101.00% of the principal amount;

                      from September 7, 2001 to September 6, 2002 at 100.75% of the principal amount;

                      from September 7, 2002 to September 6, 2003 at 100.50% of the principal amount;

                      from September 7, 2003 to September 6, 2004 at 100.25% of the principal amount;

                      and

                      on September 7, 2004 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to September 7, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds;
or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23) (a) If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

                            PAYING AGENTS AGREEMENT

         THIS PAYING AGENTS AGREEMENT (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 31st day of August, 1995 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE FUJI BANK, LIMITED, as representative of the institutions set forth in Article 2 of this Agreement (hereinafter collectively referred to as the "Paying Agents").

                                   Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) in the aggregate principal amount of Fourteen Billion Five Hundred Million Japanese Yen ((Y)14,500,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

                                   Article 2

(1) The Paying Agents are hereby appointed by KEPCO to pay the principal (including premium, if any) of and interest on the Bonds on behalf of KEPCO in accordance with the provisions of this Agreement. Such payments shall be made at any of the following places in Japan:

         The Fuji Bank, Limited             -        Head Office and
                                                     Osaka Branch

         The Nippon Credit Bank, Ltd.       -        Head Office and
                                                     Osaka Branch

         The Bank of Tokyo, Ltd.            -        Head Office and
                                                     Osaka Office

         The Industrial Bank                -        Head Office and
         of Japan, Limited                           Osaka Branch

         The Long-Term Credit Bank          -        Head Office and
         of Japan, Limited                           Osaka Branch

         The Dai-Ichi Kangyo Bank,          -        Head Office
         Limited                                     and Osaka Branch

         The Nomura Trust and Banking       -        Head Office
         Co., Ltd.

         The Sakura Bank, Limited           -        Tokyo Main Office

         The Mitsubishi Bank, Limited       -        Head Office

         The Asahi Bank, Ltd.               -        Head Office

         The Sanwa Bank, Limited            -        Tokyo Main Office

         The Sumitomo Bank, Limited         -        Tokyo Main Office

         The Daiwa Bank, Limited            -        Head Office

         The Tokai Bank, Limited            -        Head Office

         The Hokkaido Takushoku Bank,       -        Head Office
         Limited

         The Bank of Yokohama, Ltd.         -        Head Office

         The Mitsui Trust and Banking       -        Head Office
         Company, Limited

         The Chuo Trust and Banking         -       Head Office
         Company, Limited

         The Norinchukin Bank               -        Head Office

         The Nomura Securities              -        Head Office and
         Co., Ltd.                                   Osaka Branch

         Daiwa Securities Co. Ltd.          -        Head Office and
                                                     Osaka Branch

         The Nikko Securities               -        Head Office and
         Co., Ltd.                                   Osaka Branch

         Yamaichi Securities Company,       -        Head Office and
         Limited                                     Osaka Branch

         KOKUSAI Securities Co., Ltd.       -        Head Office and
                                                     Osaka Branch

         Fuji Securities Co., Ltd.          -        Head Office

         Sakura Securities Co., Ltd.        -        Head Office

(2) The Fuji Bank, Limited shall serve as the representative of the Paying Agents (hereinafter referred to as the "Representative Paying Agent"). In the event that the Representative Paying Agent is unable to perform its duties and functions as such representative or KEPCO intends to terminate its appointment of The Fuji Bank, Limited as the Representative Paying Agent, KEPCO shall appoint a substitute representative from among the other Paying Agents and give public notice thereof in accordance with Condition 31 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Paying Agent so appointed.

(3) The Representative Paying Agent hereby warrants that it is duly authorized by the Paying Agents to enter into this Agreement and to act under this Agreement on their behalf.

(4) Upon giving public notice in accordance with Condition 31 of the Conditions of Bonds and prior notice to the Representative Paying Agent, KEPCO may vary or terminate the appointment of Paying Agents from time to time.

                                   Article 3

(1) KEPCO shall, at least three (3) bank business days in Japan prior to each due date for the payment of principal (including premium, if any) of and/or interest on the Bonds, provide the Head Office of the Representative Paying Agent with the funds necessary for the payment of principal (including premium, if any) of and/or interest on the Bonds due on that date and the commission in respect of such payment as provided in Article 4 of this Agreement.

(2) Any funds provided by KEPCO for the payment of principal (including premium, if any) of and interest on the Bonds, remaining unclaimed at the end of the relevant period of prescription, as well as funds provided by KEPCO for commissions to the Paying Agents in respect of such payment, shall be returned to KEPCO by the Paying Agents through the Representative Paying Agent, upon written request to the Representative Paying Agent by KEPCO.

(3) The Paying Agents shall, upon payment of principal of and/or interest on the Bonds, collect the relevant Bond certificates and/or the relevant interest coupons (or in the case of recorded Bonds, the relevant vouchers and/or the recording receipts) and submit them to the Representative Paying Agent, whereupon the Representative Paying Agent shall submit them to the Representative Commissioned Company for Bondholders as specified in Condition 7 of the Conditions of Bonds.

                                   Article 4

         The commissions to be paid to the Paying Agents by KEPCO for services performed pursuant to this Agreement shall be:

         (a) in case of payment of interest:

                  0.20% of the amount of interest paid; and

         (b) in case of redemption of principal (including premium, if any):

                  0.10% of the principal (including premium, if any) amount of the Bonds redeemed.

                                   Article 5

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department


(2) All notices and communications to the Paying Agents under this Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Fuji Bank, Limited
                  5-5, Otemachi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Operations Services Division

         or if by telex, to:

                  22722 FUJIBANK
                  Attention:  International Operations Services Division

         or if by facsimile, to:

                  81-3-3215-5427
                  Attention:  International Operations Services Division

(3) In case either KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 6

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 7

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 8

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Agreement on the date and at the place hereinabove first written.


                                            KOREA ELECTRIC POWER CORPORATION



                                            By


                                            THE FUJI BANK, LIMITED



                                            By

                                 (Translation)

                                                                    Annex 1

                              CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is(Y)14,500,000,000.

   (2)   The Bonds are issued in two denominations of (Y)100,000 and
         (Y)1,000,000. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3)   The Bonds shall bear interest at the rate of 3.40% per annum.

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR Bondholders") are The Fuji Bank, Limited, The Nippon Credit Bank, Ltd., The Bank of Tokyo, Ltd., The Industrial Bank of Japan, Limited, The Long-Term Credit Bank of Japan, Limited, The Dai-Ichi Kangyo Bank, Limited and The Nomura Trust and Banking Co., Ltd.. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Fuji Bank, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated August 31, 1995 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Fuji Bank, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

     The Fuji Bank, Limited                  -  Head Office and Osaka Branch

     The Nippon Credit Bank, Ltd.            -  Head Office and Osaka Branch

     The Bank of Tokyo, Ltd.                 -  Head Office and Osaka Office

     The Industrial Bank of Japan, Limited   -  Head Office and Osaka Branch

     The Long-Term Credit Bank of
     Japan, Limited                          -  Head Office and Osaka Branch

     The Dai-Ichi Kangyo Bank, Limited       -  Head Office and Osaka Branch

     The Nomura Trust and Banking
     Co., Ltd.                               -  Head Office

     The Sakura Bank, Limited                -  Tokyo Main Office

     The Mitsubishi Bank, Limited            -  Head Office

     The Asahi Bank, Ltd.                    -  Head Office

     The Sanwa Bank, Limited                 -  Tokyo Main Office

     The Sumitomo Bank, Limited              -  Tokyo Main Office

     The Daiwa Bank, Limited                 -  Head Office

     The Tokai Bank, Limited                 -  Head Office

     The Hokkaido Takushoku Bank, Limited    -  Head Office

     The Bank of Yokohama, Ltd.              -  Head Office

     The Mitsui Trust and Banking
     Company, Limited                        -  Head Office

     The Chuo Trust and Banking
     Company, Limited                        -  Head Office

     The Norinchukin Bank                    -  Head Office

     The Nomura Securities Co., Ltd.         -  Head Office and Osaka Branch

     Daiwa Securities Co. Ltd.               -  Head Office and Osaka Branch

     The Nikko Securities Co., Ltd.          -  Head Office and Osaka Branch

     Yamaichi Securities Company, Limited    -  Head Office and Osaka Branch

     KOKUSAI Securities Co., Ltd.            -  Head Office and Osaka Branch

     Fuji Securities Co., Ltd.               -  Head Office

     Sakura Securities Co., Ltd.             -  Head Office

         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Fuji Bank, Limited.

  (12) The Bonds shall bear interest from September 8, 1995, payable semi-annually in arrears on March 7 and September 7 of each year in respect of the six (6) month period to and including each of such dates. The payment of interest for a period of less than six months will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

  (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on September 7, 2005.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount, the denominations and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after September 7, 1996, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from September 7, 1996 to September 6, 1997 at 102.00% of the principal amount;

                      from September 7, 1997 to September 6, 1998 at 101.75% of the principal amount;

                      from September 7, 1998 to September 6, 1999 at 101.50% of the principal amount;

                      from September 7, 1999 to September 6, 2000 at 101.25% of the principal amount;

                      from September 7, 2000 to September 6, 2001 at 101.00% of the principal amount;

                      from September 7, 2001 to September 6, 2002 at 100.75% of the principal amount;

                      from September 7, 2002 to September 6, 2003 at 100.50% of the principal amount;

                      from September 7, 2003 to September 6, 2004 at 100.25% of the principal amount;

                      and

                      on September 7, 2004 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to September 7, 1996, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. The amount equivalent to the face amount of missing unmatured interest coupons shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon may, upon surrender of such missing interest coupon within five (5) years from the date fixed for the redemption of the Bond to which such interest coupon pertained, receive payment of the amount so deducted.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds;
or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or
         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23) (a) If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each (Y)100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of the principal (including premium, if any) of or interest on the Bonds falls on a bank holiday in Japan, such payment shall be made on the bank business day in Japan immediately subsequent thereto. The Bondholders and the holders of interest coupons shall not be entitled to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (31) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                   Annex 2
                                 (Translation)


                                                          (Y)    __________
                                                          No.    ________



                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)





                         Amount         :   (Y)____________
                         Interest Rate  :   3.40% per annum
                         Due September 7, 2005




       This Bond is one of Korea Electric Power Corporation Japanese Yen Bonds
- Fifth Series (1995) in the aggregate principal amount of (Y)14,500,000,000 issued on September 7, 1995 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on September 7, 2005, subject to prior redemption.


                                   September 7, 1995


                                   KOREA ELECTRIC POWER CORPORATION




                                   -------------------------------------------
                                                     President

                         (Facsimile Signature and Seal)


       We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated August 31, 1995.


                                 September 7, 1995


                                 THE FUJI BANK, LIMITED



                                 By:
                                 -----------------------------------------
                                                President



                                 THE NIPPON CREDIT BANK, LTD.



                                 By:
                                 -----------------------------------------
                                          President and Director



                                 THE BANK OF TOKYO, LTD.



                                 By:
                                 -----------------------------------------
                                          President and Director



                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                 By:
                                 -----------------------------------------
                                          President and Director


                                 THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED



                                 By:
                                 -----------------------------------------
                                          President and Director



                                 THE DAI-ICHI KANGYO BANK, LIMITED



                                 By:
                                 -----------------------------------------
                                          President and Director



                                 The Nomura Trust and Banking Co., Ltd.



                                 By:
                                 -----------------------------------------
                                                President


                                     (Facsimile Signatures and Seals)

                                                                    Annex 3

                                 (Translation)


                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)




         S
         e
         m
         i             Interest Coupon of a _______ Yen ((Y)_______) Bond

         A
         n
         n             For(Y)________________________
         u
         a
         l
                       Payable on ________________________
         I
         n
         t
         e             No. ______________________________
         r
         e
         s
         t




                             KOREA ELECTRIC POWER CORPORATION




                             -----------------------------------------------
                                               President

                             (Facsimile Signature)

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

                                  AMENDMENT TO
           THE AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and MIZUHO CORPORATE BANK, LTD., AOZORA BANK, LTD., THE BANK OF TOKYO-MITSUBISHI, LTD., SHINSEI BANK, LIMITED and THE NOMURA TRUST AND BANKING CO., LTD. (hereinafter collectively referred to as the "Commissioned Companies for Bondholders") in connection with the amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as the "Original Agreement") entered into on the 31st day of August, 1995 in connection with the public offering of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Commissioned Companies for Bondholders.

                                   Article 1

         KEPCO and the Commissioned Companies for Bondholders agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by The Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         Text reading "as amended;" shall be added immediately before the text reading "hereinafter referred to as the "Paying Agents Agreement"" and before the text reading "hereinafter referred to as the "Recording Agency Agreement"" in Article 7 of the Original Agreement.

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) KEPCO shall procure that the following legal opinions will have been provided to the Representative Commissioned Company for Bondholders at the time or before the guarantee provided in Article 1, paragraph 2-2 of the Original Agreement as added under Article 1 of this Amendment Agreement (the "Guarantee") becomes effective (provided, however, that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any rights to receive such opinions):

         (a) A legal opinion, in English language, of Law Offices of Bae, Kim & Lee, legal counsel to KEPCO, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders; and

         (b) A legal opinion of Tokyo Aoyama Aoki Law Office, legal counsel to KEPCO in relation to Japanese law, written in Japanese language, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(2) KEPCO acknowledges that, pursuant to a resolution of the Bondholders' meeting concerning the Bonds (approved by the Tokyo District Court on September 30, 2002 and authorized by the Tokyo District Court on
         o , 2002) held on o , 2002, the joint-and-several liability of the six affiliate companies of KEPCO (Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd.) with regard to all of KEPCO's liabilities to the Bondholders in connection with the Bonds shall not be released until the Guarantee becomes effective.

                                   Article 3

(1) All notices and communications to KEPCO relating to this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department


(2) All notices and communications to the Commissioned Companies for Bondholders relating to this Amendment Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Mizuho Corporate Bank, Ltd.
                  3-3, Marunouchi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Corporate Banking Division

         or if by telex, to:

                  J26210 MHCB
                  Attention:  International Corporate Banking Division

         or if by facsimile, to:

                  81-3-3201-3469/6595
                  Attention:  International Corporate Banking Division

(3) If KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give a written notice thereof to the other. All notices and communications hereunder shall be made in English language.

                                   Article 4

         The legal effect of all provisions relating to the Bonds, the exercise and performance thereof by, and the powers and duties of, the Commissioned Companies for Bondholders, are contained herein and shall extend for the benefit of the Bondholders. Copies of this Amendment Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   Article 5

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters that are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both with respect to form and content and to the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 6

         All legal action, if any, against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives all immunity, if any, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under applicable law, KEPCO will submit to such jurisdiction and request that the court exercise such jurisdiction.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan, as the address for the purpose of accepting service of process in Japan in connection with all such action, if any, instituted in Japan, and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 7

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 8

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 9

         This Amendment Agreement is executed in six (6) counterparts in Japanese language with a non-binding English translation attached. Each copy shall be considered to be an original.


         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Amendment Agreement on the date and at the place hereinabove first written.


                                     KOREA ELECTRIC POWER CORPORATION



                                     By______________________________



                                     MIZUHO CORPORATE BANK, LTD.



                                     By______________________________


                                     AOZORA BANK, LTD.



                                     By______________________________


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.



                                     By______________________________


                                     SHINSEI BANK, LIMITED



                                     By______________________________


                                     THE NOMURA TRUST AND BANKING CO., LTD.



                                     By______________________________

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

                                  AMENDMENT TO
                         THE RECORDING AGENCY AGREEMENT

         This Amendment to the Recording Agency Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and MIZUHO CORPORATE BANK, LTD. (hereinafter referred to as the "Recording Agency") in connection with the amendment to the Recording Agency Agreement (hereinafter referred to as the "Original Agreement") entered into on the 31st day of August, 1995 in connection with Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Recording Agency.

                                   Article 1

         KEPCO and the Recording Agency agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 3-2, as indicated below, shall be added after
Article 1, paragraph 3 of the Original Agreement:

         "(3)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO relating to this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency relating to this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Mizuho Corporate Bank, Ltd.
                  3-3, Marunouchi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Corporate Banking Division

         or if by telex, to:

                  J26210 MHCB
                  Attention:  International Corporate Banking Division

         or if by facsimile, to:

                  81-3-3201-3469/6595
                  Attention:  International Corporate Banking Division

(3) If KEPCO or the Recording Agency changes its aforementioned address, it shall give a written notice thereof to the other. All notices and communications hereunder shall be made in English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters that are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both with respect to form and content and to the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 4

         All legal action, if any, against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives all immunity, if any, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under applicable law, KEPCO will submit to such jurisdiction and request that the court exercise such jurisdiction.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan, as the address for the purpose of accepting service of process in Japan in connection with all such action, if any, instituted in Japan, and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agents to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each copy shall be considered to be an original.


         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Amendment Agreement on the date and at the place hereinabove first written.


                        KOREA ELECTRIC POWER CORPORATION



                        By______________________________




                          MIZUHO CORPORATE BANK, LTD.



                        By______________________________

                                 (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                    JAPANESE YEN BONDS - FIFTH SERIES (1995)

                                  AMENDMENT TO
                          THE PAYING AGENTS AGREEMENT

         This Amendment to the Paying Agents Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and MIZUHO CORPORATE BANK, LTD., as representative of the institutions set forth in Article 2 of the Original Agreement (as defined below) (hereinafter referred to as the "Representative Paying Agent") in connection with the amendment to the Paying Agents Agreement (hereinafter referred to as the "Original Agreement") entered into on the 31st day of August, 1995 in connection with Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Representative Paying Agent.

                                   Article 1

         KEPCO and the Representative Paying Agent agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO relating to this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents relating to this Amendment Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed if by registered airmail, to:

                  Mizuho Corporate Bank, Ltd.
                  3-3, Marunouchi 1-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  International Corporate Banking Division

         or if by telex, to:

                  J26210 MHCB
                  Attention:  International Corporate Banking Division

         or if by facsimile, to:

                  81-3-3201-3469/6595
                  Attention:  International Corporate Banking Division

(3) If KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give a written notice thereof to the other. All notices and communications hereunder shall be made in English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters that are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both with respect to form and content and to the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.


                                   Article 4

         All legal action, if any, against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives all immunity, if any, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under applicable law, KEPCO will submit to such jurisdiction and request that the court exercise such jurisdiction.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan, as the addresses for the purpose of accepting service of process in Japan in connection with all such action, if any, instituted in Japan, and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agents to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each copy shall be considered to be an original.


         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Amendment Agreement on the date and at the place hereinabove first written.


                        KOREA ELECTRIC POWER CORPORATION



                        By______________________________




                        MIZUHO CORPORATE BANK, LTD.



                        By______________________________

                                 [Translation]

                            Letter of Guarantee for
                        KOREA ELECTRIC POWER CORPORATION
             JAPANESE YEN BONDS - FIFTH SERIES (1995) (the "Bonds")

 [       ] [      ], [                                                      ]

Mizuho Corporate Bank, Ltd.,
   as the agent of the Bondholders and the Couponholders for the Bonds, and as the agent of the Commissioned Companies for Bondholders for the Bonds, the Representative Paying Agent for the Bonds, and the Recording Agency for the Bonds


         We, The Korea Development Bank, hereby agree to make a guarantee in accordance with the conditions of guarantee set forth in Annex 1 hereto (the "Conditions of Guarantee"). We hereby further agree that copies of this letter may be delivered to all Commissioned Companies for Bondholders and Paying Agents, kept at the Head Office of each of the Commissioned Companies for Bondholders and made available for Bondholder's perusal during its business hours. Terms defined in the Conditions of Guarantee, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

         This letter of guarantee contained herein shall be governed by Japanese law.

         This letter of guarantee is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each counterpart shall be considered to be an original.


                           The Korea Development Bank




                           By______________________________


Agreed and accepted on the same above written.

  Mizuho Corporate Bank, Ltd.



By______________________________

                                                                     EXHIBIT G

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

              AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Agreement with Commissioned Companies for Bondholders (hereinafter referred to as "this Agreement") entered into at Tokyo, Japan on the 21st day of December, 1995 in connection with the public offering of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (such bonds being hereinafter referred to as the "Bonds") by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO"), and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, THE NIPPON CREDIT BANK, LTD., THE FUJI BANK, LIMITED, THE BANK OF TOKYO, LTD., THE NOMURA TRUST AND BANKING CO., LTD. and THE NORINCHUKIN BANK (hereinafter collectively referred to as the "Commissioned Companies for Bondholders").


              Chapter I. Commission for the Benefit of Bondholders

                                    Article 1

(1) Pursuant to lawful authorization, KEPCO will issue the Bonds in the aggregate principal amount of Ten Billion Japanese Yen
         (Yen 10,000,000,000). Pursuant to the provisions in this Agreement, KEPCO hereby commissions the Commissioned Companies for Bondholders to obtain the payment under the Bonds, to preserve the rights of the holders of the Bonds (hereinafter referred to as the "Bondholders") under the Bonds and to deal with other administrative activities concerning the Bonds for the Bondholders, and the Commissioned Companies for Bondholders hereby accept jointly such commission (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided for in this Agreement).

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.
                                    Article 2

(1) The Commissioned Companies for Bondholders shall have powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or the preservation of the rights of Bondholders under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders provided for in the Conditions of Bonds and this Agreement (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided in the Conditions of Bonds and this Agreement).

(2) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement impartially and in good faith for the Bondholders.

(3) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement with the care of the good manager to the Bondholders.

(4) The Bond certificates shall bear the undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in the Conditions of Bonds in accordance with this Agreement, and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

(5) The Long-Term Credit Bank of Japan, Limited shall serve as the representative of the Commissioned Companies for Bondholders (hereinafter referred to as the "Representative Commissioned Company for Bondholders"). The Representative Commissioned Company for Bondholders shall perform the duties and functions of the Representative Commissioned Company for Bondholders provided for in the Conditions of Bonds and this Agreement, handle the administrative matters regarding the duties and functions to be performed jointly by the Commissioned Companies for Bondholders under the Conditions of Bonds and this Agreement, and also give advice from time to time to KEPCO during the term of the Bonds regarding matters related to the Bonds.

(6) In the event that the Representative Commissioned Company for Bondholders is unable to discharge its duties as such representative, KEPCO will appoint a substitute representative among the other Commissioned Companies for Bondholders and give public notice thereof in accordance with Condition 32 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Commissioned Company for Bondholders so appointed.

                                    Article 3

(1) Subject to the filing with the Minister of Finance of Japan of a supplemental document to the shelf registration statement (together with the reference documents pertaining thereto, hereinafter collectively referred to as the "Supplemental Document") concerning the public offering of the Bonds under the shelf registration statement (hereinafter referred to as the "Shelf Registration Statement") filed on June 24, 1994 by KEPCO with the Minister of Finance of Japan pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended) (hereinafter referred to as the "Securities and Exchange Law"), the Bonds will be offered to the public at a price equal to 100 percent of the principal amount thereof (hereinafter referred to as the "Issue Price").

(2)      KEPCO shall, but only upon fulfillment of the conditions contained in
         Article 8 of this Agreement, receive as the proceeds of the Bonds the Net Subscription Money as defined in Article 2 of the Subscription Agreement (hereinafter referred to as the "Subscription Agreement") of December 21, 1995 between KEPCO and The Nomura Securities Co., Ltd. (hereinafter referred to as the "Lead Manager") and other managers (hereinafter referred to as the "Managers") named therein from the Managers through the Lead Manager, at the account of KEPCO with the Representative Commissioned Company for Bondholders at its Head Office, Tokyo, Japan on January 10, 1996 (hereinafter referred to as the "Payment Date").

(3) The Commissioned Companies for Bondholders shall confirm the receipt of the Net Subscription Money specified in Article 3(2) of this Agreement.

                                    Article 4

(1) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO, at the issuance of the Bonds, prepare and deliver the Bond certificates and interest coupons in accordance with this Agreement; provided however that the Representative Commissioned Company for Bondholders is not required to prepare the Bond certificates and interest coupons for the Bonds which have been applied for recording at the issuance of the Bonds in written form (hereinafter referred to as the "Application Form of the Initial Subscribers for Recorded Bonds").

(2) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO shall accept the Application Form of the Initial Subscribers for Recorded Bonds.

(3) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO fill in the principal amount of the Bonds to be recorded, the denomination of and the serial numbers of the Bond certificates to be issued upon the request for derecording by the Bondholders, and other necessary matters on the Application Form of the Initial Subscribers for Recorded Bonds received by the Representative Commissioned
         Company for Bondholders on behalf of KEPCO pursuant to Article 4(2) of this Agreement, and shall forward such applications to the recording agency for the Bonds (hereinafter referred to as the "Recording Agency") specified in Condition 9 of the Conditions of Bonds.

                                    Article 5

         The registration book for the Bonds (hereinafter referred to as the "Registration Book") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at its Head Office. The Representative Commissioned Company for Bondholders shall without delay enter or amend the necessary items in the Registration Book whenever any event occurs which necessitates such an entry or amendment to the items in the Registration Book after the issuance of the Bonds.

                                    Article 6

(1) KEPCO shall, as soon as possible after filing of the Supplemental Document with the Minister of Finance of Japan, furnish each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with copies of the Supplemental Document and the Shelf Registration Statement including any amendments thereto (if any) with respect to the Bonds.

(2) During the term of the Bonds, KEPCO shall provide each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with a copy of any and all public documents which KEPCO may file with the relevant authorities of the Government of Japan with respect to the Bonds and any other public documents which the Representative Commissioned Company for Bondholders may reasonably request from time to time in writing.

                                    Article 7

         KEPCO hereby represents and warrants to the Commissioned Company for Bondholders that (i) the issue of the Bonds has been duly authorized,
(ii) the amount of the issue of the Bonds is within the amount so authorized, (iii) neither the authorization for the issue of the Bonds, the issue of the Bonds, the issue and delivery of the Bond certificates and interest coupons, the performance by KEPCO of its obligations in accordance with the Conditions of Bonds, nor the execution, delivery or performance by KEPCO of this Agreement, the Subscription Agreement, the Paying Agents Agreement relating to the Bonds of December 21, 1995 between KEPCO and the Representative Paying Agent (hereinafter referred to as the "Representative Paying Agent") referred to in Condition 11 of the Conditions of Bonds (hereinafter referred to as the "Paying Agents Agreement") and the Recording Agency Agreement relating to the Bonds of December 21, 1995 between KEPCO and the Recording Agency (hereinafter referred to as the "Recording Agency Agreement") is inconsistent with any provision of any statutes or other laws of the Republic of Korea (including the Korea Electric Power Corporation Act) or any agreements to which KEPCO is a party or by which KEPCO is bound, (iv) no event specified in Condition 23 of the Conditions of Bonds or no event which would, with the passing of time or the giving of notice or both, constitute an event specified in Condition 23 of the Conditions of Bonds has occurred and is continuing, and (v) there are no litigation, arbitration or administrative proceedings pending against KEPCO which may have a material adverse effect on the financial position or results of operations of KEPCO.

                                    Article 8

         The Commissioned Companies for Bondholders' obligations to KEPCO hereunder shall arise subject to the following conditions (provided that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any such conditions (except for paragraph (2) below)):

(1) The representations and warranties of KEPCO provided in Article 7 of this Agreement are true and correct on the Payment Date as if made on that date.

(2) The shelf registration (the "Shelf Registration") effected through the Shelf Registration Statement under the Securities and Exchange Law shall remain effective from the date of this Agreement to and including the Payment Date, the Supplemental Document shall have been filed with the Minister of Finance of Japan by KEPCO and has not been withdrawn, and no notice of a hearing from which an order suspending the effectiveness of the Shelf Registration may result has been given on or before the Payment Date.

(3) On the Payment Date, the Representative Commissioned Company for Bondholders shall have been furnished with a legal opinion in the English language of Kim & Chang, legal counsel to KEPCO, dated the Payment Date and addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(4) On the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with the legal opinion of Shimazaki International Law Office, legal counsel in relation to Japanese law written in the Japanese language, addressed to the Commissioned Companies for Bondholders dated the Payment Date and in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(5) On the Payment Date the Representative Commissioned Company for Bond-holders shall have been furnished with a certificate of an authorized officer of KEPCO to the effect that the matters as to which the representations and warranties of KEPCO are given in Article 7 of this Agreement are true and correct as of Payment Date.

(6) On or prior to the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with such certificates and other documents which the Commissioned Companies for Bondholders may reasonably request from time to time.

                                    Article 9

(1) The Commissioned Companies for Bondholders may terminate this Agreement prior to the receipt of the Net Subscription Money as provided in
         Article 3(2) of this Agreement and upon notice to KEPCO (in the case of (i) or (iii) below after consultation with KEPCO, if practicable), should any of the following events has occurred. A copy of such notice of termination shall be delivered to the Lead Manager simultaneously:

         (i) there is a reasonable ground to believe that the success of the offering of the Bonds may be materially and adversely affected by a substantial change in the international or national political, economic, financial or monetary conditions which has occurred after the date of this Agreement;

         (ii) any of the conditions set forth in Article 8 hereof has not been satisfied and such satisfaction has not been waived; or

         (iii) the performance of this Agreement has become impossible or extremely difficult because of force majeure.

(2) This Agreement shall also be automatically terminated if the Subscription Agreement is terminated prior to the receipt of the Net Subscription Money above-mentioned.

(3) If this Agreement is terminated, both KEPCO and the Commissioned Companies for Bondholders shall be relieved from all obligations arising under this Agreement after the termination, except that KEPCO shall reimburse the Representative Commissioned Company for Bondholders for such out-of-pocket expenses as have been reasonably incurred by the Representative Commissioned Company for Bondholders within the limit prescribed in Article 18(2) of this Agreement.

                                   Article 10

         KEPCO covenants that until all the Bonds shall have been redeemed KEPCO shall provide the documents below to the Representative Commissioned Company for Bondholders as soon as may be practicable:

(1) a notice, without delay after KEPCO becomes aware of the occurrence, in writing addressed to the Commissioned Companies for Bondholders of the occurrence of any event set forth in Condition 23 of the Conditions of Bonds; and

(2) such information as the Commissioned Companies for Bondholders may reasonably require for the purpose of the discharge of duties, powers, authorities and discretions vested in them hereunder or by operation of law.

                                   Article 11

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver the Bond certificates and interest coupons through the Recording Agency in accordance with this Agreement, upon the request of the Bondholders to derecord the recorded Bonds to the Recording Agency and to deliver the Bond certificates through the Recording Agency.

(2) The Representative Commissioned Company for Bondholders shall charge the applicant therefor the necessary expenses related to the procedures in Article 11(1) of this Agreement.

                                   Article 12

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons pursuant to this Agreement, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court.

(2) If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificates to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate.

(3) If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons.

(4) All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

                                   Article 13

(1) In order to cancel the Bonds which have been purchased by KEPCO pursuant to Condition 16 of the Conditions of Bonds, KEPCO may deliver to the Representative Commissioned Company for Bondholders for cancellation any Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date (as defined in the Conditions of Bonds) shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders after such date.

(2) The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled pursuant to Article 13(1) of this Agreement.

                                   Article 14

(1) When the payment of the principal (including premium, if any) of and/or interest on the Bonds is made, KEPCO shall pay such amount pursuant to
         Article 3(1) of the Paying Agents Agreement to the Representative Paying Agent.

(2) The Commissioned Companies for Bondholders shall confirm that the Representative Paying Agent has received the funds for the payment pursuant to Article 14(1) of this Agreement.

                                   Article 15

(1) The Representative Commissioned Company for Bondholders shall collect and forward to the Recording Agency recording receipts in respect of recorded Bonds which have been redeemed (including the recording receipts and documents necessary for the procedure of the recording of such recorded Bonds, if any, delivered by KEPCO for cancellation).

(2) The Representative Commissioned Company for Bondholders shall without delay confirm and collect Bond certificates redeemed (including the Bond certificates presented by KEPCO for cancellation), interest coupons appertaining thereto, and/or paid interest coupons as well as vouchers in respect of principal and/or interest payments on recorded Bonds, and shall forthwith destroy them.

(3) The functions of the Representative Commissioned Company for Bondholders pursuant to Article 15(2) of this Agreement shall include, but without limitation, the examination of paid Bond certificates, etc., the reconciliation of the funds paid for principal (including premium, if any) of and/or interest on the Bonds with the paid Bond certificates, etc. and the entry of the serial numbers of the paid Bond certificates, etc. in the Registration Book.

(4) The Representative Commissioned Company for Bondholders shall furnish KEPCO with a certificate as to such destruction as provided in Article 15(2) of this Agreement and a list of the serial numbers of the Bond certificates so destroyed.


                            Chapter II. Issuing Agent

                                   Article 16

(1) KEPCO shall and hereby does commission the Representative Commissioned Company for Bondholders to handle the following administrative affairs regarding the issuance of the Bonds:

         (i) the receipt of the proceeds as provided in Article 3(2) of this Agreement;

         (ii) the preparation and delivery of the Bond certificates and interest coupons as provided in Article 4(1) of this Agreement;

         (iii) the handling of the Application Form of the Initial Subscribers for Recorded Bonds as provided in Articles 4(2) and 4(3) of this Agreement;

         (iv)     the preparation of the Registration Book as provided in
                  Article 5 of this Agreement; and

         (v) other necessary services determined on the basis of consultation between KEPCO and the Representative Commissioned Company for Bondholders.

(2) The Representative Commissioned Company for Bondholders shall not bear responsibility for any loss or damage arising from any accident which impedes the performance of the services as provided in Article 16(1) of this Agreement due to force majeure.


                           Chapter III. Miscellaneous

                                   Article 17

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Commissioned Company for Bondholders under this Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department

(3) In case either KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 18

(1)      (i)      KEPCO shall pay to the Commissioned Companies for
                  Bondholders on the Payment Date through the Representative
                  Commissioned Company for Bondholders an amount equal to 0.04 percent of the aggregate principal amount of the Bonds as a commission for the services which have been commissioned in this Agreement (including administrative affairs provided for in Article 16(1) of this Agreement). KEPCO shall not be concerned with the apportionment of such payments among the Commissioned Companies for Bondholders or the payment of them to others.

         (ii) Upon receipt of an itemized statement, KEPCO shall pay to the Representative Commissioned Company for Bondholders the reasonable compensation agreed upon with the Representative Commissioned Company for Bondholders for its services to be rendered in accordance with Article 15 of this Agreement.

(2) Upon receipt of an itemized statement, KEPCO shall reimburse the Representative Commissioned Company for Bondholders for all customary expenses incurred by the Representative Commissioned Company for Bondholders in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Paying Agents Agreement and the Recording Agency Agreement (including, without limitation, reasonable travelling and other expenses incurred by the Representative Commissioned Company for Bondholders), (ii) the preparation of the Bond certificates and interest coupons, (iii) giving public notice relating to the Bonds, (iv) preparing and maintaining the Registration Book and
         (v) the administrative matters related to the Bonds and other duties and functions provided in this Agreement, and for any other expenses incurred by the Representative Commissioned Company for Bondholders with the prior consent of KEPCO.

                                   Article 19

         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Agreement shall extend for the benefit of the Bondholders. Copies of this Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   Article 20

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 21

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 22

         This Agreement is executed in seven (7) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Agreement on the date and at the place hereinabove first written.


                                     KOREA ELECTRIC POWER CORPORATION



                                     By ____________________________________


                                     THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LIMITED


                                     By ____________________________________


                                     THE NIPPON CREDIT BANK, LTD.


                                     By ____________________________________


                                     THE FUJI BANK, LIMITED


                                     By ____________________________________


                                     THE BANK OF TOKYO, LTD.


                                     By ____________________________________


                                     THE NOMURA TRUST AND BANKING CO., LTD.


                                     By ____________________________________


                                     THE NORINCHUKIN BANK


                                     By ____________________________________

                                                                       Annex 1
                                  (Translation)


                               CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is Yen 10,000,000,000.

   (2) The Bonds are issued in the denomination of Yen 500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3) Each Bond shall bear interest at the rate of 3.80% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Yen 75.20 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd. and The Norinchukin Bank. The representative of the Commissioned Companies for Bondholders (the "Representative Commissioned Company for Bondholders") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated December 21, 21, 1995 between KEPCO and the Commissioned Companies for Bondholders
         (the "Agreement with Commissioned Companies for Bondholders") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "Recording Agency") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "Registration Book") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:


         The Long-Term Credit Bank of
         Japan, Limited                                    -  Head Office and Osaka Branch

         The Nippon Credit Bank, Ltd.                      -  Head Office and Osaka Branch

         The Fuji Bank, Limited                            -  Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.                           -  Head Office and Osaka Office

         The Nomura Trust and Banking
         Co., Ltd.                                         -  Head Office

         The Norinchukin Bank                              -  Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited                 -  Head Office

         The Sakura Bank, Limited                          -  Tokyo Main Office

         The Mitsubishi Bank, Limited                      -  Head Office

         The Asahi Bank, Ltd.                              -  Head Office

         The Sanwa Bank, Limited                           -  Tokyo Main Office

         The Sumitomo Bank, Limited                        -  Tokyo Main Office

         The Daiwa Bank, Limited                           -  Head Office

         The Tokai Bank, Limited                           -  Head Office

         The Hokkaido Takushoku Bank, Limited              -  Head Office

         The Industrial Bank of Japan, Limited             -  Head Office

         The Bank of Yokohama, Ltd.                        -  Head Office

         The Mitsui Trust and Banking
         Company, Limited                                  -  Head Office

         The Chuo Trust and Banking
         Company, Limited                                  -  Head Office

         The Nomura Securities Co., Ltd.                   -  Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.                         -  Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.                    -  Head Office and Osaka Branch

         Yamaichi Securities Company, Limited              -  Head Office and Osaka Branch

         KOKUSAI Securities Co., Ltd.                      -  Head Office and Osaka Branch

         Lehman Brothers Japan Inc.                        -  Tokyo Branch

         Merrill Lynch Japan Incorporated                  -  Tokyo Branch

         The representative of the Paying Agents (the "Representative Paying Agent") is The Long-Term Credit Bank of Japan, Limited.

  (12) The Bonds shall bear interest from and including January 11, 1996. Interest shall be payable annually in arrears in the amount of A$252.65 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$53.29 per Bond in respect of the period from and including January 11, 1996 to and including March 27, 1996 and that the last interest payable on January 10, 2006 shall be A$200.04 per Bond in respect of the period from and including March 28, 2005 to and including January 10, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen
         (14) days after receipt of such funds by the Representative Paying
         Agent.

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

   (15) The Bonds shall be redeemed at a price equal to their principal amount on January 10, 2006.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from March 27, 1997 to March 26, 1998 at
                      102.00% of the principal amount;

                      from March 27, 1998 to March 26, 1999 at
                      101.75% of the principal amount;

                      from March 27, 1999 to March 26, 2000 at
                      101.50% of the principal amount;

                      from March 27, 2000 to March 26, 2001 at
                      101.25% of the principal amount;

                      from March 27, 2001 to March 26, 2002 at
                      101.00% of the principal amount;

                      from March 27, 2002 to March 26, 2003 at
                      100.75% of the principal amount;

                      from March 27, 2003 to March 26, 2004 at
                      100.50% of the principal amount;

                      from March 27, 2004 to March 26, 2005 at
                      100.25% of the principal amount;

                      and

                      on March 27, 2005 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen
         (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

(20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders.
         Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23)   (a)    If KEPCO shall default in the payment of the principal
                (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.
         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

  (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                    Annex 2

                                  (Translation)


                                                                Yen 500,000
                                                                No. ________



                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)





                         Amount         :   Yen 500,000
                         Interest Rate  :   3.80% per annum
                         Due January 10, 2006




       This Bond is one of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) in the aggregate principal amount of Yen 10,000,000,000 issued on January 10, 1996 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on January 10, 2006, subject to prior redemption.


                                           January 10, 1996


                                           KOREA ELECTRIC POWER CORPORATION




                                          -------------------------------------
                                                      President

                                             (Facsimile Signature and Seal)

       We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated December 21, 1995.


                                        January 10, 1996


                                        THE LONG-TERM CREDIT BANK
                                        OF JAPAN, LIMITED



                                        By:_______________________________
                                              President and Director



                                        THE NIPPON CREDIT BANK, LTD.



                                        By:_______________________________
                                              President and Director




                                        THE FUJI BANK, LIMITED



                                        By:_______________________________
                                                  President




                                        THE BANK OF TOKYO, LTD.



                                        By:_______________________________
                                              President and Director




                                        THE NOMURA TRUST AND BANKING CO., LTD.



                                        By:_______________________________
                                                  President




                                        THE NORINCHUKIN BANK


                                        By:_______________________________
                                                  President



                                         (Facsimile Signatures and Seals)

                                                                    Annex 3

                                  (Translation)


                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)




         A
         n                        Interest Coupon of Yen 500,000 Bond
         n
         u
         a
         l                        For A$252.65(Note)

         I
         n
         t                        Payable on March 27, ____(Note)
         e
         r
         e
         s                        No. _____________________
         t




                                            KOREA ELECTRIC POWER CORPORATION





                                            By:_______________________________
                                                       President

                                                  (Facsimile Signature)


(Note) The amount of the first interest payable on March 27, 1996 shall be A$53.29 and the last interest shall be payable on January 10, 2006, amounting to A$200.04.

================================================================================
================================================================================



                               (Translation)

                      KOREA ELECTRIC POWER CORPORATION
                           REVERSE DUAL CURRENCY
         JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                         RECORDING AGENCY AGREEMENT

         This Recording Agency Agreement (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 21st day of December, 1995 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED (hereinafter referred to as the "Recording Agency").

                                 Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) in the aggregate principal amount of Ten Billion Japanese Yen (Yen10,000,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The Recording Agency shall handle the recording of the Bonds by obtaining the designation of the competent Ministers of the Japanese Government in accordance with Article 1, Paragraph 1,
         Item 2 and Article 12 of the Ordinance Concerning the Enforcement of the Law on Recording of Bonds, etc. (Imperial Ordinance No. 409 of 1942, as amended).

(3) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

                                 Article 2

         The Recording Agency shall perform its duties and functions (including the duties and functions of the Recording Agency specified in the Conditions of Bonds) of a recording agency specified in the Law on Recording of Bonds, etc. (Law No. 11 of 1942, as amended) and ordinances and regulations pertaining thereto.

                                 Article 3

         The commissions to be paid to the Recording Agency by KEPCO for services performed pursuant to this Agreement shall be:





         (a)      Initial subscribers recording commission:

                  0.08% of the aggregate principal amount of Bonds recorded at the request of initial subscribers thereto at the time of initial issuance of the Bonds, which commission shall be paid by KEPCO on or before February 29, 1996.

         (b)      Interest payment voucher handling commission:

                  Forty Yen (Yen40) for each handling of an interest payment voucher, which commission shall be paid by KEPCO on or before March 27 of each year and January 10, 2006 upon request of the Recording Agency by presentation to KEPCO of an itemized statement for services rendered.

                                 Article 4

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department





         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department

(3) In case either KEPCO or the Recording Agency changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                 Article 5

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                 Article 6

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                 Article 7

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Agreement on the date and at the place hereinabove first written.


                                            KOREA ELECTRIC POWER CORPORATION



                                            By ________________________________



                                            THE LONG-TERM CREDIT BANK OF
                                            JAPAN, LIMITED


                                            By ________________________________

                                                                    Annex 1

                               (Translation)


                            CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is Yen 10,000,000,000.

   (2) The Bonds are issued in the denomination of Yen 500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3) Each Bond shall bear interest at the rate of 3.80% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Yen75.20 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five
         (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd. and The Norinchukin Bank. The representative of the Commissioned Companies for Bondholders (the "Representative Commissioned Company for Bondholders") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated December 21, 1995 between KEPCO and the Commissioned Companies for Bondholders (the "Agreement with Commissioned Companies for Bondholders") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "Recording Agency") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "Registration Book") shall be prepared and maintained by the Representative
         Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Long-Term Credit Bank of
         Japan, Limited                                    -  Head Office and Osaka Branch

         The Nippon Credit Bank, Ltd.                      -  Head Office and Osaka Branch

         The Fuji Bank, Limited                            -  Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.                           -  Head Office and Osaka Office

         The Nomura Trust and Banking
         Co., Ltd.                                         -  Head Office

         The Norinchukin Bank                              -  Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited                 -  Head Office

         The Sakura Bank, Limited                          -  Tokyo Main Office

         The Mitsubishi Bank, Limited                      -  Head Office

         The Asahi Bank, Ltd.                              -  Head Office

         The Sanwa Bank, Limited                           -  Tokyo Main Office

         The Sumitomo Bank, Limited                        -  Tokyo Main Office

         The Daiwa Bank, Limited                           -  Head Office

         The Tokai Bank, Limited                           -  Head Office

         The Hokkaido Takushoku Bank, Limited              -  Head Office

         The Industrial Bank of Japan, Limited             -  Head Office

         The Bank of Yokohama, Ltd.                        -  Head Office

         The Mitsui Trust and Banking
         Company, Limited                                  -  Head Office

         The Chuo Trust and Banking
         Company, Limited                                  -  Head Office

         The Nomura Securities Co., Ltd.                   -  Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.                         -  Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.                    -  Head Office and Osaka Branch

         Yamaichi Securities Company, Limited              -  Head Office and Osaka Branch

         KOKUSAI Securities Co., Ltd.                      -  Head Office and Osaka Branch

         Lehman Brothers Japan Inc.                        -  Tokyo Branch

         Merrill Lynch Japan Incorporated                  -  Tokyo Branch

         The representative of the Paying Agents (the "Representative
         Paying Agent") is The Long-Term Credit Bank of Japan, Limited.

  (12) The Bonds shall bear interest from and including January 11, 1996. Interest shall be payable annually in arrears in the amount of A$252.65 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$53.29 per Bond in respect of the period from and including January 11, 1996 to and including March 27, 1996 and that the last interest payable on January 10, 2006 shall be A$200.04 per Bond in respect of the period from and including March 28, 2005 to and including January 10, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

   (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on January 10, 2006.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from March 27, 1997 to March 26, 1998 at
                      102.00% of the principal amount;

                      from March 27, 1998 to March 26, 1999 at
                      101.75% of the principal amount;

                      from March 27, 1999 to March 26, 2000 at
                      101.50% of the principal amount;

                      from March 27, 2000 to March 26, 2001 at
                      101.25% of the principal amount;

                      from March 27, 2001 to March 26, 2002 at
                      101.00% of the principal amount;

                      from March 27, 2002 to March 26, 2003 at
                      100.75% of the principal amount;

                      from March 27, 2003 to March 26, 2004 at
                      100.50% of the principal amount;

                      from March 27, 2004 to March 26, 2005 at
                      100.25% of the principal amount;

                      and

                      on March 27, 2005 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

(21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

(22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen
         (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

(23)     (a)    If KEPCO shall default in the payment of the principal
                (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds;
                or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders.

         The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.

         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

  (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

================================================================================
================================================================================




                               (Translation)

                      KOREA ELECTRIC POWER CORPORATION
                           REVERSE DUAL CURRENCY
         JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                          PAYING AGENTS AGREEMENT

         THIS PAYING AGENTS AGREEMENT (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 21st day of December, 1995 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, as representative of the institutions set forth in Article 2 of this Agreement (hereinafter collectively referred to as the "Paying Agents").

                                 Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) in the aggregate principal amount of Ten Billion Japanese Yen (Yen 10,000,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

                                 Article 2

(1) The Paying Agents are hereby appointed by KEPCO to pay the principal (including premium, if any) of and interest on the Bonds on behalf of KEPCO in accordance with the provisions of this Agreement. Such payments shall be made at any of the following places in Japan:

         The Long-Term Credit Bank          -        Head Office and
         of Japan, Limited                           Osaka Branch

         The Nippon Credit Bank, Ltd.       -        Head Office and
                                                     Osaka Branch

         The Fuji Bank, Limited             -        Head Office and
                                                     Osaka Branch

         The Bank of Tokyo, Ltd.            -        Head Office and
                                                     Osaka Office

         The Nomura Trust and Banking       -        Head Office
         Co., Ltd.

         The Norinchukin Bank               -        Head Office and
                                                     Osaka Branch

         The Dai-Ichi Kangyo Bank,          -        Head Office
         Limited

         The Sakura Bank, Limited           -        Tokyo Main Office

         The Mitsubishi Bank, Limited       -        Head Office

         The Asahi Bank, Ltd.               -        Head Office

         The Sanwa Bank, Limited            -        Tokyo Main Office

         The Sumitomo Bank, Limited         -        Tokyo Main Office

         The Daiwa Bank, Limited            -        Head Office

         The Tokai Bank, Limited            -        Head Office

         The Hokkaido Takushoku Bank,       -        Head Office
         Limited

         The Industrial Bank                -        Head Office
         of Japan, Limited

         The Bank of Yokohama, Ltd.         -        Head Office

         The Mitsui Trust and Banking       -        Head Office
         Company, Limited

         The Chuo Trust and Banking         -        Head Office
         Company, Limited

         The Nomura Securities              -        Head Office and
         Co., Ltd.                                   Osaka Branch

         Daiwa Securities Co. Ltd.          -        Head Office and
                                                     Osaka Branch

         The Nikko Securities Co.,Ltd.      -        Head Office and
                                                     Osaka Branch

         Yamaichi Securities                -        Head Office and
         Company, Limited                            Osaka Branch

         KOKUSAI Securities Co., Ltd.       -        Head Office and
                                                     Osaka Branch

         Lehman Brothers Japan Inc.         -        Tokyo Branch

         Merrill Lynch Japan                -        Tokyo Branch
         Incorporated

(2) The Long-Term Credit Bank of Japan, Limited shall serve as the representative of the Paying Agents (hereinafter referred to as the "Representative Paying Agent"). In the event that the Representative Paying Agent is unable to perform its duties and functions as such representative or KEPCO intends to terminate its appointment of The Long-Term Credit Bank of Japan, Limited as the Representative Paying Agent, KEPCO shall appoint a substitute representative from among the other Paying Agents and give public notice thereof in accordance with Condition 32 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Paying Agent so appointed.

(3) The Representative Paying Agent hereby warrants that it is duly authorized by the Paying Agents to enter into this Agreement and to act under this Agreement on their behalf.

(4) Upon giving public notice in accordance with Condition 32 of the Conditions of Bonds and prior notice to the Representative Paying Agent, KEPCO may vary or terminate the appointment of Paying Agents from time to time.

                                 Article 3

(1) KEPCO shall, at least three (3) bank business days in Japan prior to each due date for the payment of principal (including premium, if any) of and/or interest on the Bonds, provide the Head Office of the Representative Paying Agent with the funds necessary for the payment of principal in Japanese yen (including premium, if any) of and/or interest in Australian dollars on the Bonds due on that date and the commission in the respective currency due in respect of such payment as provided in Article 4 of this Agreement.

(2) Any funds provided by KEPCO for the payment of principal in Japanese yen (including premium, if any) of and interest in Australian dollars on the Bonds, remaining unclaimed at the end of the relevant period of prescription, as well as funds provided by KEPCO for commissions in the respective currency to the Paying Agents in respect of such payment, shall be returned to KEPCO by the Paying Agents through the Representative Paying Agent, upon written request to the Representative Paying Agent by KEPCO.

(3) The Paying Agents shall, upon payment of principal of and/or interest on the Bonds, collect the relevant Bond certificates and/or the relevant interest coupons (or in the case of recorded Bonds, the relevant vouchers and/or the recording receipts) and submit them to the Representative Paying Agent, whereupon the Representative Paying Agent shall submit them to the Representative Commissioned Company for Bondholders as specified in Condition 7 of the Conditions of Bonds.

                                 Article 4

         The commissions in the respective currency to be paid to the Paying Agents by KEPCO for services performed pursuant to this Agreement shall be:

         (a)  in case of payment of interest:

              0.10% of the amount in Australian dollars of interest paid; and

         (b)  in case of redemption of principal (including premium, if any):

              0.10% of the principal amount in Japanese yen (including the amount of premium, if any) of the Bonds redeemed.

                                 Article 5

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department
E>

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department

(3) In case either KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                 Article 6

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                 Article 7

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                 Article 8

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Agreement on the date and at the place hereinabove first written.


                                        KOREA ELECTRIC POWER CORPORATION



                                        By___________________________________



                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LIMITED


                                        By___________________________________

                                                                        Annex 1

                               (Translation)


                            CONDITIONS OF BONDS



         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is Yen 10,000,000,000.

   (2) The Bonds are issued in the denomination of Yen 500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3) Each Bond shall bear interest at the rate of 3.80% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Yen 75.20 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five
         (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "Commissioned Companies for Bondholders") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd. and The Norinchukin Bank. The representative of the Commissioned Companies for Bondholders (the "Representative Commissioned Company for Bondholders") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated December 21, 1995 between KEPCO and the Commissioned Companies for Bondholders (the "Agreement with Commissioned Companies for Bondholders") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "Recording Agency") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "Registration Book") shall be prepared and maintained by the Representative
         Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "Paying Agents") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Long-Term Credit Bank of                      -  Head Office and
         Japan, Limited                                       Osaka Branch

         The Nippon Credit Bank, Ltd.                      -  Head Office and
                                                              Osaka Branch

         The Fuji Bank, Limited                            -  Head Office and
                                                              Osaka Branch

         The Bank of Tokyo, Ltd.                           -  Head Office and
                                                              Osaka Office

         The Nomura Trust and Banking                      -  Head Office
         Co., Ltd.

         The Norinchukin Bank                              -  Head Office and
                                                              Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited                 -  Head Office

         The Sakura Bank, Limited                          -  Tokyo Main Office

         The Mitsubishi Bank, Limited                      -  Head Office

         The Asahi Bank, Ltd.                              -  Head Office

         The Sanwa Bank, Limited                           -  Tokyo Main Office

         The Sumitomo Bank, Limited                        -  Tokyo Main Office

         The Daiwa Bank, Limited                           -  Head Office

         The Tokai Bank, Limited                           -  Head Office

         The Hokkaido Takushoku Bank, Limited              -  Head Office

         The Industrial Bank of Japan, Limited             -  Head Office

         The Bank of Yokohama, Ltd.                        -  Head Office

         The Mitsui Trust and Banking
         Company, Limited                                  -  Head Office

         The Chuo Trust and Banking
         Company, Limited                                  -  Head Office

         The Nomura Securities Co., Ltd.                   -  Head Office and
                                                              Osaka Branch

         Daiwa Securities Co. Ltd.                         -  Head Office and
                                                              Osaka Branch

         The Nikko Securities Co., Ltd.                    -  Head Office and
                                                              Osaka Branch

         Yamaichi Securities Company, Limited              -  Head Office and
                                                              Osaka Branch

         KOKUSAI Securities Co., Ltd.                      -  Head Office and
                                                              Osaka Branch

         Lehman Brothers Japan Inc.                        -  Tokyo Branch

         Merrill Lynch Japan Incorporated                  -  Tokyo Branch

         The representative of the Paying Agents (the "Representative Paying Agent") is The Long-Term Credit Bank of Japan, Limited.

  (12) The Bonds shall bear interest from and including January 11, 1996. Interest shall be payable annually in arrears in the amount of A$252.65 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$53.29 per Bond in respect of the period from and including January 11, 1996 to and including March 27, 1996 and that the last interest payable on January 10, 2006 shall be A$200.04 per Bond in respect of the period from and including March 28, 2005 to and including January 10, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "Interest Payment Date".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

   (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on January 10, 2006.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from March 27, 1997 to March 26, 1998 at
                      102.00% of the principal amount;

                      from March 27, 1998 to March 26, 1999 at
                      101.75% of the principal amount;

                      from March 27, 1999 to March 26, 2000 at
                      101.50% of the principal amount;

                      from March 27, 2000 to March 26, 2001 at
                      101.25% of the principal amount;

                      from March 27, 2001 to March 26, 2002 at
                      101.00% of the principal amount;

                      from March 27, 2002 to March 26, 2003 at
                      100.75% of the principal amount;

                      from March 27, 2003 to March 26, 2004 at
                      100.50% of the principal amount;

                      from March 27, 2004 to March 26, 2005 at
                      100.25% of the principal amount;

                      and

                      on March 27, 2005 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least pari passu in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23)   (a)     If KEPCO shall default in the payment of the principal
                (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

  (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders.

         The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.

         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

  (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

  (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                       Annex 2

                               (Translation)


                                                                 Yen 500,000
                                                                 No. ________



                       KOREA ELECTRIC POWER CORPORATION
                             REVERSE DUAL CURRENCY
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)





                         Amount         :   Yen 500,000
                         Interest Rate  :   3.80% per annum
                         Due January 10, 2006




       This Bond is one of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) in the aggregate principal amount of Yen 10,000,000,000 issued on January 10, 1996 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on January 10, 2006, subject to prior redemption.


                                          January 10, 1996


                                          KOREA ELECTRIC POWER CORPORATION




                                          ------------------------------------
                                                     President

                                          (Facsimile Signature and Seal)

       We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated December 21, 1995.

                                        January 10, 1996


                                        THE LONG-TERM CREDIT BANK
                                        OF JAPAN, LIMITED



                                        By:_______________________________
                                              President and Director



                                        THE NIPPON CREDIT BANK, LTD.



                                        By:_______________________________
                                              President and Director




                                        THE FUJI BANK, LIMITED



                                        By:_______________________________
                                                  President




                                        THE BANK OF TOKYO, LTD.



                                        By:_______________________________
                                              President and Director



                                        THE NOMURA TRUST AND
                                        BANKING CO., LTD.


                                        By:_______________________________
                                                  President




                                        THE NORINCHUKIN BANK


                                        By:_______________________________
                                                  President

                                         (Facsimile Signatures and Seals)

                                                                       Annex 3

                                 (Translation)


                       KOREA ELECTRIC POWER CORPORATION
                             REVERSE DUAL CURRENCY
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)




         A
         n                  Interest Coupon of Yen 500,000 Bond
         n
         u
         a
         l                  For A$252.65(Note)

         I
         n
         t                  Payable on March 27, ____(Note)
         e
         r
         e
         s                  No. _____________________
         t




                                          KOREA ELECTRIC POWER CORPORATION




                                         ---------------------------------
                                                    President

                                               (Facsimile Signature)


(Note) The amount of the first interest payable on March 27, 1996 shall be A$53.29 and the last interest shall be payable on January 10, 2006, amounting to A$200.04.

===============================================================================
===============================================================================







                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                             REVERSE DUAL CURRENCY
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                                 AMENDMENT TO
           THE AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED, AOZORA BANK, LTD., MIZUHO CORPORATE BANK, LTD., THE BANK OF TOKYO-MITSUBISHI, LTD., THE NOMURA TRUST AND BANKING CO., LTD. and THE NORINCHUKIN BANK (hereinafter collectively referred to as the "Commissioned Companies for Bondholders") in connection with the amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as the "Original Agreement") entered into on the 21st day of December, 1995 in connection with the public offering of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series
(1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Commissioned Companies for Bondholders.

                                   Article 1

         KEPCO and the Commissioned Companies for Bondholders agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by The Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         Text reading "as amended;" shall be added immediately before the text reading "hereinafter referred to as the "Paying Agents Agreement"" and before the text reading "hereinafter referred to as the "Recording Agency Agreement"" in Article 7 of the Original Agreement.

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".


                                   Article 2

(1) KEPCO shall procure that the following legal opinions will have been provided to the Representative Commissioned Company for Bondholders at the time or before the guarantee provided in Article 1, paragraph 2-2 of the Original Agreement as added under Article 1 of this Amendment Agreement (the "Guarantee") becomes effective (provided, however, that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any rights to receive such opinions):

         (a) A legal opinion, in English language, of Law Offices of Bae, Kim & Lee, legal counsel to KEPCO, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders; and

         (b) A legal opinion of Tokyo Aoyama Aoki Law Office, legal counsel to KEPCO in relation to Japanese law, written in Japanese language, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(2) KEPCO acknowledges that, pursuant to a resolution of the Bondholders' meeting concerning the Bonds (approved by the Tokyo District Court on September 30, 2002 and authorized by the Tokyo District Court on o,
         o) held on o, o, the joint-and-several liability of the six affiliate companies of KEPCO (Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd.) with regard to all of KEPCO's liabilities to the Bondholders in connection with the Bonds shall not be released until the Guarantee becomes effective.

                                   Article 3

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department


         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Commissioned Companies for Bondholders under this Amendment Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  Facsimile No. :  81-3-5511-2001
                  Attention:  Process Support Division

(3) In case either KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 4

         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Amendment Agreement shall extend for the benefit of the Bondholders. Copies of this Amendment Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   Article 5

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 6

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 7

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 8

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 9

         This Amendment Agreement is executed in seven (7) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Amendment Agreement on the date and at the place hereinabove first written.


                                        KOREA ELECTRIC POWER CORPORATION



                                        By___________________________________



                                        SHINSEI BANK, LIMITED


                                        By___________________________________



                                        AOZORA BANK, LTD.


                                        By___________________________________



                                        MIZUHO CORPORATE BANK, LTD.


                                        By___________________________________



                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


                                        By___________________________________



                                        THE NOMURA TRUST AND BANKING
                                        CO., LTD.


                                        By___________________________________



                                        THE NORINCHUKIN BANK


                                        By___________________________________

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                             REVERSE DUAL CURRENCY
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                                 AMENDMENT TO
                        THE RECORDING AGENCY AGREEMENT

         This Amendment to the Recording Agency Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED (hereinafter referred to as the "Recording Agency") in connection with the amendment to the Recording Agency Agreement (hereinafter referred to as the "Original Agreement") entered into on the 21st day of December, 1995 in connection with Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Recording Agency.

                                   Article 1

         KEPCO and the Recording Agency agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 3-2, as indicated below, shall be added after
Article 1, paragraph 3 of the Original Agreement:

         "(3)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  81-3-5511-2001
                  Attention:  Process Support Division

(3) In case either KEPCO or the Recording Agency changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.


                                   Article 4

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Amendment Agreement on the date and at the place hereinabove first written.


                                        KOREA ELECTRIC POWER CORPORATION


                                        By___________________________________




                                        SHINSEI BANK, LIMITED




                                        By___________________________________

                                 (Translation)

                       KOREA ELECTRIC POWER CORPORATION
                             REVERSE DUAL CURRENCY
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)

                                 AMENDMENT TO
                          THE PAYING AGENTS AGREEMENT

         This Amendment to the Paying Agents Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED, as representative of the institutions set forth in Article 2 of the Original Agreement (as defined below) (hereinafter referred to as the "Representative Paying Agent") in connection with the amendment to the Paying Agents Agreement (hereinafter referred to as the "Original Agreement") entered into on the 21st day of December, 1995 in connection with Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series(1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Representative Paying Agent.

                                   Article 1

         KEPCO and the Representative Paying Agent agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                   Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Amendment Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  81-3-5511-2001Attention:  Process Support Division

(3) In case either KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.


                                   Article 4

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                   Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                   Article 7

         This Amendment Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Amendment Agreement on the date and at the place hereinabove first written.


                                        KOREA ELECTRIC POWER CORPORATION




                                        By___________________________________



                                        SHINSEI BANK, LIMITED


                                        By___________________________________

                                 [Translation]

                            Letter of Guarantee for
                            -----------------------
                       KOREA ELECTRIC POWER CORPORATION
                       --------------------------------
                             REVERSE DUAL CURRENCY
                             ---------------------
          JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - FIRST SERIES (1996)
          ----------------------------------------------------------
                                 (the "Bonds")
                                 -------------

                                                             [   ] [   ], [   ]

Shinsei Bank, Limited,

     as the agent of the Bondholders and the
     Couponholders for the Bonds, and as the agent of the Commissioned Companies for Bondholders for the Bonds, the Representative Paying
     Agent for the Bonds, and the Recording Agency for the Bonds


         We, The Korea Development Bank, hereby agree to make a guarantee in accordance with the conditions of guarantee set forth in Annex 1 hereto (the "Conditions of Guarantee"). We hereby further agree that copies of this letter may be delivered to all Commissioned Companies for Bondholders and Paying Agents, kept at the Head Office of each of the Commissioned Companies for Bondholders and made available for Bondholder's perusal during its business hours. Terms defined in the Conditions of Guarantee, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

         This letter of guarantee contained herein shall be governed by Japanese law.

         This letter of guarantee is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each counterpart shall be considered to be an original.


                                        The Korea Development Bank



                                        By___________________________________


Agreed and accepted on the same above written.

  Shinsei Bank, Limited



By___________________________________

                                                                     EXHIBIT H


                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

              AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Agreement with Commissioned Companies for Bondholders (hereinafter referred to as "this Agreement") entered into at Tokyo, Japan on the 18th day of January, 1996 in connection with the public offering of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (such bonds being hereinafter referred to as the "Bonds") by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO"), and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, THE NIPPON CREDIT BANK, LTD., THE FUJI BANK, LIMITED, THE BANK OF TOKYO, LTD., THE NOMURA TRUST AND BANKING CO., LTD., THE NORINCHUKIN BANK and THE DAI-ICHI KANGYO BANK, LIMITED (hereinafter collectively referred to as the "Commissioned Companies for Bondholders").

              Chapter I. Commission for the Benefit of Bondholders

                                    Article 1

(1) Pursuant to lawful authorization, KEPCO will issue the Bonds in the aggregate principal amount of Twenty-One Billion Japanese Yen (Y21,000,000,000). Pursuant to the provisions in this Agreement, KEPCO hereby commissions the Commissioned Companies for Bondholders to obtain the payment under the Bonds, to preserve the rights of the holders of the Bonds (hereinafter referred to as the "Bondholders") under the Bonds and to deal with other administrative activities concerning the Bonds for the Bondholders, and the Commissioned Companies for Bondholders hereby accept jointly such commission (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided for in this Agreement).

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

                                    Article 2

(1) The Commissioned Companies for Bondholders shall have powers and duties to do any and all judicial or extra-judicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or the preservation of the rights of Bondholders under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders provided for in the Conditions of Bonds and this Agreement (except for the duties and functions specifically assigned to the Representative Commissioned Company for Bondholders (as defined below) provided in the Conditions of Bonds and this Agreement).

(2) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement impartially and in good faith for the Bondholders.

(3) The Commissioned Companies for Bondholders shall exercise their powers specified in this Agreement with the care of the good manager to the Bondholders.

(4) The Bond certificates shall bear the undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in the Conditions of Bonds in accordance with this Agreement, and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

(5) The Long-Term Credit Bank of Japan, Limited shall serve as the representative of the Commissioned Companies for Bondholders (hereinafter referred to as the "Representative Commissioned Company for Bondholders"). The Representative Commissioned Company for Bondholders shall perform the duties and functions of the Representative Commissioned Company for Bondholders provided for in the Conditions of Bonds and this Agreement, handle the administrative matters regarding the duties and functions to be performed jointly by the Commissioned Companies for Bondholders under the Conditions of Bonds and this Agreement, and also give advice from time to time to KEPCO during the term of the Bonds regarding matters related to the Bonds.

(6) In the event that the Representative Commissioned Company for Bondholders is unable to discharge its duties as such representative, KEPCO will appoint a substitute representative among the other Commissioned Companies for Bondholders and give public notice thereof in accordance with Condition 32 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Commissioned Company for Bondholders so appointed.

                                    Article 3

(1) Subject to the filing with the Minister of Finance of Japan of a supplemental document to the shelf registration statement (together with the reference documents pertaining thereto, hereinafter collectively referred to as the "Supplemental Document") concerning the public offering of the Bonds under the shelf registration statement (hereinafter referred to as the "Shelf Registration Statement") filed on June 24, 1994 by KEPCO with the Minister of Finance of Japan pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended) (hereinafter referred to as the "Securities and Exchange Law"), the Bonds will be offered to the public at a price equal to 100 percent of the principal amount thereof (hereinafter referred to as the "Issue Price").

(2)      KEPCO shall, but only upon fulfillment of the conditions contained in
         Article 8 of this Agreement, receive as the proceeds of the Bonds the Net Subscription Money as defined in Article 2 of the Subscription Agreement (hereinafter referred to as the "Subscription Agreement") of January 18, 1996 between KEPCO and The Nomura Securities Co., Ltd. (hereinafter referred to as the "Lead Manager") and other managers (hereinafter referred to as the "Managers") named therein from the Managers through the Lead Manager, at the account of KEPCO with the Representative Commissioned Company for Bondholders at its Head Office, Tokyo, Japan on January 30, 1996 (hereinafter referred to as the "Payment Date").

(3) The Commissioned Companies for Bondholders shall confirm the receipt of the Net Subscription Money specified in Article 3(2) of this Agreement.

                                    Article 4

(1) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO, at the issuance of the Bonds, prepare and deliver the Bond certificates and interest coupons in accordance with this Agreement; provided however that the Representative Commissioned Company for Bondholders is not required to prepare the Bond certificates and interest coupons for the Bonds which have been applied for recording at the issuance of the Bonds in written form (hereinafter referred to as the "Application Form of the Initial Subscribers for Recorded Bonds").

(2) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO shall accept the Application Form of the Initial Subscribers for Recorded Bonds.

(3) The Representative Commissioned Company for Bondholders shall on behalf of KEPCO fill in the principal amount of the Bonds to be recorded, the denomination of and the serial numbers of the Bond certificates to be issued upon the request for derecording by the Bondholders, and other necessary matters on the Application Form of the Initial Subscribers for Recorded Bonds received by the Representative Commissioned Company for Bondholders on behalf of KEPCO pursuant to Article 4(2) of this Agreement, and shall forward such applications to the recording agency for the Bonds (hereinafter referred to as the "Recording Agency") specified in Condition 9 of the Conditions of Bonds.

                                    Article 5

         The registration book for the Bonds (hereinafter referred to as the "Registration Book") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at its Head Office. The Representative Commissioned Company for Bondholders shall without delay enter or amend the necessary items in the Registration Book whenever any event occurs which necessitates such an entry or amendment to the items in the Registration Book after the issuance of the Bonds.

                                    Article 6

(1) KEPCO shall, as soon as possible after filing of the Supplemental Document with the Minister of Finance of Japan, furnish each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with copies of the Supplemental Document and the Shelf Registration Statement including any amendments thereto (if any) with respect to the Bonds.

(2) During the term of the Bonds, KEPCO shall provide each Commissioned Company for Bondholders, through the Representative Commissioned Company for Bondholders, with a copy of any and all public documents which KEPCO may file with the relevant authorities of the Government of Japan with respect to the Bonds and any other public documents which the Representative Commissioned Company for Bondholders may reasonably request from time to time in writing.

                                    Article 7

         KEPCO hereby represents and warrants to the Commissioned Company for Bondholders that (i) the issue of the Bonds has been duly authorized, (ii) the amount of the issue of the Bonds is within the amount so authorized, (iii) neither the authorization for the issue of the Bonds, the issue of the Bonds, the issue and delivery of the Bond certificates and interest coupons, the performance by KEPCO of its obligations in accordance with the Conditions of Bonds, nor the execution, delivery or performance by KEPCO of this Agreement, the Subscription Agreement, the Paying Agents Agreement relating to the Bonds of January 18, 1996 between KEPCO and the Representative Paying Agent (hereinafter referred to as the "Representative Paying Agent") referred to in Condition 11 of the Conditions of Bonds (hereinafter referred to as the "Paying Agents Agreement") and the Recording Agency Agreement relating to the Bonds of January 18, 1996 between KEPCO and the Recording Agency (hereinafter referred to as the "Recording Agency Agreement") is inconsistent with any provision of any statutes or other laws of the Republic of Korea (including the Korea Electric Power Corporation Act) or any agreements to which KEPCO is a party or by which KEPCO is bound, (iv) no event specified in Condition 23 of the Conditions of Bonds or no event which would, with the passing of time or the giving of notice or both, constitute an event specified in Condition 23 of the Conditions of Bonds has occurred and is continuing, and (v) there are no litigation, arbitration or administrative proceedings pending against KEPCO which may have a material adverse effect on the financial position or results of operations of KEPCO.

                                    Article 8

         The Commissioned Companies for Bondholders' obligations to KEPCO hereunder shall arise subject to the following conditions (provided that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any such conditions (except for paragraph (2) below)):

(1) The representations and warranties of KEPCO provided in Article 7 of this Agreement are true and correct on the Payment Date as if made on that date.

(2) The shelf registration (the "Shelf Registration") effected through the Shelf Registration Statement under the Securities and Exchange Law shall remain effective from the date of this Agreement to and including the Payment Date, the Supplemental Document shall have been filed with the Minister of Finance of Japan by KEPCO and has not been withdrawn, and no notice of a hearing from which an order suspending the effectiveness of the Shelf Registration may result has been given on or before the Payment Date.

(3) On the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with a legal opinion in the English language of Kim & Chang, legal counsel to KEPCO, dated the Payment Date and addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(4) On the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with the legal opinion of Shimazaki International Law Office, legal counsel in relation to Japanese law written in the Japanese language, addressed to the Commissioned Companies for Bondholders dated the Payment Date and in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(5) On the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with a certificate of an authorized officer of KEPCO to the effect that the matters as to which the representations and warranties of KEPCO are given in
         Article 7 of this Agreement are true and correct as of Payment Date.

(6) On or prior to the Payment Date the Representative Commissioned Company for Bondholders shall have been furnished with such certificates and other documents which the Commissioned Companies for Bondholders may reasonably request from time to time.

                                    Article 9

(1) The Commissioned Companies for Bondholders may terminate this Agreement prior to the receipt of the Net Subscription Money as provided in
         Article 3(2) of this Agreement and upon notice to KEPCO (in the case of (i) or (iii) below after consultation with KEPCO, if practicable), should any of the following events has occurred. A copy of such notice of termination shall be delivered to the Lead Manager simultaneously:

         (i) there is a reasonable ground to believe that the success of the offering of the Bonds may be materially and adversely affected by a substantial change in the international or national political, economic, financial or monetary conditions which has occurred after the date of this Agreement;

         (ii) any of the conditions set forth in Article 8 hereof has not been satisfied and such satisfaction has not been waived; or

         (iii) the performance of this Agreement has become impossible or extremely difficult because of force majeure.

(2) This Agreement shall also be automatically terminated if the Subscription Agreement is terminated prior to the receipt of the Net Subscription Money above-mentioned.

(3) If this Agreement is terminated, both KEPCO and the Commissioned Companies for Bondholders shall be relieved from all obligations arising under this Agreement after the termination, except that KEPCO shall reimburse the Representative Commissioned Company for Bondholders for such out-of-pocket expenses as have been reasonably incurred by the Representative Commissioned Company for Bondholders within the limit prescribed in Article 18(2) of this Agreement.

                                   Article 10

         KEPCO covenants that until all the Bonds shall have been redeemed KEPCO shall provide the documents below to the Representative Commissioned Company for Bondholders as soon as may be practicable:

(1) a notice, without delay after KEPCO becomes aware of the occurrence, in writing addressed to the Commissioned Companies for Bondholders of the occurrence of any event set forth in Condition 23 of the Conditions of Bonds; and

(2) such information as the Commissioned Companies for Bondholders may reasonably require for the purpose of the discharge of duties, powers, authorities and discretions vested in them hereunder or by operation of law.

                                   Article 11

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver the Bond certificates and interest coupons through the Recording Agency in accordance with this Agreement, upon the request of the Bondholders to derecord the recorded Bonds to the Recording Agency and to deliver the Bond certificates through the Recording Agency.

(2) The Representative Commissioned Company for Bondholders shall charge the applicant therefor the necessary expenses related to the procedures in Article 11(1) of this Agreement.

                                   Article 12

(1) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons pursuant to this Agreement, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court.

(2) If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificates to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate.

(3) If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons.

(4) All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

                                   Article 13

(1) In order to cancel the Bonds which have been purchased by KEPCO pursuant to Condition 16 of the Conditions of Bonds, KEPCO may deliver to the Representative Commissioned Company for Bondholders for cancellation any Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date (as defined in the Conditions of Bonds) shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders after such date.

(2) The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled pursuant to Article 13(1) of this Agreement.

                                   Article 14

(1) When the payment of the principal (including premium, if any) of and/or interest on the Bonds is to be made, KEPCO shall pay such amount pursuant to Article 3(1) of the Paying Agents Agreement to the Representative Paying Agent.

(2) The Commissioned Companies for Bondholders shall confirm that the Representative Paying Agent has received the funds for the payment pursuant to Article 14(1) of this Agreement.

                                   Article 15

(1) The Representative Commissioned Company for Bondholders shall collect and forward to the Recording Agency recording receipts in respect of recorded Bonds which have been redeemed (including the recording receipts and documents necessary for the procedure of the recording of such recorded Bonds, if any, delivered by KEPCO for cancellation).

(2) The Representative Commissioned Company for Bondholders shall without delay confirm and collect Bond certificates redeemed (including the Bond certificates presented by KEPCO for cancellation), interest coupons appertaining thereto, and/or paid interest coupons as well as vouchers in respect of principal and/or interest payments on recorded Bonds, and shall forthwith destroy them.

(3) The functions of the Representative Commissioned Company for Bondholders pursuant to Article 15(2) of this Agreement shall include, but without limitation, the examination of paid Bond certificates, etc., the reconciliation of the funds paid for principal (including premium, if any) of and/or interest on the Bonds with the paid Bond certificates, etc. and the entry of the serial numbers of the paid Bond certificates, etc. in the Registration Book.

(4) The Representative Commissioned Company for Bondholders shall furnish KEPCO with a certificate as to such destruction as provided in Article 15(2) of this Agreement and a list of the serial numbers of the Bond certificates so destroyed.

                            Chapter II. Issuing Agent

                                   Article 16

(1) KEPCO shall and hereby does commission the Representative Commissioned Company for Bondholders to handle the following administrative affairs regarding the issuance of the Bonds:

         (i) the receipt of the proceeds as provided in Article 3(2) of this Agreement;

         (ii) the preparation and delivery of the Bond certificates and interest coupons as provided in Article 4(1) of this Agreement;

         (iii) the handling of the Application Form of the Initial Subscribers for Recorded Bonds as provided in Articles 4(2) and 4(3) of this Agreement;

         (iv)     the preparation of the Registration Book as provided in
                  Article 5 of this Agreement; and

         (v) other necessary services determined on the basis of consultation between KEPCO and the Representative Commissioned Company for Bondholders.

(2) The Representative Commissioned Company for Bondholders shall not bear responsibility for any loss or damage arising from any accident which impedes the performance of the services as provided in Article 16(1) of this Agreement due to force majeure.



                           Chapter III. Miscellaneous

                                   Article 17

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Commissioned Company for Bondholders under this Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department


(3) In case either KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                   Article 18

(1)      (i)      KEPCO shall pay to the Commissioned Companies for Bondholders on the Payment Date through the Representative Commissioned
                  Company for Bondholders an amount equal to 0.04 percent of the aggregate principal amount of the Bonds as a commission for the services which have been commissioned in this Agreement
                  (including administrative affairs provided for in Article
                  16(1) of this Agreement). KEPCO shall not be concerned with the apportionment of such payments among the Commissioned
                  Companies for Bondholders or the payment of them to others.

         (ii) Upon receipt of an itemized statement, KEPCO shall pay to the Representative Commissioned Company for Bondholders the reasonable compensation agreed upon with the Representative Commissioned Company for Bondholders for its services to be rendered in accordance with Article 15 of this Agreement.

(2) Upon receipt of an itemized statement, KEPCO shall reimburse the Representative Commissioned Company for Bondholders for all customary expenses incurred by the Representative Commissioned Company for Bondholders in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Paying Agents Agreement and the Recording Agency Agreement (including, without limitation, reasonable travelling and other expenses incurred by the Representative Commissioned Company for Bondholders), (ii) the preparation of the Bond certificates and interest coupons, (iii) giving public notice relating to the Bonds, (iv) preparing and maintaining the Registration Book and
         (v) the administrative matters related to the Bonds and other duties and functions provided in this Agreement, and for any other expenses incurred by the Representative Commissioned Company for Bondholders with the prior consent of KEPCO.

                                   Article 19

         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Agreement shall extend for the benefit of the Bondholders. Copies of this Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.




                                   Article 20

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                   Article 21

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                   Article 22

         This Agreement is executed in eight (8) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.


         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Agreement on the date and at the place hereinabove first written.


                                      KOREA ELECTRIC POWER CORPORATION


                                      By
                                        ------------------------------------


                                      THE LONG-TERM CREDIT BANK OF
                                      JAPAN, LIMITED


                                      By
                                        ------------------------------------


                                      THE NIPPON CREDIT BANK, LTD.


                                      By
                                        ------------------------------------


                                      THE FUJI BANK, LIMITED


                                      By
                                        ------------------------------------


                                      THE BANK OF TOKYO, LTD.


                                      By
                                        ------------------------------------


                                      THE NOMURA TRUST AND BANKING
                                      CO., LTD.


                                      By
                                        ------------------------------------



                                      THE NORINCHUKIN BANK


                                      By
                                        ------------------------------------


                                      THE DAI-ICHI KANGYO BANK, LIMITED


                                      By
                                        ------------------------------------

                                                                         Annex 1

                                  (Translation)

                               CONDITIONS OF BONDS


         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is Y21,000,000,000.

   (2) The Bonds are issued in the denomination of Y500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3) Each Bond shall bear interest at the rate of 4.00% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Y77.75 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR BONDHOLDERS") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd., The Norinchukin Bank and The Dai-Ichi Kangyo Bank, Limited. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated January 18, 1996 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Long-Term Credit Bank of
          Japan, Limited                         -  Head Office and Osaka Branch

         The Nippon Credit Bank, Ltd.            -  Head Office and Osaka Branch

         The Fuji Bank, Limited                  -  Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.                 -  Head Office and Osaka Office

         The Nomura Trust and Banking

         Co., Ltd.                               -  Head Office

         The Norinchukin Bank                    -  Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited       -  Head Office and Osaka Branch

         The Sakura Bank, Limited                -  Tokyo Main Office

         The Mitsubishi Bank, Limited            -  Head Office

         The Asahi Bank, Ltd.                    -  Head Office

         The Sanwa Bank, Limited                 -  Tokyo Main Office

         The Sumitomo Bank, Limited              -  Tokyo Main Office

         The Daiwa Bank, Limited                 -  Head Office

         The Tokai Bank, Limited                 -  Head Office

         The Hokkaido Takushoku Bank,
          Limited                                -  Head Office

         The Industrial Bank of Japan, Limited   -  Head Office

         The Bank of Yokohama, Ltd.              -  Head Office

         The Mitsui Trust and Banking
          Company, Limited                       -  Head Office

         The Chuo Trust and Banking
          Company, Limited                       -  Head Office

         The Nomura Securities Co., Ltd.         -  Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.               -  Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.          -  Head Office and Osaka Branch

         Yamaichi Securities Company, Limited    -  Head Office and Osaka Branch

         KOKUSAI Securities Co., Ltd.            -  Head Office and Osaka Branch

         Lehman Brothers Japan Inc.              -  Tokyo Branch

         Merrill Lynch Japan Incorporated        -  Tokyo Branch

         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Long-Term Credit Bank of Japan, Limited.

  (12) The Bonds shall bear interest from and including January 31, 1996. Interest shall be payable annually in arrears in the amount of A$257.23 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$40.17 per Bond in respect of the period from and including January 31, 1996 to and including March 27, 1996 and that the last interest payable on January 30, 2006 shall be A$217.76 per Bond in respect of the period from and including March 28, 2005 to and including January 30, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3 and rounded downwards to the nearest one-hundredth of one Australian dollar with respect to each Bond, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

  (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on January 30, 2006.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                  from March 27, 1997 to March 26, 1998 at
                  102.00% of the principal amount;

                  from March 27, 1998 to March 26, 1999 at
                  101.75% of the principal amount;

                  from March 27, 1999 to March 26, 2000 at
                  101.50% of the principal amount;

                  from March 27, 2000 to March 26, 2001 at
                  101.25% of the principal amount;

                  from March 27, 2001 to March 26, 2002 at
                  101.00% of the principal amount;

                  from March 27, 2002 to March 26, 2003 at
                  100.75% of the principal amount;

                  from March 27, 2003 to March 26, 2004 at
                  100.50% of the principal amount;

                  from March 27, 2004 to March 26, 2005 at
                  100.25% of the principal amount;

                  and

                  on March 27, 2005 and thereafter at
                  100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least PARI PASSU in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

  (23)   (a)   If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

   (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five
         (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

   (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.

         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

   (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

  (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                         Annex 2

                                  (Translation)

                                                                    Y500,000
                                                                    No._________


                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)


                         Amount        :  Y500,000
                         Interest Rate :  4.00% per annum
                         Due January 30, 2006


         This Bond is one of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) in the aggregate principal amount of Y21,000,000,000 issued on January 30, 1996 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on January 30, 2006, subject to prior redemption.


                                          January 30, 1996


                                          KOREA ELECTRIC POWER
                                          CORPORATION



                                          ----------------------------------
                                                       President

                                            (Facsimile Signature and Seal)

         We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated January 18, 1996.


                                          January 30, 1996


                                          THE LONG-TERM CREDIT BANK
                                          OF JAPAN, LIMITED


                                          By:
                                             -------------------------------
                                                President and Director


                                          THE NIPPON CREDIT BANK, LTD.


                                          By:
                                             -------------------------------
                                                President and Director


                                          THE FUJI BANK, LIMITED


                                          By:
                                             -------------------------------
                                                       President


                                          THE BANK OF TOKYO, LTD.


                                          By:
                                             -------------------------------
                                                President and Director


                                          THE NOMURA TRUST AND
                                          BANKING CO., LTD.


                                          By:
                                             -------------------------------
                                                     President


                                          THE NORINCHUKIN BANK


                                          By:
                                             -------------------------------
                                                     President


                                          THE DAI-ICHI KANGYO BANK,
                                          LIMITED


                                          By:
                                             -------------------------------
                                                President and Director

                                             (Facsimile Signatures and Seals)

                                                                        Annex 3

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

   Annual Interest


                          Interest Coupon of Y500,000 Bond


                          For A$257.23 (Note)


                          Payable on March 27, ____ (Note)


                          No. _____________________



                                          KOREA ELECTRIC POWER
                                          CORPORATION


                                          ----------------------------------
                                                    President

                                               (Facsimile Signature)

(Note) The amount of the first interest payable on March 27, 1996 shall be A$40.17 and the last interest shall be payable on January 30, 2006, amounting to A$217.76.

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                           RECORDING AGENCY AGREEMENT

         This Recording Agency Agreement (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 18th day of January, 1996 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED (hereinafter referred to as the "Recording Agency").

                                    Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds
         - Second Series (1996) in the aggregate principal amount of Twenty-One Billion Japanese Yen (Y21,000,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The Recording Agency shall handle the recording of the Bonds by obtaining the designation of the competent Ministers of the Japanese Government in accordance with Article 1, Paragraph 1, Item 2 and
         Article 12 of the Ordinance Concerning the Enforcement of the Law on Recording of Bonds, etc. (Imperial Ordinance No. 409 of 1942, as amended).

(3) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

                                    Article 2

         The Recording Agency shall perform its duties and functions (including the duties and functions of the Recording Agency specified in the Conditions of Bonds) of a recording agency specified in the Law on Recording of Bonds, etc. (Law No. 11 of 1942, as amended) and ordinances and regulations pertaining thereto.

                                    Article 3

         The commissions to be paid to the Recording Agency by KEPCO for services performed pursuant to this Agreement shall be:


         (a)      Initial subscribers recording commission:

                  0.08% of the aggregate principal amount of Bonds recorded at the request of initial subscribers thereto at the time of initial issuance of the Bonds, which commission shall be paid by KEPCO on or before March 31, 1996.

         (b)      Interest payment voucher handling commission:

                  Forty Yen (Y40) for each handling of an interest payment voucher, which commission shall be paid by KEPCO on or before March 27 of each year and January 30, 2006 upon request of the Recording Agency by presentation to KEPCO of an itemized statement for services rendered.

                                    Article 4

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department

(3) In case either KEPCO or the Recording Agency changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                    Article 5

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                    Article 6

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                    Article 7

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Agreement on the date and at the place hereinabove first written.


                                         KOREA ELECTRIC POWER CORPORATION


                                         By
                                           ---------------------------------


                                         THE LONG-TERM CREDIT BANK
                                         OF JAPAN, LIMITED


                                         By
                                           ---------------------------------

                                                                         Annex 1

                                  (Translation)

                               CONDITIONS OF BONDS

         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

   (1)   The aggregate principal amount of the Bonds is Y21,000,000,000.

   (2) The Bonds are issued in the denomination of Y500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

   (3) Each Bond shall bear interest at the rate of 4.00% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Y77.75 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

   (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

   (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

   (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR BONDHOLDERS") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd., The Norinchukin Bank and The Dai-Ichi Kangyo Bank, Limited. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated January 18, 1996 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

   (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

   (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

  (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

  (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Long-Term Credit Bank of
          Japan, Limited                         -  Head Office and Osaka Branch

         The Nippon Credit Bank, Ltd.            -  Head Office and Osaka Branch

         The Fuji Bank, Limited                  -  Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.                 -  Head Office and Osaka Office

         The Nomura Trust and Banking
          Co., Ltd.                              -  Head Office

         The Norinchukin Bank                    -  Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited       -  Head Office and Osaka Branch

         The Sakura Bank, Limited                -  Tokyo Main Office

         The Mitsubishi Bank, Limited            -  Head Office

         The Asahi Bank, Ltd.                    -  Head Office

         The Sanwa Bank, Limited                 -  Tokyo Main Office

         The Sumitomo Bank, Limited              -  Tokyo Main Office

         The Daiwa Bank, Limited                 -  Head Office

         The Tokai Bank, Limited                 -  Head Office

         The Hokkaido Takushoku Bank,
          Limited                                -  Head Office

         The Industrial Bank of Japan, Limited   -  Head Office

         The Bank of Yokohama, Ltd.              -  Head Office

         The Mitsui Trust and Banking
          Company, Limited                       -  Head Office

         The Chuo Trust and Banking
          Company, Limited                       -  Head Office

         The Nomura Securities Co., Ltd.         -  Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.               -  Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.          -  Head Office and Osaka Branch

         Yamaichi Securities Company, Limited    -  Head Office and Osaka Branch

         KOKUSAI Securities Co., Ltd.            -  Head Office and Osaka Branch

         Lehman Brothers Japan Inc.              -  Tokyo Branch

         Merrill Lynch Japan Incorporated        -  Tokyo Branch

         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Long-Term Credit Bank of Japan, Limited.

  (12) The Bonds shall bear interest from and including January 31, 1996. Interest shall be payable annually in arrears in the amount of A$257.23 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$40.17 per Bond in respect of the period from and including January 31, 1996 to and including March 27, 1996 and that the last interest payable on January 30, 2006 shall be A$217.76 per Bond in respect of the period from and including March 28, 2005 to and including January 30, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

  (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3 and rounded downwards to the nearest one-hundredth of one Australian dollar with respect to each Bond, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

  (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

  (15) The Bonds shall be redeemed at a price equal to their principal amount on January 30, 2006.

  (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

  (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                      from March 27, 1997 to March 26, 1998 at
                      102.00% of the principal amount;

                      from March 27, 1998 to March 26, 1999 at
                      101.75% of the principal amount;

                      from March 27, 1999 to March 26, 2000 at
                      101.50% of the principal amount;

                      from March 27, 2000 to March 26, 2001 at
                      101.25% of the principal amount;

                      from March 27, 2001 to March 26, 2002 at
                      101.00% of the principal amount;

                      from March 27, 2002 to March 26, 2003 at
                      100.75% of the principal amount;

                      from March 27, 2003 to March 26, 2004 at
                      100.50% of the principal amount;

                      from March 27, 2004 to March 26, 2005 at
                      100.25% of the principal amount;

                      and

                      on March 27, 2005 and thereafter at
                      100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

  (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

  (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

  (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least PARI PASSU in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

  (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

  (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

         (23) (a) If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

   (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five
         (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

  (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

  (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.

         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

  (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

  (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

   (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

  (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

  (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

  (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                             PAYING AGENTS AGREEMENT

         THIS PAYING AGENTS AGREEMENT (hereinafter referred to as "this Agreement") is entered into at Tokyo, Japan on the 18th day of January, 1996 by and between KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, as representative of the institutions set forth in Article 2 of this Agreement (hereinafter collectively referred to as the "Paying Agents").

                                    Article 1

(1) Pursuant to lawful authorization, KEPCO will issue Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds
         - Second Series (1996) in the aggregate principal amount of Twenty-One Billion Japanese Yen (Y21,000,000,000) (such bonds being hereinafter referred to as the "Bonds").

(2) The conditions of the Bonds (hereinafter referred to as the "Conditions of Bonds") are set forth in Annex 1, attached hereto and incorporated herein as an integral part of this Agreement.

(3) The texts of the Bond certificates and interest coupons shall be substantially in the forms of Annex 2 and Annex 3, respectively, attached hereto and incorporated herein as an integral part of this Agreement.

                                    Article 2

(1) The Paying Agents are hereby appointed by KEPCO to pay the principal (including premium, if any) of and interest on the Bonds on behalf of KEPCO in accordance with the provisions of this Agreement. Such payments shall be made at any of the following places in Japan:

         The Long-Term Credit Bank
          of Japan, Limited              -    Head Office and  Osaka Branch

         The Nippon Credit Bank, Ltd.    -    Head Office and Osaka Branch

         The Fuji Bank, Limited          -    Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.         -    Head Office and Osaka Office

         The Nomura Trust and Banking
          Co., Ltd.                      -    Head Office

         The Norinchukin Bank            -    Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank,
          Limited                        -    Head Office and Osaka Branch

         The Sakura Bank, Limited        -    Tokyo Main Office

         The Mitsubishi Bank, Limited    -    Head Office

         The Asahi Bank, Ltd.            -    Head Office

         The Sanwa Bank, Limited         -    Tokyo Main Office

         The Sumitomo Bank, Limited      -    Tokyo Main Office

         The Daiwa Bank, Limited         -    Head Office

         The Tokai Bank, Limited         -    Head Office

         The Hokkaido Takushoku Bank,
          Limited                        -    Head Office

         The Industrial Bank
          of Japan, Limited              -    Head Office

         The Bank of Yokohama, Ltd.      -    Head Office

         The Mitsui Trust and Banking
          Company, Limited               -    Head Office

         The Chuo Trust and Banking
          Company, Limited               -    Head Office

         The Nomura Securities
          Co., Ltd.                      -    Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.       -    Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.  -    Head Office and
                                              Osaka Branch

         Yamaichi Securities             -    Head Office and
          Company, Limited                    Osaka Branch

         KOKUSAI Securities Co., Ltd.    -    Head Office and
                                              Osaka Branch

         Lehman Brothers Japan Inc.      -    Tokyo Branch

         Merrill Lynch Japan
          Incorporated                   -    Tokyo Branch

(2) The Long-Term Credit Bank of Japan, Limited shall serve as the representative of the Paying Agents (hereinafter referred to as the "Representative Paying Agent"). In the event that the Representative Paying Agent is unable to perform its duties and functions as such representative or KEPCO intends to terminate its appointment of The Long-Term Credit Bank of Japan, Limited as the Representative Paying Agent, KEPCO shall appoint a substitute representative from among the other Paying Agents and give public notice thereof in accordance with Condition 32 of the Conditions of Bonds. The provisions of this paragraph shall likewise apply in respect of any substitute Representative Paying Agent so appointed.

(3) The Representative Paying Agent hereby warrants that it is duly authorized by the Paying Agents to enter into this Agreement and to act under this Agreement on their behalf.

(4) Upon giving public notice in accordance with Condition 32 of the Conditions of Bonds and prior notice to the Representative Paying Agent, KEPCO may vary or terminate the appointment of Paying Agents from time to time.

                                    Article 3

(1) KEPCO shall, at least three (3) bank business days in Japan prior to each due date for the payment of principal (including premium, if any) of and/or interest on the Bonds, provide the Head Office of the Representative Paying Agent with the funds necessary for the payment of principal in Japanese yen (including premium, if any) of and/or interest in Australian dollars on the Bonds due on that date and the commission in the respective currency due in respect of such payment as provided in Article 4 of this Agreement.

(2) Any funds provided by KEPCO for the payment of principal in Japanese yen (including premium, if any) of and interest in Australian dollars on the Bonds, remaining unclaimed at the end of the relevant period of prescription, as well as funds provided by KEPCO for commissions in the respective currency to the Paying Agents in respect of such payment, shall be returned to KEPCO by the Paying Agents through the Representative Paying Agent, upon written request to the Representative Paying Agent by KEPCO.

(3) The Paying Agents shall, upon payment of principal of and/or interest on the Bonds, collect the relevant Bond certificates and/or the relevant interest coupons (or in the case of recorded Bonds, the relevant vouchers and/or the recording receipts) and submit them to the Representative Paying Agent, whereupon the Representative Paying Agent shall submit them to the Representative Commissioned Company for Bondholders as specified in Condition 7 of the Conditions of Bonds.

                                    Article 4

         The commissions in the respective currency to be paid to the Paying Agents by KEPCO for services performed pursuant to this Agreement shall be:

         (a)      in case of payment of interest:

                  0.10% of the amount in Australian dollars of interest paid;
                  and

         (b) in case of redemption of principal (including premium, if any):

                  0.10% of the principal amount in Japanese yen (including the amount of premium, if any) of the Bonds redeemed.

                                    Article 5

(1) All notices and communications to KEPCO under this Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed,

         if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  The Long-Term Credit Bank of Japan, Limited
                  1-8, Uchisaiwaicho 2-chome, Chiyoda-ku,
                  Tokyo, Japan
                  Attention:  Capital Markets Department

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Capital Markets Department

         or if by facsimile, to:

                  Facsimile No.:  81-3-5511-8142
                  Attention:  Capital Markets Department

(3) In case either KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                    Article 6

(1) Except as to the authorization and execution by KEPCO of this Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                    Article 7

         Any legal action against KEPCO relating to this Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                    Article 8

         This Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Agreement on the date and at the place hereinabove first written.


                                         KOREA ELECTRIC POWER CORPORATION


                                         By
                                           -------------------------------------


                                         THE LONG-TERM CREDIT BANK
                                         OF JAPAN, LIMITED


                                         By
                                           -------------------------------------

                                                                         Annex 1

                                  (Translation)

                               CONDITIONS OF BONDS

         These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (the "BONDS") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

  (1)    The aggregate principal amount of the Bonds is Y21,000,000,000.

  (2) The Bonds are issued in the denomination of Y500,000 each. No Bond may be split into Bonds of a smaller denomination or consolidated with any other Bond.

  (3) Each Bond shall bear interest at the rate of 4.00% per annum of its principal amount. Interest on the Bonds shall be payable in Australian dollars (using the exchange rate of Y77.75 = A$1 and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar).

  (4) The Bond certificates are issued exclusively in bearer form with interest coupons attached thereto and shall not be exchangeable for Bonds in registered form.

  (5) The period of extinctive prescription shall be ten (10) years for the principal (including premium, if any) of the Bonds and five (5) years for the interest on the Bonds.

  (6) The Bond certificates shall bear the facsimile signature and seal of the President of KEPCO and the interest coupons shall bear the signature of the said President.

   (7) The commissioned companies for bondholders for the Bonds (the "COMMISSIONED COMPANIES FOR BONDHOLDERS") are The Long-Term Credit Bank of Japan, Limited, The Nippon Credit Bank, Ltd., The Fuji Bank, Limited, The Bank of Tokyo, Ltd., The Nomura Trust and Banking Co., Ltd., The Norinchukin Bank and The Dai-Ichi Kangyo Bank, Limited. The representative of the Commissioned Companies for Bondholders (the "REPRESENTATIVE COMMISSIONED COMPANY FOR BONDHOLDERS") is The Long-Term Credit Bank of Japan, Limited. The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "BONDHOLDERS") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated January 18, 1996 between KEPCO and the Commissioned Companies for Bondholders (the "AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS") and these Conditions of Bonds (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

  (8) The Bond certificates shall bear an undertaking by the Commissioned Companies for Bondholders to the effect that they shall perform their duties and functions set forth in these Conditions of Bonds and such undertaking shall be evidenced by affixing on each certificate the facsimile signature and seal of a representative director or president of each of the Commissioned Companies for Bondholders.

  (9) The recording agency for the Bonds (the "RECORDING AGENCY") is The Long-Term Credit Bank of Japan, Limited. The Bondholders shall have the option to record their Bonds at any time. The recording of the Bonds at the request of subscribers at the time of the issue of the Bonds shall be made at the expense of KEPCO. Otherwise, the recording of the Bonds shall be made at the expense of the applicants therefor. All expenses for the preparation and delivery of Bond certificates and interest coupons appertaining thereto upon cancellation of the recording of recorded Bonds shall be for the account of the applicants therefor.

 (10) The registration book for the Bonds (the "REGISTRATION BOOK") shall be prepared and maintained by the Representative Commissioned Company for Bondholders acting on behalf of KEPCO and kept at the Head Office thereof.

 (11) The paying agents for the Bonds (the "PAYING AGENTS") and their offices at which the payment of the principal (including premium, if any) of and interest on the Bonds will be made are as follows:

         The Long-Term Credit Bank of
          Japan, Limited                        -  Head Office and Osaka Branch

         The Nippon Credit Bank, Ltd.           -  Head Office and Osaka Branch

         The Fuji Bank, Limited                 -  Head Office and Osaka Branch

         The Bank of Tokyo, Ltd.                -  Head Office and Osaka Office

         The Nomura Trust and Banking
          Co., Ltd.                             -  Head Office

         The Norinchukin Bank                   -  Head Office and Osaka Branch

         The Dai-Ichi Kangyo Bank, Limited      -  Head Office and Osaka Branch

         The Sakura Bank, Limited               -  Tokyo Main Office

         The Mitsubishi Bank, Limited           -  Head Office

         The Asahi Bank, Ltd.                   -  Head Office

         The Sanwa Bank, Limited                -  Tokyo Main Office

         The Sumitomo Bank, Limited             -  Tokyo Main Office

         The Daiwa Bank, Limited                -  Head Office

         The Tokai Bank, Limited                -  Head Office

         The Hokkaido Takushoku Bank,
          Limited                               -  Head Office

         The Industrial Bank of Japan, Limited  -  Head Office

         The Bank of Yokohama, Ltd.             -  Head Office

         The Mitsui Trust and Banking
          Company, Limited                      -  Head Office

         The Chuo Trust and Banking
          Company, Limited                      -  Head Office

         The Nomura Securities Co., Ltd.        -  Head Office and Osaka Branch

         Daiwa Securities Co. Ltd.              -  Head Office and Osaka Branch

         The Nikko Securities Co., Ltd.         -  Head Office and Osaka Branch

         Yamaichi Securities Company, Limited   -  Head Office and Osaka Branch

         KOKUSAI Securities Co., Ltd.           -  Head Office and Osaka Branch

         Lehman Brothers Japan Inc.             -  Tokyo Branch

         Merrill Lynch Japan Incorporated       -  Tokyo Branch

         The representative of the Paying Agents (the "REPRESENTATIVE PAYING AGENT") is The Long-Term Credit Bank of Japan, Limited.

 (12) The Bonds shall bear interest from and including January 31, 1996. Interest shall be payable annually in arrears in the amount of A$257.23 per Bond on March 27 of each year in respect of the one-year period to and including each of such dates, save that the first interest payment payable on March 27, 1996 shall be A$40.17 per Bond in respect of the period from and including January 31, 1996 to and including March 27, 1996 and that the last interest payable on January 30, 2006 shall be A$217.76 per Bond in respect of the period from and including March 28, 2005 to and including January 30, 2006. The payment of interest for a period of less than one year will be made by calculating the amount of interest for actual number of days in the period on the basis of a 365-day year and rounding downwards the resultant amount payable with respect to each Bond to the nearest one-hundredth of one Australian dollar. Each date set for payment of interest in this Condition 12 is hereinafter referred to as an "INTEREST PAYMENT DATE".

 (13) The Bonds shall cease to bear interest after the date on which they become due for redemption; provided, however, that should KEPCO fail to redeem the Bonds when due, interest, computed on the basis of a 365-day year at the interest rate and the exchange rate specified in Condition 3 and rounded downwards to the nearest one-hundredth of one Australian dollar with respect to each Bond, shall be paid for the actual number of days of the period until the date of actual redemption of the Bonds. Such period, however, shall not exceed fourteen (14) days after a public notice has been given by the Commissioned Companies for Bondholders to the effect that the necessary funds for the redemption have been received by the Representative Paying Agent. The Commissioned Companies for Bondholders shall give such public notice as soon as practicable, but not later than fourteen (14) days after receipt of such funds by the Representative Paying Agent.

 (14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

 (15) The Bonds shall be redeemed at a price equal to their principal amount on January 30, 2006.

 (16) KEPCO may purchase Bonds at any time in the open market or otherwise and may at its option deliver to the Representative Commissioned Company for Bondholders any number of Bond certificates so purchased together with all unmatured interest coupons (or as to the recorded Bonds, the recording receipts of the Bonds and documents necessary for the procedure of the recording of the Bonds, if any) together with a written request for cancellation indicating the aggregate principal amount and serial numbers of such Bonds. All Bonds so delivered shall be canceled by the Representative Commissioned Company for Bondholders without delay; provided, however, that any Bonds so delivered during the period of twenty-two (22) days prior to and including any Interest Payment Date shall, unless all Bonds remaining outstanding are to be redeemed on such Interest Payment Date, be canceled forthwith by the Representative Commissioned Company for Bondholders, after such date. The Representative Commissioned Company for Bondholders shall without delay cancel in the Registration Book the registration of the Bonds so canceled.

 (17) If, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea or any taxing authority thereof or therein, KEPCO would be required to pay any additional amount pursuant to Condition 14 on any Interest Payment Date, KEPCO may, at any time on or after March 27, 1997, redeem all (and not a part only) of the Bonds then outstanding, at the following redemption prices together with accrued interest:

                  from March 27, 1997 to March 26, 1998 at
                  102.00% of the principal amount;

                  from March 27, 1998 to March 26, 1999 at
                  101.75% of the principal amount;

                  from March 27, 1999 to March 26, 2000 at
                  101.50% of the principal amount;

                  from March 27, 2000 to March 26, 2001 at
                  101.25% of the principal amount;

                  from March 27, 2001 to March 26, 2002 at
                  101.00% of the principal amount;

                  from March 27, 2002 to March 26, 2003 at
                  100.75% of the principal amount;

                  from March 27, 2003 to March 26, 2004 at
                  100.50% of the principal amount;

                  from March 27, 2004 to March 26, 2005 at
                  100.25% of the principal amount;

                  and

                  on March 27, 2005 and thereafter at
                  100.00% of the principal amount.

         In such event, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that KEPCO will be or is obligated to pay such additional amount and it elects to redeem the Bonds pursuant to this Condition 17. Such notice shall also state the grounds giving rise to the redemption right of KEPCO hereunder in reasonable detail and the date set for redemption.

         If KEPCO should become obligated to pay any additional amount pursuant to Condition 14 but, as a result of any change in or any amendment to the applicable laws and regulations of the Republic of Korea, the laws or regulations of the Republic of Korea then in effect should not permit KEPCO to pay such additional amount in full, all (and not a part only) of the Bonds then outstanding shall be redeemed by KEPCO, at the redemption prices set forth in the above table in this Condition 17 (or in the case of redemption prior to March 27, 1997, at 102.25% of the principal amount of the Bonds) together with accrued interest (but subject to such laws or regulations), not later than forty (40) days after the occurrence of the events giving rise to the obligations of KEPCO hereunder to redeem the Bonds. Promptly following the occurrence of such events, KEPCO shall give notice to the Representative Commissioned Company for Bondholders in writing stating that, as a result of change in or amendment to the applicable laws and regulations of the Republic of Korea, it is not permitted by applicable laws or regulations of the Republic of Korea to pay such additional amount and the grounds for such determination in reasonable detail and the date set for redemption.

         Any notice given by KEPCO to the Representative Commissioned Company for Bondholders pursuant to this Condition 17 shall be given at least thirty (30) days prior to the proposed redemption date; whereupon the Representative Commissioned Company for Bondholders shall give public notice of such matters at least fourteen (14) days prior to such redemption date, unless the Representative Commissioned Company for Bondholders deems such notice to be unnecessary for the protection of the Bondholders.

 (18) Except as provided in Condition 25 and as to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant Bond certificate, and payment of interest shall be made upon surrender of the relevant interest coupon, at any of the offices of the Paying Agents set forth in Condition 11. With respect to recorded Bonds, payment of the principal (including premium, if any) shall be made upon surrender of the relevant payment voucher and recording receipt, and payment of interest shall be made upon surrender of the relevant payment voucher, at the office of the Paying Agent designated by the Bondholder in his application for the recording of the Bonds. In such case the Paying Agent shall confirm that each payment voucher surrendered bears the authentic seal impression of the relevant Bondholder as registered with the Recording Agency.

         The payment of principal (including premium, if any) shall be made in Japanese yen by the relevant Paying Agent at its relevant office. The payment of interest by the relevant Paying Agent at its relevant office shall be made in Australian dollars by transfer to an Australian dollar account maintained by the holder of an interest coupon (including the holder of a recorded Bond) with such office of such Paying Agent or, if requested by such holder, by an Australian dollar cheque drawn on a bank in Sydney, Australia or by such other method and on such terms as may be agreed upon by such Paying Agent and as shall be consistent with such Paying Agent's payment practices for foreign exchange at such office, subject in any of these cases to any fiscal or other laws or regulations applicable thereto.

 (19) The Bond certificates surrendered for redemption shall be presented together with all unmatured interest coupons appertaining thereto. Should any of the unmatured interest coupons be missing, either (i) the Bondholder shall pay to the relevant Paying Agent an Australian dollar amount equivalent to the face value of such missing unmatured interest coupon, or (ii) (if the Bondholder does not make such payment) a Japanese yen amount sufficient for the relevant Paying Agent to purchase the Australian dollar amount equivalent to the face value of such missing unmatured interest coupon (including costs for foreign exchange) on the day the Bond is presented for redemption shall be deducted from the amount of redemption; provided, however, that the holder of any such missing interest coupon shall be entitled to receive in Australian dollars the amount equivalent to the face value of such interest coupon in the manner set forth in Condition 18, upon surrender of such interest coupon within the extinctive prescription period of 5 years from the date fixed for the redemption of the Bond to which such interest coupon appertained.

 (20) The Bonds (including premium, if any, and interest) constitute direct, unconditional and general obligations of KEPCO and rank and will rank at least PARI PASSU in right of payment and all other respects, without any preference one over the other by reason of priority of date of creation, currency of payment, form of settlement of obligations or otherwise, with all other general unsecured obligations of KEPCO for money borrowed (including issuance of bonds) now or hereafter outstanding (subject to certain statutory exceptions under the laws of the Republic of Korea). So long as any of the Bonds shall remain outstanding, KEPCO shall not create or permit to arise or subsist on the whole or any part of any of its present or future property, assets or revenues any lien, mortgage, pledge or other security to secure any of its primary or guaranty obligations now or hereafter outstanding, unless the Bonds shall also be validly secured by such lien, mortgage, pledge or other security equally and ratably with such other obligation so secured and the instrument or the enactment creating such lien, mortgage, pledge or other security shall expressly so provide except that KEPCO may create or permit to arise or subsist:

         (a) any encumbrance existing as of the date of the issue of the Bonds; or

         (b) any encumbrance over any immovable property owned by KEPCO as security for the repayment by KEPCO to a tenant of that property of any key money paid by such tenant to KEPCO upon taking a tenancy or lease of that property; or

         (c) any statutory liens arising in the ordinary course of KEPCO's business and not in connection with the borrowing or raising of money; or

         (d) any encumbrance over any assets existing at the time of acquisition thereof (including acquisition through merger or consolidation of the other company), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such assets; or

         (e) any encumbrance over any asset purchased by KEPCO (or documents of title thereto) or arising in connection with improvements to any assets of KEPCO as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

         The provisions of this Condition 20 shall not apply if full redemption of the Bonds cannot be made solely by reason of failure on the part of the Bondholders to claim payment of the Bonds when due.

 (21) If any security is provided by KEPCO pursuant to Condition 20, such security shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all the Bondholders. Any expenses that may be incurred by the Commissioned Companies for Bondholders in respect of holding and exercise of the rights over the security shall be borne by KEPCO. Unless any then applicable Japanese law provides otherwise, the Commissioned Companies for Bondholders shall, to the extent that such expenses are not reimbursed by KEPCO, be entitled to charge to the Bondholders, in proportion to their holdings of Bonds, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from the Bondholders.

 (22) In case KEPCO shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO.

 (23)    (a)   If KEPCO shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or in the performance of any other obligation arising from the Bonds; or

         (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO; "EXTERNAL INDEBTEDNESS" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance; or

         (c) If an order of bankruptcy or liquidation is entered against KEPCO or if KEPCO has instituted such proceedings (except in case where KEPCO is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO shall have taken any action for the purpose of liquidation of KEPCO; or

         (d) If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

         (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO is declared,

         the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above
         (c), (d), or (e), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO fails to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO.

   (24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five
         (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO.

   (25) The Representative Commissioned Company for Bondholders shall prepare and deliver substitute Bond certificates or interest coupons to the holder of lost, stolen or destroyed Bond certificates or interest coupons, upon application by such holder which must be accompanied by a certified transcript of a judgment of nullification of such Bond certificates or interest coupons rendered by a Japanese court; provided, however, that as to those Bond certificates or interest coupons which have then matured, the principal (including premium, if any) or interest shall be paid by the Paying Agents without surrender of the Bond certificates or the interest coupons upon presentation of a certified transcript of a judgment of nullification of such Bond certificates or interest coupons. Any court having jurisdiction over the place of principal and interest payment shall have jurisdiction concerning the procedures for the nullification judgment regarding the Bond certificates or interest coupons. If the holder of a Bond certificate or interest coupon which has been lost, stolen or destroyed makes a request, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond certificate or interest coupon has been issued by KEPCO, the Representative Commissioned Company for Bondholders shall, at the expense of such holder, prepare and deliver such certificate. If it is possible for the Representative Commissioned Company for Bondholders to identify mutilated Bond certificates or interest coupons, the Representative Commissioned Company for Bondholders shall, upon surrender to it of such Bond certificates or interest coupons, prepare and deliver substitute Bond certificates or interest coupons therefor and destroy the surrendered Bond certificates or interest coupons. All expenses incurred in respect of the preparation and delivery of substitute Bond certificates or interest coupons shall be borne by the applicant therefor.

 (26) If any due date for the payment of principal (including premium, if any) of the Bonds falls on a day which is not a day on which banks are open for business in Japan, the Bondholders shall not be entitled to payment of the amount due until the next following day on which banks are open for business in Japan or to the payment of any further or additional interest or other payment in respect of such delay.

         If any due date for the payment of interest on the Bonds falls on a day which is not a day on which banks are open for foreign exchange business both in Tokyo, Japan and Sydney, Australia, the holder of any interest coupon (including the holder of any recorded Bond) shall not be entitled to payment of the amount due until the next following day on which banks are open for foreign exchange business both in Tokyo and Sydney or to the payment of any further or additional interest or other payment in respect of such delay.

 (27) Except as otherwise provided in these Conditions of Bonds, the place of performance of obligations pertaining to the Bonds is Tokyo.

 (28) Except as to the authorization relating to the issue by KEPCO of the Bonds and matters concerning the creation, validity and enforcement of security provided for in Condition 20, the Bonds, the form and substance of the Bond certificates and interest coupons and all the rights and obligations of all the parties concerned, including the Bondholders, arising thereunder shall in all respects be governed by the laws of Japan.

   (29) Any legal action against KEPCO relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to the Bonds, Bond certificates, interest coupons or these Conditions of Bonds. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

 (30) In the event of a judgment or order being rendered by any court for the payment of principal of or interest on the Bonds, and such judgment or order being expressed in a currency other than Japanese yen (in the case of principal (including premium, if any)) or Australian dollars (in the case of interest), KEPCO shall pay to the Bondholders and the holders of interest coupons the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgment or order and (ii) the date or dates of discharge of such judgment or order (or part thereof).

         The above undertaking shall constitute a separate and independent obligation of KEPCO from its other obligations, shall give rise to a separate and independent cause of action against KEPCO, shall apply irrespective of any indulgence granted by any Bondholder or holder of interest coupons from time to time and shall continue in full force and effect notwithstanding any judgment or order.

 (31) KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

 (32) All public notices relating to the Bonds shall be given once in the Japanese Official Gazette and once in a daily Japanese newspaper published in both Tokyo and Osaka. Direct notification to individual Bondholders need not be made.

                                                                         Annex 2

                                  (Translation)

                                                                     Y500,000
                                                                     No.________


                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)


                  Amount        :  Y500,000
                  Interest Rate :  4.00% per annum
                  Due January 30, 2006


         This Bond is one of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) in the aggregate principal amount of Y21,000,000,000 issued on January 30, 1996 by Korea Electric Power Corporation pursuant to lawful authorization and in accordance with the Conditions of Bonds appearing on the reverse hereof, and maturing on January 30, 2006, subject to prior redemption.


                                      January 30, 1996


                                      KOREA ELECTRIC POWER
                                      CORPORATION


                                      -----------------------------------
                                                    President

                                         (Facsimile Signature and Seal)

         We, the Commissioned Companies for Bondholders, hereby certify that we shall perform our duties and functions as set forth in the Conditions of Bonds in accordance with the Agreement with Commissioned Companies for Bondholders dated January 18, 1996.


                                      January 30, 1996


                                      THE LONG-TERM CREDIT BANK
                                      OF JAPAN, LIMITED


                                      By:
                                         --------------------------------
                                             President and Director


                                      THE NIPPON CREDIT BANK, LTD.


                                      By:
                                         --------------------------------
                                             President and Director


                                      THE FUJI BANK, LIMITED


                                      By:
                                         --------------------------------
                                                    President


                                      THE BANK OF TOKYO, LTD.


                                      By:
                                         --------------------------------
                                             President and Director


                                      THE NOMURA TRUST AND
                                      BANKING CO., LTD.


                                      By:
                                         --------------------------------
                                                    President


                                      THE NORINCHUKIN BANK


                                      By:
                                         --------------------------------
                                                    President


                                      THE DAI-ICHI KANGYO BANK,
                                      LIMITED


                                      By:
                                         --------------------------------
                                             President and Director


                                        (Facsimile Signatures and Seals)

                                                                         Annex 3

                                  (Translation)


                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

  Annual Interest

                          Interest Coupon of Y500,000 Bond



                          For A$257.23 (Note)




                          Payable on March 27, ____ (Note)



                          No. _____________________



                                         KOREA ELECTRIC POWER
                                         CORPORATION


                                         ------------------------------
                                                   President

                                                (Facsimile Signature)


(Note) The amount of the first interest payable on March 27, 1996 shall be A$40.17 and the last interest shall be payable on January 30, 2006, amounting to A$217.76.

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                                  AMENDMENT TO
            THE AGREEMENT WITH COMMISSIONED COMPANIES FOR BONDHOLDERS

         This Amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of [ ], [ ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED, AOZORA BANK, LTD., MIZUHO CORPORATE BANK, LTD., THE BANK OF TOKYO-MITSUBISHI, LTD., THE NOMURA TRUST AND BANKING CO., LTD. and THE NORINCHUKIN BANK (hereinafter collectively referred to as the "Commissioned Companies for Bondholders") in connection with the amendment to the Agreement with Commissioned Companies for Bondholders (hereinafter referred to as the "Original Agreement") entered into on the 18th day of January, 1996 in connection with the public offering of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Commissioned Companies for Bondholders.

                                    Article 1

         KEPCO and the Commissioned Companies for Bondholders agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by The Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         Text reading "as amended;" shall be added immediately before the text reading "hereinafter referred to as the "Paying Agents Agreement"" and before the text reading "hereinafter referred to as the "Recording Agency Agreement"" in Article 7 of the Original Agreement.

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".


                                   Article 2

(1) KEPCO shall procure that the following legal opinions will have been provided to the Representative Commissioned Company for Bondholders at the time or before the guarantee provided in Article 1, paragraph 2-2 of the Original Agreement as added under Article 1 of this Amendment Agreement (the "Guarantee") becomes effective (provided, however, that the Representative Commissioned Company for Bondholders may, upon consultation with the other Commissioned Companies for Bondholders, waive any rights to receive such opinions):

         (a) A legal opinion, in English language, of Law Offices of Bae, Kim & Lee, legal counsel to KEPCO, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders; and

         (b) A legal opinion of Tokyo Aoyama Aoki Law Office, legal counsel to KEPCO in relation to Japanese law, written in Japanese language, addressed to the Commissioned Companies for Bondholders in form and substance satisfactory to the Representative Commissioned Company for Bondholders.

(2) KEPCO acknowledges that, pursuant to a resolution of the Bondholders' meeting concerning the Bonds (approved by the Tokyo District Court on September 30, 2002 and authorized by the Tokyo District Court on -, -) held on -, -, the joint-and-several liability of the six affiliate companies of KEPCO (Korea South-East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., Korea East-West power Co., Ltd. and Korea Hydro & Nuclear Power Co., Ltd.) with regard to all of KEPCO's liabilities to the Bondholders in connection with the Bonds shall not be released until the Guarantee becomes effective.

                                    Article 3

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department


(2) All notices and communications to the Commissioned Companies for Bondholders under this Amendment Agreement shall be transmitted to the Representative Commissioned Company for Bondholders by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  Facsimile No. :  81-3-5511-2001
                  Attention:  Process Support Division

(3) In case either KEPCO or the Representative Commissioned Company for Bondholders changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                    Article 4

         The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in this Amendment Agreement shall extend for the benefit of the Bondholders. Copies of this Amendment Agreement shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                    Article 5

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                    Article 6

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                    Article 7

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                    Article 8

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                    Article 9

         This Amendment Agreement is executed in seven (7) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Commissioned Companies for Bondholders have executed this Amendment Agreement on the date and at the place hereinabove first written.

                                              KOREA ELECTRIC POWER CORPORATION


                                              By
                                                -------------------------------



                                              SHINSEI BANK, LIMITED


                                              By
                                                -------------------------------

                                              AOZORA BANK, LTD.


                                              By
                                                -------------------------------


                                              MIZUHO CORPORATE BANK,LTD.


                                              By
                                                -------------------------------


                                              THE BANK OF TOKYO-MITSUBISHI, LTD.


                                              By
                                                -------------------------------


                                              THE NOMURA TRUST AND BANKING CO.,
                                              LTD.


                                              By
                                                -------------------------------


                                              THE NORINCHUKIN BANK


                                              By
                                                -------------------------------

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                                  AMENDMENT TO
                         THE RECORDING AGENCY AGREEMENT

         This Amendment to the Recording Agency Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day
of [ ], [   ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED (hereinafter referred to as the "Recording Agency") in connection with the amendment to the Recording Agency Agreement (hereinafter referred to as the "Original Agreement") entered into on the 18th day of January, 1996 in connection with Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Recording Agency.

                                    Article 1

         KEPCO and the Recording Agency agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 3-2, as indicated below, shall be added after
Article 1, paragraph 3 of the Original Agreement:

         "(3)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                    Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Recording Agency under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  81-3-5511-2001
                  Attention:  Process Support Division

(3) In case either KEPCO or the Recording Agency changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                    Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.

                                    Article 4

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                    Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                    Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                    Article 7

         This Amendment Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Recording Agency have executed this Amendment Agreement on the date and at the place hereinabove first written.

                                              KOREA ELECTRIC POWER CORPORATION


                                              By
                                                -------------------------------



                                              SHINSEI BANK, LIMITED


                                              By
                                                -------------------------------

                                  (Translation)

                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)

                                  AMENDMENT TO
                           THE PAYING AGENTS AGREEMENT

         This Amendment to the Paying Agents Agreement (hereinafter referred to as this "Amendment Agreement") entered into at Tokyo, Japan on the [ th] day of
[ ], [   ] by and among KOREA ELECTRIC POWER CORPORATION (hereinafter referred to as "KEPCO") and SHINSEI BANK, LIMITED, as representative of the institutions set forth in Article 2 of the Original Agreement (as defined below) (hereinafter referred to as the "Representative Paying Agent") in connection with the amendment to the Paying Agents Agreement (hereinafter referred to as the "Original Agreement") entered into on the 18th day of January, 1996 in connection with Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series(1996) (such bonds being hereinafter referred to as the "Bonds") by and between KEPCO and the Representative Paying Agent.

                                    Article 1

         KEPCO and the Representative Paying Agent agree that the following amendments shall be made to the Original Agreement:

         Article 1, paragraph 2-2, as indicated below, shall be added after
Article 1, paragraph 2 of the Original Agreement:

         "(2)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable under the Conditions of Bonds are unconditionally and irrevocably guaranteed by the Korea Development Bank (hereinafter referred to as "KDB") in accordance with the conditions of guarantee set forth in Annex 1-2 attached hereto. Annex 1-2 is incorporated herein as an integral part of this Agreement and deemed to be endorsed on the reverse side of each Bond certificate at the time that such guarantee enters into force. At the entry into force of such guarantee, the Bond certificates are deemed to be endorsed to the effect that they shall be guaranteed by KDB."

         The contents of Annex 1 attached to the Original Agreement shall be replaced by the contents of Annex 1 attached hereto, and Annex 1-2 attached hereto shall be added to the Original Agreement as "Annex 1-2".

                                    Article 2

(1) All notices and communications to KEPCO under this Amendment Agreement shall be transmitted by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Korea Electric Power Corporation
                  167, Samsong-dong, Kangnam-ku, Seoul
                  Republic of Korea
                  Attention:  International Finance Department

         or if by telex, to:

                  K24287 KELECCO
                  Attention:  International Finance Department

         or if by facsimile, to:

                  82-2-556-3694
                  Attention:  International Finance Department

(2) All notices and communications to the Paying Agents under this Amendment Agreement shall be transmitted to the Representative Paying Agent by registered airmail, or by telex or facsimile (to be confirmed in writing sent by registered airmail), addressed, if by registered airmail, to:

                  Shinsei Bank, Limited
                  1-8, Uchisaiwaicho 2-chome
                  Chiyoda-ku, Tokyo, Japan
                  Attention:  Process Support Division

         or if by telex, to:

                  J24308 LTCBANKA
                  Attention:  Process Support Division

         or if by facsimile, to:

                  81-3-5511-2001
                  Attention:  Process Support Division

(3) In case either KEPCO or the Representative Paying Agent changes its aforementioned address, it shall give written notice thereof to the other. All notices and communications hereunder shall be made in the English language.

                                    Article 3

(1) Except as to the authorization and execution by KEPCO of this Amendment Agreement and matters which are governed by compulsory provisions of the laws of the Republic of Korea, this Amendment Agreement, both as to form and content, and the rights and duties arising therefrom, shall in all respects be governed by and construed in accordance with the laws of Japan.

(2)      The place of performance of obligations hereunder is Tokyo.



                                    Article 4

         Any legal action against KEPCO relating to this Amendment Agreement may be instituted in the Tokyo District Court and any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which KEPCO hereby expressly, unconditionally and irrevocably agrees to submit. Any such action against KEPCO may also be instituted in any competent court in the Republic of Korea. To the extent that KEPCO is legally able to do so, KEPCO hereby irrevocably waives any immunity, on the ground of sovereignty or otherwise, from legal proceedings (whether in respect of service of process, obtaining of a judgment, attachment, execution of a judgment or otherwise) to which it might otherwise be entitled at present or in the future in respect of any action instituted against it or against any of its property or assets relating to this Amendment Agreement. If such advance waiver is not given effect under the applicable laws, KEPCO will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

         KEPCO hereby designates the address of the representative office of KEPCO located in Tokyo, Japan as the address for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appoints the Representative from time to time of the Tokyo representative office of KEPCO as its authorized agent to accept such service of process at such address. So long as any of the Bonds or interest coupons remains outstanding, KEPCO shall follow any and all legal procedures that may be necessary to accept such service of process and continue such designation and appointment in full force and effect.

                                    Article 5

         All provisions of the Original Agreement not expressly amended by this Amendment Agreement shall remain unchanged and continue in effect as stated therein.

                                    Article 6

         Terms defined in the Original Agreement, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

                                    Article 7

         This Amendment Agreement is executed in two (2) counterparts in the Japanese language with a non-binding English translation attached. Each copy shall be considered an original.

         IN WITNESS WHEREOF, KEPCO and the Representative Paying Agent have executed this Amendment Agreement on the date and at the place hereinabove first written.

                                              KOREA ELECTRIC POWER CORPORATION


                                              By
                                                -------------------------------



                                              SHINSEI BANK, LIMITED


                                              By
                                                -------------------------------

                                  [Translation]

                             LETTER OF GUARANTEE FOR
                        KOREA ELECTRIC POWER CORPORATION
                              REVERSE DUAL CURRENCY
           JAPANESE YEN/AUSTRALIAN DOLLAR BONDS - SECOND SERIES (1996)
                                  (THE "BONDS")

                                                              [   ] [   ], [   ]

Shinsei Bank, Limited,

   as the agent of the Bondholders and the
   Couponholders for the Bonds, and as the agent of the Commissioned Companies for Bondholders for the Bonds, the Representative Paying Agent for the Bonds, and the Recording Agency for the Bonds

         We, The Korea Development Bank, hereby agree to make a guarantee in accordance with the conditions of guarantee set forth in Annex 1 hereto (the "Conditions of Guarantee"). We hereby further agree that copies of this letter may be delivered to all Commissioned Companies for Bondholders and Paying Agents, kept at the Head Office of each of the Commissioned Companies for Bondholders and made available for Bondholder's perusal during its business hours. Terms defined in the Conditions of Guarantee, unless otherwise defined herein or the context otherwise requires, shall bear the same meaning herein.

         This letter of guarantee contained herein shall be governed by Japanese law.

         This letter of guarantee is executed in two (2) counterparts in Japanese language with a non-binding English translation attached. Each counterpart shall be considered to be an original.


                                              The Korea Development Bank


                                              By
                                                -------------------------------


Agreed and accepted on the same above written.

  Shinsei Bank, Limited


  By
    -------------------------------

                                                                     EXHIBIT I

[LOGO]

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT I, Dong-Suk Kang, Chairman & Chief Executive Officer of KOREA ELECTRIC POWER CORPORATION, a Korean corporation (the "Company"), do hereby make, constitute and appoint Mr. Hi-Tack Lee, Senior vice President of Planning & Restructuring Division, his acting severally as the lawful agent and attorney-in-fact of the Company with full power of substitution and revocation, and hereby confer upon such agent and attorney-in-fact the power and authority to perform, in the name of and on behalf of the company, any and all of the following acts in connection with the restructuring (the "Restructuring") of certain debt instruments of the Company including, but not limited to, certain Samurai bonds and domestic bonds (collectively, the "Bonds") and any other related matters:

1. To negotiate and finalize any specific matters or various unresolved matters relating to the removal of the joint and several liability and the amendment of any provisions under the governing instruments of the Bonds in connection with the Restructuring;

2. To negotiate, revise, execute and deliver, on behalf of the Company, any notice agreements or documents;

3. To perform, on behalf of the Company, various legal activities required under the Korean Commercial Code or the governing laws of the governing instruments of the Bonds;

4. To manage and administer expected expenses, to deliver any finalized agreements, to select any delivery agents or to take any necessary actions pursuant to applicable laws to remove the joint and several liability and to amend any provisions under the governing instruments of the Bonds in connection with the Restructuring;

5. To execute, deliver, sign or file any documents as such agent and attorney-in-fact may deem necessary and appropriate from time to time related to the consent solicitation process and the bondholders' meetings for obtaining any necessary consent or waivers from the relevant bondholders, any transactions related to the guarantees by The Korea Development Bank or any other related transactions; and

6. To execute, deliver, sign or file any other documents at such agent and attorney-in-fact may deem necessary and appropriate from time to time for the successful completion of the Restructuring.

     I hereby ratify and confirm all actions taken by my attorney-in-fact hereunder and undertake to ratify and confirm any and all actions to be taken by my attorney within the scope of authority conferred hereby. I further agree to indemnify and hold my attorney-in-fact hereunder harmless from and against any and all liabilities, damages, penalties, judgments, suits, expenses and all other costs of any kind or nature whatsoever imposed on, incurred by or asserted against my attorney-in-fact in respect of my attorney-in-fact's action or failure to act hereunder.

     I further hereby certify that the following individual holding the title appearing to the right of his name is the same individual who is given powers under this Power of Attorney, and that the signature appearing opposite the name of such individual below is a true specimen of the genuine signature of such individual.

               NAME                 TITLE                SIGNATURE
            -----------     ---------------------     ---------------
            Hi-Taek Lee     Senior Vice President     /s/ Hi-Taek Lee

     IN WITNESS WHEREOF, I, the undersigned, have this Power of Attorney executed on the day of October 1, 2003.


                                              /s/ Kang, Dong-Suk
                                              ----------------------------------
                                              Kang, Dong-Suk
                                              Chairman & C.E.O.
                                              Korea Electric Power Corporation

                                                                     EXHIBIT J

THE KOREAN DEVELOPMENT BANK

Specimen of Authorized Signatures


1. Governor, Deputy Governor and Executive Director have full and complete authority to sign alone on behalf of this bank.

2. Author has full and complete authority to sign correspondence relating to audits and examinations of accounts of this bank.

3. CLASS A signers have the authority to sign on the following documents for an amount exceeding USD10,000. (or its equivalent in other currencies)

(a) Checks, drafts and bills of exchange (when they are issued or accepted)

(b)      Letters of payment guarantee

(c) Documents related to International Investment, loan, funding and security trust.

(d) Such other documents, agreements or instruments necessary for the conduct of international business.

4. CLASS A OR CLASS B signers have the authority to sign on the following documents.

(a) The documents listed in Class B or an amount up to USD10,000 (or its equivalent in other currencies)

(b)      Instructions of payment or transfer of funds

(c)      Orders for delivery, purchase or sale of securities

(d)      Checks, drafts, bills or exchange (when they are endorsed)

(e)      Certificates of deposit

(f)      Letters of credit

(g)      Letters of collection or remittance

(h)      Confirmatory advices of debt or credit

(i)      Other similar documents




BOARD OF CLASS-A


CHANG-GWON KIM                                          CHANG-HOON BYUN

/s/  Chano-Owon Kim                                     /s/  Chang-Hoon Byun



CHANG-KEUN PARK                                         CHANG-SEOP PARK

/s/  Chang-Keun Park                                    /s/  Chang-Seop Park



CHANG-WOO KANG                                          CHONG-SHIL KIM

/s/  Chang-Woo Kang                                     /s/  Chong-Shil Kim



CHOON-GEUN LEE                                          CHOONG-GYOO KIM

/s/  Choon-Geun Lee                                     /s/  Choong-Gyoo Kim



CHUL JANG                                               CHUL-HONG PARK

/s/  Chul Jang                                          /s/  Chul-Hong Park




The Korea Development Bank Specimen of Authorized Signature

GROUP             CLASS-A
NAME              CHANG-SEOP PARK


                --------------------------------------------------------




                                 /s/ Chang-Seop Park




                --------------------------------------------------------


                The Korea Development Bank

                                                                     EXHIBIT K

slide 1
-------


                                                                  Confidential
                            [graphic logo omitted]
                                    KEPCO

                          THE KOREA DEVELOPMENT BANK

                           Presentation to KEPCO's
                              Samurai Bondholders
                 Debt Restructuring of KEPCO's Samurai Bonds

                                 October 2003
slide 2
-------


Table of Contents
-----------------------------------------------------

I.    KEPCO's Debt Restructuring Overview
II.   Review of the Korean Electricity Industry
      Restructuring
III.  Summary of the Consent Solicitation Process
IV.   KDB Credit Highlights
V.    Rationale for Consent
slide 3
-------


                    I. KEPCO's Debt Restructuring Overview
slide 4
-------

Debt Restructuring Background
--------------------------------------------------------------------------------

o On April 2, 2001, KEPCO separated its power generation units into six wholly-owned power generation subsidiaries ("Gencos"), including five thermal Gencos and one hydro and nuclear Genco.

o When the Gencos were separated from KEPCO, a portion of KEPCO's debt was allocated to each of the Gencos.

o Under the Korean Commercial Code ("KCC"), KEPCO and the Gencos became jointly and severally liable for all the debt issued prior to April 2, 2001.

o In order to facilitate the implementation of the Plan of Restructuring, KEPCO is seeking approval from each of its bondholders who own KEPCO debt obligations issued prior to April 2, 2001 to remove the joint and several liability of the Gencos under Korean and Japanese law and make certain amendments to the relevant agreements under Japanese law.

     All debt issued by KEPCO and the Gencos after April 2, 2001 does not carry any joint and several liabilities and is not subject to this debt restructuring.

slide 5
-------

KDB  Guarantee Background

o The Korean Government has helped to facilitate the debt restructuring by transferring a 19.9% ownership stake in KEPCO (approximately Won 3 trillion of share capital) to The Korean Development Bank ("KDB") in June 2001.

o In return, KDB will offer a full, irrevocable and unconditional guarantee to bondholders of KEPCO if the requisite number of holders validly consent to the proposed amendments and waive the joint and several liability of the Gencos.


     KEPCO shareholder status                               KEPCO shareholder status
     before the share transfer      ------------------>     after the share transfer
           to KDB                   Government transfer           to KDB
                                    of 19.9% of KEPCO's
     Government           52.2%     shares to KDB           Government           32.3%
     KDB                   1.7%     ------------------>     KDB                  21.6%
     Public and Others(1) 46.1%                             Public and Others(1) 46.1%

(1)  Includes 5.1% by Resolution & Finance Corp. and 2.6% by National Pension
     Corporation.

slide 6
-------

Debt Profile
--------------------------------------------------------------------------------

o The targeted debt is KEPCO's debt that issued prior to April 2, 2001 which is subject to the Amendments and elimination of the joint and several liabilities. It consists of Won 5.2 trillion in Yankee, Global, Euro, Samurai and Domestic bonds.

o On December 16, 2002 and January 10, 2003, the bondholders, who have Yankee, Global and Euro Bonds of KEPCO, completely consented to the Amendments to the Bonds and elimination of the joint and several liabilities at the Bondholders' Meetings. After the approval of Korean Court, the bondholders received KDB's Guarantee on their bonds on Feb. 25, 2003 and April 29, 2003 respectively.

o The bondholders of KEPCO's domestic bonds completely consented the elimination of the joint and several liabilities at the Bondholders' Meeting in Seoul on March 11, 2003. KEPCO received the approval of Korean Court, now KEPCO is reviewing the timing of issuing KDB's Guarantee.

o The total amount of debt to be restructured(1) for KEPCO is Won 5.3 trillion and Won 3.8 trillion for the Gencos.

  Total KEPCO Target Debt Subject to Solicitation (2): Won 5.2 trillion

                         [graphic pie chart omitted]

Domestic 250.0 B (4.8%)
Yankee and Global 3,316.8 B (64.0%)
Euro 891.0 B (17.2%)
Samurai 722.4 B (14.0%)


(1) Includes loans, where the joint and several liability of the Gencos is not subject to Solicitation and will be removed by negotiations.
(2)  June 30, 2003 (FX: Won 1,193.1/US$, Won 9.9641/JPY).

slide 7
-------

                     II. Review of the Korean Electricity
                            Industry Restructuring
slide 8
-------

Industry Restructuring Goals
--------------------------------------------------------------------------------

Overall Objectives of the Industry Restructuring Plan

o        Introduce competition and increase efficiency in the industry

o        Ensure a long-term, inexpensive and stable electricity supply

o        Promote consumer convenience through expansion of consumer choice

Benefits to KEPCO and our Creditors

o Retain transmission business with stable profitability and returns as well as lower investment requirements

o Reduce outstanding debt through the proceeds of the planned generation asset sales

o Improvement in KEPCO's credit profile resulting from enhanced profit stability and debt reduction slide 9
-------

Review of Industry Restructuring Plan
-------------------------------------



          Phase I and II                                Phase III                                  Phase IV
     Competition in Generation                    Wholesale Competition                       Retail Competition
     -------------------------                    ---------------------                       ------------------
            (1999-2005)                                (2005-2008)                               (after 2009)



       Gencos     Gencos                          Gencos     Gencos                      |             Gencos     Gencos    |
       (Public)   (Private)                       (Public)   (Private)    |              |             (Public)   (Private) |
        Bid        Bid                             Bid        Bid         |              |              Bid        Bid      |
                                                    |          |          |              |               |          |       |
     Power Pool           Bid--|                     Power Pool           |              |                Power Pool        |
            |                  |                                          |              |Sale                              |Sale
            |           PPA(1) |                    Transmission          |Sale          |               Transmission       |
           \ /                                 Bid     (KEPCO)     Bid    |              |          Bid     (KEPCO)     Bid |
     Transmission (KEPCO)    /PPS(2)            ^                   ^     |              |           ^                   ^  |
     Distribution (KEPCO)                       |                   |     |              |           |                   |  |
                                                Discos         Discos     |              V           Discos         Discos  V
                                                |                   |     V                Big        |     \      /     |
                                                v                   v       Big         Consumers     v      /    \      v
           Consumers                          Consumers      Consumers   Consumers                Consumers    Consumers Consumers


o  Phase I already completed.             o  Full competition will be accomplished       o  Distribution network will be opened.
o  First Genco to be privatized              by unbundling the distribution sector       o  KEPCO continues to act as Korea's
   (KOSEPCO already designated).             from KEPCO.                                    sole electricity transmission company.
o  KEPCO will continue to manage          o  Discos purchase power from the Power        o  Industry will be regulated to ensure
   transmission and distribution.            Pool.                                          competition, cost effectiveness and
                                                                                            adequate supply.

(1)  PPA stands for Power Purchase Agreement.
(2)  IPP stands for Independent Power Producer.

slide 10
--------

Key Milestones for 2002, 2003 and 2004
--------------------------------------------------------------------------------


Restructuring of       Commence sale       Postpone         Listing KOSEPCO
KEPCO debt to          process of          sale of          on Korea Stock
facilitate Genco       KOSEPCO             KOSEPCO          Exchange and then
privatization                                               the sale of management
                                                            control will be followed





2002                                2003                                2004
1Q       2Q       3Q       4Q       1Q       2Q       3Q       4Q       1Q       2Q






Public Sector          KOSEPCO was         Preparation for  After evaluating the
Privatization          designated as the   listing          result of KOSEPCO, the
Committee passed       first Genco to be   KOSEPCO          remaining GENCOs will
resolution on Genco    privatized                           be proceeding the
Privatization Plan                                          privatization

slide 11
--------

                          III. Summary of the Consent
                             Solicitation Process

slide 12
--------

Description of Samurai Bonds subject to
Bondholders' Meeting
--------------------------------------------------------------------------------


                                                                                              Issue Amount
       Series of Samurai Bonds             Issue Date         Maturity Date      Interest    (JPY million)
--------------------------------------------------------------------------------------------------------------
Korea Electric Power Corporation
Japanese Yen Bonds of 1995 - Fourth
Series                                   April 11, 1995       April 11, 2005       4.15%         27,000


Korea Electric Power Corporation
Japanese Yen Bonds - Fifth Series      September 7, 1995    September 7, 2005      3.40%         14,500
(1995)


Korea Electric Power Corporation
Reverse Dual Currency     Japanese
Yen/Australian Dollar Bonds - First     January 10, 1996     January 10, 2006     A$3.80%        10,000
Series (1996)


Korea Electric Power Corporation
Reverse Dual Currency     Japanese
Yen/Australian Dollar Bonds - Second
Series (1996)                           January 30, 1996     January 30, 2006     A$4.00%        21,000


[table continued]


       Series of Samurai Bonds          Commissioned Companies for Bondholders
--------------------------------------------------------------------------------

                                           Aozora Bank (Representative CCB)
                                                 Mizuho Corporate Bank
Korea Electric Power Corporation                     Shinsei Bank
Japanese Yen Bonds of 1995 - Fourth       Sumitomo Mitsui Banking Corporation
Series                                         Bank of Tokyo-Mitsubishi
                                               Sumitomo Trust & Banking
                                      Mizuho Corporate Bank (Representative CCB)
Korea Electric Power Corporation                      Aozora Bank
Japanese Yen Bonds - Fifth Series              Bank of Tokyo-Mitsubishi
(1995)                                               Shinsei Bank
                                               Nomura Trust and Banking
                                           Shinsei Bank (Representative CCB)
Korea Electric Power Corporation                      Aozora Bank
Reverse Dual Currency     Japanese               Mizuho Corporate Bank
Yen/Australian Dollar Bonds - First            Bank of Tokyo-Mitsubishi
Series (1996)                                  Nomura Trust and Banking
                                                   Norinchukin Bank
                                           Shinsei Bank (Representative CCB)
Korea Electric Power Corporation                      Aozora Bank
Reverse Dual Currency     Japanese               Mizuho Corporate Bank
Yen/Australian Dollar Bonds - Second           Bank of Tokyo-Mitsubishi
Series (1996)                                  Nomura Trust and Banking
                                                   Norinchukin Bank


slide 13
--------

Summary of Proposed Agenda
--------------------------------------------------------------------------------

1.      Government Ownership Requirement
      *        Removal of Event of Default if the Republic of Korea ceases to own and control
               (directly or indirectly) a majority of KEPCO's issued and outstanding capital stock.
2.      Waiver of GENCO's Joint and Several Liabilities
      *        Waiver of the joint and several liabilities of six generation subsidiaries regarding all the obligations of KEPCO.
3.      KDB Guarantee
      *        KDB's joint and several guarantee  will be offered to all KEPCO's bondholders upon the approval of the above 1 and 2 agenda.
4.      Change in COB and addition of COG
      *        Necessary changes in Conditions of Bonds and addition of Conditions of
             Guarantee regarding the above 1 through 3 agenda.
5.      Change in Related Agreements
      *        Necessary amendments to the related agreements between KEPCO and
               Commissioned Companies for Bondholders or other relevant agents or preparation of new agreements regarding the above 1 through 4 agenda.

slide 14
--------

Proposed Agenda of Bondholders' Meeting
--------------------------------------------------------------------------------

1 To delete condition 23(iv) [or (d)] of the Conditions of Bonds which states" If KEPCO ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KEPCO under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KEPCO and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that in the reasonable judgment of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or" in return for the joint and several guarantee by KDB of the obligation of KEPCO to the bondholders under the Bonds.

         To waive, in return for the joint and several guarantee by KDB, the joint and several liabilities on the six generation company subsidiaries, Korea South-East Power Co.,Ltd., Korea Midland Power
2 Co., Ltd., Korea Western Power Co.,Ltd., Korea Southern Power Co.,Ltd., Korea East-West Power Co.,Ltd. and Korea Hydro & Nuclear Power Co.,Ltd., in respect of all obligations of KEPCO to the bondholders under the Bonds, without reflecting the obligation under the Bonds.

3 To agree that KDB will jointly and severally guarantee the obligation of KEPCO to the bondholders under the Bonds if 1 and 2 of the above will be approved.

4 To approve the changes in the Conditions of Bonds or addition in the Conditions of Guarantee which proves to be necessary or desirable in consideration of agenda 1 through 3 of the above and to regard that such changes or addition or other necessary changes will be deemed to be written on the Bond Certificate(s). Regarding the matters related to agenda 1 through 4 above in the Agreement with Commissioned Companies for Bondholders, the Paying Agents Agreement and the Recording Agency Agreement and other relevant documents relating to the Bonds, to approve or give powers and authorities to the Commissioned

5 Companies of Bondholders or their representative, the Representative Paying Agent or the Recording Agency on each of their behalf or on behalf of the Bondholders to make necessary or desirable changes to the above documents or prepare or consent to new agreements and other documents between KEPCO or KDB

* Resolution on Agenda 2 becomes effective upon the approvals by Tokyo District Court and Korean Court slide 15
--------

Voting Requirement
------------------

                    Requirements under JCC (1) and COB (2)
                    --------------------------------------

Quorum:  More than one half (1/2) of the aggregate principal amount of the
------   Bonds then outstanding
Voting:  Two thirds (2/3) or more of the affirmative votes of the aggregate
------   principal amount of the Bonds presented at the meeting

                          Requirements under KCC (3)
                          --------------------------

Affirmative vote by Bondholders representing both
 1) at least two-thirds (2/3) of the votes of the aggregate principal amount of the Bonds represented at the meeting

 2) at least one-third (1/3) of the aggregate principal amount of the Bonds outstanding

(1)   JCC stands for Japanese Commercial Code
(2) These requirements are stipulated under the Conditions of Bonds ("COB") of each series
(3)   KCC stands for Korean Commercial Code
slide 16
--------

KDB Guarantee Description
--------------------------------------------------------------------------------

o The KDB Guarantee will be a full, unconditional and irrevocable guarantee of due and punctual payment of principal and of interests on the Bonds.

o The guarantee will be applicable to all bondholders on the condition that the proposed agenda is approved at the bondholders' meeting.

o The KDB Guarantee will become effective upon certain conditions, such as, but not limited to, the approval of passed agenda by Tokyo District Court, as well as Seoul District Court.

o    The KDB Guarantee will be governed by Japanese law.

slide 17
--------

Key Dates for Samurai Bondholders
--------------------------------------------------------------------------------

                       Event                        Date                                      Description
 Public Notice                                   October 15      o  Start distribution of information material to Bondholders
 Deadline Date of Depositing Bonds to RCCBs   November 17 / 18   o  Bondholders must deposit Bond certificates to each RCCB at least seven days prior to the Bondholders'meeting.
 Bondholders' Meeting                         November 25 / 26   o   All Meetings will be held in Tokyo
 Submit Application for Tokyo District Court    By December 2    o   Submit the results of Bondholders'Meetings to Tokyo District
 Approval                                                            Court
 Tokyo District Court Review Period                  TBD         o   Tokyo District Court will review the results of the
                                                                     Bondholder' Meetings
 Tokyo District Court Approval                       TBD         o   Tokyo District Court is expected to formally give approval after certain review period
 Seoul District Court Approval                       TBD         o   Seoul District Court is expected to formally give approval after certain review period
 Public Notice                                       TBD         o   Public Notice shall be made upon the formal approval by the
                                                                     Tokyo District Court and Seoul District Court
 KDB Guarantee                                       TBD         o   Guarantee shall become effective upon certain court approvals and other conditions

slide 18
--------

Documentation for Voting Requirements
--------------------------------------------------------------------------------

Materials Distributed to Bondholders in Japan

o   Reference Material (Japanese)
    o Guidance for Convocation of the First Bondholders' Meeting
    o Copy of Public Notice at official Gazette
    o Guidance for Procedure of Bond Deposit and Voting Rights Exercise
    o Statement of the Commissioned Companies for Bondholders
    o Package of Documents for Voting Right Exercise
       - Documents for the holders of Bond Certificate(s) or Recorded Bonds
    o Information Materials
       - Information Release,  Presentation Material,
         Invitation to Presentation

Materials Distributed to Bondholders outside of Japan

o Above all documents will be provided to Bondholders outside of Japan in English.

slide 19
--------

Voting Procedures(1) for Residents in Japan
--------------------------------------------------------------------------------


                 Bondholders who hold the Bond Certificate(s)

o Bondholders who hold the bond certificate(s) must deposit the bond certificate(s) to each Representative Commissioned Company for Bondholders ("RCCB") by November 17 / 18, in order to exercise its voting right.

o Upon completion of the deposit, Bondholders can attend the Bondholders' Meeting and exercise its voting right at the meeting.

o    Bondholders can exercise its voting right by proxy at the meeting.

o Bondholders who do not attend the Bondholders' Meeting by himself / herself or by proxy can exercise the voting right by submitting RCCB a Power of Attorney authorizing the RCCB as your attorney-in-fact and identifying your vote on each agenda one day prior to the date of the meeting*.

o    Each bondholder has one voting right per smallest denomination.

* Submission of Power of Attorney authorizing RCCB to act as attorney-in-fact is required because voting right exercise in writing is not allowed under the Commercial Code of Korea.

slide 20
--------

Voting Procedures(2) -- For Residents in Japan
--------------------------------------------------------------------------------
Bondholders who hold the bonds recorded at the Recording Agency

o Bondholders who hold the bonds recorded at the Recording Agency must request each Recording Agency to issue Certificate and deposit that certificate to each RCCB by November 17 / 18, in order to exercise its voting right.

o Upon completion of the deposit of Recording Certificate, Bondholders can attend the Bondholders' Meeting and exercise its voting right at the meeting.

o    Bondholders can exercise its voting right by proxy at the meeting.

o Bondholders who do not attend the Bondholders' Meeting by himself / herself or by proxy can exercise the voting right by submitting RCCB a Power of Attorney authorizing the RCCB as your attorney-in-fact and identifying your vote on each agenda one day prior to the date of the meeting*.

o    Each bondholder has one voting right per smallest denomination.

* Submission of Power of Attorney authorizing RCCB to act as attorney-in-fact is required because voting right exercise in writing is not allowed under the Commercial Code of Korea.

slide 21
--------
Voting Procedures (3) - For Non-Residents in Japan
--------------------------------------------------------------------------------

Bondholders who hold the Bonds through Euroclear or Clearstream

Bonds held through Euroclear or Clearstream are registered at the Recording Agency under the name of Euroclear or Clearstream. Thus, Bondholders shall exercise the voting right through the clearing system.

              ------>                     ------>           ------>
Standing Proxy       Euroclear/Clearstream       Participant       Bondholder
              <------                     <------           <------


o Upon receipt of notice from Euroclear or Clearstream, Bondholders must submit the voting instruction to Euroclear or Clearstream in accordance with the instruction by November 7 / 10.

o Standing Proxies who are acting as a depository bank in Japan for Euroclear and Clearstream will vote on behalf of the Bondholders.

* Each bondholder has one voting right per smallest denomination, however the voting by Standing Proxies represents the total of the voting instructions of the Bondholders or the participants through Euroclear and Clearstream, respectively.

slide 22
--------

IV.         KDB Credit Highlights
slide 23
--------

Quasi-sovereign status
--------------------------------------------------------------------------------

Ownership        o   Government has legal obligation to wholly own KDB
                     - No plan to privatize KDB

Timely Support   o   Government's capital injections have been timely
                     and often beyond that required by the KDB Act

Solvency         o   Government is responsible to maintain KDB's solvency
                     as stipulated in KDB Act Article 44

                 o KDB has access to Bank of Korea's low-cost credit lines and emergency credits slide 24
--------

Key public policy role
--------------------------------------------------------------------------------

Setting          o   USD500 mn Global Bond - Nov. 2001
Benchmark        o   USD750 mn Global Bond - Nov. 2002
                 o   USD500 mn Global Bond (Reopened) - Jan. 2003
                 o   JPY65bn Samurai Bond - June 2003
                 o   USD750 mn Global Bond - Sep. 2003
                 o   EUR500 mn Euro Bond - Sep. 2003

Stabilization    o   Support viable companies to meet debt repayment in
of bond market        2001 through "Quick Bond Underwriting Program"
                 o   Resolve credit crunch via CBO/CLO program

Restructuring    o   Successful graduation from "workout" program
of corporate         - Daewoo Shipbuilding
  sector               (Issued US$226mn of GDR in offshore market, June 3, 2003)
                     - Daewoo Machinery
                 o     Sale of Daewoo Motors to GM (April 2002)
slide 25
--------

Strong government commitment to KDB
--------------------------------------------------------------------------------

                               BIS Ration

                                  %      17.6
                                                       16.9
          Total                  20
  capital contribution
    KRW 9.4 trillion             15                           16.8
                                                                     15.42
  KRW 3,050 billion ('01)        10   11.3    [LINE GRAPH OMITTED]
                                                11.4
  KRW 100 billion ('00)           5

  KRW 800 billion ('99)           0

  KRW 5,417 billion('98)          1998   1999   2000   2001   2002    1Q'03

Slide 26
---------

Financial Highlights
--------------------------------------------------------------------------------

                                                               (Unit: KRW bn)

                                                       2000            2001             2002           1H'03
Losses from bad asset

   o Tightened guidelines  Total Assets               81,309           82,003          78,782          82,228
     for bad asset mgmt.   Total Loans                49,992           47,271          44,917          46,949
                            (Net, Provision and present value discount)
   o Strengthened          Investments               17,588            24,061          25,045          26,554
     Loan loss provisions  Provisions (1)             2,686             2,108           1,178           1,684
                           Total Equity(2)            3,798             6,933           6,941           6,969
Reinforced revenue         Net Income                -1,398               109             184            -392
from investment            BIS Ratio(%)                11.4              16.9            16.8          15.4(3)
banking and fee
business

                           (1)   Provisions for possible losses of credit assets according to FSS standards
                           (2) Includes KRW3 trillion in capital injections from the government in the form of KEPCO shares
                           (3) 1Q'03

slide 27
--------

Financial strength
--------------------------------------------------------------------------------
                                [BAR GRAPH OMITTED]

      17
(%)         16.9 16.8
                     15.4(1Q'03)                                       15.5
15                                                                14.7     14.8
                                                         13.4

        11.4
10                               8.3     8.4  8.8 8.5

                                                              7.2
                                                                                 1999
5                                    4.7                                         2000
                                                                                 2001
                                                                                 2002
                                                                                 1H'03
0-------------------------------------------------------------------------------

         BIS Ratio                   Equity/Assets            Equity/Loans

slide 28
--------

Sufficient provisions for possible losses
--------------------------------------------------------------------------------



ASSET Quality Trends (KRW bn)                                    Loan Loss Coverage Ratio (%)
       Normal    Precautionary    Substantial
       Doubtful  Estimated loss
                                                        250            [LINE GRAPH OMITTED]
70,000
                  [BAR GRAPH OMITTED]                                     204.3
60,000                                                  200

50,000
                                                        150
40,000                                                                               118.5
                                                                   79.7
30,000                                                  100                                    65.7
                                                             52.2
20,000
                                                         50
10,000


        2000    20001    1H'02    2002    1H'03           0   2000   2001   1H'02    2002    1H'03

                                                                                 Total Provisions
o Credit assets subject to FSS soundness classification  * Coverage ratio  =  ----------------------
  standards                                                                       Bad Assets
                                                                               Substandard or Below

slide 29
--------

KDB's 21st Century Vision - Asia's Leading Bank
--------------------------------------------------------------------------------
Strengthen 4 Core Businesses in line with
Government's "Northeast Asia's Business Hub"  initiative



                                 -------
                                 | KDB  |
                                 -------
                                     |
    --------------------------------------------------------------------
    |                     |                   |                         |
    |                     |                   |                         |
-------------       -------------         -----------          --------------------
| Corporate |       | Investment|         |  Global |          |    Corporate     |
|  Banking  |       |  Banking  |         | Banking |          |  Restructuring & |
|           |       |           |         |         |          |    Consulting    |
-------------       -------------         -----------          --------------------

         o  Expand investment and international banking business

         o  Emphasize CR&C as a knowledge-based profit engine

         o  Reinforce management system
slide 30
--------





                            V. Rationale for Consent
slide 31
--------

Rationale for Consent
--------------------------------------------------------------------------------

o KEPCO believes that the debt restructuring exercise and the Plan of Restructuring will improve KEPCO's credit profile.

o KDB's credit ratings have historically been the same as the Republic of Korea's sovereign ratings. The rating outlook for KDB remains favorable given the strong Government support of KDB and the growth outlook of the Korean economy.

o KDB bonds have historically been valued by the market at a premium to KEPCO bonds due to the 100% Government ownership, higher rating and KDB status as the Republic of Korea's primary external funding vehicle.

o The KDB guarantee will be offered to all creditors in exchange for consent to the amendments and waiver of the joint and several liabilities.

slide 32
--------

                  Where to go for Information and Assistance

Contact your sales representative at Securities Company where you have an account on the following:


                          FINANCIAL ADVISOR TO KEPCO

Daiwa Securities SMBC Co. Ltd.         Tel: +81-3-5202-3497/3366/3505

International Finance Dept.            Fax: +81-3-3425-1384

                                       e-mail: (kepcosamurai@daiwasmbc.co.jp)

      (On or after November 10th, 2003, Tel: +81-3-5533-7774 / 7762/ 7775
                            Fax: +81-3-3266-1733)


                             REPRESENTATIVE CCBs

Japanese Yen Bonds - Fourth Series     Aorora Bank, Ltd.
                                       Derivative & Structured Finance Division
                                       Tel: +81-3-3262-0697

Japanese Yen Bonds - Fifth Series      Mizuho Corporate Bank, Ltd.
                                       International Corporate Banking Division
                                       Tel: +81-3-5252-6400

Reverse Duel Currency                  Shinsel Bank, Limited
Japanese Yen/Australian Dollar Bonds   Process Support Division
First Series & Second Series           Tel: +81-3-5511-5612

                                                                     EXHIBIT L





                        KOREA ELECTRIC POWER CORPORATION








                               INFORMATION RELEASE

                         TO THE HOLDERS OF THOSE OF THE
                       FOLLOWING SERIES OF NOTES ISSUED BY
                        KOREA ELECTRIC POWER CORPORATION
                        WHICH ARE CURRENTLY OUTSTANDING:



   Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series
    Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                       Dollar Bonds - First Series (1996)
 Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian
                      Dollar Bonds - Second Series (1996)







                                October 15, 2003

         All references to "Korea" or the "Republic" herein are references to the Republic of Korea. All references to the "Government" herein are references to the Government of the Republic of Korea. All references to "we", "us", "our", "KEPCO" or the "Company" herein are references to Korea Electric Power Corporation and, as the context may require, our subsidiaries.

         This Information Release has been prepared for the benefit of the holders of those of the series of Bonds issued by KEPCO (the "Bondholders") and listed on the cover page of this Information Release, which are currently outstanding (the "Bonds"). The Information Release is one of the documents made available to Bondholders in connection with:-

         where a Bondholders' Meeting is convened, to consider and, if thought fit, to pass the Agenda set out in the relevant Reference Material for the First Bondholders' Meeting applicable to the particular issue of Bonds sent to Bondholders on the date hereof; and


         This Information Release contains in Part I, a summary of the restructuring plan in relation to the electricity industry in Korea and in Part II, certain other important information relevant to Bondholders.

         The Government's plan of restructuring the electricity industry in Korea is contained in:

     o the Plan for Restructuring the Electricity Industry in the Republic of Korea (the "1999 Plan") as issued on January 21, 1999 by the Ministry of Commerce, Industry and Energy of the Republic of Korea (the "MOCIE");

     o the Act on Promotion of Restructuring of the Electricity Power Industry (Act No: 6282) as promulgated on December 23, 2000 (the "2000 Act");

     o the Basic Plan for Privatization of Power Generation Companies as issued on April 9, 2002 by the Committee for Privatization of Public Corporations (the "2002 Plan").

         The 1999 Plan, (A) as it has been amended, modified and supplemented by (i) the 2000 Act and (ii) the 2002 Plan, or (B) as it may be amended, modified or supplemented from time to time as required by, or in accordance with, applicable law or relevant governmental authorities, is referred to herein as the "Plan of Restructuring".

         The 1999 Plan, the 2000 Act and the 2002 Plan are attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively.

         Part I of this Information Release contains only a summary of the material provisions of the Plan of Restructuring and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Plan of Restructuring.


PART I - KEPCO AND THE KOREAN ELECTRICITY RESTRUCTURING PLAN

                                      KEPCO

         We are an integrated electric utility company and are the only company engaged in the transmission and distribution of electricity in Korea. Through our six consolidated generation subsidiaries (the "GENCOs"), we also generate substantially all of the electricity in Korea. As of December 31, 2002, our GENCOs subsidiaries owned approximately 92.0% of the total electricity generating capacity in Korea (excluding plants generating electricity primarily for private or emergency use). In 2002, we sold 278 billion kilowatt-hours of electricity. Of the 306 billion kilowatt-hours of electricity we generated or purchased in 2002, 41.1% was generated by our nuclear and hydroelectric power generation subsidiary.

         For the year ended December 31, 2001, we had consolidated operating revenues of W20,225 billion (US$16,952 million, JPY2,029.8 billion) and consolidated net income of W1,635 billion (US$1,374 million, JPY164.1 billion), and for the year ended December 31, 2002, we had consolidated operating revenues of W21,366 billion (US$17,908 million, JPY2,144.3 billion) and consolidated net income of W3,048 billion (US$2,555 million, JPY305.9 billion). Our operating revenues and net income increased primarily as a result of a 8.0% increase in kilowatt hours of electricity sold in 2002. For 2002, our revenues from sale of electric power, the principal component of our operating revenues, increased by 8.2% to W20,406 billion (US$ 17,103 million, JPY2,048.0 billion) from W18,864 billion (US$15,811 million, JPY 1,892.8 billion) in 2001, reflecting primarily a 8.0% increase in kilowatt hours of electricity sold in 2002. Other operating revenues decreased by 29.5% to W959 billion (US$804 million, JPY96.2 billion) in 2002, primary due to the exclusion of sales of Powercomm Corporation, which was excluded from the consolidation from 2002.

         For the six months ended June 30, 2002, we had non-consolidated operating revenues of W9,831 billion (US$8,240 million, JPY986.6 billion) and non-consolidated net income of W1,690 billion (US$1,416 million, JPY 169.6 billion), and for the six months ended June 30, 2003, we had non-consolidated operating revenues of W10,708 billion (US$8,976 million, JPY1,074.7 billion) and non-consolidated net income of W1,283 billion(US$1,075 million, JPY128.8 billion).

         Demand for electricity in Korea grew at an average rate of 6.9% per annum for the five years ended December 31, 2002 compared to real gross domestic product growth rates of approximately 4.6% for the same period. Total demand for electricity in Korea during 2002 increased by 8.0% as compared to 2001. We anticipate demand for electricity to grow by 7.5% for 2003 against the backdrop of estimated GDP growth of 5% in 2003.

         Historically, we have made substantial expenditures for construction of generation plants and other facilities to meet increased demand for electric power. Subject to the Plan of Restructuring as discussed below, we (including the GENCOs and our distribution operations) plan to continue to make substantial expenditures to expand and enhance our generating, transmission and distribution system in the future.

         We are a corporation incorporated with limited liability under the laws of Korea, and have been listed on the Korea Stock Exchange since 1989. Our common stock is also listed on the New York Stock Exchange in the form of American Depositary Shares, each representing one-half of one share of our common stock.

         Our registered office is located at 167 Samseong-Dong, Gangnam-Gu, Seoul, Korea.

         *The above translations from Korean Won to US$ and JPY are made at Korean Won 1,193.10 to US$ 1.00 (Bank of Korea Basic Rate, June 30, 2003) and Korean Won 996.41 to JPY 100 (Bank of Korea Exchange Rate, June 30, 2003).


RESTRUCTURING OF THE ELECTRICITY INDUSTRY IN KOREA

         On January 21, 1999, the MOCIE published the Restructuring Plan. The overall objectives of the Plan of Restructuring are to:

     o introduce competition and thereby increase efficiency in the Korean electricity industry;

     o   ensure a long-term, inexpensive and stable electricity supply; and

     o promote consumer convenience through the expansion of consumer choice.

         The Plan of Restructuring sets forth the Government's broad policy directions and calls for flexible implementation over the next ten years or more. The Plan of Restructuring allows for a phased transition to a competitive system while:

     o preserving the Government's ability to ensure that adequate supplies of electricity are available to meet demand; and

     o   at the same time maintaining and enhancing our shareholder value.

         The Government has designed the Plan of Restructuring to enable it to achieve its goals for the electricity industry in a flexible manner over time taking into account the unique characteristics of the Korean economy and the needs and interests of those who provide financing to us.

         We expect that our relationship with the Government, including the establishment by the Government of our electricity rates, may change as a result of the implementation of the Government's Plan of Restructuring as discussed below. We expect that the implementation of the Plan of Restructuring will have a material effect on our business, including in respect of the following:

     o   the determination of electricity rates;
     o   our development strategy and capital investment program;
     o   our competitive position in the Korean electricity industry;
     o   Korean laws and regulations applicable to us; and
     o   our management structure.

         The following is a description of the Plan of Restructuring and the Government's position relating to the Plan of Restructuring as of the date of this Information Release.

Phase I




                                     KEPCO


KHNP        KOSEPCO          KOMIPO          KOWEPO        KOSPO     KEWESPO


                                                                            PPAs



                                  KEPCO                        IPPs
                             Transmission and
                             Distribution


                                Consumers






         During Phase I, which was the preparation stage for Phase II and ran from January 1, 1999 until April 2, 2001, we continued to be the principal electricity generator, with a few independent power producers (the "IPPs") supplying electricity to us pursuant to existing power purchase agreements (the "PPAs"). On February 23, 2001, our board of directors approved a plan to split our non-nuclear and non-hydroelectric generating capacity into the following five separate wholly-owned generation subsidiaries, each with its own management structure, assets and liabilities: Korea South-East Power Co., Ltd. ("KOSEPCO"), Korea Midland Power Co., Ltd. ("KOMIPO"), Korea Western Power Co., Ltd. ("KOWEPO"), Korea Southern Power Co., Ltd. ("KOSPO"), and Korea East-West Power Co., Ltd. ("KEWESPO"). Our hydroelectric and nuclear generating capacity was transferred into a separate wholly-owned generation subsidiary, Korea Hydro and Nuclear Power Co., Ltd. ("KHNP"). On March 16, 2001, our shareholders approved the plan to establish the generation subsidiaries effective as of April 2, 2001.

         At June 30, 2003, the values of KEPCO's investments in the GENCOs, as reflected on KEPCO's unaudited and non-consolidated balance sheet using the equity method, were as follows:

                               Unaudited Non-Consolidated Korean GAAP
                                 Investment Value per Equity Method
                                          at June 30, 2003
                      ---------------------------------------------------------
                                        (in millions of Won)
        KOSEPCO                                                    1,815,661
        KOMIPO                                                     1,932,746
        KOWEPO                                                     1,859,252
        KOSPO                                                      1,999,885
        KEWESPO                                                    2,402,167
        KHNP                                                      10,798,504



         The Government's objectives in dividing the power generation capacity into separate generation subsidiaries are principally to:

         o introduce competition and thereby increase efficiency in the electricity generation industry in Korea; and

         o     ensure the stable supply of electricity in Korea.


         We have retained our monopoly position with respect to transmission and distribution.

         While our ownership percentage of the non-nuclear and non-hydroelectric generation subsidiaries will depend on the ultimate form of the Plan of Restructuring approved by the Government, our plan is to continue to retain 100% ownership of KHNP.

Phase II



                                KEPCO


  KHNP                       Generation              Private Generation
                            Subsidiaries                Companies


                                                               PPAs


   Competitive
   bidding sale               Pool System                 IPPs



                                KEPCO                      Big
                           Transmission and              Consumers
                             Distribution


                               Consumers





         Phase II, which is the current phase, is expected to run from April 2, 2001 through March 31, 2005. In Phase II, the Government introduced a competitive bidding or bidding pool system under which we purchase power from the generation subsidiaries and other companies for transmission and distribution to customers. Such competitive bidding or bidding pool system was established on April 2, 2001 and is a cost-based pool system (the "CBP") (as described below).

         Pursuant to the Electricity Business Law amended on December 23, 2000, the Government established the Korea Power Exchange (the "KPX") on April 2, 2001 to deal with the sale of electricity and work out regulations governing the electricity market to allow for electricity distribution via a competitive bidding process. The Government also established the Korea Electricity Commission (the "KEC") on April 27, 2001 to regulate the restructured Korean electricity industry and to ensure fair competition. As part of this process, the KPX established the Regulation regarding the Operation of the Electricity Market relating to the operation of the bidding pool system. To amend the Regulation regarding the Operation of the Electricity Market, the KPX shall obtain approval from the MOCIE and the amendment shall be reviewed by the KEC, prior to approval of the MOCIE.

         The KEC's main functions involve implementation of necessary standards and measures for electricity market operation and review of matters relating to licensing companies in the Korean electricity industry. The KEC also acts as an arbitrator in disputes involving utility rates and companies in the Korean electricity industry and consumers and investigates illegal or deceptive activities of Korean electricity market participants.

     The Pool System

         Under the pool system, each generation company, including the KHNP and our other generation subsidiaries, participates in competitive bidding pursuant to a bidding process operated by the KPX. Under the current CBP system, each generation company and our other generation subsidiaries, submits its costs and available capacity to KPX one day prior to the date of the actual sale. The submitted costs are divided into two categories: base load units and non-base load units, in order to promote fair competition as base load and non-base load units have different cost structures. Base load plants utilize coal and nuclear fuel materials and non-base load plants utilize non-coal and non-nuclear fuel materials. The final pool price for each of these categories is determined by KPX.

         CBP comprises two prices, namely, system marginal price ("SMP") and base load marginal price ("BLMP"), which are determined by variable costs of the most expensive non-base load unit(s) and base load unit(s), respectively, from which electricity is dispatched for the trading period. Non-base load capacity payment ("Non-Base Load CP") and base load capacity payment ("Base Load CP") represents fixed costs of non-base load units and base load units, respectively, and are settled separately from the CBP.

         One uniform pool price for each category is determined every hour as the SMP and the BLMP by merit order (as described below).

         Merit order is a power dispatch order system determined and used by the KPX. The KPX determines the allocation of power supplied by generation companies. This determination is primarily dependent on economic principles and other various factors, including the proximity of a generation company to the geographical area to which power is being supplied, transmission and distribution costs, network and fuel constraints and amount of power loss during transmission and distribution.

         It is expected that the current CBP will be replaced by a two-way bidding pool system in Phase III under which each generation company will submit bids to KPX to supply power with the price of each segment determined by the highest clearing bid that satisfies demand for power.

         Consumers purchase power from us at prices based upon our purchase price plus transmission and distribution fees and other fees which are set by the KEC. The KEC's prime objective is ensuring transparency and preventing anti-competitive practices in the bidding process to maximize the benefits of competition to consumers.

     Contracts for Differences

         Since January 2003, large consumers of electricity with maximum demand of at least 50,000 kilovolt ampere ("kVA") are allowed to purchase directly from the pool. As of June 19, 2003, we did not have any such consumers. Any IPPs with installed capacity of greater than 20 megawatts is required to supply its electricity through the pool system. Due to the uncertainty associated with variations on the pool system price, generators are subject to variations in revenue from the pool system for the electricity they produce, and retailers are subject to fluctuating costs for the electricity they buy. Contracts for differences ("CFDs") are financial contracts designed to reduce exposure to volatility in the pool system prices by effectively fixing the price for specific amounts of electricity at specific times over the contract period. In order to hedge the risk from pool price volatility, a large consumer can enter into a CFD with generation companies, which will provide for the cash settlement of the difference between the contract price of the CFD and the pool price.

     Privatization of Non-Nuclear Generation Subsidiaries

         In April 2002, the Committee for Privatization of Public Corporation adopted the basic privatization plan for our five non-nuclear generation subsidiaries. In the first phase of the privatization plan, we commenced the sale of interests in one of our non-nuclear generation subsidiaries, KOSEPCO. In March 2003, we suspended our offer to sell, pursuant to competitive bidding process, a portion of our ownership interest together with management control in KOSEPCO, due to, among other things, unfavorable market conditions. Currently, we are pursuing a plan to list a portion of KOSEPCO's stakes through a domestic initial public offering by early 2004. The sale of management control will be resumed once the market conditions improves. We will evaluate the results of the sale of KOSEPCO before proceeding with the sale of the other generation subsidiary in the first phase of the privatization plan. In addition, upon completion of the first phase, we will evaluate the results of the initial sale before proceeding with the sale of the remaining non-nuclear generation subsidiaries in the next phase of the privatization plan. The aggregate foreign ownership will be limited to 30% of total power generation capacity in Korea only to the extent that such foreign ownership retains control. In consultation with us, the Government will determine the size of the ownership interest to be sold and the timing of sales, with a view to encouraging competition, assuring adequate electricity supply and debt service capability.


Phase III





{RIDER C]





                                     KEPCO


 KHNP                Generation                    Private Generation
                    Subsidiaries                        Companies


                                                        PPAs

        Competitive
        Bidding sale                 Pool System      IPPs



                                      KEPCO                  Big Consumers
                                  Transmission



Distribution      Distribution     Distribution     Distribution    Distribution    Distribution
Subsidiary        Subsidiary       Subsidiary       Subsidiary      Subsidiary      Subsidiary



                                   Consumers



         Phase III is expected to run from April 2005 to 2008 and is the preparation stage for Phase IV. During this phase, we expect to split our distribution operations into a number of separate subsidiaries on a basis comparable to the restructuring of the generation assets in Phase I. However, based upon consultations with the Government, we currently believe that it will not be required to create distribution subsidiaries until the end of March 2005 and that the Government plans to cause us to sell interests in all of these subsidiaries as appropriate from time to time taking into account competitive considerations, market conditions and maintenance or enhancement of our shareholder value.

         In consultation with the Government, we expect to allocate its distribution assets into distribution subsidiaries by taking into account, among other factors, geographical distribution of consumers and competition enhancement. The Government has not finalized its plan regarding the allocation of the assets and liabilities to our distribution subsidiaries. The Government is expected to allocate our related assets and liabilities to the distribution subsidiaries on a basis similar to the basis for the allocation of the power generation assets and some of its liabilities to the generation subsidiaries.

         It is anticipated that, initially, each of our distribution subsidiaries will be permitted to operate only in a specific geographic area.

         During Phase III, pursuant to the Electricity Business Law, independent companies may be established to engage in the business of selling electricity.



         Unlike Phase II, in which we purchase electricity under the pool system, during Phase III, the retail companies, including our distribution/retail subsidiaries, would purchase electricity power through the price-bidding pool described below. In our role as the transmission company, it is expected that we will remain for a certain period as parent company to the distribution and generation companies, and charge the distribution companies and generation companies a transmission fee. It is understood that the Government currently intends to have us act as the sole electricity transmission company in Korea.

         It is expected that, in the near future, KPX will replace the current CBP with a price-bidding pool system, which is called as TWBP(two-way bidding pool). Under this TWBP, generation companies, including our generation subsidiaries, will submit their offers and retail companies, including our distribution/retail subsidiaries, will submit their bids. Based on these submitted offers and bids, FMCP(forecasted market clearing price) will be determined every trading period by the highest bid by merit order (as described above) that effectively satisfies the aggregate demand of the distribution companies in order to adjust the offer of generation company and to facilitate end-user's response. But MCP(market clearing price) which is used to settle actually is determined by offers from generation companies and real demand.

         In contrast to the CBP, under TWBP, each generation company will submit its bids reflecting all variable and fixed costs. In addition, the price-bidding pool system will not take into account the inherent differences in cost structure between the base load and non-base load plants, and the generation companies will not be separately compensated for their fixed costs.

         The rule and procedures of the TWBP have almost been finalized by all relevant parties, including us, the Government, KPX, KHNP and our other generation subsidiaries but the drafts of TWBP are currently being reviewed in detail. It is believed that the transition from the CBP to the price-bidding pool system without any safety mechanism to hedge and regulate price volatility could result in a serious market disruption. One of the safety mechanism currently being considered by the Government is the use of vesting contracts for an interim period to stabilize pool prices and to mitigate market power when the price-bidding pool system is introduced. The draft of vesting contracts has finalized and after reviewing by contract parties and government, vesting contracts will be introduced at commencing of TWBP.

         Hedging contracts in the electricity generation market are initially expected to be vested by the Government for our generation companies as part of the Governments effort to mitigate pool price volatility and to meet customer tariff level during the transition period into the full retail competition. Such vesting contracts are expected to be mostly in the form of CFDs in which prices and volumes for electricity sold by the generation companies to retailers will be fixed during the contract periods. (Pending the restructuring and privatization of the electricity distribution and retail industry, the role of the retailer will remain with us.) See "-- Phase II -- Contracts for Differences" above. Financial settlements between the generation companies and the retailers will occur to settle difference between strike prices and pool prices under such CFDs. If the pool price is higher than the strike price, the generation companies makes a difference payment to the retailer equal to the contract volume multiplied by the difference between pool price and strike price. If the pool price is lower than the strike price, the generation company receives a difference payment from the retailer equal to the contract volume multiplied by the difference between pool price and strike price. To reduce exposure to volatility to pool prices, retailers and generators are expected to seek to continue to enter into such CFDs bilaterally over the long-term, post the expiry of the initial vesting contracts. The details of hedging contracts have not been finalized by the Government and thus remain subject to change.

Phase IV



                            KEPCO

KHNP                      Generation              Private Generation
                          Subsidiaries              Companies


                         Pool System


                           KEPCO
                        Transmission

                                                         Each distribution
      KEPCO                      Private                 company may operate
   Distribution                 Distribution             in any geographic
   Subsidiaries                 Companies                area



                Consumers                       Big Consumers


         Phase IV will be the final phase of the Plan of Restructuring and contemplates allowing consumers to choose their power source from any distribution company on market terms. We understand that the Government currently intends for us to continue to act as the sole electricity transmission company in Korea during this phase. The electricity industry will be regulated to assure competition, cost effectiveness, and sufficient supply.


PART II - OTHER IMPORTANT INFORMATION

         KEPCO has not authorized any person to give any information or to make any representations other than those contained in this Information Release and you should not rely upon such information or representations as having been authorized. The delivery of this Information Release at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has not been any change in the affairs of KEPCO since the date hereof.



The following describes the court procedures to be taken to make the resolution at the Bondholders' Meeting (the "Resolution") for all the items of the Agenda effective

o The Tokyo District Court (the "Japanese Court") must approve the Agenda of the Bondholders' Meeting. This occurred on 30th September, 2002.
o Upon KEPCO's request to the Representative Commissioned Company for Bondholders, the Commissioned Companies for Bondholders of the Bonds shall hold the Bondholders' Meeting to consider the Agenda. For the Agenda to be approved under the Conditions of Bonds and the Japanese Commercial Code (the "JCC"), all the items in the Agenda must receive the requisite vote for the Resolution consisting of the affirmative vote by Bondholders representing at least two-thirds of the aggregate principal amount of the Bonds represented at the Bondholders' Meeting where more than half of the aggregate outstanding amount of the Bonds are represented ( the "Conditions of Bonds Required Approval").
o The adopted Resolution must be filed with the Japanese Court within seven-day period after the date of the Bondholders' Meeting. The Japanese Court must issue an order approving the Resolution [and thereafter, a seven-day period must elapse without an appeal of the order of the Japanese Court having been filed]. There can be no assurance that the Japanese Court will decide to approve the Resolution.

Under the Article 326 of the JCC below and the Conditions of Bonds, the Japanese Court may decide not to issue an order approving the Resolution if the Japanese Court were to determine that ((Y)i) the procedure for convening the Bondholders' Meeting or the manner of approving the Agenda contravened any applicable Japanese law or any statement set out in the Conditions of Bonds or any electrical record as substitute for such Conditions of Bonds (if any), ((Y)(cent)) the Agenda was approved in an improper manner, ((Y)(pound)) the Agenda is significantly unfair or ((Y)*) the Agenda is contrary to the interests of Bondholders in general. While the Japanese Court may or may not approve the Resolution providing for the Deletion of Privatization Clause of Agenda 1, the GENCO Liability Elimination of Agenda 2 based on any of the considerations described above, it cannot amend the terms of the Agenda.

In order to eliminate the joint and several liability of the GENCOs with respect to the Bonds, the following must occur as well:

o The Seoul District Court (the "Korean Court") must approve the convocation of the Bondholders' Meeting to vote on the GENCO Liability Elimination. This occurred on 9th October, 2002.
o For the GENCO Liability Elimination to be approved under the Korean Commercial Code (the "KCC"), the item 2 of the Agenda must receive the requisite vote consisting of the affirmative vote by Bondholders representing both ((Y)i) at least two-thirds of the aggregate principal amount of the Bonds represented at the Bondholders' Meeting and ((Y)(cent)) at least one-third of the aggregate principal amount of the Bonds outstanding ( the "KCC Required Approval").
o The Korean Court must issue an order approving the GENCO Liability Elimination, or the item 2 of the Agenda, and thereafter, a seven-day period must elapse without an appeal of the order of the Korean Court having been filed. There can be no assurance that the Korean Court will decide to approve the GENCO Liability Elimination.

Under the KCC, the Korean Court may decide not to issue an order approving the item 2 of the AGENDA, the GENCO Liability Elimination, if the Korean Court were to determine that ((Y)i) the procedure for convening the Bondholders' Meeting or the manner of approving the item 2 of the Agenda contravened any applicable Korean law or any statement set out in the Conditions of Bonds relating to the original issue of the Bonds, ((Y)(cent)) the item 2 of the Agenda was approved in an improper manner, ((Y)(pound)) the item 2 of the Agenda is significantly unfair or ((Y)*) the item 2 of the Agenda is contrary to the interests of Bondholders in general. While the Korean Court may or may not approve the item 2 of the Agenda providing for the GENCO Liability Elimination based on any of the considerations described above, it cannot amend the terms of the item 2 of the Agenda.

                             EXHIBIT A - 1999 PLAN










                         Basic Plan for Restructuring
                      of the Electricity Supply Industry

         Unofficial English Language Translation - the Official Korean
             Language Version Is Available from KEPCO upon Request












                               January 22, 1999







                   Ministry of Commerce, Industry and Energy

I.  Current Status of the Electricity Industry

     o   Capacity

- Due to the increasing demand of electricity with a growth rate of over 10% per annum, the industry now has the total electricity generating capacity of 43,175MW (17th in the World).

                   (Capacity as of the end of December 1998)

                                                                                                  (unit: MW)
      Source of Power         Nuclear     Coal        LNG         Oil          Hydro       Total
      Capacity                12,016      11,400      9,518       7,110        3,131       43,175
      Percentage              (27.8)      (26.4)      (22.0)      (16.5)       (7.3)       (100)
      Power Composition  %    (41.7)      (35.1)      (8.2)       (12.2)       (2.8)       (100)



o        Structure of the Electricity Market

     -   In Korea, KEPCO has an integrated operation monopoly over power generation, transmission and distribution of electricity.

     -   KEPCO owns 94.2% of the total domestic electricity generating capacity.

                                             (unit: MW)
         Power                    KEPCO               Hanhwa             KOWACO and      Total
         Company                                      Energy             Small Hydro
         Capacity                 40,660              1,500              1,015           43,175
         Percentage               (94.2)              (3.5)              (2.3)           (100)


*    Capacity of Foreign Countries

USA: 817,280MW,   Japan: 233,740MW,         China: 236,541MW
France: 111,350MW,         UK: 70,210MW,    Thailand: 17,500MW


II.      Background

1.       International Environment

     o Because of the requirement of vast amounts of investment, the industry has been maintained as a state-owned monopoly. However, the recent developments of low capacity generators have been facilitated by the private sector investment in the industry.

     - In 1990, with the UK leading the way, many countries have started to introduce competition in the industry.

     o UK : After 1990, unbundling the state-owned CEGB for the purpose of privatization

     o USA : After 1992, allowing Thirty Party Access by opening the transmission network of Invest-owned utilities and giving customer choice

     o Japan : In 1995, amending the Electricity Act for the purpose of liberalization of electricity retail service in the business areas of the wholesale and the specially designated electricity business

     o Thailand : In 1996, unbundling the state-owned EGAT with a phase-in approach for the purpose of privatization

     o Recently, with the active role of international organizations such as OECD, IBRD, and APEC, the restructuring of the industry is underway in many countries.

     - As part of the OECD's regulation reform program, the member countries exchange regulatory contents of public utility operations, including electricity, and evaluations with respect to the status of the restructuring process.

     - As a condition to credit extension, IBRD requires restructuring of various public utility service areas including electricity, telecommunications and gas.

     - To provide for investment opportunities, APEC Energy Working Group encourages the restructuring of the electricity industry of individual countries.

2.       Domestic Environment

     o   General trend toward industry-wide deregulation and market economy

     - In line with the trend toward industry-wide deregulation, the Korean government encourages the private sector to participate in state-monopolized businesses such as electricity, gas and telecommunications businesses.

     o Since the IMF liquidity crisis, the Korean government has encouraged Foreign Investment and Privatization of state-run public enterprises.

     - As part of the industry restructuring process and management innovation of public companies, the Korean government is encouraging the privatization and restructuring of major state-run public enterprises.

III.     Restructuring Plan for the Electricity Industry

1.       Objectives

     o To introduce competition to the currently monopolized industry thereby increasing efficiency

     o To continuously guarantee a long-term, inexpensive and stable electricity supply

     o To promote consumer convenience through expansion of customer choice in the use of electricity

2.       History

     o   A management evaluation of KEPCO between July, 1994 and June, 1996

     - Conducted by Korea Industry and Economy Research Institute, Ahnjin Accounting Firm and Samil Accounting Firm

     * The results of the evaluation:

Considering a drastic increase of electricity demand and a temporary concentration of economic forces when KEPCO is privatized rapidly, it is desirable to pursue KEPCO's privatization with a phase-in approach. However, as a precondition to the privatization, it is recognized that restructuring of the industry is necessary.

     o   June, 1997 - Formation of the Electricity Industry Restructuring
         Committee

     - A committee of 12 members consisting of scholars, researchers, industry personnel and experts from related fields

     - The committee decided to develop a plan for restructuring of the industry and has held 12 meetings until now.

     o July 3, 1998 - Government announcement of directive to privatize state-run public enterprises.

     - Included the restructuring of the industry as a major component of KEPCO's privatization.

3.       Basic Initiatives

Based on the restructuring models of various countries, the Electricity Industry Restructuring Committee has developed the following initiatives:

     #   Short-term Initiative

- To split up the Power Generation Sector into several power generation companies and introduce competition - To promote efficiency by reducing cost and gradual privatization of the split-up power generation companies

     #   Long-term Initiative

     - To split up the Power Distribution Sector into several power distribution companies and introduce competition in the wholesale and retail sectors

     - To open the Transmission Network by ensuring that private enterprises may freely use the national transmission network thereby creating a fair competitive environment

     |X| The Phase-in Process for the above initiatives is as follows.

         A.       Phase 1 (Current System)

    |------------------------------------------|-----------------------------|
    |      KEPCO                               | ( ) KEPCO has a monopoly    |
    |                                          |     over Power Generation,  |
    |                                          |     Transmission and        |
/-- |      |----------------|     |------------|     Distribution            |
\-- |      |Generation      |     |IPPs        |                             |
    |      |----------------|     |------------|                             |
    |      |Transmission    |                  | ( ) A small number of       |
    |      |                |                  |     privately owned power   |
    |      |                |                  |     generators provide      |
    |      |                |                  |     KEPCO with electricity. |
    |      |----------------|                  |                             |
    |      |Distribution    |                  |                             |
    |      |----------------|                  |                             |
    |              ||                          |                             |
    |              ||                          |                             |
    |              \/                          |                             |
    |      |----------------|                  |                             |
    |      |Consumers       |                  |                             |
    |      |----------------|                  |                             |
    |                                          |                             |
    |                                          |                             |
    |------------------------------------------|-----------------------------|



B.       Phase 2 (Power Generation Competition Phase)



                                                             o There will be a complete separation
                                                               of the Power Generation Sector from
                Genco(Public)        Genco(Private)            KEPCO, followed by a division of it
                        \                /       |             into several power generation companies
                        Bid             Bid      |             which will engage in competition
                                                 |             amongst themselves.
                          Generator Pool         |
      Bid                       |                |Direct
       |----------->            |                |Trade
       |                Transmission (Kepco)     |
       |        PPA                              |           o Kepco maintains its monopoly power
    Existing ------>    Distribution (Kepco)     |             over Transmission and Distribution.
      IPPs                      |                |
                               \|/               \/
                           Customers            Eligible     o A direct trading of electricity to
                                               Customers       eligible customers will be commenced.






C.       Phase 3 (Wholesale Competition Phase)



                                                             o There will be a complete separation
                                                               of the Power Distribution Sector from
                Genco(Public)        Genco(Private)            KEPCO and introduction of a competitive
                        \                /       |             system (Price Bidding Competition).
                        Bid             Bid      |
                                                 |
                          Generator Pool         |
      Bid                       |                |Direct
       |----------->            |                |Trade
       |                Transmission (Kepco)     |
       |        PPA          /          \        |           o The Transmission Network will be opened
    Existing ------>       Bid         Bid       |             and ensured that the power distribution
      IPPs              Distri Co.   Distri Co.  |             companies may freely use the network.
                                                 \/
                                                Eligible
                       Customers    Customers   Customers






D.       Phase 4 (Retail Competition Phase)



                                                                  o The Distribution Network will be
                                                                    opened as well.  This is a final phase
                Genco(Public)        Genco(Private)                 where the general end-users can directly
               |          \                /                        choose from several power distribution
               |          Bid             Bid                       companies.
               |
               |            Generator Pool  <-------------|
               |Direct            |                 Direct|
               |Trade             |                 Trade |
               |          Transmission Co.  <-----------  |
               |               /          \            Existing
               |             Bid         Bid             IPPs
               |          Distri Co.   Distri Co.
               \/            |     \ /    |
              Customer       |     / \    |
              Groups     Customers    Customers




IV.      Introducing Competition Depending on the Area

1.       Introducing Competition to Power Generation Sector

      o Division of the power generation sector of the existing KEPCO into several companies

      - It will be split up into subsidiaries after taking into account the stability of the electricity supply and the maintenance of KEPCO's reputation.

      - The number of subsidiaries will be decided in the range of 5 - 7 upon taking into account efficiency (preventing collusion) and economies of scale to permit workable competition.

      - The grouping of subsidiaries will be taken into account, as a whole, the distribution of area, power generation sources and lifespan of power generation facilities.

* Power plants being constructed by KEPCO will be equally allocated to subsidiaries.

      - It will be reviewed whether the nuclear power sector will be restructured into one separate subsidiary after taking into account the characteristics of power generation and safety problems.

      o Gradual privatization of KEPCO's subsidiaries after considering safety of power supply and a situation of its foreign debts

      - Privatization Method : Choose 1 (this includes 2 thermal power sites) of the newly formed subsidiaries and privatize (sell) it, and after taking into account KEPCO's foreign debts, gradually privatize, phase by phase, the rest of the subsidiaries.

      o In cases of private-owned power companies (Hanhwa Energy, LG Energy, Hyundai Energy, POS Energy, Taegu Electric, etc), they sell the power produced according to the existing PPAs or participate in the competitive bidding market.

2. Opening the Transmission Sector and Introducing Competition to the Power Distribution Sector

      o Promotion of competition by dividing the transmission sector into Market Operator and System Operator

      - Appropriation of Electricity Pool System (competitive bidding market) will be gradually introduced to the area of market operator.

[ Competition in Generation ]

      * There will be an introduction of a Price Bidding System based on lowest bidding price among power generation companies.

      * However, at the beginning of the privatization drive, a system of economic dispatch based on generation cost will be maintained with a transparent procedure.

[ Wholesale Competition Phase ]

* There will be an introduction of a Two-Way Competitive Bidding System, encompassing power generation and distribution of electricity, after dividing the power distribution businesses into several subsidiaries.

      - The management of transmission network will be in the hands of a transmission company. o Gradual privatization after splitting power distribution sector into an appropriate number of subsidiaries

      - Gradual privatization will be implemented after dividing the distribution sector into appropriate groups, and after taking into account end-users by area and profitability.

      * In particular, an optimal plan will be composed to assist and regulate the division method and operation of the distribution company in order to prevent the existence of electricity rate differences in the distribution area.

V.       Important Policy Agenda Following the Restructuring of Electric
         Energy Industry

1.       General Energy Supply Policy

      o In the case of the industry restructuring, a change is expected in the tradition of government-led energy policies such as supply-demand and distribution.

      - In particular, a change is inevitable in KEPCO's political support for LNG, domestic coal, nuclear energy and other industries.

      o While such industries must be governed by the principle of free competition, the support for electric energy area is in fact needed at least for a while, before such industries can operate normally without getting support from KEPCO.

      - A plan to require transmission and distribution companies to buy a certain amount from power plants which are in need of support and later reflect such costs in the retail price, up until the Wholesale Competition phase, is being reviewed.

2.       Problems of the Long-Term Energy Supply Planning

      o Under the current monopoly system, the government, after predicting the demand of electric energy, has uniformly decided the fuel type of power plants, the number and the starting time of plant construction.

      o However, such a system will be changed after restructuring the industry.

      - On the basis of planned generation amounts and construction periods submitted by power utilities operators, the government coordinates this information by reviewing the overall energy supply situations.

3.       Electricity Rate Policy

      o KEPCO uniformly applies the current electricity rate throughout the country.

      - However, to support certain industries such as agriculture and fishing, electricity rates vary from industry to industry.

                                     [ Table of Electricity Rates ]

------------------------ ----------- ------------ -------------- ------------ ------------- ---------- -----------
Usage                    House       General      Education      Industry     Agricul.      Light      Total
------------------------ ----------- ------------ -------------- ------------ ------------- ---------- -----------
Rate(Won/kWh)            100.95      102.96       85.76          54.49        42.60         62.13      72.79
(comparison with index)  (139)       (141)                       (75)                       (85)       (100)
                                                  (118)                       (59)
------------------------ ----------- ------------ -------------- ------------ ------------- ---------- -----------

------------------------ ----------- ------------ -------------- ------------ ------------- ---------- -----------
Percentage of Sale       18.5        19.8         0.9            57.9         2.1           0.8        100
------------------------ ----------- ------------ -------------- ------------ ------------- ---------- -----------

      o  If restructuring takes place,

      - From Wholesale Competition phase, end-users will have to pay different electricity rates.

      * To resolve any drastic differences in electricity rates among different regions, an appropriate distribution system is necessary when energy distribution company is split up.

      - However, even in the initial Power Generation Competition phase, the current graded system (graded by purpose) needs to be relaxed for the purpose of preventing any drastic changes in the Wholesale Competition phase

      * Considering the foregoing, it appears inevitable that a temporary rise in the electricity rate and a change in the pricing system will occur at the beginning of the restructuring (such phenomena have occurred in foreign countries as well).

4.       Problems of Public Interest Purpose in Electric Energy

      o Under the current monopoly regime, KEPCO implements several public and quasi-governmental functions: supplying energy to agricultural and fishing areas and other remote hinterlands, supporting small and medium-sized industries, supporting the development of electricity technology, etc.

      o Such public functions will be transferred to the government by raising necessary financial sources.

                      [ Plan to make financial resources ]

      o Imposing tax on the electricity rate at certain rate fixed in the electricity bidding market.

      o Developing separate fund based on the public capital collected previously as electricity charge and implemented as KEPCO's budget

      o Introducing special purpose taxes, or issuance of bonds are currently being considered as possible options.

5.       Establishment of An Independent Regulating Agency

(1)      Significance

      o KEPCO's status as monopoly will disappear, and it changes becomes one of the competitors in the market to make the current public character of KEPCO disappear after the restructuring.

      - This is why a specialized separate agency is needed to take over some of KEPCO's quasi-governmental public functions.

      o Additionally, to manage the bidding market and the formation of a new transaction order, a specialized separate agency should be established.

(2)      Organization

      o 1st Stage (January, 1999): Electricity Industry Restructuring Promotion Team is established.

      - Promotion Team led by the head of Resource Policy is established in order to promote the initial preparation for the electricity industry restructuring within MOCIE.


      o 2nd Stage (February, 1999): Electricity Committee as a decision-making body, in which civil experts and members of the Plan & Budget Committee(maximum 10 persons) are participate in, is established to proceed the preparation at the beginning of electricity industry restructuring within MOCIE.

      - Under the committee, a Secretariat, consisting of members of the MOCIE, KEPCO and civil experts(maximum 50 persons), shall be formed.

      - The committee's main missions are establishment of the necessary system to construct a newly competitive structure in order to review the current electricity acts, policies, systems and other administrative measures.


      o 3rd Stage(2001): Establishment of Electricity Supervisory Board (ESB) in charge of Electricity Regulations to manage the industry restructuring in a regulator manner.

      - Consultation with the related parties (Ministry, Congress, etc) will occur in compliance with the results of the management evaluation of MOCIE

      - Similar to UK's OFFER(Office of Electricity Regulation), about 200 persons will engage in the ESB, which will be in charge of the electricity regulations.

6.       Revamping Current Laws and Regulations

      o Following the restructuring, there will be a formation of a different electric energy industry structure.


      - Priority will be given to the promulgation of the Electric Industry Act and related regulations by 1999.

7.       Miscellaneous

      o  Problem of protecting minority shareholders

      - The Government will try to convince for the minority shareholders who oppose the privatization of KEPCO, and prepare funds for compensating them in case they ask for appraisal rights. o Labor problems

      -  When KEPCO is split up and sold, the problem of employees will arise.

      -  The fate of employees will affect the sale of assets.

      - To this end, several policies of transferring certain amounts of interests to employees are currently under review.

VI.      Effects of Restructuring the Electricity Industry

1.       Advancement of Electricity Industry Structure

      o Conversion from monopolistic structure to competitive one in order to increase efficiency

      - Motivation to improve efficiency by introducing competition in management planning, budgeting, operation of manpower and marketing

      -  Improvement of consumer benefit by diversification of customer choice

      o Introduction of the private sector's leading methodologies to the public sector

      - Promoting creativity and development by private sectors in the industry, which traditionally has been led by the public enterprises.

      - Improvement of transparency by introducing a conference agreement in the decision making of electric resources distribution and supply policies.

2.       Electricity Rate

      o  Possibility of rate decrease

      - Power Generation Competition phase : Reducing generation cost through competition among generators.

      - Wholesale Competition phase : Customers can get the effects of cost reduction by introducing competition in the electric distribution sector.

      o  Possibility of rate increase

      - The electricity rate in Korea has been kept low as a political measure, in order to restrict the monopolistic supplier and take into account the effects of an increase in rates in the whole economy.



            [ Comparative levels of electricity rates among countries ]
------------------------ --------- ----------- --------- ---------- -------- ----------
Country                  Korea     Taiwan      Japan     U.K.       USA      France
------------------------ --------- ----------- --------- ---------- -------- ----------
Rate (Won/kWh)           72.53     86.53       183.18    134.50     95.58    105.81
------------------------ --------- ----------- --------- ---------- -------- ----------
Comparison               100       119.3       252.5     185.4      131.8    145.9
------------------------ --------- ----------- --------- ---------- -------- ----------

- Through the introduction of an electricity market pricing system, government regulation of electricity weakens, and there may be a temporary increase in the rates.

      - However, an effort must be made to keep the rates increase within inflation rate by setting a UK style price-cap policy.

      o Most countries which executed electricity restructuring experienced a rates decrease in real terms in the long run.

3.       Electricity Supply Service

      o Improvement of service by introducing competition in the generation and distribution sectors and increasing efficiency in the transmission area

                                     [Example of the United Kingdom]

     ------------------------------------------- ------------------- -------------------- -------------------
                        Year                         1991/1992            1992/1993           1993/1994
     ------------------------------------------- ------------------- -------------------- -------------------
     Number of compensation to the customers           13,061              12,255               8,087
     made as a result of electricity shortage
     ------------------------------------------- ------------------- -------------------- -------------------
     Number of Power Cut                               41,018              12,723               2,817
     ------------------------------------------- ------------------- -------------------- -------------------
     Number of Customer Claims                         17,479              15,521               10,926
     ------------------------------------------- ------------------- -------------------- -------------------



4.       Other Expected Effects

      o Improvement of efficiency in Energy Distribution Policy by rationally combining electric resources based on market economy

      o  Improvement of profitability by privatization reforms



VII.

Schedule for Restructuring


---------------------- --------------------- ---------------------------------------------------------------------
Phase 1                1999.1                Announcement of the Proposed Plan for Restructuring the Electricity
                                             Industry
                       --------------------- ---------------------------------------------------------------------
Preparation            1999.1 -              Institutional preparation for introducing competition in the power
                       1999.12               generation sector.
                                             -        Amend the relevant laws and regulations
                                             -        Assess assets and divide them for grouping
                                             -        Establish power generation subsidiaries(one of them will
                                                      be sold in 1999)
                                                o        Prepare Price Bidding Market for electric power
                                                         generationIssue rulings for pool management
                                                o        Train management staffs
                                                o        Build up the equipment and software

---------------------- --------------------- ---------------------------------------------------------------------
                       1999.10-2002          Initiation of competition in the power generation sector
                                             -        Privatize the power generation arm of KEPCO and  spin it
                                                      off as an independent legal entity  (1999. 10 ~ 2002)
Phase 2                                      -        Operate generating subsidiaries under a competitive  regime
                                                o        Initiate Price Bidding
                                                o        Maintain transparency in the economic Dispatch with the
Power                                                    participation of each business operator in the initial
Generation                                               phase of the privatization
Competition
                                             Division of the distribution sector and privatization
                                             -        Divide the distribution subsidiary (2000 ~ 2001)
                                             -        Commence privatization (2001 ~ 2002 )

                                             Establishment of an independent regulatory agency
                                             -        Create and operate an  Electricity Committee  within the
                                                      MOCIE (1999.3)
                                             -        Establish an Electricity Supervisory Board (2001)

                                             Preparation of Two-Way Competitive Price Bidding market (2000 ~
                                             2002)
                                             -        Promulgate Pool operating rules
                                             -        Train operating personnel
                                             -        Procure facilities and software

                                             Permission of direct trading of electricity to eligible customers
                                             (end of 2000)
---------------------- --------------------- ---------------------------------------------------------------------
Phase 3
                                             Commencement of Wholesale Competition
                                             -        Operate an electricity sales regime based on free
                                                      competition between power generation and distribution
                                                      companies
                                             -        The distribution companies manage their region's
                                                      distribution network and settle the differentiated rate system
---------------------- --------------------- ---------------------------------------------------------------------
                                             -        Gradually enlarge the range of direct electricity trading
---------------------- --------------------- ---------------------------------------------------------------------
Phase 4                After 2009            Commencement of Retail Competition

Retail Competition                           -        Eliminate regional monopolies in the distribution sector
                                                      with the liberalization of the distribution network
                                             -        Introduce new types of electricity business entities such
                                                      as consumer groups or specialized electricity sales businesses
                                             -        Realize consumer rights with customer choice
---------------------- --------------------- ---------------------------------------------------------------------

1.
                              EXHIBIT B - 2000 ACT

                      ACT ON PROMOTION OF RESTRUCTURING OF
                         THE ELECTRICITY POWER INDUSTRY

         [Unofficial English Language Translation - the Official Korean
             Language Version Is Available from KEPCO upon Request]

Article 1 (Purpose)

The purpose of this Act is to contribute to the sound development of the electric power industry by raising the competitiveness of the industry and by improving the quality of service for electricity users through supporting the Disaggregation of the Korea Electric Power Corporation, established under the Korea Electric Power Corporation Act, and promoting the restructuring of the electric power industry.

Article 2 (Definition)

The terms to be used herein shall be defined as follows:

1. "Disaggregation"shall mean the establishment of companies by the Korea Electric Power Corporation, established pursuant to the Korea Electric Power Corporation Act ("KEPCO"), through split-offs pursuant to the provisions of Article 530-12 of the Commercial Code, for the purpose of restructuring the electric power industry.

2. NewCo"shall mean the company to be newly established from disaggregation.

Article 3 (Approval)

(1) When KEPCO desires to implement Disaggregation, it shall obtain the prior approval thereof from the Minister of Commerce, Industry and Energy. This shall also apply to a case where approved matters are to be changed.

(2) The Minister of Commerce, Industry and Energy shall in granting approval under the provisions of paragraph (1) examine whether each of the following criteria is satisfied.

1.       Competition among the NewCo's shall not be restricted in practice.

2. The NewCo's shall have the financial capability and technological capability to carry on the desired business activities.

(3) The Minister of Commerce, Industry and Energy may impose additional conditions in granting the approval under the provision of paragraph
         (1), when the Minister deems such necessary for the sound development of the Electric Power Industry.

(4) The Minister of Commerce, Industry and Energy shall in granting the approval under the provisions of paragraph (1) consult with the head of the relevant central administrative authority.

Article 4 (Simplification of Procedures)

(1) In convening a general meeting of shareholders in order to approve the Disaggregation pursuant to the provisions of Article 530-3 (1) of the Commercial Code, KEPCO may, notwithstanding the provisions of Article 363 (1) of the Commercial Code, send a written notice of the meeting to every shareholder seven (7) days prior to the date set for the general meeting of shareholders.

(2) With regard to shareholders holding not more than 1/100 of the total number of the issued and outstanding shares of KEPCO, a public notice stating the intention to convene a general meeting of shareholders and the agenda of such meeting may be given in two or more daily newspapers seven (7) days prior to the date set for the meeting, notwithstanding the provisions of Article 363 (1) of the Commercial Code and Article 191-10 (1) of the Securities Transactions Act. Such public notices may be a substitute for personal notice.

(3) Directors of KEPCO may keep at the head office of KEPCO the documents mentioned in each subparagraph of Article 530-7(1) of the Commercial Code for six (6) months from the date seven (7) days prior to the general meeting of shareholders under the provisions of Article 530-3(1) of the Commercial Code, notwithstanding the provisions of
         Article 530-7(1) of the Commercial Code.

(4) In the event KEPCO closes the register of shareholders or sets a record date pursuant to the provisions of Article 354 (1) of the Commercial Code in order to resolve approval of Disaggregation under the provisions of Article 530-3(1) of the Commercial Code, notice shall be given seven (7) days prior to the closing date or record date, notwithstanding the provision of Article 354 (4) of the Commercial Code. In this case, such notice shall be given in two or more daily newspapers.

Article 5 (Report on Disaggregation and Invalidation of Approval)

(1) In the event that KEPCO implements Disaggregation, KEPCO shall without delay report to the Minister of Commerce, Industry and Energy thereon.

(2) In the event KEPCO fails to complete Disaggregation in accordance with the conditions of such approval within six (6) months from receipt of the approval, such approval shall become null and void. Provided, however, that if the Minister of Commerce, Industry and Energy deems there is an inevitable reason, the said period may be extended up to six (6) months.

Article 6 (Approvals and Permits)

(1) When a NewCo succeeds to an electricity business under the Electricity Business Act from KEPCO in accordance with the Disaggregation plan, the NewCo shall be deemed to have obtained a permit for the electricity business pursuant to the Electricity Business Act in respect of the acquired electricity business. In this case, if the facility of the relevant electricity business is a nuclear power plant under the provisions of Article 10(3) of the Electricity Business Act, the NewCo shall be deemed to have been designated as the Nuclear Waste Management Business Operator pursuant to the provisions of Article 54-3(2) of the same Act.

(2) With respect to the electricity business or nuclear waste management business described in the provisions of paragraph (1), administrative actions such as approvals, permits and designations obtained by KEPCO from the relevant administrative authorities in accordance with the relevant laws and regulations shall be deemed to have been granted to NewCo. In this case, such NewCo shall report thereon to the head of the relevant administrative authority within six (6) months from the date of registration of incorporation of NewCo.

Article 7 (Exemption from Purchase of the National Housing Bonds)

In the event that NewCo registers its incorporation, or records or registers its assets acquired in accordance with the Disaggregation plan, the NewCo shall be exempted from the obligation to purchase both the National Housing Bonds under the provisions of Article 16(1) of the Act for Promotion of Housing Construction and the Urban Railroad Bonds under the provisions of Article 13(1) of the Urban Railroad Act.

Article 8 (Special Case on the Use of Telecommunication Facilities for Private
Use)

The NewCo's may, notwithstanding the provisions of Article 21(1) of the Basic Telecommunication Act, use the telecommunication facilities for private use that were installed by KEPCO pursuant to the provisions of Article 20 of the Basic Telecommunication Act for six (6) months from the date of registration of incorporation.

Article 9 (Succession to Employment Contracts)

In the event a NewCo succeeds to an electricity business from KEPCO, the NewCo shall also succeed to the rights and obligations under the employment contracts between KEPCO and the employees engaging in such electricity business.

Article 10 (Relationship with Other Laws)

With regard to Disaggregation, the Commercial Code and other relevant laws and regulations shall apply unless otherwise provided by this Act.

                                     ADDENDA

(1) (Effective Date)

This Act shall be enforceable from the date of promulgation hereof.

(2) (Effective Period)

This Act shall be effective until December 31, 2009.

(3) (Approval)

The Disaggregation that was approved at the general meeting of shareholders of KEPCO under the provisions of Article 530 (3) of the Commercial Code prior to the effective date of this Act shall be deemed to have been approved by the Minister of Commerce, Industry and Energy pursuant to the provisions of Article 3(1) as of the date of said approval.

                              EXHIBIT C - 2002 PLAN

         [Unofficial English Language Translation - the Official Korean
             Language Version Is Available from KEPCO upon Request]


        ------------- --------------------                ----------------
        Bill No.      No.                                 Contents of
                                                          Bill
        ------------- --------------------

        Date          April 9, 2002



        ------------- --------------------                ----------------



--------------------------------------------------------------------------

BASIC PLAN FOR PRIVATIZATION OF POWER GENERATION COMPANIES
--------------------------------------------------------------------------



-------------------------------------------------
 BILL OF PROMOTION COMMITTEE FOR PRIVATIZATION
             OF PUBLIC CORPORATIONS
-------------------------------------------------


   -------------------------- -----------------------------------------------
        Submitted by                   Rae-Kyu LIM, Committee Member
                                (Vice Minister of the Ministry of Commerce,
                                            Industry and Energy)

   -------------------------- -----------------------------------------------
            Date                                 April 2002




   -------------------------- -----------------------------------------------


1.       Resolution

         A draft of the Basic Plan for Privatization of Power Generation Companies (the "Gencos") that were divested from KEPCO is adopted as follows:

2.       Background

o As the law related to the restructuring of the power industry and its amendment became effective as of February 2001, the power generation sector of KEPCO was divided into six Gencos in April, 2001 to introduce competition to the power generation sector.

o The purpose of the resolutions is to establish the basic plan for the privatization of the Gencos in accordance with the basic plan for the restructuring of the power industry.

3.       Development

* Dec. 2000:     Enactment of the Power Industry Restructuring Promotion Act
                 and amendment of the Electric Utility Act.

* Apr. 2001:     Division of the power generation sector from KEPCO into
                 six subsidiaries.

* June. 2001:    Formation of the Committee for the Privatization of the Gencos.

                 - The team of 14 members consisting of professionals such as educators, scholars, civil experts and government officials, etc.

* Nov. 2001:     The basic plan for the privatization by the Committee was
                 drafted through consultation with the relevant government departments.

* Jan. 2002:     Collection of opinions of the interested parties and
                 preparation of the government draft.

4.       Summary

1) Privatization

Targeted companies

o The five thermoelectric Gencos including Korea South East Power Co., Ltd., Korea Midland Power Co., Ltd., Korea Western Power Co., Ltd., Korea Southern Power Co., Ltd., and Korea East West Power Co., Ltd.

o Korea Hydro & Nuclear Power Co., Ltd. was excluded due to the safety and the disposal of nuclear wastes issues.

Schedule

o The plan has two phases to promote the efficient management of the privatization and to minimize the impact.

- During the first phase two Gencos are scheduled to be privatized, and the detailed privatization plan to dispose one Genco will be confirmed by the first half of 2002.

- During the second phase immediately following the first, the rest of the three Gencos will be privatized.

o Details of the schedule will be managed with flexibility depending upon the progress of the restructuring of the power industry and the market condition such as the capital market.

The privatization method during the first phase:

o The first phase of the privatization will be implemented through the offering of equity stocks of each Genco to promote fair competition.

o The privatization will be implemented through the sale of management control, and the public offering and the listing on the stock exchanges to promote the participation of the general public.

o The sale of management control will be accomplished based on selling one company to one person principle, and the size of total sale to foreigners shall not exceed 30 percent of the entire domestic power generation facilities.

Measures to be taken for the privatization

o The settlement of the joint and several liabilities among the Gencos and the default issue.

- In order to release the joint and several liabilities for the existing indebtedness among KEPCO and the Gencos and avoid a declaration by bondholders of an event of default subsequent to the sale of management control, KEPCO wishes to proceed to obtain consent from domestic as well as foreign bondholders in accordance with the policy under which Korea Development Bank agreed to guarantee the payment of the said joint and several liabilities (2001.5.29).

o        Introduction of fair competition among the Gencos

- The market supervisory function of the Electricity Committee as an independent regulatory agency should be reinforced so as to establish fair competition in the course of privatization of the Gencos.

- In order to ensure the successful completion of the privatization of the Gencos, an effort for the privatization of the Gencos should be reflected into the employment contracts and the performance evaluation of the KEPCO and the Genco's management.

Selection of advisors

o The selection of advisors for the privatization of the Gencos shall be made through the participation by the government and an open bidding to guarantee the fairness of the process.

- The Committee for Advisors Selection consisting of members such as government officials, KEPCO and civil experts shall be formed and evaluate and select appropriate advisors.

2)       Subsequent Schedule

Selection of advisors.

Selection of a targeted Genco to be sold first

Initiation of sales procedures

                       The Financial Advisor to KEPCO is:

                       Daiwa Securities SMBC Co., Ltd.
                      Attn: International Finance Dept.

              3-5 Yaesu 1-chome, Chuo-ku, tokyo, 103-8289, Japan
                       Tel:81-3-5202-3497 / 3366 / 3505
                             Fax: +81-3-3246-1384
                     Email: kepcosamurai@daiwasmbc.co.jp

                      On or before November 10th, 2003,
          8-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-8289, Japan
                      Tel: +81-3-5533-7774 / 7782 / 7775
                             Fax: +81-3-3286-1733
                     Email: kepcosamurai@daiwasmbc.co.jp

                                                                     EXHIBIT M


                                                                        Annex l

                               (Translation)


                            CONDITIONS OF BONDS


       These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

                                - Omitted -

(4)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under these Conditions of Bonds as and when the same shall be due and payable shall be unconditionally and irrevocably guaranteed by The Korea Development Bank ("KDB") in accordance with the conditions of guarantee (the "Conditions of Guarantee") as attached to the Agreement with Commissioned Companies for Bondholders as stated in Condition 7 hereof, and as deemed to be endorsed on the reverse side of the certificates of the Bonds. Such guarantee shall be hereinafter referred to as the "Guarantee". KDB's giving of the Guarantee shall be deemed to be endorsed on the certificates of the Bonds.

                                   - Omitted -

(7)                       - Omitted -

       The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated April 5, 1995 between KEPCO and the Commissioned Companies for Bondholders, as amended (the "Agreement with Commissioned Companies for Bondholders"), these Conditions of Bonds and the Conditions of Guarantee (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   - Omitted -

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon, the grant of the Guarantee or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

                                - Omitted -

(22) In case KEPCO and KDB shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen
       (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO, failing which KDB.

(23)   (i)   If KEPCO and KDB shall default in the payment of the
             principal (including premium, if any) of or interest on the Bonds or KEPCO or KDB shall default in the performance or observance of any other obligation arising from these Conditions of Bonds or the Bonds or any obligation arising from the Conditions of Guarantee; or

       (ii) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO ("External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance), or if KDB shall default in the payment of principal (including premium, if any) of, or interest on, or purchase fund or sinking fund of, any money borrowed having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds), whether primary obligation or guaranty obligation (excluding the Guarantee), heretofore or hereafter incurred by KDB; or

       (iii) If an order of bankruptcy or liquidation is entered against KEPCO or KDB or if KEPCO or KDB has instituted such proceedings (except in case where KEPCO or KDB is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO or KDB shall have taken any action for the purpose of liquidation of KEPCO or KDB; or

       (iv) If KDB ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KDB under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KDB and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that the enactment creating such legal entity expressly provides that its net losses in excess of its reserves shall be replenished by the Republic of Korea, and in the judgement of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

       (v) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO or KDB is declared; or

       (vi) If the Guarantee ceases to be, or is claimed by KDB not to be, in full force and effect,

       the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (iii) through (vi), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO and KDB fail to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO, failing which KDB.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO and/or KDB of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO and/or KDB of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each \100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet cancelled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO, failing which KDB.

                                - Omitted -

                                                                     EXHIBIT N


                                                                       Annex l-2

                                  (TRANSLATION)


                             CONDITIONS OF GUARANTEE


These Conditions of Guarantee shall apply to the guarantee by Korea Development Bank ("KDB") of Korea Electric Power Corporation Japanese Yen Bonds of 1995 - Fourth Series (the "Bonds").

1. KDB hereby, unconditionally and irrevocably and jointly and severally with Korea Electric Power Corporation ("KEPCO"), guarantees to the holders of the Bonds (the "Bondholders"), the holders of the coupons (the "Coupons") appertaining thereto (the "Couponholders"), the Commissioned Companies for Bondholders (the "Commissioned Companies for Bondholders") as stated in the Conditions of Bonds, as amended after the issuance of the Bonds (the "Conditions of Bonds"), endorsed on the reverse side of the Bond certificates, the Paying Agents (the "Paying Agents") as stated in the Conditions of Bonds and the Recording Agency (the "Recording Agency") as stated in the Conditions of Bonds the due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under (i) the Conditions of the Bonds, (ii) the Agreement with Commissioned Companies for Bondholders relating to the Bonds between KEPCO and the Commissioned Companies for Bondholders, as amended after the issuance of the Bonds, (iii) the Paying Agents Agreement relating to the Bonds between KEPCO and the representative of the Paying Agents, as amended after the issuance of the Bonds and (iv) the Recording Agency Agreement relating to the Bonds between KEPCO and the Recording Agency, as amended after the issuance of the Bonds (such principal (including premium, if any), interest and other amounts being hereinafter referred to as the "Guaranteed Amounts") as and when the same shall be due and payable whether at maturity or otherwise. This guarantee is hereinafter referred to as the "Guarantee".

     KDB covenants that KDB shall make due and punctual payment as and when the same shall become due and payable whether at maturity or otherwise to the Bondholders and the Couponholders, and as if such payment were made by KEPCO, irrespective of (a) the validity, legality or enforceability of the obligations of KEPCO under the Bonds or KEPCO's ability to perform such obligations, (b) any change in the corporate existence, structure or ownership of KEPCO, and (c) any other circumstance which might otherwise constitute a discharge of a guarantee or surety.
         The amount so payable to the Bondholders or the Couponholders by KDB shall be such amount as after all deductions or withholding of any nature which KDB shall be in the future compelled to make therefrom will result in the Bondholders or the Couponholders receiving the same amounts in respect of principal of, and interest on, the Bonds or other moneys so payable had such payments been duly made by KEPCO in accordance with the Conditions of Bonds.

     KDB waives any right to require a demand, notice or proceeding first against KEPCO, any right of set-off as against a Bondholder and a Couponholder and protest or notice with respect to the Bond or a Coupon or the indebtedness evidenced thereby.

     If any payment received by any Bondholder or Couponholder pursuant to the Conditions of Bonds shall, on the subsequent bankruptcy, insolvency, reorganization or other such similar events of KEPCO, be avoided or set aside under any laws relating to bankruptcy, insolvency, reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of KDB and the Guarantee shall continue to apply as if such payment had at all times remained owing to KEPCO and KDB shall indemnify the Bondholders and/or Couponholders (as the case may be) in respect thereof.

2. No Bondholder, Couponholder or the Commissioned Companies for Bondholders shall be required to give any notice to or make any demand on KEPCO or to proceed against KEPCO's assets prior to the performance by KDB of its obligations under these Conditions of Guarantee. KDB agrees that KDB's obligations under these Conditions of Guarantee will not be discharged except by complete performance of the obligations set forth in the Conditions of Bonds or these Conditions of Guarantee.

3. KDB agrees that it will not exercise any rights of indemnification or subrogation or any other right relating to the payment of money which it may have under or by virtue of any contract or law against KEPCO as a result of or in relation to the performance of the obligations of KDB in accordance with these Conditions of Guarantee unless and until the Guaranteed Amounts due and unpaid by KDB have been paid in full.

4. KDB will duly observe any of the duties and obligations specified in the Conditions of Bonds as duties and obligations of KDB as if they were set out in full in these Conditions of Guarantee.

5. The Guarantee is direct and unconditional general unsecured obligation of KDB, and rank and will rank PARI PASSU with all other general unsecured obligations of KDB for money borrowed (including obligations to refund deposits but excluding obligations preferred by mandatory provisions of laws), without any preference one above the other by reason of priority of date of creation, currency of payment or otherwise.

     So long as any of the Bonds shall be outstanding, KDB shall not create on any of its present or future assets or revenue any mortgage, pledge or other security to secure any primary obligation or guaranty obligation for money borrowed (including issuance of bonds) heretofore or hereafter incurred by KDB, unless the Bonds shall be secured by such mortgage, pledge or other security equally and ratably with such other obligation so secured, and the instrument or the enactment creating such mortgage, pledge or other security shall expressly so provide except that KDB may create or permit to arise or subsist:

     (a) any encumbrance over promissory notes or other commercial paper discounted or otherwise provided as security to or issued by KDB where such encumbrance is created in favor of The Bank of Korea in the normal operation of its discount facilities or its facilities for the funding of loans by KDB to customers of KDB; or

     (b) any encumbrance over any immovable property owned by KDB as security for the repayment by KDB to a tenant of that property of any key money paid by such tenant to KDB upon taking a tenancy or lease of that property; or

     (c) any statutory liens arising in the ordinary course of KDB's business and not in connection with the borrowing or raising of money; or

     (d) any encumbrance arising from or preference given in connection with prejudgment attachments or temporary injunctions under the Law of Civil Procedure of the Republic of Korea, applicable generally to corporations established under Korean law, by virtue of a failure by KDB to meet an obligation, provided that such encumbrance shall not be permitted to subsist for more than 30 days; or

     (e) any encumbrance over any asset purchased by KDB (or documents of title thereto) or arising in connection with improvements to any assets of KDB as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

     KDB shall be free of its obligation under this Condition 5 when full redemption of the Bonds can not be made for the reason of failure on the part of Bondholders to claim repayment of Bonds when due.

     Any security to be provided by KDB pursuant to Condition 5 shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all Bondholders. The Commissioned Companies for Bondholders shall, unless any then applicable Japanese law provides otherwise, be entitled to charge to the Bondholders, in proportion to their holdings, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from them.

6. Any change, modification or amendment of the Conditions of Bonds with a consent of KDB shall not affect the obligations of KDB under the Guarantee. KDB shall not cover any change, modification or amendment to the terms of the Conditions of Bonds after the entry into force of the Guarantee without KDB's written consent, if such change, modification or amendment would: (i) increase the principal amount of, or interest rate on, the Bonds or (ii) change the currency of payment with respect to any Conditions of Bonds or
     (iii) change the stated maturity thereof or (iv) provide for new Events of Default or (v) give rise to any other change in the terms of a Conditions of Bonds that would materially increase the obligations or liability of the KDB.

7. Except as to the authorization relating to the giving of the Guarantee and matters concerning the creation, validity and enforcement of security provided in Condition 5 of these Conditions of Guarantee, the Guarantee and all the rights and obligations of all the parties with respect thereto, including the Bondholders, shall in all respects be governed by the applicable laws of Japan.

8. Except as otherwise provided in these Conditions of Guarantee, the place of performance of obligations pertaining to the Guarantee is Tokyo, Japan.

9. Any legal action against KDB relating to the Guarantee and these Conditions of Guarantee may be brought in the Tokyo District Court, to the jurisdiction of which KDB hereby agrees to submit. Any such action may also be brought in any competent court of jurisdiction in the Republic of Korea.

     To the extent that KDB is legally able to do so, KDB hereby irrevocably waives any sovereign immunity in relation to any such action. If such advance waiver is not given effect under the applicable laws, KDB will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

     Solely for the purpose of accepting service of process in connection with any action brought in the Tokyo District Court, KDB hereby designates its Tokyo Branch in Tokyo, Japan as the address, and hereby appoints the General Manager from time to time of KDB at the aforesaid Branch as the person, to accept such service of process. If KDB shall cease to have its Tokyo Branch, it shall appoint such other person in Tokyo, Japan to accept service of process as the Commissioned Companies for Bondholders may approve and shall give public notice to that effect. So long as any of the Bonds or coupons remains outstanding, KDB shall take any and all actions that may be necessary to effect and continue such designation and appointment in full force and effect. Nothing in this Condition 9 shall affect the right of the Bondholders to institute any legal action against KDB in any court of competent jurisdiction under applicable laws or to serve process and other judicial documents in any manner otherwise permitted by law.

10. In the event of a judgement or order being rendered or issued by any court for the payment of any amount payable under these Conditions of Guarantee, and such judgement or order being expressed in a currency other than (in the case of principal (including premium, if any)) Japanese yen, KDB shall pay to the Bondholders and the Couponholders the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen is (or is to be treated as) converted for the purposes of any such judgement or order and (ii) the date or dates of discharge of such judgement or order (or part thereof). The above undertaking shall constitute a separate and independent obligation of KDB from its other obligations, shall give rise to a separate and independent cause of action against KDB, shall apply irrespective of any indulgence granted by any Bondholder or Couponholder from time to time and shall continue in full force and effect notwithstanding any judgement or order.

                                                                     EXHIBIT O


                                                                         Annex l

                                  (Translation)


                               CONDITIONS OF BONDS


       These Conditions of Bonds shall apply to Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

                                   - Omitted -

(4)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under these Conditions of Bonds as and when the same shall be due and payable shall be unconditionally and irrevocably guaranteed by The Korea Development Bank ("KDB") in accordance with the conditions of guarantee (the "Conditions of Guarantee") as attached to the Agreement with Commissioned Companies for Bondholders as stated in Condition 7 hereof, and as deemed to be endorsed on the reverse side of the certificates of the Bonds. Such guarantee shall be hereinafter referred to as the "Guarantee". KDB's giving of the Guarantee shall be deemed to be endorsed on the certificates of the Bonds.

                                   - Omitted -

(7)                      - Omitted -

       The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated August 31, 1995 between KEPCO and the Commissioned Companies for Bondholders, as amended (the "Agreement with Commissioned Companies for Bondholders"), these Conditions of Bonds and the Conditions of Guarantee (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   - Omitted -

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon, the grant of the Guarantee or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

                                   - Omitted -

(22) In case KEPCO and KDB shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO, failing which KDB.

(23)   (a)  If KEPCO and KDB shall default in the payment of the principal
            (including premium, if any) of or interest on the Bonds or KEPCO or KDB shall default in the performance or observance of any other obligation arising from these Conditions of Bonds or the Bonds or any obligation arising from the Conditions of Guarantee; or

       (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO ("External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance), or if KDB shall default in the payment of principal (including premium, if any) of, or interest on, or purchase fund or sinking fund of, any money borrowed having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds), whether primary obligation or guaranty obligation (excluding the Guarantee), heretofore or hereafter incurred by KDB; or

       (c) If an order of bankruptcy or liquidation is entered against KEPCO or KDB or if KEPCO or KDB has instituted such proceedings (except in case where KEPCO or KDB is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO or KDB shall have taken any action for the purpose of liquidation of KEPCO or KDB; or

       (d) If KDB ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KDB under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KDB and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that the enactment creating such legal entity expressly provides that its net losses in excess of its reserves shall be replenished by the Republic of Korea, and in the judgement of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

       (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO or KDB is declared; or

       (f) If the Guarantee ceases to be, or is claimed by KDB not to be, in full force and effect,

       the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, may give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (c) through (f), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO and KDB fail to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO, failing which KDB.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO and/or KDB of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO and/or KDB of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each \100,000 of the principal amount of the Bonds held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO, failing which KDB.

                                   - Omitted -

                                                                     EXHIBIT P

                                                                     Annex l-2
                                  (TRANSLATION)


                             CONDITIONS OF GUARANTEE


These Conditions of Guarantee shall apply to the guarantee by Korea Development Bank ("KDB") of Korea Electric Power Corporation Japanese Yen Bonds - Fifth Series (1995) (the "Bonds").

1. KDB hereby, unconditionally and irrevocably and jointly and severally with Korea Electric Power Corporation ("KEPCO"), guarantees to the holders of the Bonds (the "Bondholders"), the holders of the coupons (the "Coupons") appertaining thereto (the "Couponholders"), the Commissioned Companies for Bondholders (the "Commissioned Companies for Bondholders") as stated in the Conditions of Bonds, as amended after the issuance of the Bonds (the "Conditions of Bonds"), endorsed on the reverse side of the Bond certificates, the Paying Agents (the "Paying Agents") as stated in the Conditions of Bonds and the Recording Agency (the "Recording Agency") as stated in the Conditions of Bonds the due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under (i) the Conditions of the Bonds, (ii) the Agreement with Commissioned Companies for Bondholders relating to the Bonds between KEPCO and the Commissioned Companies for Bondholders, as amended after the issuance of the Bonds, (iii) the Paying Agents Agreement relating to the Bonds between KEPCO and the representative of the Paying Agents, as amended after the issuance of the Bonds and (iv) the Recording Agency Agreement relating to the Bonds between KEPCO and the Recording Agency, as amended after the issuance of the Bonds (such principal (including premium, if any), interest and other amounts being hereinafter referred to as the "Guaranteed Amounts") as and when the same shall be due and payable whether at maturity or otherwise. This guarantee is hereinafter referred to as the "Guarantee".

     KDB covenants that KDB shall make due and punctual payment as and when the same shall become due and payable whether at maturity or otherwise to the Bondholders and the Couponholders, and as if such payment were made by KEPCO, irrespective of (a) the validity, legality or enforceability of the obligations of KEPCO under the Bonds or KEPCO's ability to perform such obligations, (b) any change in the corporate existence, structure or ownership of KEPCO, and (c) any other circumstance which might otherwise constitute a discharge of a guarantee or surety.
         The amount so payable to the Bondholders or the Couponholders by KDB shall be such amount as after all deductions or withholding of any nature which KDB shall be in the future compelled to make therefrom will result in the Bondholders or the Couponholders receiving the same amounts in respect of principal of, and interest on, the Bonds or other moneys so payable had such payments been duly made by KEPCO in accordance with the Conditions of Bonds.

     KDB waives any right to require a demand, notice or proceeding first against KEPCO, any right of set-off as against a Bondholder and a Couponholder and protest or notice with respect to the Bond or a Coupon or the indebtedness evidenced thereby.

     If any payment received by any Bondholder or Couponholder pursuant to the Conditions of Bonds shall, on the subsequent bankruptcy, insolvency, reorganization or other such similar events of KEPCO, be avoided or set aside under any laws relating to bankruptcy, insolvency, reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of KDB and the Guarantee shall continue to apply as if such payment had at all times remained owing to KEPCO and KDB shall indemnify the Bondholders and/or Couponholders (as the case may be) in respect thereof.

2. No Bondholder, Couponholder or the Commissioned Companies for Bondholders shall be required to give any notice to or make any demand on KEPCO or to proceed against KEPCO's assets prior to the performance by KDB of its obligations under these Conditions of Guarantee. KDB agrees that KDB's obligations under these Conditions of Guarantee will not be discharged except by complete performance of the obligations set forth in the Conditions of Bonds or these Conditions of Guarantee.

3. KDB agrees that it will not exercise any rights of indemnification or subrogation or any other right relating to the payment of money which it may have under or by virtue of any contract or law against KEPCO as a result of or in relation to the performance of the obligations of KDB in accordance with these Conditions of Guarantee unless and until the Guaranteed Amounts due and unpaid by KDB have been paid in full.

4. KDB will duly observe any of the duties and obligations specified in the Conditions of Bonds as duties and obligations of KDB as if they were set out in full in these Conditions of Guarantee.

5. The Guarantee is direct and unconditional general unsecured obligation of KDB, and rank and will rank PARI PASSU with all other general unsecured obligations of KDB for money borrowed (including obligations to refund deposits but excluding obligations preferred by mandatory provisions of laws), without any preference one above the other by reason of priority of date of creation, currency of payment or otherwise.

     So long as any of the Bonds shall be outstanding, KDB shall not create on any of its present or future assets or revenue any mortgage, pledge or other security to secure any primary obligation or guaranty obligation for money borrowed (including issuance of bonds) heretofore or hereafter incurred by KDB, unless the Bonds shall be secured by such mortgage, pledge or other security equally and ratably with such other obligation so secured, and the instrument or the enactment creating such mortgage, pledge or other security shall expressly so provide except that KDB may create or permit to arise or subsist:

     (a) any encumbrance over promissory notes or other commercial paper discounted or otherwise provided as security to or issued by KDB where such encumbrance is created in favor of The Bank of Korea in the normal operation of its discount facilities or its facilities for the funding of loans by KDB to customers of KDB; or

     (b) any encumbrance over any immovable property owned by KDB as security for the repayment by KDB to a tenant of that property of any key money paid by such tenant to KDB upon taking a tenancy or lease of that property; or

     (c) any statutory liens arising in the ordinary course of KDB's business and not in connection with the borrowing or raising of money; or

     (d) any encumbrance arising from or preference given in connection with prejudgment attachments or temporary injunctions under the Law of Civil Procedure of the Republic of Korea, applicable generally to corporations established under Korean law, by virtue of a failure by KDB to meet an obligation, provided that such encumbrance shall not be permitted to subsist for more than 30 days; or

     (e) any encumbrance over any asset purchased by KDB (or documents of title thereto) or arising in connection with improvements to any assets of KDB as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

     KDB shall be free of its obligation under this Condition 5 when full redemption of the Bonds can not be made for the reason of failure on the part of Bondholders to claim repayment of Bonds when due.

     Any security to be provided by KDB pursuant to Condition 5 shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all Bondholders. The Commissioned Companies for Bondholders shall, unless any then applicable Japanese law provides otherwise, be entitled to charge to the Bondholders, in proportion to their holdings, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from them.

6. Any change, modification or amendment of the Conditions of Bonds with a consent of KDB shall not affect the obligations of KDB under the Guarantee. KDB shall not cover any change, modification or amendment to the terms of the Conditions of Bonds after the entry into force of the Guarantee without KDB's written consent, if such change, modification or amendment would: (i) increase the principal amount of, or interest rate on, the Bonds or (ii) change the currency of payment with respect to any Conditions of Bonds or
     (iii) change the stated maturity thereof or (iv) provide for new Events of Default or (v) give rise to any other change in the terms of a Conditions of Bonds that would materially increase the obligations or liability of the KDB.

7. Except as to the authorization relating to the giving of the Guarantee and matters concerning the creation, validity and enforcement of security provided in Condition 5 of these Conditions of Guarantee, the Guarantee and all the rights and obligations of all the parties with respect thereto, including the Bondholders, shall in all respects be governed by the applicable laws of Japan.

8. Except as otherwise provided in these Conditions of Guarantee, the place of performance of obligations pertaining to the Guarantee is Tokyo, Japan.

9. Any legal action against KDB relating to the Guarantee and these Conditions of Guarantee may be brought in the Tokyo District Court, to the jurisdiction of which KDB hereby agrees to submit. Any such action may also be brought in any competent court of jurisdiction in the Republic of Korea.

     To the extent that KDB is legally able to do so, KDB hereby irrevocably waives any sovereign immunity in relation to any such action. If such advance waiver is not given effect under the applicable laws, KDB will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

     Solely for the purpose of accepting service of process in connection with any action brought in the Tokyo District Court, KDB hereby designates its Tokyo Branch in Tokyo, Japan as the address, and hereby appoints the General Manager from time to time of KDB at the aforesaid Branch as the person, to accept such service of process. If KDB shall cease to have its Tokyo Branch, it shall appoint such other person in Tokyo, Japan to accept service of process as the Commissioned Companies for Bondholders may approve and shall give public notice to that effect. So long as any of the Bonds or coupons remains outstanding, KDB shall take any and all actions that may be necessary to effect and continue such designation and appointment in full force and effect. Nothing in this Condition 9 shall affect the right of the Bondholders to institute any legal action against KDB in any court of competent jurisdiction under applicable laws or to serve process and other judicial documents in any manner otherwise permitted by law.

10. In the event of a judgement or order being rendered or issued by any court for the payment of any amount payable under these Conditions of Guarantee, and such judgement or order being expressed in a currency other than (in the case of principal (including premium, if any)) Japanese yen, KDB shall pay to the Bondholders and the Couponholders the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen is (or is to be treated as) converted for the purposes of any such judgement or order and (ii) the date or dates of discharge of such judgement or order (or part thereof). The above undertaking shall constitute a separate and independent obligation of KDB from its other obligations, shall give rise to a separate and independent cause of action against KDB, shall apply irrespective of any indulgence granted by any Bondholder or Couponholder from time to time and shall continue in full force and effect notwithstanding any judgement or order.

                                                                     EXHIBIT Q


                                                                         Annex l

                                  (Translation)

                               CONDITIONS OF BONDS

       These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

                                   - Omitted -

(4)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under these Conditions of Bonds as and when the same shall be due and payable shall be unconditionally and irrevocably guaranteed by The Korea Development Bank ("KDB") in accordance with the conditions of guarantee (the "Conditions of Guarantee") as attached to the Agreement with Commissioned Companies for Bondholders as stated in Condition 7 hereof, and as deemed to be endorsed on the reverse side of the certificates of the Bonds. Such guarantee shall be hereinafter referred to as the "Guarantee". KDB's giving of the Guarantee shall be deemed to be endorsed on the certificates of the Bonds.

                                   - Omitted -

 (7)                      - Omitted -

       The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated December 21, 1995 between KEPCO and the Commissioned Companies for Bondholders, as amended (the "Agreement with Commissioned Companies for Bondholders"), these Conditions of Bonds and the Conditions of Guarantee (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   - Omitted -

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon, the grant of the Guarantee or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

                                   - Omitted -

(22) In case KEPCO and KDB shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO, failing which KDB.

(23)   (a)  If KEPCO and KDB shall default in the payment of the principal
            (including premium, if any) of or interest on the Bonds or KEPCO or KDB shall default in the performance or observance of any other obligation arising from these Conditions of Bonds or the Bonds or any obligation arising from the Conditions of Guarantee; or

       (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO ("External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance), or if KDB shall default in the payment of principal (including premium, if any) of, or interest on, or purchase fund or sinking fund of, any money borrowed having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds), whether primary obligation or guaranty obligation (excluding the Guarantee), heretofore or hereafter incurred by KDB; or

       (c) If an order of bankruptcy or liquidation is entered against KEPCO or KDB or if KEPCO or KDB has instituted such proceedings (except in case where KEPCO or KDB is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO or KDB shall have taken any action for the purpose of liquidation of KEPCO or KDB; or

       (d) If KDB ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KDB under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KDB and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that the enactment creating such legal entity expressly provides that its net losses in excess of its reserves shall be replenished by the Republic of Korea, and in the judgement of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

       (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO or KDB is declared; or

       (f) If the Guarantee ceases to be, or is claimed by KDB not to be, in full force and effect,

       the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (c) through (f), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO and KDB fail to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO, failing which KDB.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO and/or KDB of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO and/or KDB of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO, failing which KDB.

                                   - Omitted -

                                                                     EXHIBIT R


                                                                       Annex l-2

                                  (TRANSLATION)


                             CONDITIONS OF GUARANTEE


These Conditions of Guarantee shall apply to the guarantee by Korea Development Bank ("KDB") of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - First Series (1996) (the "Bonds").

1. KDB hereby, unconditionally and irrevocably and jointly and severally with Korea Electric Power Corporation ("KEPCO"), guarantees to the holders of the Bonds (the "Bondholders"), the holders of the coupons (the "Coupons") appertaining thereto (the "Couponholders"), the Commissioned Companies for Bondholders (the "Commissioned Companies for Bondholders") as stated in the Conditions of Bonds, as amended after the issuance of the Bonds (the "Conditions of Bonds"), endorsed on the reverse side of the Bond certificates, the Paying Agents (the "Paying Agents") as stated in the Conditions of Bonds and the Recording Agency (the "Recording Agency") as stated in the Conditions of Bonds the due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under (i) the Conditions of the Bonds, (ii) the Agreement with Commissioned Companies for Bondholders relating to the Bonds between KEPCO and the Commissioned Companies for Bondholders, as amended after the issuance of the Bonds, (iii) the Paying Agents Agreement relating to the Bonds between KEPCO and the representative of the Paying Agents, as amended after the issuance of the Bonds and (iv) the Recording Agency Agreement relating to the Bonds between KEPCO and the Recording Agency, as amended after the issuance of the Bonds (such principal (including premium, if any), interest and other amounts being hereinafter referred to as the "Guaranteed Amounts") as and when the same shall be due and payable whether at maturity or otherwise. This guarantee is hereinafter referred to as the "Guarantee".

     KDB covenants that KDB shall make due and punctual payment as and when the same shall become due and payable whether at maturity or otherwise to the Bondholders and the Couponholders, and as if such payment were made by KEPCO, irrespective of (a) the validity, legality or enforceability of the obligations of KEPCO under the Bonds or KEPCO's ability to perform such obligations, (b) any change in the corporate existence, structure or ownership of KEPCO, and (c) any other circumstance which might otherwise constitute a discharge of a guarantee or surety.
         The amount so payable to the Bondholders or the Couponholders by KDB shall be such amount as after all deductions or withholding of any nature which KDB shall be in the future compelled to make therefrom will result in the Bondholders or the Couponholders receiving the same amounts in respect of principal of, and interest on, the Bonds or other moneys so payable had such payments been duly made by KEPCO in accordance with the Conditions of Bonds.

     KDB waives any right to require a demand, notice or proceeding first against KEPCO, any right of set-off as against a Bondholder and a Couponholder and protest or notice with respect to the Bond or a Coupon or the indebtedness evidenced thereby.

     If any payment received by any Bondholder or Couponholder pursuant to the Conditions of Bonds shall, on the subsequent bankruptcy, insolvency, reorganization or other such similar events of KEPCO, be avoided or set aside under any laws relating to bankruptcy, insolvency, reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of KDB and the Guarantee shall continue to apply as if such payment had at all times remained owing to KEPCO and KDB shall indemnify the Bondholders and/or Couponholders (as the case may be) in respect thereof.

2. No Bondholder, Couponholder or the Commissioned Companies for Bondholders shall be required to give any notice to or make any demand on KEPCO or to proceed against KEPCO's assets prior to the performance by KDB of its obligations under these Conditions of Guarantee. KDB agrees that KDB's obligations under these Conditions of Guarantee will not be discharged except by complete performance of the obligations set forth in the Conditions of Bonds or these Conditions of Guarantee.

3. KDB agrees that it will not exercise any rights of indemnification or subrogation or any other right relating to the payment of money which it may have under or by virtue of any contract or law against KEPCO as a result of or in relation to the performance of the obligations of KDB in accordance with these Conditions of Guarantee unless and until the Guaranteed Amounts due and unpaid by KDB have been paid in full.

4. KDB will duly observe any of the duties and obligations specified in the Conditions of Bonds as duties and obligations of KDB as if they were set out in full in these Conditions of Guarantee.

5. The Guarantee is direct and unconditional general unsecured obligation of KDB, and rank and will rank PARI PASSU with all other general unsecured obligations of KDB for money borrowed (including obligations to refund deposits but excluding obligations preferred by mandatory provisions of laws), without any preference one above the other by reason of priority of date of creation, currency of payment or otherwise.

     So long as any of the Bonds shall be outstanding, KDB shall not create on any of its present or future assets or revenue any mortgage, pledge or other security to secure any primary obligation or guaranty obligation for money borrowed (including issuance of bonds) heretofore or hereafter incurred by KDB, unless the Bonds shall be secured by such mortgage, pledge or other security equally and ratably with such other obligation so secured, and the instrument or the enactment creating such mortgage, pledge or other security shall expressly so provide except that KDB may create or permit to arise or subsist:

     (a) any encumbrance over promissory notes or other commercial paper discounted or otherwise provided as security to or issued by KDB where such encumbrance is created in favor of The Bank of Korea in the normal operation of its discount facilities or its facilities for the funding of loans by KDB to customers of KDB; or

     (b) any encumbrance over any immovable property owned by KDB as security for the repayment by KDB to a tenant of that property of any key money paid by such tenant to KDB upon taking a tenancy or lease of that property; or

     (c) any statutory liens arising in the ordinary course of KDB's business and not in connection with the borrowing or raising of money; or

     (d) any encumbrance arising from or preference given in connection with prejudgment attachments or temporary injunctions under the Law of Civil Procedure of the Republic of Korea, applicable generally to corporations established under Korean law, by virtue of a failure by KDB to meet an obligation, provided that such encumbrance shall not be permitted to subsist for more than 30 days; or

     (e) any encumbrance over any asset purchased by KDB (or documents of title thereto) or arising in connection with improvements to any assets of KDB as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

     KDB shall be free of its obligation under this Condition 5 when full redemption of the Bonds can not be made for the reason of failure on the part of Bondholders to claim repayment of Bonds when due.

     Any security to be provided by KDB pursuant to Condition 5 shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all Bondholders. The Commissioned Companies for Bondholders shall, unless any then applicable Japanese law provides otherwise, be entitled to charge to the Bondholders, in proportion to their holdings, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from them.

6. Any change, modification or amendment of the Conditions of Bonds with a consent of KDB shall not affect the obligations of KDB under the Guarantee. KDB shall not cover any change, modification or amendment to the terms of the Conditions of Bonds after the entry into force of the Guarantee without KDB's written consent, if such change, modification or amendment would: (i) increase the principal amount of, or interest rate on, the Bonds or (ii) change the currency of payment with respect to any Conditions of Bonds or
     (iii) change the stated maturity thereof or (iv) provide for new Events of Default or (v) give rise to any other change in the terms of a Conditions of Bonds that would materially increase the obligations or liability of the KDB.

7. Except as to the authorization relating to the giving of the Guarantee and matters concerning the creation, validity and enforcement of security provided in Condition 5 of these Conditions of Guarantee, the Guarantee and all the rights and obligations of all the parties with respect thereto, including the Bondholders, shall in all respects be governed by the applicable laws of Japan.

8. Except as otherwise provided in these Conditions of Guarantee, the place of performance of obligations pertaining to the Guarantee is Tokyo, Japan.

9. Any legal action against KDB relating to the Guarantee and these Conditions of Guarantee may be brought in the Tokyo District Court, to the jurisdiction of which KDB hereby agrees to submit. Any such action may also be brought in any competent court of jurisdiction in the Republic of Korea.

     To the extent that KDB is legally able to do so, KDB hereby irrevocably waives any sovereign immunity in relation to any such action. If such advance waiver is not given effect under the applicable laws, KDB will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

     Solely for the purpose of accepting service of process in connection with any action brought in the Tokyo District Court, KDB hereby designates its Tokyo Branch in Tokyo, Japan as the address, and hereby appoints the General Manager from time to time of KDB at the aforesaid Branch as the person, to accept such service of process. If KDB shall cease to have its Tokyo Branch, it shall appoint such other person in Tokyo, Japan to accept service of process as the Commissioned Companies for Bondholders may approve and shall give public notice to that effect. So long as any of the Bonds or coupons remains outstanding, KDB shall take any and all actions that may be necessary to effect and continue such designation and appointment in full force and effect. Nothing in this Condition 9 shall affect the right of the Bondholders to institute any legal action against KDB in any court of competent jurisdiction under applicable laws or to serve process and other judicial documents in any manner otherwise permitted by law.

10. In the event of a judgement or order being rendered or issued by any court for the payment of any amount payable under these Conditions of Guarantee, and such judgement or order being expressed in a currency other than (in the case of principal (including premium, if any)) Japanese yen or Australian dollars (in the case of interest), KDB shall pay to the Bondholders and the Couponholders the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgement or order and (ii) the date or dates of discharge of such judgement or order (or part thereof). The above undertaking shall constitute a separate and independent obligation of KDB from its other obligations, shall give rise to a separate and independent cause of action against KDB, shall apply irrespective of any indulgence granted by any Bondholder or Couponholder from time to time and shall continue in full force and effect notwithstanding any judgement or order.

                                                                     EXHIBIT S


                                                                         Annex l

                                  (Translation)

                               CONDITIONS OF BONDS

      These Conditions of Bonds shall apply to Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series
(1996) (the "Bonds") issued pursuant to lawful authorization by Korea Electric Power Corporation ("KEPCO").

                                   - Omitted -

(4)-2 The due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under these Conditions of Bonds as and when the same shall be due and payable shall be unconditionally and irrevocably guaranteed by The Korea Development Bank ("KDB") in accordance with the conditions of guarantee (the "Conditions of Guarantee") as attached to the Agreement with Commissioned Companies for Bondholders as stated in Condition 7 hereof, and as deemed to be endorsed on the reverse side of the certificates of the Bonds. Such guarantee shall be hereinafter referred to as the "Guarantee". KDB's giving of the Guarantee shall be deemed to be endorsed on the certificates of the Bonds.

                                   - Omitted -

 (7)                      - Omitted -

      The Commissioned Companies for Bondholders shall have the powers and duties to do any and all judicial or extrajudicial acts necessary for obtaining payment of the principal (including premium, if any) of and interest on the Bonds, or for the preservation of the rights of the holders of the Bonds (the "Bondholders") under the Bonds for the Bondholders and shall perform jointly the duties and functions of the Commissioned Companies for Bondholders as provided for in the agreement with commissioned companies for bondholders dated January 18, 1996 between KEPCO and the Commissioned Companies for Bondholders, as amended (the "Agreement with Commissioned Companies for Bondholders"), these Conditions of Bonds and the Conditions of Guarantee (except for those provided for therein or herein to be assumed by the Representative Commissioned Company for Bondholders). The legal effect of all provisions relating to the Bonds and the powers and duties of and the exercise and performance thereof by the Commissioned Companies for Bondholders which are contained in the Agreement with Commissioned Companies for Bondholders shall extend for the benefit of the Bondholders. Copies of the Agreement with Commissioned Companies for Bondholders shall be kept at the Head Office of each Commissioned Company for Bondholders and shall be made available for Bondholders' perusal during its business hours.

                                   - Omitted -

(14) All payments of the principal (including premium, if any) of and interest on the Bonds shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, assessments or other charges imposed by the Republic of Korea or any taxing authority thereof or therein. If any such taxes, assessments or other charges shall be imposed, by way of deduction or withholding or otherwise, on any payment of the principal (including premium, if any) of or interest on the Bonds, KEPCO shall pay to the holders of Bonds or interest coupons such additional amounts as may be necessary in order that every net receipt of the principal (including premium, if any) of or interest on the Bonds after deduction or withholding or payment otherwise for or on account of such taxes, assessments or other charges will be the amount of the principal (including premium, if any) or interest that would otherwise have been receivable in respect thereof and, if necessary, shall pay on behalf of the holders of Bonds or interest coupons to the appropriate taxing authority of the Republic of Korea in accordance with the laws of the Republic of Korea, and otherwise indemnify the holders of Bonds or interest coupons for, such taxes, assessments or other charges. KEPCO shall not, however, be liable to pay such additional amounts, or pay or otherwise indemnify as aforesaid, for or on account of such taxes, assessments or other charges, in respect of any Bond or interest coupon the holder of which is subject to such taxes, assessments or other charges by reason of his being connected with the Republic of Korea otherwise than by reason only of his ownership of any Bond or interest coupon, the grant of the Guarantee or the receipt of the principal (including premium, if any) of or interest on any Bonds. The principal (including premium, if any) of and interest on the Bonds, as referred to in these Conditions of Bonds (other than in this Condition 14), shall each be deemed to include the aforesaid additional amounts payable with respect to each of them pursuant to this Condition 14.

                                   - Omitted -

(22) In case KEPCO and KDB shall fail to deliver to the Representative Paying Agent the payment fund covering principal (including premium, if any) of and interest on the Bonds after expiration of fourteen (14) days after the due date, the Commissioned Companies for Bondholders shall without delay give public notice of default in the performance of such obligation. All expenses necessary for the procedures under this Condition 22 shall be borne by KEPCO, failing which KDB.

(23) (a) If KEPCO and KDB shall default in the payment of the principal (including premium, if any) of or interest on the Bonds or KEPCO or KDB shall default in the performance or observance of any other obligation arising from these Conditions of Bonds or the Bonds or any obligation arising from the Conditions of Guarantee; or

      (b) If KEPCO shall default in the payment of principal (including premium, if any) of, or interest on, any External Indebtedness of KEPCO having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds) whether primary obligation or guaranty obligation, heretofore or hereafter incurred by KEPCO ("External Indebtedness" means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic of Korea and which has a final maturity of one year or more from its date of incurrence or issuance), or if KDB shall default in the payment of principal (including premium, if any) of, or interest on, or purchase fund or sinking fund of, any money borrowed having an aggregate principal amount of US$10,000,000 (or the equivalent in any other currency) or more (including issuance of bonds), whether primary obligation or guaranty obligation (excluding the Guarantee), heretofore or hereafter incurred by KDB; or

      (c) If an order of bankruptcy or liquidation is entered against KEPCO or KDB or if KEPCO or KDB has instituted such proceedings (except in case where KEPCO or KDB is liquidated in connection with a merger and the corporation in existence after the merger assumes all the obligations under the Bonds) or has suspended payments, or if KEPCO or KDB shall have taken any action for the purpose of liquidation of KEPCO or KDB; or

      (d) If KDB ceases for any reason whatsoever to be a statutory juridical entity a majority of whose capital is directly or indirectly owned by the Republic of Korea, unless in each case the Republic of Korea or a legal entity duly created and validly existing under the laws of the Republic of Korea assumes the entire obligation of KDB under the Bonds, provided that such legal entity is engaged in substantially the same activities as those presently engaged in by KDB and is controlled by the Republic of Korea to such an extent as is satisfactory to the Commissioned Companies for Bondholders and provided further that the enactment creating such legal entity expressly provides that its net losses in excess of its reserves shall be replenished by the Republic of Korea, and in the judgement of the Commissioned Companies for Bondholders such assumption is not materially prejudicial to the interests of the Bondholders; or

      (e) If a moratorium suspending or otherwise affecting the payment of any present or future primary or guaranty obligation of KEPCO or KDB is declared; or

      (f) If the Guarantee ceases to be, or is claimed by KDB not to be, in full force and effect,

      the Commissioned Companies for Bondholders pursuant to a resolution of a Bondholders' meeting, shall give notice to KEPCO to the effect that if KEPCO fails to perform any such obligation (or in the case of above (c) through (f), such events being remedied) within the period specified in the notice, which period shall not be less than two (2) months, the principal of all the Bonds then outstanding shall be due and payable immediately. If KEPCO and KDB fail to perform such obligation (or such events being remedied) within such period, the principal of all the Bonds then outstanding shall be due and payable immediately together with any accrued interest and premium, if any; whereupon the Commissioned Companies for Bondholders shall without delay give public notice to that effect. All expenses required for the procedure under this Condition 23 shall be borne by KEPCO, failing which KDB.

(24) When the Bondholders holding one tenth (1/10) or more of the aggregate principal amount of the Bonds from time to time outstanding, acting either jointly or individually, make a request therefor in writing accompanied by their Bond certificates (or as to the recorded Bonds, recording receipts of the Bonds) or should the Commissioned Companies for Bondholders deem it necessary, the Commissioned Companies for Bondholders shall convene a Bondholders' meeting by giving at least twenty-one (21) days' prior public notice of the meeting to consider any of the default of KEPCO and/or KDB of performance of obligations specified in Condition 23 or such other matters as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. KEPCO may convene a Bondholders' meeting by giving written notice at least thirty-five (35) days prior to the proposed date of the meeting to the Representative Commissioned Company for Bondholders, whereupon the Commissioned Companies for Bondholders shall give public notice of the meeting at least twenty-one (21) days prior to the date of the meeting to consider any of default of KEPCO and/or KDB of performance of the obligations prescribed in Condition 23 or such other matter as the Commissioned Companies for Bondholders may deem to have a material effect on the interests of the Bondholders. The Representative Commissioned Company for Bondholders shall give written notice of such meeting to KEPCO no later than the time the Commissioned Companies for Bondholders give the above public notice of the meeting. KEPCO may have its representatives attend such meeting and express its opinion. At such meeting, each Bondholder shall have one vote for each Bond held by him; provided, however, that the Bond certificates or recording receipts thereof shall have been submitted to the Representative Commissioned Company for Bondholders at least seven (7) days prior to the date set for such meeting. Resolutions of such meeting shall be adopted by two thirds (2/3) or more of the votes of the Bondholders present at such meeting, which must be attended by the Bondholders holding and having submitted as described above more than one half (1/2) of the aggregate principal amount of the Bonds then outstanding, and such resolutions shall be binding on all the Bondholders whether present or not at such meeting and shall thereupon be carried out by the Commissioned Companies for Bondholders. Any Bondholder who will not be present in person or by proxy at such meeting may exercise his voting rights upon delivery of the document stating the matters prescribed in the above public notice of the meeting to the Representative Commissioned Company for Bondholders. The number of voting rights exercised by such document shall be taken into account for the purpose of calculation of the above quorum and of the number of voting rights represented at such meeting. For the purpose of this Condition 24, the Bonds then held by KEPCO or delivered by KEPCO to the Representative Commissioned Company for Bondholders pursuant to Condition 16 but not yet canceled by the Representative Commissioned Company for Bondholders shall be disregarded and deemed not to be outstanding. All expenses necessary for the procedures under this Condition 24 shall be borne by KEPCO, failing which KDB.

                                   - Omitted -

                                                                     EXHIBIT T


                                                                       Annex l-2

                                  (TRANSLATION)

                             CONDITIONS OF GUARANTEE

These Conditions of Guarantee shall apply to the guarantee by Korea Development Bank ("KDB") of Korea Electric Power Corporation Reverse Dual Currency Japanese Yen/Australian Dollar Bonds - Second Series (1996) (the "Bonds").

1. KDB hereby, unconditionally and irrevocably and jointly and severally with Korea Electric Power Corporation ("KEPCO"), guarantees to the holders of the Bonds (the "Bondholders"), the holders of the coupons (the "Coupons") appertaining thereto (the "Couponholders"), the Commissioned Companies for Bondholders (the "Commissioned Companies for Bondholders") as stated in the Conditions of Bonds, as amended after the issuance of the Bonds (the "Conditions of Bonds"), endorsed on the reverse side of the Bond certificates, the Paying Agents (the "Paying Agents") as stated in the Conditions of Bonds and the Recording Agency (the "Recording Agency") as stated in the Conditions of Bonds the due and punctual payment by KEPCO of principal (including premium, if any) of and interest on the Bonds and all other amounts payable by KEPCO under (i) the Conditions of the Bonds, (ii) the Agreement with Commissioned Companies for Bondholders relating to the Bonds between KEPCO and the Commissioned Companies for Bondholders, as amended after the issuance of the Bonds, (iii) the Paying Agents Agreement relating to the Bonds between KEPCO and the representative of the Paying Agents, as amended after the issuance of the Bonds and (iv) the Recording Agency Agreement relating to the Bonds between KEPCO and the Recording Agency, as amended after the issuance of the Bonds (such principal (including premium, if any), interest and other amounts being hereinafter referred to as the "Guaranteed Amounts") as and when the same shall be due and payable whether at maturity or otherwise. This guarantee is hereinafter referred to as the "Guarantee".

     KDB covenants that KDB shall make due and punctual payment as and when the same shall become due and payable whether at maturity or otherwise to the Bondholders and the Couponholders, and as if such payment were made by KEPCO, irrespective of (a) the validity, legality or enforceability of the obligations of KEPCO under the Bonds or KEPCO's ability to perform such obligations, (b) any change in the corporate existence, structure or ownership of KEPCO, and (c) any other circumstance which might otherwise constitute a discharge of a guarantee or surety.
         The amount so payable to the Bondholders or the Couponholders by KDB shall be such amount as after all deductions or withholding of any nature which KDB shall be in the future compelled to make therefrom will result in the Bondholders or the Couponholders receiving the same amounts in respect of principal of, and interest on, the Bonds or other moneys so payable had such payments been duly made by KEPCO in accordance with the Conditions of Bonds.

     KDB waives any right to require a demand, notice or proceeding first against KEPCO, any right of set-off as against a Bondholder and a Couponholder and protest or notice with respect to the Bond or a Coupon or the indebtedness evidenced thereby.

     If any payment received by any Bondholder or Couponholder pursuant to the Conditions of Bonds shall, on the subsequent bankruptcy, insolvency, reorganization or other such similar events of KEPCO, be avoided or set aside under any laws relating to bankruptcy, insolvency, reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of KDB and the Guarantee shall continue to apply as if such payment had at all times remained owing to KEPCO and KDB shall indemnify the Bondholders and/or Couponholders (as the case may be) in respect thereof.

2. No Bondholder, Couponholder or the Commissioned Companies for Bondholders shall be required to give any notice to or make any demand on KEPCO or to proceed against KEPCO's assets prior to the performance by KDB of its obligations under these Conditions of Guarantee. KDB agrees that KDB's obligations under these Conditions of Guarantee will not be discharged except by complete performance of the obligations set forth in the Conditions of Bonds or these Conditions of Guarantee.

3. KDB agrees that it will not exercise any rights of indemnification or subrogation or any other right relating to the payment of money which it may have under or by virtue of any contract or law against KEPCO as a result of or in relation to the performance of the obligations of KDB in accordance with these Conditions of Guarantee unless and until the Guaranteed Amounts due and unpaid by KDB have been paid in full.

4. KDB will duly observe any of the duties and obligations specified in the Conditions of Bonds as duties and obligations of KDB as if they were set out in full in these Conditions of Guarantee.

5. The Guarantee is direct and unconditional general unsecured obligation of KDB, and rank and will rank PARI PASSU with all other general unsecured obligations of KDB for money borrowed (including obligations to refund deposits but excluding obligations preferred by mandatory provisions of laws), without any preference one above the other by reason of priority of date of creation, currency of payment or otherwise.

     So long as any of the Bonds shall be outstanding, KDB shall not create on any of its present or future assets or revenue any mortgage, pledge or other security to secure any primary obligation or guaranty obligation for money borrowed (including issuance of bonds) heretofore or hereafter incurred by KDB, unless the Bonds shall be secured by such mortgage, pledge or other security equally and ratably with such other obligation so secured, and the instrument or the enactment creating such mortgage, pledge or other security shall expressly so provide except that KDB may create or permit to arise or subsist:

     (a) any encumbrance over promissory notes or other commercial paper discounted or otherwise provided as security to or issued by KDB where such encumbrance is created in favor of The Bank of Korea in the normal operation of its discount facilities or its facilities for the funding of loans by KDB to customers of KDB; or

     (b) any encumbrance over any immovable property owned by KDB as security for the repayment by KDB to a tenant of that property of any key money paid by such tenant to KDB upon taking a tenancy or lease of that property; or

     (c) any statutory liens arising in the ordinary course of KDB's business and not in connection with the borrowing or raising of money; or

     (d) any encumbrance arising from or preference given in connection with prejudgment attachments or temporary injunctions under the Law of Civil Procedure of the Republic of Korea, applicable generally to corporations established under Korean law, by virtue of a failure by KDB to meet an obligation, provided that such encumbrance shall not be permitted to subsist for more than 30 days; or

     (e) any encumbrance over any asset purchased by KDB (or documents of title thereto) or arising in connection with improvements to any assets of KDB as security for the unpaid balance of the purchase price thereof or costs of improvement thereto.

     KDB shall be free of its obligation under this Condition 5 when full redemption of the Bonds can not be made for the reason of failure on the part of Bondholders to claim repayment of Bonds when due.

     Any security to be provided by KDB pursuant to Condition 5 shall be held and exercised by the Commissioned Companies for Bondholders for the benefit of all Bondholders. The Commissioned Companies for Bondholders shall, unless any then applicable Japanese law provides otherwise, be entitled to charge to the Bondholders, in proportion to their holdings, any expenses that may be incurred by the Commissioned Companies for Bondholders in the exercise of the rights of the Bondholders on their behalf and to request the advance payment thereof from them.

6. Any change, modification or amendment of the Conditions of Bonds with a consent of KDB shall not affect the obligations of KDB under the Guarantee. KDB shall not cover any change, modification or amendment to the terms of the Conditions of Bonds after the entry into force of the Guarantee without KDB's written consent, if such change, modification or amendment would: (i) increase the principal amount of, or interest rate on, the Bonds or (ii) change the currency of payment with respect to any Conditions of Bonds or
     (iii) change the stated maturity thereof or (iv) provide for new Events of Default or (v) give rise to any other change in the terms of a Conditions of Bonds that would materially increase the obligations or liability of the KDB.

7. Except as to the authorization relating to the giving of the Guarantee and matters concerning the creation, validity and enforcement of security provided in Condition 5 of these Conditions of Guarantee, the Guarantee and all the rights and obligations of all the parties with respect thereto, including the Bondholders, shall in all respects be governed by the applicable laws of Japan.

8. Except as otherwise provided in these Conditions of Guarantee, the place of performance of obligations pertaining to the Guarantee is Tokyo, Japan.

9. Any legal action against KDB relating to the Guarantee and these Conditions of Guarantee may be brought in the Tokyo District Court, to the jurisdiction of which KDB hereby agrees to submit. Any such action may also be brought in any competent court of jurisdiction in the Republic of Korea.

     To the extent that KDB is legally able to do so, KDB hereby irrevocably waives any sovereign immunity in relation to any such action. If such advance waiver is not given effect under the applicable laws, KDB will submit to such jurisdiction, requesting the court that such jurisdiction be exercised.

     Solely for the purpose of accepting service of process in connection with any action brought in the Tokyo District Court, KDB hereby designates its Tokyo Branch in Tokyo, Japan as the address, and hereby appoints the General Manager from time to time of KDB at the aforesaid Branch as the person, to accept such service of process. If KDB shall cease to have its Tokyo Branch, it shall appoint such other person in Tokyo, Japan to accept service of process as the Commissioned Companies for Bondholders may approve and shall give public notice to that effect. So long as any of the Bonds or coupons remains outstanding, KDB shall take any and all actions that may be necessary to effect and continue such designation and appointment in full force and effect. Nothing in this Condition 9 shall affect the right of the Bondholders to institute any legal action against KDB in any court of competent jurisdiction under applicable laws or to serve process and other judicial documents in any manner otherwise permitted by law.

10. In the event of a judgement or order being rendered or issued by any court for the payment of any amount payable under these Conditions of Guarantee, and such judgement or order being expressed in a currency other than (in the case of principal (including premium, if any)) Japanese yen or Australian dollars (in the case of interest), KDB shall pay to the Bondholders and the Couponholders the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which any amount expressed in Japanese yen or Australian dollars (as the case may be) is (or is to be treated as) converted for the purposes of any such judgement or order and (ii) the date or dates of discharge of such judgement or order (or part thereof). The above undertaking shall constitute a separate and independent obligation of KDB from its other obligations, shall give rise to a separate and independent cause of action against KDB, shall apply irrespective of any indulgence granted by any Bondholder or Couponholder from time to time and shall continue in full force and effect notwithstanding any judgement or order.